UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NDS GROUP PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

(1)	Title of each class of securities to which transaction applies:

Series A ordinary shares of NDS Group plc; Series B ordinary shares of NDS Group plc

(2)	Aggregate number of securities to which transaction applies:

18,801,892 Series A ordinary shares (including Series A ordinary shares issuable in respect of options to purchase 2,287,773 Series A ordinary shares and Long-Term Investment Plan awards over 250,549 Series A ordinary shares); 28,003,679 Series B ordinary shares.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$63.00 per share of Series A ordinary shares; $63.00 per share of Series B ordinary shares

(4)	Proposed maximum aggregate value of transaction:

$2,948,751,000

(5)	Total fee paid:

$115,885.91

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A
(2)	Form, Schedule or Registration Statement No.: N/A
(3)	Filing Party: N/A
(4)	Date Filed: N/A

NDS GROUP PLC

ONE HEATHROW BOULEVARD, 286 BATH ROAD

WEST DRAYTON, MIDDLESEX UB7 0DQ, ENGLAND, U.K.

[Insert date], 2008

To Shareholders and ADS holders

Dear Shareholder and/or ADS holder:

As announced on August 14, 2008, it is proposed that NDS Group plc (the “Company”) become a privately-owned company, owned 51 percent by Nuclobel Lux 1 S.àr.l. and Nuclobel Lux 2 S.àr.l. (together the “Bidcos”), two newly incorporated companies formed by funds advised by Permira Advisers LLP, and 49 percent by News Corporation through its indirect wholly-owned subsidiary NDS Holdco, Inc. (in each case subject to dilution arising as a result of the subscription for shares in the capital of the Company by certain members of the Company’s management), by means of (1) cancelling all of the outstanding Series A ordinary shares, par value $0.01 per share, (including shares represented by the American Depositary Shares of the Company) in exchange for consideration of $63.00 per Series A ordinary share in cash, (2) cancelling approximately 67 percent of the Series B ordinary shares held by NDS Holdco, Inc. for consideration of $63.00 per Series B ordinary share to be paid in a combination of cash and a note issued by the Company, and then (3) issuing to the Bidcos new Series B ordinary shares, par value $0.01 per share, representing 51 percent of the Company’s then outstanding Series B ordinary shares (collectively the “Proposed Transactions”). If the Proposed Transactions are completed, you will be entitled to receive $63.00 in cash for each share of the Company’s Series A ordinary shares or American Depositary Shares of the Company that you own.

The Proposed Transactions will be effected by means of a scheme of arrangement under Part 26 of the Companies Act 2006 of England and Wales (the “Scheme”), further details of which are set out in the proxy statement which follows this letter.

Approval of the Scheme requires two shareholder meetings and the sanction of the High Court of Justice in England and Wales (the “English High Court”). The first shareholder meeting, which is convened by the English High Court, will be held at [insert time] (London time) on [insert date], 2008, at [insert location]. At this meeting, which we refer to as the Court Meeting, you will be asked to consider and vote upon the Scheme. The second shareholder meeting, which we refer to as the Extraordinary General Meeting, will be held at [insert time] (London time) on [insert date], 2008, at [insert location]. At the Extraordinary General Meeting, you will be asked to consider and vote upon the additional resolutions required to implement the Scheme. Following approval of the relevant resolutions by the requisite majorities at the Court Meeting and the Extraordinary General Meeting and prior to the effectiveness of the Scheme, the Scheme must be sanctioned by the English High Court. Further details regarding the Court Meeting, the Extraordinary General Meeting and the English High Court’s sanctioning process are set out in the proxy statement that follows this letter.

Enclosed with the proxy statement are two proxies that are solicited on behalf of the Company. The pink form of proxy is for use at the Court Meeting or at any adjournments or postponements of the Court Meeting. The blue form of proxy is for use at the Extraordinary General Meeting or at any adjournments or postponements of the Extraordinary General Meeting.

On March 17, 2008, our board of directors formed an Independent Committee consisting of our independent directors, Messrs. Roger W. Einiger, Nathan Gantcher and Peter J. Powers, to, among other things, consider the value and fairness of the Proposed Transactions and to (1) consider whether to authorize the Company to enter into the implementation agreement and the other agreements in connection with the Proposed Transactions and

(2) make a recommendation to the holders of the Company’s Series A ordinary shares with respect to the Scheme and the resolutions necessary to implement the Scheme. The Independent Committee has unanimously determined that the Proposed Transactions are substantively and procedurally fair and reasonable to the holders of the Company’s Series A ordinary shares (other than News Corporation, NDS Holdco, the Bidcos and their respective affiliates). Our Independent Committee recommends to the holders of our Series A ordinary shares that they vote “FOR” approval of the Scheme and “FOR” approval of the additional resolutions required to implement the Scheme.

In arriving at its recommendation, the Independent Committee carefully considered a number of factors that are described in the accompanying proxy statement. You should read these factors, as well as all of the other information contained in the attached document, in their entirety.

Your vote is very important. The Proposed Transactions cannot be completed unless the Scheme is approved at the Court Meeting and the additional resolutions necessary to implement the Scheme are approved at the Extraordinary General Meeting.

IN ORDER THAT THE ENGLISH HIGH COURT CAN BE SATISFIED THAT VOTES CAST CONSTITUTE A FAIR REPRESENTATION OF THE VIEWS OF THE HOLDERS OF THE SCHEME SHARES, IT IS IMPORTANT THAT AS MANY VOTES AS POSSIBLE ARE CAST AT THE COURT MEETING.

If you do not expect to attend the meetings in person, it is important that your shares be represented. Please use the enclosed proxy cards to vote on the matters to be considered at the meetings, sign and date the proxy cards and mail them promptly in the enclosed envelope, which requires no postage if mailed in the United Kingdom. You may also vote via the internet as indicated on the proxy card instructions. You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person. If your shares are held in “street name,” you should instruct your broker how to vote in accordance with your voting instruction form. If you hold American Depositary Shares of the Company, you should instruct The Bank of New York Mellon as depositary (the “Depositary”) how to vote in accordance with the depositary notice sent to you by the Depositary. If your shares are held in “street name” or you hold American Depositary Shares, you are not entitled to attend the meetings in person.

The attached proxy statement explains the Proposed Transactions, provides specific information concerning the Court Meeting and the Extraordinary General Meeting and includes the implementation agreement relating to the Scheme as Appendix C. I urge you to read the proxy statement and implementation agreement carefully.

Sincerely,

Abraham Peled

Chairman of the Board and Chief Executive Officer

West Drayton, England

[Insert date], 2008

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Proposed Transactions, passed upon the merits or fairness of the Proposed Transactions or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

The attached proxy statement is dated [insert date], 2008 and is first being mailed to shareholders of the Company on or about [insert date], 2008.

NDS GROUP PLC

ONE HEATHROW BOULEVARD, 286 BATH ROAD

WEST DRAYTON, MIDDLESEX UB7 0DQ, ENGLAND U.K.

NOTICE OF COURT MEETING

TO BE HELD ON [INSERT DATE], 2008

IN THE HIGH COURT OF JUSTICE CHANCERY DIVISION COMPANIES COURT MR. REGISTRAR	No. [ ] of 2008

IN THE MATTER OF NDS GROUP PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

NOTICE IS HEREBY GIVEN that, by an Order dated [insert date], 2008 made in the above matters, the Court has directed a Meeting to be convened of the holders of the Scheme Shares (as defined in the Scheme of Arrangement hereinafter referred to) for the purpose of considering and, if thought fit, approving (with or without modification) a Scheme of Arrangement proposed to be made between NDS Group plc (the “Company”) and the said holders of Scheme Shares and that such Meeting be held at [insert time] a.m. on [insert date], 2008 at [insert address] at which place and time all the said holders of the Scheme Shares are requested to attend.

A copy of the said Scheme of Arrangement and a copy of the Statement required to be furnished pursuant to Part 26 of the above-mentioned Act are incorporated in the document of which this Notice forms part.

THE SAID SHAREHOLDERS MAY VOTE IN PERSON AT THE SAID MEETING OR THEY MAY APPOINT ANOTHER PERSON, WHETHER A MEMBER OF THE COMPANY OR NOT, AS THEIR PROXY TO ATTEND AND VOTE IN THEIR STEAD.

A pink form of proxy for use at the Meeting is enclosed herewith.

In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Members of the Company in respect of the joint holding.

It is requested that forms appointing proxies be lodged with the Company’s Registrar, Equiniti Limited, not less than 48 hours before the time appointed for the said Meeting, but if forms are not so lodged they may be handed to the Chairman at the Meeting.

Entitlement to attend and vote at the Meeting and the number of votes that may be cast at such Meeting will be determined by reference to the register of members of the Company at 6:00 pm on the day that is two days immediately before the day immediately before the Meeting or any adjourned Meeting (as the case may be). Changes to entries in the register of members after that time will be disregarded in determining the rights of any person to attend and vote at the Meeting.

By the said Order the Court has appointed Mr. [            ], or failing him, Mr. [            ], or failing him, Mr. [            ], or failing him, Mr. [            ] to act as Chairman of the said Meeting and has directed the Chairman to report the result thereof to the Court.

The said Scheme of Arrangement will be subject to the subsequent approval of the Court.

Weil, Gotshal & Manges

One South Place

London, EC2M 2WG, England

[Insert date], 2008

NDS GROUP PLC

ONE HEATHROW BOULEVARD, 286 BATH ROAD

WEST DRAYTON, MIDDLESEX UB7 0DQ, ENGLAND U.K.

NOTICE OF EXTRAORDINARY GENERAL MEETING

TO BE HELD ON [INSERT DATE], 2008

To the shareholders of NDS Group plc:

Notice is hereby given that an Extraordinary General Meeting of NDS Group plc, a company organized under the laws of England and Wales (the “Company”), to be held on [insert date], 2008, at [insert time] local time at [insert location] (or as soon thereafter as the Court Meeting (as such term is defined in the document of which this Notice of Meeting forms part) shall have concluded or been adjourned) for the purpose of considering and, if thought fit, passing the following resolution that will be proposed as a special resolution:

SPECIAL RESOLUTION

THAT:

1. the scheme of arrangement dated [insert date], 2008 (the “Scheme”) between the Company and the holders of the Scheme Shares (as defined in the Scheme) (a copy of which Scheme is set out in the document of which this Notice of Meeting forms part and which for the purpose of identification has been signed by the Chairman of this Meeting), be hereby approved;

2. subject to the Scheme being duly approved by the said holders of the Scheme Shares:

[To come]

By order of the Board of Directors,

Abraham Peled

Chairman of the Board and Chief Executive Officer

West Drayton, England

[Insert date], 2008

YOUR VOTE IS IMPORTANT

Even if you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed blue proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United Kingdom. You may also vote via the internet as indicated on the proxy card instructions. You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person.

NOTES:

1.	A member entitled to vote at the Meeting convened by the Notice set out above is entitled to appoint one or more proxies to attend, speak and/or vote in his place. If you wish to appoint more than one proxy, each proxy must exercise rights attached to different shares. More than one proxy cannot exercise rights attached to the same share(s). A proxy need not be a member of the Company.

2.	You may indicate to your proxy how to vote on any resolution. If you do not do so your proxy will vote or abstain from voting at their discretion.

3.	In the case of joint holders, where more than one of the joint holders purports to appoint a proxy, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Company’s register of members in respect of the joint holding (the first named being the most senior).

4.	Completion and return of the form of proxy will not preclude you from attending and voting in person at the meeting. If you have appointed a proxy and attend the meeting in person your proxy appointment will automatically be terminated.

5.	To appoint one or more proxies, the document appointing the proxy/proxies and any authority under which it is executed (or a notarially certified copy of such authority) must be deposited at the registrar’s office not less than 48 hours before the time for holding the meeting. A form of proxy is enclosed with this notice.

6.	As an alternative to completing the hard-copy proxy form, you can appoint a proxy electronically by [to come]. For an electronic proxy appointment to be valid, your appointment must be received by the Company no later than [date and time].

Proxy Statement

i

ii

Appendix A	Scheme Document*	A-1

Appendix B	Opinion of Citigroup Global Markets Limited	B-1

Appendix C	Implementation Agreement, dated as of August 14, 2008, by and between Nuclobel Lux 1 S.àr.l., Nuclobel Lux 2 S.àr.l., NDS Group plc., News Corporation, NDS Holdco, Inc. and NDS Finance Ltd	C-1

Appendix D	Form of Proxy Card – Court Meeting	D-3

Appendix E	Form of Proxy Card – Extraordinary General Meeting	E-3

*	To be filed by amendment.

iii

NDS GROUP PLC

PROXY STATEMENT

Summary Term Sheet

This Summary Term Sheet together with “Certain Questions and Answers About the Scheme,” summarizes the material information in the proxy statement about the Proposed Transactions (as defined herein) and the proposed scheme of arrangement (the “Scheme”) under Part 26 of the Companies Act 2006 of England and Wales (the “UK Companies Act”) and may not contain all of the information that is important to you. You are urged to read this entire proxy statement carefully, including the appendices. In addition, we incorporate by reference important business and financial information about us into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where Shareholders Can Find More Information.” In this proxy statement, the terms “we,” “us,” “our,” “NDS” and the “Company” refer to NDS Group plc. We refer to NDS Holdco, Inc. as “NDS Holdco.” We refer to NDS Finance, Ltd. as “NDS Finance.” We refer to Nuclobel Lux 1 S.àr.l. as “Bidco 1.” We refer to Nuclobel Lux 2 S.àr.l. as “Bidco 2” (and together with Bidco 1, the “Bidcos”). We refer to the members of management of the Company who will purchase an equity interest in NDS immediately after the Scheme becomes effective, as the “Management Investors.” We refer to the holders of NDS Series A ordinary shares, including those in the form of ADSs (other than NDS Holdco, the Bidcos and their respective affiliates, none of which hold any such shares), as the “unaffiliated NDS shareholders.” We refer to the implementation agreement, dated August 14, 2008, among the Bidcos, NDS, News Corporation, NDS Holdco and NDS Finance as the “implementation agreement.” We refer to the stockholders agreement, to be entered into upon the consummation of the Proposed Transactions (defined below), among the Bidcos, NDS, News Corporation, NDS Holdco, the Management Investors and the other shareholders of NDS as the “stockholders agreement.” Other terms defined in this Summary Term Sheet are used throughout this entire proxy statement.

• Purpose of Shareholder Vote	You are being asked to consider and vote upon (1) proposals to effect the Scheme pursuant to which the Company would become a privately-owned company, owned 51 percent by the Bidcos and 49 percent by NDS Holdco (subject to dilution arising as a result of the Management Investors’ subscription for shares in the capital of the Company) and (2) additional resolutions necessary to implement the Scheme.

• Scheme Consideration

Pursuant to the Scheme (1) all of the outstanding Series A ordinary shares, par value $0.01 per share (the “A ordinary shares”), including shares represented by the American Depositary Shares (the “ADSs”) of the Company that are traded on The NASDAQ Global Market (“NASDAQ”) and are evidenced by American Depositary Receipts (the “ADRs”) issued by the Bank of New York Mellon as Depositary (the “Depositary”) under a Deposit Agreement dated November 26, 1999, among the Company, the Depositary and the registered owners and beneficial owners of the ADRs (the “Deposit Agreement”) will be cancelled (the “A Share Reduction”) in exchange, for consideration of $63.00 per A ordinary share in cash (the “A Share Consideration”), (2) approximately 67 percent of the Series B ordinary shares, par value $0.01 per share (the “B ordinary shares,” and together with the A ordinary shares, the “ordinary shares”), held by NDS Holdco will be cancelled for consideration of $63.00 per B ordinary share (the “B Share Reduction”), resulting in an aggregate cash payment to News Corporation of approximately $1.522 billion and the issuance of a vendor loan note from NDS to NDS Holdco in the amount of $242 million, and then (3) new B ordinary shares in the capital of the Company representing 51 percent of the Company’s then outstanding ordinary shares will be issued to the Bidcos (collectively the “Proposed Transactions”). For more information, see “The Meetings” beginning on page 54.

• Parties Involved in the Scheme	NDS is a company incorporated under the laws of England and Wales and registered in England and Wales under number 1950497. News Corporation is a Delaware corporation. NDS Holdco is a Delaware corporation. The Bidcos are limited liability companies (société à responsabilité limitée) incorporated in Luxembourg that were recently formed solely for the purpose of effecting the Proposed Transactions. The Bidcos have not engaged in any business except in furtherance of this purpose. Bidco 1 is a wholly-owned subsidiary of Nuclobel Topco 1 S.àr.l., a limited liability company (société à responsabilité limitée) incorporated in Luxembourg, which is owned by funds advised by Permira Advisers LLP. Bidco 2 is a wholly-owned subsidiary of Nuclobel Topco 2 S.àr.l., a limited liability company (société à responsabilité limitée) incorporated in Luxembourg, which is owned by funds advised by Permira Advisers LLP. For more information, see “Parties to the Proposed Transactions” beginning on page 21 and “Information Concerning NDS, News Corporation, NDS Holdco and the Bidcos” beginning on page 109.

• Effect of the Scheme on Our Capital Stock and Outstanding Options	The Company has two classes of ordinary shares authorized and outstanding, the A ordinary shares and B ordinary shares, and one class of deferred shares, par value £1 per share (the “Deferred Shares”) authorized and outstanding. If the Scheme becomes effective:

•

the capital of the Company will be reduced by the cancellation of all of the issued and outstanding Deferred Shares and A ordinary shares and the cancellation of approximately 67 percent of the B ordinary shares held by NDS Holdco;

•

the capital of the Company will be increased (after giving effect to the cancellation of B ordinary shares referred to above) by the issuance to the Bidcos of new B ordinary shares representing 51 percent of the Company’s B ordinary shares outstanding after the cancellation of B ordinary shares referred to above, the issuance of B ordinary shares to the Management Investors (such shares to dilute NDS Holdco and the Bidcos pro rata) and the issuance of new hurdle shares par value $0.01 per share (the “Hurdle Shares”) and stock options to the Management Investors;

•	all outstanding unvested options under the NDS option schemes will vest and become exercisable;

•	all outstanding awards under the NDS Long-Term Incentive Plan will vest in full; and

•	each Deferred Share, which is outstanding immediately prior to the date on which the Scheme becomes effective will be cancelled for no consideration.

Upon the effectiveness of the Scheme, the Company’s shareholders, other than NDS Holdco and certain Company employees, will no longer have an equity interest in the Company, the ADSs will no longer be listed on the NASDAQ, and the registration of the A ordinary shares under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated. For more information, see “Special Factors—Certain Effects of the Proposed Transactions” beginning on page 24.

• Meetings	Holders of A ordinary shares will vote on the Proposed Transactions at a meeting (the “Court Meeting”) convened by the High Court of Justice in England and Wales (the “English High Court”) and at an Extraordinary General Meeting of the Company (the “Extraordinary General Meeting” and together with the Court Meeting, the “Meetings”) to be held, respectively, at [insert time] (London time) and at [insert time] (London time) on [ ], 2008 at [insert address]. For more information, see “The Meetings” beginning on page 54.

• Scheme Stages	Procedurally, the Scheme can be divided into four stages: (1) applying to the English High Court for an order directing the Court Meeting to be held; (2) holding the Court Meeting to consider and approve the Scheme by the requisite majority and holding the Extraordinary General Meeting (described below) to consider and approve, by the requisite majority, the additional resolutions necessary to implement the Scheme; (3) applying to the English High Court for the Scheme to be sanctioned; and (4) delivering copies of the orders of the English High Court sanctioning the Scheme to the Registrar of Companies in England and Wales and the registration of such court orders and the minutes of the reduction of share capital attached thereto by the Registrar of Companies in England and Wales. For more information, see “The Proposed Transactions—Scheme Stages” beginning on page 69.

• Court Hearings

The third stage of the Scheme involves filing a petition with the English High Court together with supporting affidavits proving service of the notice of the Court Meeting and verifying the report as to the result of the Court Meeting. Once the relevant court officers have determined that all documentation is in order, the petition will be scheduled for two court hearings (together the “Court Hearings”). At the first court hearing, which will take place at [            ] on [            ], 2008, (the “First Court Hearing”) the English High Court will be requested to sanction (1) the re-registration of the Company as a private company, (2) certain amendments to the Company’s Articles of Association, and (3) the cancellation of the Deferred Shares (the “First Court Order”). Each of these elements of the Scheme will only become effective upon the delivery to the Registrar of Companies in England and Wales of a copy of the First Court Order. The second court hearing (the “Second Court Hearing”) will be held to sanction those elements of the Scheme not already sanctioned by the English High Court pursuant to the First Court Hearing. At the Second Court Hearing, the English High Court will be requested to sanction, among other things, both the A Share Reduction and the B Share Reduction (the “Second Court Order” and, together with the First Court Order, the “Court Orders”).

• Applicability of City Code on Takeovers and Mergers	The U.K. Panel on Takeovers and Mergers has confirmed that the City Code on Takeovers and Mergers (the “City Code”) will not apply to any transaction involving NDS because the place of central management and control of NDS for the purposes of the City Code is located outside of the United Kingdom, Isle of Man and the Channel Islands. Notwithstanding this ruling, News Corporation, NDS, NDS Holdco and the Bidcos have agreed, subject to the terms of the implementation agreement, to comply with certain specified provisions of the City Code.

• Voting Record Time	Entitlement to attend and vote at each of the Meetings and the number of votes that may be cast at such Meetings will be determined by reference to the register of members of NDS at 6:00 p.m. (London time) on the day that is two days immediately prior to each of the Meetings (or two days prior to any adjournments thereof) as the case may be (the “Voting Record Time”). Changes to entries on the register of members after that time will be disregarded in determining the rights of any person to attend and vote at the Meetings, or at any adjournments thereof. For more information, see “The Meetings” beginning on page 54.

• Scheme Shares	If the Scheme becomes effective, it will be binding upon all of the holders of “Scheme Shares,” which, for purposes of this proxy statement, means only the A ordinary shares, including those in the form of ADSs, in issue on the date of the Scheme Document attached as Appendix A to this proxy statement, together with any further A ordinary shares (if any):

•	issued after the date of the Scheme Document and prior to the Voting Record Time; and

•

issued on or after the Voting Record Time and prior to 6:00 p.m. (London time) on the day that is two days immediately prior to the date of the Second Court Hearing either on terms providing that the original or any subsequent holder thereof shall be bound by the Scheme or where the holder thereof shall have agreed in writing to be bound by the Scheme.

• Voting Information for Holders of NDS stock	Enclosed with this proxy statement are two proxies that are solicited on behalf of the Company. The pink form of proxy is for use at the Court Meeting (or at any adjournments or postponements of the Court Meeting) where you will be asked to consider and vote upon the Scheme. The blue form of proxy is for use at the Extraordinary General Meeting (or at any adjournments or postponements of the Extraordinary General Meeting) where you will be asked to consider and vote upon the additional resolutions required to implement the Scheme.

Before voting your shares of NDS stock, we encourage you to read this proxy statement, the Scheme Document attached as Appendix A to this proxy statement and the other appendices, each in their entirety, and carefully consider how the Proposed Transactions would affect you. Then mail your completed, dated and signed proxy cards in the enclosed return envelope, which requires no postage if mailed in the United Kingdom, as soon as possible so that your shares can be voted at the Meetings. You may also vote via the internet as indicated on the proxy card instructions. For more information on how to vote your shares, see “The Meetings—Voting Record Time and Voting Information” beginning on page 56.

• Voting Information for Holders of ADSs	Holders of ADSs will be entitled to direct the Depositary to vote on the Scheme pursuant to the terms of the Deposit Agreement. Holders of ADSs who wish to attend the Court Meeting or the Extraordinary General Meeting should take steps to present their ADSs to the Depositary for cancellation, as such steps are described in the Depositary Notice (as defined below), so that they become registered holders of A ordinary shares prior to the Voting Record Time. For more information on how to vote your A ordinary shares, see “The Meetings—Voting Record Time and Voting Information” beginning on page 56.

• Shareholder and Court Approvals Required	Approval of the Scheme requires:

•

the approval at the Court Meeting of a majority in number of the holders of the Scheme Shares representing 75 percent or more in value of the Scheme Shares present and voting, whether in person or by proxy; and

•	the approval of the additional resolutions necessary to implement the Scheme at the Extraordinary General Meeting.

NDS Holdco, as the sole owner of B ordinary shares, is not entitled to vote at the Court Meeting, but will undertake to the English High Court to consent to the Scheme and to be bound by its terms.

At the Extraordinary General Meeting, it is necessary for the additional resolutions to be approved by not less than 75 percent of votes cast by the Scheme Shareholders and the holders of the B ordinary shares in issue as at the Voting Record Time, voting together as a single class. NDS Holdco, which owns all of the B ordinary shares (representing approximately 72 percent of the issued ordinary shares and approximately 96 percent of the voting power of the ordinary shares) has undertaken that it will vote in favor of the resolutions to be proposed at the Extraordinary General Meeting. Consequently, an affirmative vote by NDS Holdco will assure that the additional resolutions are approved at the Extraordinary General Meeting.

In addition to the voting requirements outlined above, the Scheme must be sanctioned by the English High Court.

Due to the fact that effectiveness of the Scheme is subject to approval by a majority in number of the Scheme Shareholders voting at the Court Meeting, prior to the Court Meeting the Depositary may distribute a portion of the A ordinary shares underlying ADSs (in a manner intended, to the extent reasonably practicable, to be reflective of the voting instructions received with respect to such ADSs) to a number of additional custodians such that the Depositary and those additional custodians, taken together, may constitute a majority in number of the Scheme Shareholders voting at the Court Meeting.

No A ordinary shares or ADSs held by the Management Investors will be included in the tabulation of votes at the Court Meeting. Rather, the A ordinary shares represented by the ADSs held by the Management Investors will be transferred from the Depositary to another nominee designated by the Management Investors, and the Management Investors will separately undertake to consent to the Scheme and to be bound by its terms.

For more information, see “The Meetings” beginning on page 54.

• Effective Date	If the Scheme is approved by the requisite vote of shareholders and the other Conditions (as set forth below) to the Scheme are satisfied, or waived to the extent permitted pursuant to the implementation agreement, the Scheme will be consummated and become effective upon the Second Court Order (defined in “The Proposed Transactions—Scheme Stages” beginning on page 69) being delivered to the Registrar of Companies in England and Wales and the Second Court Order and the minutes of the reduction of share capital attached thereto being registered by the Registrar of Companies in England and Wales (the date on which this occurs, the “Effective Date”). For more information, see “The Proposed Transactions—Effective Date of Scheme” beginning on page 71.

• Independent Committee Recommendation

Our Board of Directors (the “Board”) formed a committee consisting of our independent directors, Messrs. Roger W. Einiger, Nathan Gantcher and Peter J. Powers (the “Independent Committee”), which (1) considered the terms of the Proposed Transactions to be substantively and procedurally fair and reasonable to the unaffiliated NDS shareholders, (2) approved the Proposed Transactions and the Company entering into the implementation agreement and certain other agreements in connection with the Proposed Transactions and (3) recommended to the unaffiliated NDS shareholders that the Scheme, and the additional resolutions necessary to implement the Scheme, be approved at the Court Meeting and the Extraordinary General Meeting, respectively. Accordingly, the members of the Independent Committee unanimously recommend that the unaffiliated

NDS shareholders vote in favor of the Scheme at the Court Meeting and in favor of the resolutions required to effect the Scheme at the Extraordinary General Meeting. For more information, see “Special Factors—Recommendation of the Independent Committee; Fairness of the Proposed Transactions” beginning on page 37.

• Opinion of Citigroup Global Markets Limited	Citigroup Global Markets Limited (“Citi”), the financial advisor to the Independent Committee, rendered a written opinion, dated August 12, 2008, to the Independent Committee as to the fairness, from a financial point of view and as of the date of the opinion, of the $63.00 per share in cash to be received by the holders of A ordinary shares, including those in the form of ADSs, pursuant to the Proposed Transactions. (None of NDS Holdco, the Bidcos or any of their respective affiliates hold A ordinary shares, including those in the form of ADSs.) The full text of Citi’s written opinion is attached to this proxy statement as Appendix B and is incorporated by reference into this proxy statement. We encourage you to read the opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and limitations on the review undertaken. For a more complete description of Citi’s opinion and review undertaken in connection with this opinion, see “Special Factors—Opinion of Citigroup Global Markets Limited” beginning on page 45.

Citi’s opinion was provided to the Independent Committee in connection with the Independent Committee’s evaluation of the Proposed Transactions from a financial point of view and does not address any terms or other aspects or implications of the Proposed Transactions other than the $63.00 per share in cash to be paid to the holders of A ordinary shares pursuant to the Proposed Transactions, or any aspects or implications of any other agreement, arrangement, or understanding entered into in connection with the Proposed Transactions or otherwise. Citi’s opinion is not intended to be, and does not constitute, a recommendation to any shareholder as to how such shareholder should vote or act in matters relating to the Proposed Transactions.

Pursuant to an engagement letter between us and Citi, dated August 1, 2008, we have agreed to pay Citi for its financial advisory services in connection with the Proposed Transactions an engagement fee of $3 million, which is not contingent upon the consummation of the Proposed Transactions. Citi may also receive an additional fee of up to $1 million entirely at NDS’s discretion. Subject to certain limitations, we have also agreed to reimburse Citi for all reasonable travel and other expenses (plus any applicable value-added tax) incurred by Citi in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Citi and related persons against liabilities, including liabilities under federal securities laws, arising out of its engagement.

• The Position of News Corporation and NDS Holdco as to the Fairness of the Proposed Transactions	Each of News Corporation and NDS Holdco believes the Proposed Transactions are substantively and procedurally fair to the unaffiliated NDS shareholders. Their belief is based upon their knowledge and analysis of available information regarding NDS, as well as the factors discussed in the section entitled “Special Factors—Position of News Corporation and NDS Holdco as to the Fairness of the Proposed Transactions” beginning on page 38. However, neither News Corporation nor NDS Holdco has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Proposed Transactions to the unaffiliated NDS shareholders.

• The Position of the Bidcos as to the Fairness of the Proposed Transactions	Each of the Bidcos believes the Proposed Transactions are substantively and procedurally fair to the unaffiliated NDS shareholders. Their belief is based upon their knowledge and analysis of available information regarding NDS, as well as the factors discussed in the section entitled “Special Factors—Position of the Bidcos as to the Fairness of the Proposed Transactions” beginning on page 41. However, neither of the Bidcos has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Proposed Transactions to the unaffiliated NDS shareholders.

• Interests of Our Directors and Executive Officers in the Scheme

In considering the recommendation of the Independent Committee with respect to the Proposed Transactions, the unaffiliated NDS shareholders should be aware that certain executive officers and directors of NDS have interests in the Proposed Transactions that may be different from, or in addition to, the interests of the unaffiliated NDS shareholders generally, including:

•

all outstanding unvested options under the NDS option schemes will vest and become exercisable and all outstanding awards under the NDS Long-Term Incentive Plan will vest in full, including those awards held by executive officers and directors of NDS;

•	certain members of NDS senior management will be able to subscribe for equity interests in the Company following the consummation of the Scheme; and

•

indemnification of NDS directors and officers will continue following consummation of the Scheme, and News Corporation has agreed to use its best endeavors to maintain a directors’ and officers’ liability insurance policy with respect to claims arising prior to the consummation of the Scheme.

For more information about these arrangements, see “Special Factors—Certain Effects of the Proposed Transactions” beginning on page 24 and “Interests of Certain Persons in the Proposed Transactions” beginning on page 59.

The Independent Committee was aware of these interests and considered them, among other matters, in making its recommendation.

• Financing	NDS estimates that the total amount of funds required to complete the Proposed Transactions, including any amounts necessary to pay fees and expenses associated with the Proposed Transactions is $3.246 billion. The following arrangements are in place to provide the necessary financing to complete the Proposed Transactions, including the payment of related transaction costs, charges, fees and expenses: (1) $724.9 million of cash on hand and cash equivalents of NDS and its subsidiaries (the “NDS Group”); (2) equity contributions by the Bidcos of approximately $917.8 million in the aggregate, pursuant to an equity commitment letter; (3) senior secured credit facilities for up to $1.04 billion (comprising term loans of up to $890 million and a revolving facility of $150 million) and a mezzanine secured credit facility for up to $385 million; and (4) a $242 million vendor loan note to be issued to NDS Holdco. For more information see “The Proposed Transactions—Financing” beginning on page 73. The obligations of NDS, News Corporation, NDS Holdco and the Bidcos to consummate the Scheme are subject to, among other things, receipt of intercompany dividends, financed in part by draw downs under the Debt Facilities (defined on page 75) and the availability to NDS of sufficient distributable profits and not less than $724.9 million in cash from internally generated funds to enable it to pay all amounts payable by it in connection with the Scheme. For more information, see “The Proposed Transactions—Conditions” beginning on page 80.

• Certain Material U.S. Federal Income Tax Consequences to U.S. Holders	For U.S. Holders (defined on page 85), the receipt of cash pursuant to the Scheme generally should be treated, for United States federal income tax purposes, as a taxable disposition by such U.S. Holders of their A ordinary shares (or A ordinary shares represented by ADSs). See “Certain Material U.S. Federal Income Tax Consequences” beginning on page 84 for a more detailed description of the tax consequences to U.S. Holders. If you are in any doubt about your taxation position, you should consult your professional tax advisor.

• Certain Material U.K. Tax Consequences	For U.K. Holders (defined on page 86) the cash received on cancellation of A ordinary shares should be treated under U.K. tax law as a taxable disposition by such U.K. Holders of their A ordinary shares (or A ordinary shares represented by ADSs), which depending on their personal circumstances may give rise to a taxable chargeable gain or an allowable loss. The cash attributable to the dividend received by holders of A ordinary shares will be taxed as income. See the section entitled “Certain Material U.K. Tax Consequences” beginning on page 86 for a more detailed description of the tax consequences for U.K. Holders. If you are in any doubt about your taxation position, you should consult your professional adviser.

• Limitations on Solicitation of Other Offers	While the Scheme is pending, each of NDS and News Corporation has agreed, among other things, not to, and to cause its respective subsidiaries and their respective advisers and representatives not to, (1) solicit, initiate, recommend, facilitate or encourage, (2) participate in, continue or enter into discussions or negotiations concerning, (3) provide any information with respect to, or (4) enter into any agreement or arrangement regarding, any competing acquisition proposal for NDS by a third party, subject to certain exceptions under the implementation agreement.

Notwithstanding these restrictions, under certain circumstances, the Company (acting through the Independent Committee) may engage in negotiations or discussions with, and furnish information to a third party which has indicated it may make an unsolicited competing proposal so long as the Company complies with certain terms of the implementation agreement described under “The Implementation Agreement” beginning on page 88. For more information, see “The Implementation Agreement—Exclusivity” beginning on page 98.

• No Appraisal Rights	The holders of A ordinary shares are not entitled to any appraisal rights.

• Conditions	The obligations of NDS, News Corporation, NDS Holdco and the Bidcos to consummate the Scheme are subject to the prior satisfaction, or waiver to the extent permitted by law, of various closing conditions specified in the implementation agreement (the “Conditions”), including, among others, the following conditions:

•	the approval of the Scheme by the requisite vote of NDS shareholders at the Court Meeting;

•	the approval of all resolutions necessary to implement the Scheme at the Extraordinary General Meeting;

•	the sanction of the Scheme and the confirmation of the capital reduction involved therein by the English High Court;

•

there having been no adverse change or deterioration in the business, assets, financial or trading position or profits or operational performance of any member of the NDS Group to an extent which is material in the context of the Wider NDS Group, taken as a whole, since June 30, 2008;

•

(1) NDS having received the funds necessary, including as a result of intercompany dividends financed in part by drawdowns under the Debt Facilities, to make the required payments to the unaffiliated NDS shareholders and News Corporation under the Scheme and (2) the availability to NDS of sufficient distributable profits and not less than $724.9 million in cash from internally generated funds to enable it to pay all amounts payable by it in connection with the Scheme; and

•

no third party having intervened in any way or announced, instituted, implemented or threatened any action, proceeding or investigation, or enacted or proposed any statute, regulation, decision or order that might reasonably be expected to (in any case to an extent which is material in the context of the Wider NDS Group (defined on page 82) taken as a whole) make the Scheme or its implementation void, unenforceable, and/or illegal or otherwise directly or indirectly restrain, restrict, prohibit, delay or otherwise interfere therewith, or impose additional conditions or obligations with respect thereto, or require amendment to the terms of the Scheme or the proposed acquisition of any shares or securities in NDS, or the acquisition of control of NDS by the Bidcos.

The obligations of News Corporation and NDS Holdco to consummate the Scheme are further subject to the prior satisfaction, or waiver to the extent permitted by law, of the following conditions:

•

the U.S. Internal Revenue Service having issued a letter ruling to News Corporation substantially to the effect that the receipt of cash by News Corporation pursuant to the Scheme is not essentially equivalent to a dividend under the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder (the “Code”); and

•

in the reasonable good faith judgment of News Corporation, there is not a reasonable likelihood that NDS would be a “controlled foreign corporation” within the meaning of the Code immediately following the Scheme becoming effective. For more information, see “The Proposed Transactions—Conditions” beginning on page 80.

• Regulatory Approvals	The obligations of the parties to complete the Scheme are subject to obtaining the following regulatory approvals:

•	the European Commission having issued a decision (or having been deemed to have done so) declaring the Proposed Transactions compatible with the EC Common Market; and

•

an unconditional approval of the Proposed Transactions, or an approval with conditions or obligations as are deemed satisfactory to the Bidcos and News Corporation, being given by the relevant controller pursuant to the Israeli Restrictive Business Practices Law 5748-1988.

See “Regulatory Matters” beginning on page 84 for a more detailed description of the Regulatory Approvals.

• Termination	The implementation agreement may be terminated and the Proposed Transactions may be abandoned by:

•	the mutual written consent of the Bidcos, News Corporation, NDS Holdco and NDS at any time prior to the issuance of the Second Court Order;

•

the Bidcos or News Corporation acting in their absolute discretion if there is a failure or breach of, among others, the conditions summarized in the immediately preceding section of this Summary Term Sheet entitled “—Conditions” (other than the “no material adverse change” condition or the “no third party intervention” condition); or

•

the Bidcos, News Corporation, NDS Holdco or NDS by written notice to the other parties if the Effective Date shall not have occurred on or before February 25, 2009 (or such later date as agreed between News Corporation, NDS Holdco, NDS, the Bidcos and the English High Court) (the “Long Stop Date”).

For more information, see “The Implementation Agreement—Termination” beginning on page 99.

• Fees and Costs	The implementation agreement provides that if the Scheme becomes fully effective, the associated costs shall be borne in the manner separately agreed between the Bidcos, News Corporation and NDS Holdco. If the Scheme fails to become fully effective, each party will bear its own legal, accounting and other fees and costs incurred in connection with the implementation of the Proposed Transactions except that News Corporation and the Bidcos will equally bear the cost of counsel to the lenders party to the financing documents related to the Proposed Transactions. For more information, see “The Implementation Agreement—Fees and Costs” beginning on page 99.

The stockholders agreement provides that, on the Effective Date, the Company shall pay fees of $15,455,550 to the Bidcos and $14,849,450 to News Corporation in connection with the consummation of the Proposed Transactions. For more information, see “The Stockholders Agreement—Fees and Expenses” beginning on page 105.

Certain Questions and Answers About the Scheme

The following questions and answers are for your convenience only and briefly address some commonly asked questions about the Scheme. You should carefully read this proxy statement, the Scheme Document attached as Appendix A to this proxy statement and the other appendices, each in their entirety, and carefully consider how the Proposed Transactions affect you.

Q:	Why am I receiving these materials?

A:	If you are a registered holder of A ordinary shares, the Board is providing these proxy materials to give you information for use in determining how to vote in connection with the Meetings. If you hold ADSs, or if your A ordinary shares or ADSs are held, in “street name,” meaning your shares are held in a brokerage account or by a broker, bank or other nominee, you are the beneficial owner of those shares and these proxy materials are being forwarded to you by the Depositary, or your broker, bank or nominee, so that you may determine how to instruct the Depositary or your broker, bank or nominee as to how you would like your A ordinary shares or the A ordinary shares underlying your ADSs to be voted in connection with the Meetings.

Q:	When and where will the Meetings be held?

A:	Approval of the Scheme requires two shareholder meetings. The Court Meeting and the Extraordinary General Meeting will be held, respectively, at [insert time] (London time) and at [insert time] (London time) on [insert date], 2008, at [insert location].

Q:	What am I being asked to vote upon?

A:	You are being asked to consider and vote upon proposals to effect the Scheme pursuant to which the Company would become a privately-owned company, owned 51 percent by the Bidcos and 49 percent by NDS Holdco (subject to dilution arising as a result of the Management Investors’ subscription for shares in the capital of the Company), by means of (1) the A Share Reduction, (2) the B Share Reduction and (3) the issuance to the Bidcos of new B ordinary shares representing 51% of the Company’s then outstanding B ordinary shares and the issuance of B ordinary shares to the Management Investors (such shares to dilute NDS Holdco and the Bidcos pro rata).

Q:	Who can vote on the Scheme?

A:	Entitlement to attend and vote at the Meetings and the number of votes that may be cast at the Meetings will be determined by reference to the register of members of NDS at the Voting Record Time. Changes to entries on the register of members after that time shall be disregarded in determining the rights of any person to attend and vote at the Meetings.

Holders of ADSs will not be entitled to attend the Meetings although the Depositary will be so entitled and will vote in accordance with valid instructions that may be received from holders of ADSs. If no instructions are received by the Depositary from a holder of ADSs on or before the record date specified by the Depositary, the Depositary shall deem that holder to have instructed the Depositary to give a discretionary proxy to the persons designated by the Company on the attached proxy cards with respect to such ADSs and the Depositary shall give a discretionary proxy to a person designated by the Company on the attached proxy cards to vote such ADSs. Holders of ADSs who wish to attend the Meetings should take steps to present their ADSs to the Depositary for cancellation, as such steps are described in the Depositary Notice (as defined below), so that they become registered holders of A ordinary shares prior to the Voting Record Time.

If your shares are held in “street name” by your broker, your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker.

Q:	What is required to implement the Scheme?

A:	The implementation of the Scheme will require, among other things:

•	the approval at the Court Meeting of:

•	a majority in number of the holders of Scheme Shares (the “Scheme Shareholders”) voting (whether in person or by proxy), representing

•	75 percent or more in value of the Scheme Shares voted (whether in person or by proxy); and

•

the approval, by 75 percent or more of votes cast by the Scheme Shareholders and the holders of the B ordinary shares in issue as at the Voting Record Time, voting together as a single class, of certain additional resolutions necessary to implement the Scheme at the Extraordinary General Meeting.

In addition, the Scheme must be sanctioned by the English High Court.

Due to the fact that effectiveness of the Scheme is subject to approval by a majority in number of the Scheme Shareholders voting at the Court Meeting, prior to the Court Meeting, the Depositary may distribute a portion of the A ordinary shares underlying ADSs (in a manner intended, to the extent reasonably practicable, to be reflective of the voting instructions received with respect to such ADSs) to a number of additional custodians such that the Depositary, and those additional custodians, taken together, may constitute a majority of the Scheme Shareholders voting at the Court Meeting.

No A ordinary shares or ADSs held by the Management Investors will be included in the tabulation of votes at the Court Meeting. Rather, the A ordinary shares represented by the ADSs held by the Management Investors will be transferred from the Depositary to another nominee designated by the Management Investors, and the Management Investors will separately undertake to consent to the Scheme and to be bound by its terms.

NDS Holdco, which beneficially owns all of the B ordinary shares (representing approximately 72 percent of the issued ordinary shares and approximately 96 percent of the voting power of the ordinary shares) has undertaken that it will vote in favor of the resolutions to be proposed at the Extraordinary General Meeting. Consequently, an affirmative vote by NDS Holdco will assure that the additional resolutions are approved at the Extraordinary General Meeting.

Q:	What will I receive in the Scheme?

A:	Upon completion of the Scheme, you will receive consideration of $63.00 in cash per A ordinary share (the “A Share Consideration”). The A Share Consideration represents a premium of approximately 34.9 percent over the closing price of $49.70 per ADS on June 27, 2008, the date upon which News Corporation and the Bidcos publicly announced that they had proposed the Proposed Transactions to the Independent Committee. Because a significant portion of NDS’s equity value at such time was due to NDS’s cash balance, the premium described in the preceding sentence is computed after deducting the cash value per share from both the $63.00 per ADS price and the trading price. If such premium were computed without deducting NDS’s cash balance, the premium would equal 26.8 percent. In addition, the A Share Consideration represents a premium of approximately:

•	31.1 percent (cash adjusted) and 24.0 percent (non-cash adjusted) over the average closing price of $50.80 per ADS for the three-month period ending on June 27, 2008; and

•	29.0 percent (cash adjusted) and 23.1 percent (non-cash adjusted) over the average closing price of $51.16 per ADS for the six-month period ending on June 27, 2008.

See “Special Factors—Certain Effects of the Proposed Transactions” beginning on page 24.

Q:	What was the role of the Independent Committee?

A:	The Independent Committee, consists of Messrs. Einiger, Gantcher and Powers, who are members of the Board not employed by, or otherwise affiliated with, any of NDS, News Corporation, the Bidcos or funds advised by Permira Advisers LLP. The Independent Committee was formed to, among other things, consider the value and fairness of the Proposed Transactions, to determine whether the Company should enter into the implementation agreement and other agreements in connection with the Proposed Transactions and to make a recommendation to the holders of the A ordinary shares with respect to the Proposed Transactions.

Q:	What is the recommendation of the Independent Committee?

A:	Taking into account a number of factors, including the fairness opinion received from Citi, which acted as financial adviser to the Independent Committee, and the other factors set forth in the section entitled “Special Factors—Recommendation of the Independent Committee; Fairness of the Proposed Transactions,” the Independent Committee unanimously concluded that the Proposed Transactions are substantively and procedurally fair and reasonable to the unaffiliated NDS shareholders and recommends that the unaffiliated NDS shareholders vote to approve the Scheme at the Court Meeting and the additional resolutions necessary to implement the Scheme at the Extraordinary General Meeting. See the section entitled “Special Factors—Recommendation of the Independent Committee; Fairness of the Proposed Transactions” beginning on page 37.

Q:	What are the consequences of the Scheme to present members of management and the Board?

A:	Following the Scheme, it is expected that all of the members of our current senior management will continue as management of NDS. Like all our other shareholders, members of management and the Board will be entitled to receive $63.00 per share in cash for each of their A ordinary shares and exercised options. However, Dr. Abraham Peled, Pyrros Koussios and certain other members of our senior management will acquire B ordinary shares and may be granted newly issued Hurdle Shares and stock options in connection with the Proposed Transactions. In addition, certain members of the Board affiliated with News Corporation, David DeVoe, Lawrence Jacobs and Arthur Siskind, have interests in the Scheme different from the interests of the unaffiliated NDS shareholders generally. See “Interests of Certain Persons in the Proposed Transactions” beginning on page 59.

The Company has the following share schemes in place for the benefit of members of management and the Board. The effect that implementation of the Scheme will have on each of these share schemes is as follows:

•

NDS 1997 Executive Share Option Scheme – all outstanding options have already vested and are exercisable and will lapse on or around the Effective Date to the extent that they have not been exercised at that time.

•

NDS 1999 Executive Share Option Scheme – all outstanding options will vest and become exercisable to the extent they are not already exercisable on the date the English High Court sanctions certain elements of the Scheme and lapse on or around the Effective Date to the extent that those options have not been exercised at that time.

•

NDS UK Approved Share Option Scheme – any outstanding unvested options will vest in full and become exercisable to the extent they are not already exercisable immediately before the Effective Date and will lapse on or around the Effective Date to the extent that those options have not been exercised at that time.

•

NDS 2006 Long-Term Incentive Plan – all outstanding awards will vest and the relevant ADSs will be issued and distributed to the beneficiaries on the date the English High Court sanctions certain elements of the Scheme.

For more information, see the section entitled “Interests of Certain Persons in the Proposed Transactions” beginning on page 59.

Q:	Is the Scheme subject to the satisfaction of any conditions?

A:	Yes. Before the Scheme becomes effective, certain conditions must be satisfied or waived. The obligation of each of News Corporation, NDS Holdco, NDS and the Bidcos to consummate the Scheme is subject to the following conditions:

•	the approval of the Scheme by the requisite vote of NDS shareholders at the Court Meeting;

•	the approval of all resolutions necessary to implement the Scheme at the Extraordinary General Meeting;

•	the sanction of the Scheme and the confirmation of the capital reduction involved therein by the English High Court;

•	the issuance by the European Commission of a decision (or having been deemed to have done so) declaring the Proposed Transactions compatible with the EC Common Market;

•	the approval of the Proposed Transactions being given by the relevant controller pursuant to the Israeli Restrictive Business Practices Law 5748-1988;

•

there having been no adverse change or deterioration in the business, assets, financial or trading position or profits or operational performance of any member of the NDS Group to an extent that is material in the context of the Wider NDS Group, taken as a whole, since June 30, 2008;

•	no third party having instituted proceedings to make the Scheme or its implementation void, unenforceable or illegal in any jurisdiction;

•	the implementation agreement not having been terminated by the parties to it (for more information, see “The Implementation Agreement—Termination” beginning on page 99); and

•

(1) NDS having received the funds necessary, including as a result of intercompany dividends financed in part by drawdowns under the Debt Facilities, to make the required payments to the unaffiliated NDS shareholders and News Corporation under the Scheme, and (2) the availability to NDS of sufficient distributable profits and not less than $724.9 million in cash from internally generated funds to enable it to pay all amounts payable by it in connection with the Scheme.

The obligations of News Corporation and NDS Holdco to consummate the Scheme are further subject to the prior satisfaction, or waiver to the extent permitted by law, of the following conditions:

•

the United States Internal Revenue Service having issued a letter ruling to News Corporation substantially to the effect that the receipt of cash by News Corporation pursuant to the Scheme is not essentially equivalent to a dividend under the Code; and

•

in the reasonable good faith judgment of News Corporation, there is not a reasonable likelihood that NDS would be a “controlled foreign corporation” within the meaning of the Code immediately following the Scheme becoming effective.

If the Conditions are not satisfied or waived, the Scheme will not be completed even if our shareholders vote to approve the Scheme. See the section entitled “The Proposed Transactions—Conditions” beginning on page 80.

Q:	When do you expect the Scheme to be completed?

A:	The parties are working to complete the Scheme as soon as practicable and anticipate that the Scheme will be completed by the end of 2008 or early 2009. If the Scheme is approved by the requisite vote of Scheme Shareholders and the other conditions to the Scheme are satisfied, or waived to the extent permitted pursuant to the implementation agreement, the Scheme will be consummated and become effective on the Effective Date. Because the Scheme is subject to the satisfaction or waiver of certain conditions, the exact timing of the Effective Date cannot be determined. See the section entitled “The Proposed Transactions—Effective Date of Scheme” beginning on page 71.

Q:	What are the U.S. federal income tax consequences of the Scheme to holders of NDS stock?

A:	For U.S. Holders (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences to U.S. Holders” beginning on page 84), the receipt of cash pursuant to the Scheme generally should be treated, for United States federal income tax purposes, as a taxable disposition by such U.S. Holders of their A ordinary shares (or A ordinary shares represented by ADSs). See the section entitled “Certain Material U.S. Federal Income Tax Consequences to U.S. Holders” beginning on page 84 for a more detailed description of the tax consequences to U.S. Holders. If you are in any doubt about your taxation position, you should consult your professional tax advisor.

Q:	What are the U.K. tax consequences of the Scheme to holders of NDS stock?

A:	For U.K. Holders (as defined in the section entitled “Certain Material U.K. Tax Consequences” beginning on page 86), the cash received on cancellation of their A ordinary shares should be treated under U.K. tax law as a taxable disposition by such U.K. Holders of their A ordinary shares (or A ordinary shares represented by ADSs), which depending on their personal circumstances, may give rise to a taxable chargeable gain or an allowable loss. The cash attributable to the dividend received by holders of A ordinary shares will be taxed as dividend. See the section entitled “Certain Material U.K. Tax Consequences” beginning on page 86 for a more detailed description of the tax consequences for U.K. resident holders of A ordinary shares and ADSs. If you are in any doubt about your taxation position, you should consult your professional adviser.

Q:	How do I vote my NDS stock?

A:	Enclosed with this proxy statement are two proxies that are solicited on behalf of the Company. The pink form of proxy is for use at the Court Meeting (or at any adjournments or postponements of the Court Meeting) where you will be asked to consider and vote upon the Scheme. The blue form of proxy is for use at the Extraordinary General Meeting (or at any adjournments or postponements of the Extraordinary General Meeting) where you will be asked to consider and vote upon the additional resolutions required to implement the Scheme.

Before you vote, you should read this proxy statement in its entirety, including its appendices (in particular we refer you to the explanatory material relating to the Scheme attached as Appendix A to this proxy statement), and carefully consider how the Scheme affects you. Then, mail your completed, dated and signed proxy cards in the enclosed return envelope promptly so that your shares can be voted at the Meetings. If you complete and properly sign, and return to the Company the accompanying proxy cards, the proxy cards will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” approval of the Scheme. You may also vote via the internet as indicated on the proxy card instructions.

If your A ordinary shares are held in “street name,” please check your proxy cards or contact your broker, bank or nominee to determine whether you will be able to vote by telephone or electronically. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers internet and telephone voting options.

For more information on how to vote your shares, see the section entitled “The Meetings—Voting Record Time and Voting Information” beginning on page 56.

Q:	May I vote in person?

A:	If you hold A ordinary shares that are registered directly in your name with the Company’s registrar, Equiniti Limited, you are a shareholder of record at the Voting Record Time, and these proxy materials are being sent directly to you from the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Court Meeting and the Extraordinary General Meeting. Under the Company’s Articles of Association, you are entitled to appoint one or more proxies (who need not be shareholders of the Company) to attend the Court Meeting and the Extraordinary General Meeting and vote on your behalf. Further, under the Company’s Articles of Association, deposit of an instrument of proxy shall not preclude you from attending and voting in person at the Court Meeting and the Extraordinary General Meeting.

If you hold ADSs, or if your A ordinary shares or ADSs are held, in “street name,” meaning your shares are held in a brokerage account or by a broker, bank or other nominee, you are the beneficial owner of those shares and these proxy materials are being forwarded to you by the Depositary, or your broker, bank or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct the Depositary, or your broker, bank or nominee, as to how to vote your shares. However, since you are not the shareholder of record of the shares, you may not attend the Court Meeting or the Extraordinary General Meeting, nor may you vote those shares in person at the Court Meeting or the Extraordinary General Meeting. Rather, you will receive instructions from the Depositary, or your broker, bank or other nominee, describing how to vote your shares.

Holders of ADSs who wish to attend the Court Meeting or the Extraordinary General Meeting should take steps to present their ADSs for cancellation to the Depositary, so that they become registered holders of ordinary shares prior to 6:00 pm (London time) on [insert date], 2008, the day that is two days immediately prior to the Court Meeting. The Court Meeting and the Extraordinary General Meeting will be held, respectively, at [insert time] (London time) on [insert date], 2008, and at [insert time] (London time) on [insert date], 2008.

Q:	If I hold ADSs, will the Depositary vote my shares for me?

A:	Holders of ADSs will be entitled to direct the Depositary to vote on the Scheme pursuant to the terms of the Deposit Agreement. Section 2.2 of the Deposit Agreement and paragraph 17 of Exhibit A to the Deposit Agreement provide that upon receipt of notice of any meeting or solicitation of consents or proxies from holders of ADSs, the Depositary will fix a record date in respect of such meeting for the giving of instructions for voting such consent or proxy and will mail to the holders of ADSs a notice (the “Depositary Notice”) that will contain the relevant information and instructions on how to exercise their voting rights or how to instruct the Depositary to give a discretionary proxy to a person designated by the Company.

If no instructions are received by the Depositary from a holder of ADSs on or before the record date specified by the Depositary, the Depositary shall deem that holder to have instructed the Depositary to give a discretionary proxy to the persons designated by the Company on the attached proxy cards with respect to such ADSs and the Depositary shall give a discretionary proxy to a person designated by the Company on the attached proxy cards to vote such ADSs.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker.

Q:	What happens if I do not return my completed proxy cards, vote my shares in person at the Meetings, or instruct the Depositary how to vote?

A:	At each of the Court Meeting and (assuming a quorum is present) the Extraordinary General Meeting, with respect to your A ordinary shares, the failure to return your completed proxy cards, vote your shares in person at either Meeting or instruct your broker, bank or nominee to vote your shares will result in your shares not being counted with respect to the approval of the Scheme at the Court Meeting or the approval of the resolutions necessary to approve and implement the Scheme at the Extraordinary General Meeting. With respect to A ordinary shares represented by ADSs, if no instructions are received by the Depositary from a holder of ADSs on or before the record date specified by the Depositary, the Depositary shall deem that holder to have instructed the Depositary to give a discretionary proxy to the persons designated by the Company on the attached proxy cards with respect to such ADSs, and the Depositary shall give a discretionary proxy to a person designated by the Company on the attached proxy cards to vote such ADSs. Upon the Scheme becoming effective, it will be binding on all holders of Scheme Shares irrespective of whether they attended or voted at the Court Meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote by duly executing in writing and delivering to the registrar’s office another proxy, to arrive not less than 48 hours prior to the applicable Meeting. This will replace your original proxy, which will be treated as revoked. Alternatively, you may revoke (but not replace) your proxy by giving notice in writing to the Company Secretary, to arrive not less than six hours prior to the applicable Meeting.

If you have instructed the Depositary, or your broker, bank or other nominee, to vote your shares, you must follow directions received from the Depositary, or your broker, bank or other nominee, to change those instructions.

Q:	What does it mean if I receive more than one set of materials?

A:	This means the A ordinary shares you own are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you may receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the A ordinary shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	If the Scheme is completed, how will I receive the cash for my shares?

A:	If the Scheme is completed, you will be contacted by [insert name of exchange agent], who will serve as the exchange agent and will provide instructions that will explain how to surrender your NDS stock certificates. You will receive cash for your A ordinary shares from the exchange agent after you comply with these instructions. If your A ordinary shares are held in “street name” by your broker, bank or other nominee you will receive instructions from your broker as to how to effect the surrender of your “street name” shares and receive cash for those shares.

Q:	Should I send in my stock certificates now?

A:	No. After the Scheme is completed, you will receive written instructions for exchanging your stock certificates for the applicable consideration. See the section entitled “The Proposed Transactions—Payment of Consideration and Surrender of Stock Certificates” beginning on page 72.

Q:	What rights do I have to seek appraisal of my shares?

A:	NDS shareholders do not have appraisal rights in connection with the Proposed Transactions.

Q:	Who can help answer my questions?

A:	If you have any questions about the Scheme or how to submit your proxy, or if you need additional copies of this proxy statement, the enclosed proxy cards or voting instructions, you may contact the proxy solicitation firm hired by News Corporation, Georgeson Inc., which is referred to in this proxy statement as Georgeson, at the address or telephone number below:

199 Water Street, 26th Floor

New York, NY 10038-3560

Banks and Brokers Call (212) 440-9800

All Others Call Toll Free (800) 506-7142

International Calls (212) 806-6859

Parties to the Proposed Transactions

NDS Group plc

One Heathrow Boulevard

286 Bath Road

West Drayton, Middlesex UB7 0DQ

England, United Kingdom

Telephone: +44 20 8476-8000

NDS is domiciled in the United Kingdom and incorporated under the laws of and registered in England and Wales. We are engaged in the business of supplying open end-to-end digital technology and services to digital pay-television platform operators and content providers. We have customers throughout the world and we have research and development facilities, customer support operations and administrative offices in the United Kingdom, Israel, France, Denmark, India, China, Hong Kong, South Korea, Australia and the United States.

For more information about NDS, please visit our website at www.nds.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement and is not incorporated by reference. ADSs, each representing one A ordinary share are traded on NASDAQ. The ADSs are evidenced by ADRs issued by the Depositary, under the Deposit Agreement. For more information on NDS, see the section entitled “Information Concerning NDS, News Corporation, NDS Holdco and the Bidcos” beginning on page 109.

News Corporation

1211 Avenue of the Americas

New York, NY 10036

United States of America

Telephone: +1 212 852-7000

News Corporation, a Delaware corporation, is a diversified global media company with operations in eight industry segments: filmed entertainment; television; cable network programming; direct broadcast satellite television; magazines and inserts; newspapers and information services; book publishing; and other. The activities of News Corporation are conducted principally in the United States, the United Kingdom, Continental Europe, Australia, Asia and the Pacific Basin.

For more information about News Corporation, please visit its website at www.newscorp.com. News Corporation’s website address is provided as an inactive textual reference only. The information provided on News Corporation’s website is not part of this proxy statement and is not incorporated by reference. News Corporation’s Class A common stock and Class B common stock are listed and traded on the New York Stock Exchange, its principal market, under the symbols “NWS.A” and “NWS,” respectively. CHESS Depositary Interests representing the Class A common stock and Class B common stock are listed and traded on the Australian Stock Exchange under the symbols “NWS” and “NWSLV,” respectively. News Corporation’s Class A common stock and Class B common stock are also traded on the London Stock Exchange. For more information on News Corporation, see the section entitled “Information Concerning NDS, News Corporation, NDS Holdco and the Bidcos” beginning on page 109.

NDS Holdco, Inc.

c/o News Corporation

1211 Avenue of the Americas

New York, NY 10036

United States of America

Telephone: +1 212 852-7000

NDS Holdco is an indirect wholly-owned subsidiary of News Corporation, and is the entity through which News Corporation holds its interests in NDS. Upon the Scheme becoming fully effective, NDS will be owned approximately 49 percent by NDS Holdco.

For more information on NDS Holdco, see the section entitled “Information Concerning NDS, News Corporation, NDS Holdco and the Bidcos” beginning on page 109.

Nuclobel Lux 1 S.àr.l.

282 route de Longwy

L-1940, Luxembourg

Telephone: +352 26 86 811

Bidco 1, a limited liability company (société à responsabilité limitée) incorporated in Luxembourg and a direct, wholly owned subsidiary of Nuclobel Topco 1 S.àr.l., a limited liability company (société à responsabilité limitée) incorporated in Luxembourg, was formed solely for the purpose of facilitating this Scheme. Bidco 1 has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the implementation agreement. Upon the Scheme becoming fully effective, NDS will be owned approximately 9.9 percent by Bidco 1.

For more information on Bidco 1, see the section entitled “Information Concerning NDS, News Corporation, NDS Holdco and the Bidcos” beginning on page 109.

Nuclobel Lux 2 S.àr.l.

282 route de Longwy

L-1940, Luxembourg

Telephone: +352 26 86 811

Bidco 2, a limited liability company (société à responsabilité limitée) incorporated in Luxembourg and a direct, wholly owned subsidiary of Nuclobel Topco 2 S.àr.l., a limited liability company (société à responsabilité limitée) incorporated in Luxembourg, was formed solely for the purpose of facilitating this Scheme. Bidco 2 has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the implementation agreement. Upon the Scheme becoming fully effective, NDS will be owned approximately 41.1 percent by Bidco 2.

For more information on Bidco 2, see the section entitled “Information Concerning NDS, News Corporation, NDS Holdco and the Bidcos” beginning on page 109.

Cautionary Statement Concerning Forward-Looking Information

This proxy statement contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). The words “expect,” “estimate,” “anticipate,” “predict,” “believe” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this proxy statement, including under the headings “Summary Term Sheet, “Special Factors—Opinion of Citigroup Global Markets Limited,” and “Summary Projections,” and include statements regarding the intent, belief or current expectations of the Company, our directors or executive officers with respect to, among other things, trends affecting our financial condition or results of operations. Readers of this document are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. In addition to other factors discussed elsewhere in this proxy statement, important factors that could cause actual results to differ materially from our expectations include (1) the Scheme may not be approved by the holders of A ordinary shares at the Court Meeting, (2) the Scheme may not be sanctioned by the English High Court, (3) the Company, News Corporation, NDS Holdco and the Bidcos may be unable to obtain governmental and regulatory approvals required for the Scheme, or such approvals result in a delay of the effectiveness of the Scheme or result in the imposition of conditions that could cause the parties to abandon the Scheme, (4) the Company, News Corporation, NDS Holdco and the Bidcos may be unable to complete the Scheme because, among other reasons, the conditions to the closing of the Scheme may not be satisfied or waived and (5) the outcome of any legal proceedings against NDS and others following the announcement of the Scheme may prevent or delay the Scheme or cause other results that cannot be predicted. The Company does not ordinarily make projections of its future operating results and undertakes no obligation (and expressly disclaims any obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should carefully review other documents filed by the Company with the United States Securities and Exchange Commission (the “SEC”). This section should be read in conjunction with the consolidated financial statements of the Company and related notes set forth elsewhere herein.

The safe harbor from liability for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Exchange Act, do not apply to forward-looking statements made in connection with a going-private transaction, including statements made in a proxy statement or documents incorporated by reference therein.

All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included herein are made only as of the date of this proxy statement, and, except as may be required by applicable laws, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

All information contained in this proxy statement concerning News Corporation, NDS Holdco, Permira Advisers LLP, the Bidcos, the Management Investors and their respective affiliates and designees has been supplied by the respective parties and has not been independently verified by the Company.

Special Factors

Certain Effects of the Proposed Transactions

Outstanding Ordinary Shares, Stock Options and Deferred Shares

Upon the First Court Order being registered with the registrar of companies for England and Wales, each Deferred Share which is outstanding immediately prior to such time will be cancelled for no consideration. All Deferred Shares are held by an affiliate of News Corporation.

Upon the Scheme becoming effective:

•	each holder of A ordinary shares will receive an amount in cash equal to $63.00 per A ordinary share; and

•

NDS Holdco, which is the sole holder of the B ordinary shares, will receive consideration, in a combination of cash and a vendor loan note issued by NDS, of $63.00 per B ordinary share (the “News Distribution”).

The Company has the following share schemes in place for the benefit of members of management and the Board. The effect that the implementation of the Scheme will have on each of these share schemes is as follows:

•

NDS 1997 Executive Share Option Scheme – all outstanding options have already vested and are exercisable and will lapse on or around the Effective Date to the extent that they have not been exercised at that time.

•

NDS 1999 Executive Share Option Scheme – all outstanding options will vest and become exercisable to the extent they are not already exercisable on the date the English High Court sanctions certain elements of the Scheme and lapse on or around the Effective Date to the extent that those options have not been exercised at that time.

•

NDS UK Approved Share Option Scheme – any outstanding unvested options will vest in full and become exercisable to the extent they are not already exercisable immediately before the Effective Date and will lapse on or around the Effective Date to the extent that those options have not been exercised at that time.

•

NDS 2006 Long-Term Incentive Plan – all outstanding awards will vest and the relevant ADSs will be issued and distributed to the beneficiaries on the date the English High Court sanctions certain elements of the Scheme.

Effect on Ownership Structure of the Company

Upon the Scheme becoming effective, approximately 51 percent of the equity in the Company will be owned by the Bidcos, and approximately 49 percent of the equity in the Company will be owned by NDS Holdco. Such relative ownership percentages will be achieved by means of (1) cancelling all of the outstanding A ordinary shares, (2) cancelling approximately 67 percent of the B ordinary shares held by NDS Holdco and (3) issuing to the Bidcos new B ordinary shares representing 51 percent of the Company’s then outstanding B ordinary shares. These ownership percentages will be reduced to the extent that B ordinary shares and Hurdle

Shares are purchased by, or granted to, the Management Investors upon completion of the Scheme and to the extent certain other members of the Company’s management purchase or are granted equity interests in the Company pursuant to the Stock Option Plan (as defined below). The B ordinary shares will carry voting rights, except that any B ordinary shares held by any member of management or any employee of the Company will not be entitled to any voting rights. Pursuant to the terms of the shareholders agreement and the New Articles of Association that will be adopted upon the effectiveness of the Scheme, the Bidcos’ combined voting power of the B ordinary shares, shall be equal to the voting power of NDS Holdco, and consequently, NDS Holdco and the Bidcos will each exercise 50 percent of the aggregate voting power of the B ordinary shares.

Immediately following the Scheme becoming effective, NDS, the Bidcos, News Corporation, NDS Holdco, the Management Investors, and others will enter into the shareholders agreement described under the heading “The Stockholders Agreement” beginning on page 100 and amended and restated Articles of Association of the Company (the “New Articles of Association”) that will provide for, among other things, the rights of the holders of the Hurdle Shares, Employee Shares and B ordinary shares following the consummation of the Scheme.

Except for the Management Investors, no current holder of A ordinary shares will have any ownership interest in, or will be a shareholder of, the Company following effectiveness of the Scheme. As a result, such holders of A ordinary shares will no longer benefit from any increases in the Company’s value, nor will they bear the risk of any decreases in the Company’s value. Following consummation of the Proposed Transactions, News Corporation, the Bidcos, the Management Investors and certain other members of the Company’s management who may be granted equity interests in the Company following consummation of the Scheme pursuant to the Stock Option Plan, will directly benefit from any increases in the value of the Company and also will bear the risk of any decreases in the value of the Company.

Effects of the Scheme on News Corporation and NDS Holdco

Under the B Share Reduction, the capital of the Company will be reduced by the cancellation of approximately 67 percent of the B ordinary shares held by NDS Holdco in consideration for the payment of $63.00 per B ordinary share, resulting in an aggregate cash payment to News Corporation of approximately $1.522 billion and the issuance of a vendor loan note from NDS to News Corporation in the amount of $242 million.

NDS Holdco, which is the sole holder of the B ordinary shares, has undertaken in the implementation agreement to provide its written consent to the B Share Reduction.

Upon the Scheme becoming effective, NDS Holdco shall hold those B ordinary shares that it currently holds and that are not to be cancelled pursuant to the B Share Reduction, which will represent 49 percent of the Company’s then issued share capital (subject to dilution arising as a result of the Management Investors’ subscription for shares in the capital of the Company) and 50 percent of the aggregate voting power of the B ordinary shares.

Effects on Interests in the Company’s Net Book Value and Net Income

Prior to the Scheme becoming effective, the Bidcos do not have an interest in the Company’s net book value or net income. NDS Holdco, by virtue of its ownership of B ordinary shares, has an interest of approximately 72.2 percent of the Company’s net book value and net income. The unaffiliated NDS shareholders collectively have an interest of approximately 27.8 percent of the Company’s net book value and net income.

Upon the Scheme becoming effective, the Bidcos shall hold the B ordinary shares to be issued to them under the Scheme, representing 51 percent of the Company’s then issued share capital, and NDS Holdco shall hold those B ordinary shares that it currently holds and that are not to be cancelled pursuant to the B Share Reduction, representing 49 percent of the Company’s issued share capital (in each case subject to dilution arising as a result of the Management Investors’ subscription for shares in the capital of the Company) and the unaffiliated NDS shareholders will cease to have any interest in the Company’s net book value and net income.

The table below sets forth the interest in the Company’s net book value and net income of NDS Holdco and the Bidcos before and after the Scheme becomes effective, based on the historical net book value of the Company as of June 30, 2008 and the historical net income of the Company for the twelve months ended June 30, 2008. The net book value and net income of NDS Holdco and the Bidcos is subject to dilution arising as a result of the Management Investors’ subscription for shares in the capital of the Company.

Effects of Going Private Transaction on Interests in the Company’s

Net Book Value and Net Earnings

	Ownership of NDS Prior to Effectiveness of the Scheme			Ownership of NDS Following Effectiveness of the Scheme
Name	Approximate Ownership Percentage	Net Book Value as of June 30, 2008 (in thousands)	Net Income for the twelve months ended June 30, 2008 (in thousands)	Approximate Ownership Percentage	Net Book Value as of June 30, 2008 (in thousands)			Net Income for the twelve months ended June 30, 2008 (in thousands)
NDS Holdco	72.2%	$660,238.92	$113,607.21	49.0%	$	[	]	$	[	]
Bidcos	—	—	—	51.0%	$	[	]	$	[	]
Unaffiliated NDS Shareholders	27.8%	$270,168.11	$46,487.79	—		—			—

Effects on Listing, Registration and Status of NDS ordinary shares

The ADSs are currently registered under the Exchange Act. Upon the Scheme becoming effective, registration of the ADSs under Section 12 of the Exchange Act will be terminated, and the Company will be relieved of the obligation to comply with the public reporting requirements of the Exchange Act. In addition, the Company will take the appropriate measures to delist the ADSs from NASDAQ. Accordingly, the Company will not be subject to the periodic reporting requirements of the Exchange Act.

The A ordinary shares currently constitute “margin securities” under the regulations of the Board of Governors of the Federal Reserve System, which has the effect, among other things, of allowing brokers to extend credit on collateral of the A ordinary shares. As a result of the implementation of the Scheme, NDS stock will no longer constitute “margin securities” for purposes of the margin regulations of such Board of Governors and, therefore, will no longer constitute eligible collateral for credit extended by brokers.

Management and Employees of the Company

Each of the Bidcos and News Corporation attach great importance to the skills and experience of the existing management and employees of the NDS Group and believe that they will be key to the ongoing success of the NDS Group following the implementation of the Scheme. The Bidcos and News Corporation have given assurances to the Company that after the Scheme becomes effective, NDS will continue to observe the existing statutory and contractual employment rights, including pension rights, of all the employees of the NDS Group as required by applicable law. News Corporation has undertaken to the Board that after the Scheme becomes effective, News Corporation will continue to maintain directors’ and officers’ insurance policies that are no less favorable than the current policies maintained by News Corporation pursuant to which the members of the Board are insured. The Bidcos and News Corporation have confirmed that their plans for NDS following the date on which the Scheme becomes effective do not involve any immediate change in the conditions of employment of NDS’s employees or location of NDS’s places of business.

Following the effectiveness of the Scheme, the Management Investors and certain other members of the Company’s management may purchase or be granted equity interests in the Company pursuant to the Stock Option Plan. For a description, see “Interests of Certain Persons in the Proposed Transactions—Interests of NDS Executive Officers—Management Equity Holdings Following the Proposed Transactions” beginning on page 60.

Following consummation of the Scheme, the Board shall initially be composed of seven (7) directors: three (3) individuals designated by News Corporation (the “Class A Directors”); three (3) individuals designated by the Bidcos (the “Class B Directors”); and one (1) individual designated by mutual written consent of News Corporation and the Bidcos who shall serve as the Chief Executive Officer of NDS unless the Bidcos and News Corporation mutually agree that another person shall serve as the Chief Executive Officer of NDS (the “Class C Director”). The Class A Directors and the Class B Directors may be removed, at any time with or without cause, only by the party that designated such director. The Class C Director may be removed at any time, with or without cause, by the mutual consent of News Corporation and the Bidcos. If the Chief Executive Officer is removed in his capacity as a director, then he shall automatically be removed in his capacity as Chief Executive Officer of NDS.

Operations of the Company Following the Proposed Transactions

Except as described in this proxy statement, the Company has, and News Corporation, NDS Holdco, funds advised by Permira Advisers LLP and the Bidcos have informed us that they have, no current plans or proposals and are engaged in no negotiations, which relate to or would result in: an extraordinary corporate transaction, such as a scheme of arrangement, reorganization or liquidation; a purchase, sale or transfer of a material amount of assets; a material change in the Company’s present dividend rate or policy, indebtedness or capitalization; a change in the composition of the Board or management; a material change in the Company’s corporate structure or business; the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act; the acquisition by any person of additional securities of the Company or the disposition of any securities by the Company; or any change in the Company’s Articles of Association. News Corporation, NDS Holdco and the Bidcos may initiate from time to time reviews of NDS’s assets, corporate structure, capitalization, operations, properties, management and personnel to determine what changes, if any, would be desirable following the implementation of the Proposed Transactions. They expressly reserve the right to make any changes that they deem necessary or appropriate in the light of their review or in the light of future developments, including undertaking one or more public offerings of the Company’s capital stock and the listing of the Company’s capital stock on one or more stock exchanges. Because one of the purposes of the Proposed Transactions is to allow NDS to make acquisitions in the United States without adverse effects to News Corporation, new acquisition opportunities may be available to NDS following the Proposed Transactions that it would not have acted upon prior to the Proposed Transactions. The Company and the Board are continuously engaged in the process of evaluating strategic alternatives and investment opportunities for the Company. In addition, Permira Advisers LLP is continuously engaged in the process of identifying, receiving, and reviewing potential investment opportunities in companies in its capacity as an adviser to the funds that it advises. In that regard, the Company, News Corporation, NDS Holdco, the Bidcos, and the funds advised by Permira Advisers LLP expect in the future to explore and discuss with third parties potential investment, acquisition, and other opportunities involving companies in the same and related lines of business as the Company. In this regard, following consummation of the Proposed Transactions, the Debt Facilities will include an uncommitted acquisition facility and an acquisition sub-limit of $50 million under the revolving facility, each of which will be available for the funding of certain permitted acquisitions.

Background of the Proposed Transactions

From time to time, News Corporation has considered undertaking a transaction to realize a premium valuation for a portion of its holdings in NDS while maintaining a substantial ongoing equity interest in NDS, which News Corporation views as a valuable strategic asset. News Corporation noted in its considerations that, because of News Corporation’s majority holding in NDS, News Corporation would be subject to adverse tax consequences if NDS were to undertake certain transactions, such as expanding through acquisitions in the United States or distributing cash to its shareholders. News Corporation began considering whether a transaction could be structured to achieve its objective to obtain a premium valuation for a portion of its holdings while eliminating these adverse tax consequences.

In late October 2007, NDS management and News Corporation asked Morgan Stanley & Co. (“Morgan Stanley”), financial advisor to NDS, to analyze the feasibility of a private equity transaction involving NDS.

After considering alternatives and discussing its concerns with NDS management, News Corporation determined to contact Permira Advisers LLP to discuss a possible transaction whereby the Bidcos would acquire a 51 percent equity interest in the Company, News Corporation would maintain a substantial equity interest in NDS, and NDS would cease to be a public company.

In this context, Morgan Stanley began a dialogue with Permira Advisers LLP regarding the interest of the funds advised by Permira Advisers LLP in a potential transaction involving NDS. Morgan Stanley presented the results of its analysis of a private equity transaction and alternatives to NDS management and News Corporation on January 24, 2008.

On February 14, 2008, representatives of News Corporation and Permira Advisers LLP met to discuss the general outline of a transaction involving the Bidcos’ acquisition of a stake in NDS. For the remainder of February 2008, representatives of News Corporation and Permira Advisers LLP periodically communicated regarding a potential transaction.

On March 6, 2008, representatives of News Corporation, NDS management and Permira Advisers LLP met at News Corporation’s New York City offices to hold preliminary discussions regarding the terms of a potential transaction. Representatives of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden Arps”), legal advisers to News Corporation, also attended this meeting. At the meeting, the representatives of News Corporation and Permira Advisers LLP discussed various aspects of the potential transaction, including transaction structure, governance and share transfer rights. At the conclusion of the meeting, the representatives of News Corporation and Permira Advisers LLP determined that, although there was not agreement on all issues, there was sufficient agreement to engage in further discussions.

During the period between March 6, 2008 and March 17, 2008, representatives of News Corporation and Permira Advisers LLP and their advisers and members of the management of NDS engaged in discussions regarding the terms of a potential transaction. On March 13, 2008, NDS, Permira Advisers LLP and News Corporation entered into a confidentiality agreement to allow for the provision of non-public information to Permira Advisers LLP. At such time, News Corporation and the management of NDS determined that the Board should then be apprised of these discussions.

At the March 17, 2008 meeting of the Board, representatives of News Corporation informed the directors of the discussions between News Corporation, NDS management and Permira Advisers LLP. Representatives of Skadden Arps also attended the meeting. Following this discussion, the Board determined to appoint a committee composed of the independent directors (the “Independent Committee”), Messrs. Einiger, Gantcher, and Powers, to consider any proposal from News Corporation and Permira Advisers LLP in relation to a potential transaction. The Board authorized the Independent Committee to, among other things, (1) consider the value and fairness of any proposal from News Corporation and/or the funds advised by Permira Advisers LLP to the public shareholders of NDS, and if deemed appropriate, recommend to the unaffiliated NDS shareholders any such proposal, (2) retain and instruct bankers, lawyers and other advisers to assist in the Independent Committee’s consideration of the value and fairness of any proposal and (3) enter into such negotiations with News Corporation and Permira Advisers LLP in its capacity as an adviser to the funds advised by Permira Advisers LLP as the Independent Committee determined appropriate in connection with its assessment of any proposal. At this meeting, the independent directors determined that non-public information regarding NDS could be shared with Permira Advisers LLP. At the meeting, representatives of News Corporation advised the Board that News Corporation had determined that Permira was its preferred partner in a potential transaction and that News Corporation did not intend to pursue such a transaction with another partner at that time.

During the period from March 17, 2008 to June 27, 2008, representatives of News Corporation and Permira Advisers LLP and NDS management, together with representatives of Skadden Arps and Clifford Chance LLP, legal advisers to the funds advised by Permira Advisers LLP and the Bidcos (“Clifford Chance”), held discussions regarding the terms of a potential transaction, including the terms of management participation. During this period, negotiations with potential financing sources were also undertaken, which resulted in fully negotiated financing commitments on June 16, 2008.

At the April 29, 2008 meeting of the Board, the Board was notified that a proposal from News Corporation and the funds advised by Permira Advisers LLP was becoming increasingly likely. The Independent Committee subsequently interviewed several firms and retained Weil, Gotshal & Manges LLP (“Weil, Gotshal”) to serve as legal counsel and Citi to serve as financial adviser.

On June 5, 2008, representatives of Goldman Sachs International (“Goldman Sachs”), as financial advisers to Permira Advisers LLP, and Permira Advisers LLP, held an internal meeting regarding a potential transaction. At this meeting, representatives of Goldman Sachs conveyed a written presentation to representatives of Permira Advisers LLP, based on publicly available information, that summarized Goldman Sachs’ views, as of such time, relating to the Company, including preliminary valuations of the Company based on certain assumptions and methodologies deemed relevant by Goldman Sachs. The information summarized in this presentation and the assumptions contained therein were based on publicly available information only and as a result were subject to adjustment and reevaluation upon Goldman Sachs and Permira Advisers LLP later obtaining access to the Company’s books and records. In particular, Goldman Sachs’ presentation dated June 5, 2008 contained various preliminary valuations, including (1) public market valuation methodologies based on NDS’s multiple of enterprise value to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) measured at various times, implying per share equity values of $49.88 to $60.82 and NDS’s price to earnings multiple measured at various times implying per share equity values of $45.44 to $60.95 and (2) private market valuation methodologies, including an analysis of precedent transactions implying per share equity values of $57.52 to $66.25, a discounted cashflow analysis implying per share equity values of $68.48 to $73.33 and a leveraged buyout analysis implying per share equity values of $54.88 to $64.73. A copy of this presentation is available at NDS’s offices to any interested shareholder or representative and is attached as an exhibit to the Transaction Statement on Schedule 13E-3 filed with the SEC in connection with the Proposed Transactions. The information in this presentation, however, was not prepared with a view towards public disclosure and, for the reasons described above, should not be relied upon.

On June 24, 2008, the Independent Committee and its legal and financial advisers met with representatives of News Corporation, Permira Advisers LLP, Skadden Arps, Allen & Overy LLP, the Company’s outside counsel, Goldman Sachs and the Bidcos, and JPMorgan Securities Inc. (“JPMorgan”), financial advisers to News Corporation. At this meeting, representatives of News Corporation, Permira Advisers LLP, JPMorgan and Goldman Sachs provided a preliminary outline of a possible proposal for a potential transaction.

On June 27, 2008, the Independent Committee and its legal and financial advisers met by telephone with the other members of the Board and representatives of News Corporation, Permira Advisers LLP, Skadden Arps, Allen & Overy LLP, Goldman Sachs, and JPMorgan. At this meeting, representatives of News Corporation, Permira Advisers LLP, JPMorgan and Goldman Sachs provided the Independent Committee with additional information regarding the terms of a proposal to undertake the Proposed Transactions at a purchase price of $60 per share, as agreed among News Corporation, the Bidcos and NDS management, and informed the Independent Committee that News Corporation and Permira Advisers LLP would announce the proposal publicly later that day. Representatives of News Corporation also reconfirmed that News Corporation continued to consider NDS a valuable strategic asset and would not be willing to sell its entire stake in NDS, that it considered the funds advised by Permira Advisers LLP to be the best partner for the proposed transaction and that it did not wish for the Independent Committee to explore potential partners other than the Bidcos because it would not agree to any other transaction involving a sale of its interest in the Company. At this meeting, representatives of News Corporation, Permira Advisers LLP, JPMorgan and Goldman Sachs also conveyed a written presentation that they had earlier prepared for purposes of the meeting with the Independent Committee. The presentation summarized from their perspective the material aspects of the Proposed Transactions. The presentation also summarized from their perspective certain of the benefits of the Proposed Transactions to the public shareholders of the Company, including the premia represented by the $60 per share purchase price relative to various time periods over the last three years of the Company’s stock price performance and the fact that those premia are all in line with recent precedent transactions. In this regard, the presentation noted that the 24.5% cash adjusted premium to NDS’s June 26, 2008 closing price of $50.48 per ADS exceeded the 19.1% median premium in a sample of public U.S. change of control transactions involving consideration greater than $200 million since 2001 and the 22.6% median premium in public U.S. “minority buy-in” transactions involving consideration greater than $100 million since 2001. The presentation also noted that the $60 offer price implied a Calendar Year 2009 estimated firm value to adjusted EBITDA multiple of 12.6x which compared favorably to the corresponding trading multiples of comparable public companies and a Calendar Year 2009 estimated price to earnings multiple of 19.0x which also compared favorably to the corresponding trading multiples of comparable public companies (each of these multiples were based on IBES consensus estimates, subject to certain adjustments). A copy of this presentation is available at NDS’s offices to any interested shareholder or representative and is attached as an exhibit to the Transaction Statement on Schedule 13E-3 filed with the SEC in connection with the Proposed Transactions.

After the close of trading on June 27, 2008, News Corporation and Permira Advisers LLP issued a press release announcing the proposal to undertake the Proposed Transactions at a purchase price of $60 per share. In response to the issuance of the press release by News Corporation and Permira Advisers LLP, the Independent Committee authorized the Company to issue a press release that same afternoon confirming that the Independent Committee had received the proposal from News Corporation and Permira Advisers LLP and announcing that the Independent Committee had been formed to evaluate the proposal.

During the weeks following the June 27, 2008 announcement, News Corporation and Permira Advisers LLP, together with representatives of Skadden Arps and Clifford Chance, discussed the remaining open issues between News Corporation and the Bidcos and worked to finalize as between themselves the required transaction agreements.

During the weeks following the June 27, 2008 announcement, the Independent Committee communicated with representatives of Citi and Weil, Gotshal to review the terms of the Proposed Transactions. During this period, Citi conducted a due diligence review of NDS and as part of Citi’s due diligence review, NDS management communicated certain assumptions regarding potential enhanced performance of NDS’s business operations during the five-year period beginning with fiscal year 2008, which are referred to in this proxy statement as the “Enhanced Performance Assumptions.”

On July 1, 2008, the Independent Committee met with its legal and financial advisers by telephone. At the meeting, the Independent Committee’s legal advisers updated the Independent Committee regarding the primary terms of the proposed transaction. Between July 2, 2008 and July 18, 2008, the Independent Committee continued to communicate with its advisers regarding the status of the discussions with News Corporation, funds advised by Permira Advisers LLP and their respective representatives. During the same period, representatives of Citi received communications from certain of the Company’s shareholders regarding their views with respect to the value of the outstanding proposal, each of which expressed the view that the $60.00 proposal was inadequate.

On July 11, 2008, the Independent Committee met with its legal and financial advisers at Weil, Gotshal’s New York offices. At the meeting, the representatives of Citi presented Citi’s preliminary financial analyses of the Company (which remained subject to additional confirmatory due diligence with NDS management). Following the presentation, the Independent Committee agreed that based on Citi’s preliminary analysis, its advisers should communicate to News Corporation and the funds advised by Permira Advisers LLP that the offer should be at least $70.00 per share, along with the Independent Committee’s rationale therefor.

On July 14, 2008, representatives of Citi and Weil, Gotshal met with the Company’s management at Citi’s London offices to receive an update regarding the Company’s business, financial results and projections.

Between July 14 and 16, 2008, the Independent Committee continued discussions with its legal and financial advisers regarding the status of discussions with News Corporation and the funds advised by Permira Advisers LLP.

On July 17, 2008, a meeting of representatives of News Corporation, Permira Advisers LLP, Citi, JPMorgan and Goldman Sachs was held by telephone. At the meeting, the representatives of Citi communicated the Independent Committee’s view that the $60.00 per share price did not adequately reflect the Company’s value.

Between July 17, 2008 and July 23, 2008, representatives of Citi continued to communicate with JPMorgan and Goldman Sachs regarding the proposed transaction, including the parties’ differing views regarding the value of the Company. During the same time period, Citi provided the Independent Committee with updates regarding such discussions.

On July 24, 2008, a meeting of representatives of Citi, JPMorgan and Goldman Sachs was held at Goldman Sachs’s London offices. At the meeting, Citi made a presentation illustrating its view that, taking into account the Enhanced Performance Assumptions, the outstanding proposal did not appropriately value the Company. Following discussion regarding Citi’s valuation, the representatives of JPMorgan and Goldman Sachs agreed to provide Citi with support for their own views regarding valuation. Later that day, the representatives of Citi had further conversations with members of NDS management and updated the Independent Committee and the representatives of Weil, Gotshal regarding the meeting with JPMorgan and Goldman Sachs.

On July 25, 2008, the Independent Committee and representatives of Citi and Weil, Gotshal met by telephone to discuss the status and process of negotiations with News Corporation and Permira Advisers LLP.

On July 29, 2008, a meeting of the Independent Committee, management of the Company, News Corporation, Permira Advisers LLP, Citi, Weil, Gotshal, JPMorgan, Goldman Sachs and Skadden Arps was held at News Corporation’s New York City offices. At this meeting, representatives of Goldman Sachs and Permira Advisers LLP conveyed a written presentation that Goldman Sachs and Permira Advisers LLP had earlier prepared for purposes of the meeting with the Independent Committee. The presentation was a response to Citi’s discussion on July 24, 2008, and explained why, in the view of Goldman Sachs and Permira Advisers LLP, the $60 per share purchase price was an attractive offer to the public shareholders of the Company. Among other things, Goldman Sachs and Permira Advisers LLP explained that in their view, the potential value of the Enhanced Performance Assumptions was unduly emphasized by Citi and a comparable companies analysis, premium analysis and private and public market comparables analysis were appropriate valuation methodologies. Also at the meeting, management of the Company explained that in its view, the Enhanced Performance Assumptions were aggressive and that it was improbable that all of the assumptions could be achieved in their entirety at the same time. A copy of this presentation is available at NDS’s offices to any interested shareholder or representative and is attached as an exhibit to the Transaction Statement on Schedule 13E-3 filed with the SEC in connection with the Proposed Transactions.

Following this meeting, the Independent Committee met with representatives of Citi and Weil, Gotshal. At the meeting, the representatives of Citi explained that having concluded its meetings with NDS management, and having been advised that the Enhanced Performance Assumptions were aggressive and that it was improbable that they would all be achieved in their entirety at the same time, Citi’s valuation of the Company would have to be adjusted downward.

On July 30, 2008, News Corporation advised the Independent Committee that News Corporation and the Bidcos might be willing to increase their offer, but not until they were confident with respect to the likelihood of reaching agreement on the other terms of the Proposed Transactions.

On July 31, 2008, representatives of Skadden Arps and Weil, Gotshal held a telephonic meeting to discuss the draft transaction documents. During the meeting, the representatives of Skadden Arps and Weil, Gotshal agreed that although there were a number of outstanding issues, such issues could be resolved if the parties reached agreement on price.

On August 1, 2008, during a telephone call with the Independent Committee, Mr. DeVoe advised the Independent Committee that News Corporation and the Bidcos were willing to increase the offer to $62.00 per A ordinary share. Later that day, the Independent Committee met with representatives of Citi and Weil, Gotshal by telephone to discuss the revised proposal. During the meeting, the representatives of Citi indicated that if requested by the Independent Committee, Citi likely would be able to conclude that the revised offer was fair, from a financial point of view, to the holders of A ordinary shares, including those in the form of ADSs. Following discussion among and questions by the Independent Committee to its legal and financial advisers, the Independent Committee decided that it would seek a higher offer from News Corporation and the Bidcos and advised News Corporation that the current offer was inadequate.

On August 4, 2008, News Corporation notified the Independent Committee that News Corporation and the Bidcos were willing to offer $63.00 per A ordinary share, and that the proposal was the final offer.

On August 4, 2008, the Independent Committee and representatives of Citi and Weil, Gotshal met by telephone to discuss the revised offer. At the meeting, the representatives of Citi presented its revised financial analyses to the Independent Committee. Following the presentation by Citi, at the request of the Independent Committee, Citi orally delivered its opinion (subsequently confirmed in writing) that the consideration of $63.00 cash per A ordinary share was fair, from a financial point of view, to the holders of A ordinary shares, including those in the form of ADSs. Following discussion with its advisers regarding the offer and the status of the negotiation of the transaction documents, the Independent Committee directed the representatives of Citi to request that News Corporation and the Bidcos increase the offer to $63.50 per share. The representatives of Citi contacted Goldman Sachs to communicate the Independent Committee’s request that the offer be increased to $63.50 per A ordinary share. Later that day, News Corporation reaffirmed to the Independent Committee that $63.00 per share was the final offer.

On the morning of August 5, 2008, the Independent Committee and representatives of Citi and Weil, Gotshal discussed the status of the draft transaction documents, including a review of the primary unresolved issues. Following this discussion, the Independent Committee unanimously determined to agree in principle to a price of $63.00 per share, subject to the negotiation of final legal documentation. Later that day, NDS issued a press release announcing the agreement in principle among NDS, News Corporation and the Bidcos as to the proposed $63.00 per share price and that any transaction was subject to the negotiation and execution of final legal documentation.

Over the next week, representatives of the Independent Committee, News Corporation and Permira Advisers LLP, together with representatives of Skadden Arps, Clifford Chance and Weil, Gotshal worked to resolve the open issues and finalize the transaction documentation. Also during this time, representatives of News Corporation, Permira Advisers LLP and certain members of NDS management worked to resolve the remaining issues regarding the terms under which NDS management would participate in the Proposed Transactions through post-consummation equity ownership in NDS.

On August 12, 2008, the Independent Committee met with representatives of Weil, Gotshal and Citi at Weil, Gotshal’s New York offices. During the meeting, Weil, Gotshal reviewed with the Independent Committee the terms and conditions of the Proposed Transactions. Following the review by Weil, Citi rendered an oral opinion to the Independent Committee, which opinion was subsequently confirmed in writing, to the effect that, as of that date, the consideration was fair, from a financial point of view, to the holders of A ordinary shares, including those in the form of ADSs. After considering the proposed terms of the implementation agreement and the other transaction documents and following the presentations of its legal and financial advisers and the rendering of Citi’s oral opinion, the Independent Committee, among other things, resolved that the terms of the offer were substantively and procedurally fair and reasonable to the unaffiliated NDS shareholders, approved the Proposed Transactions and Company entering into the implementation agreement and certain other agreements in connection with the Proposed Transactions, resolved to recommend that the unaffiliated NDS shareholders vote in favor of the Proposed Transactions and authorized the representatives of the Independent Committee to finalize the transaction documents.

On August 13 and August 14, 2008, the parties finalized the transaction agreements and resolved all outstanding issues regarding the Proposed Transactions, including with respect to the terms under which certain members of NDS management would participate in the Proposed Transactions through post-consummation equity ownership in NDS.

On the morning of August 14, 2008, the parties entered into the transaction agreements, including the implementation agreement, and the Proposed Transactions were publicly announced.

Reasons for the Independent Committee’s Recommendation; Factors Considered

The Independent Committee was formed to, among other things, consider the value and fairness of the Proposed Transactions and to (1) consider whether to cause the Company to enter into the implementation agreement and the other agreements in connection with the Proposed Transactions and (2) make a recommendation to the holders of the A ordinary shares with respect to the Scheme and the resolutions required to effect the Scheme to be proposed at the Extraordinary General Meeting. The Independent Committee has determined the Proposed Transactions are substantively and procedurally fair and reasonable to the unaffiliated NDS shareholders. The Independent Committee recommends to the unaffiliated NDS shareholders that they vote in favor of the Scheme at the Court Meeting and the resolutions necessary to implement the Scheme at the Extraordinary General Meeting.

In the course of reaching its determination, the Independent Committee considered the following substantive factors and potential benefits of the Proposed Transactions:

•	The Proposed Transactions would provide the unaffiliated NDS shareholders with cash consideration of $63.00 per share. In this regard, the Independent Committee considered that:

•

$63.00 per share represents a 26.8 percent non-cash adjusted premium over the closing price on June 27, 2008, the last trading day before the initial announcement of the Proposed Transactions, and approximately 22.2 percent over the average closing stock price for the 30-day period ending June 27, 2008. The Independent Committee took note of fact that (a) News Corporation’s majority ownership in NDS results in a limited free float and a thinly traded stock and (b) the cash adjusted one-day, three month and six month premia are 34.9 percent and 31.1 percent and 29.0 percent, respectively;

•	$63.00 per share is within the valuation ranges implied by Citi’s discounted cash flow and leveraged buy-out scenario analyses of the value of NDS under NDS’s business plan;

•

the view of management that certain challenges faced by NDS are expected to adversely affect its revenues and operating income growth in future years, including amended contract terms with certain customers, the recycling by certain customers of set-top boxes and smart cards in lieu of new purchases of such items, the impact of foreign exchange rates on NDS’s results of operations, and the potential adverse effects of general economic conditions on certain of NDS’s customers; and

•

the Proposed Transactions would give the unaffiliated NDS shareholders a control premium when they are in fact minority shareholders without control and the fact that the consideration to be received per share by the unaffiliated NDS shareholders would be the same as that to be received by News Corporation for its shares notwithstanding that News Corporation controls NDS.

•

The opinion received by the Independent Committee from its financial advisor, Citi, delivered at the Independent Committee meeting held on August 12, 2008, to the effect that as of the date thereof, the $63.00 consideration is fair, from a financial point of view, to the holders of A ordinary shares, including those in the form of ADSs.

•	The information contained in the financial presentation of Citi on August 12, 2008 in connection with the foregoing opinion.

•

The Independent Committee’s view that the $63.00 per share consideration is fair in light of NDS’s business, operations, financial conditions, strategy and prospects, as well as NDS’s historical and projected financial performance and provides unaffiliated NDS shareholders certainty of value for their shares.

•

The Independent Committee’s belief that no other alternative reasonably available to NDS and its shareholders would provide greater value to shareholders within a timeframe comparable to that in which the Proposed Transactions would be completed, particularly in light of the Independent Committee’s belief that it was unlikely that any other transaction with a third party could be consummated at this time in light of the position of News Corporation that it would not agree to any other transaction involving a sale of its stake in NDS.

•

NDS’s existing relationship with News Corporation, including News Corporation’s majority ownership in NDS and the fact that News Corporation currently has the right to elect a majority of the Board and could control the outcome of most matters submitted to a vote of NDS’s shareholders and the negative impact that being a controlled company potentially has had and will continue to have on the market price for the ADSs.

•

The fact that because of News Corporation’s majority holding in NDS, News Corporation would be subject to adverse tax consequences if NDS were to undertake certain transactions, such as expanding through acquisitions in the United States or distributing cash to its shareholders and that in light of such potential tax consequences to NDS’s controlling shareholder, NDS’s flexibility with respect to acquisitions in the United States and cash distributions to its shareholders would be limited.

•

The efforts made by the Independent Committee and its advisers to negotiate and execute an implementation agreement favorable to NDS and the fact that the negotiations regarding the implementation agreement were conducted on an arms’-length basis.

•	The terms of the implementation agreement, principally:

•

that while the implementation agreement prohibits NDS from soliciting third-party acquisition proposals, it allows NDS an opportunity to respond to certain unsolicited third party acquisition proposals if the Independent Committee determines that the failure to do so would be in breach of its fiduciary duties, the implementation agreement or applicable law; and

•	that no termination fee is payable by NDS to News Corporation or the Bidcos under any circumstances.

•	Subsequent to the Initial Announcement on June 27, 2008, no third party solicitations or inquiries with respect to an alternative transaction were received.

•	The unaffiliated NDS shareholders would have in effect a separate class vote on the Proposed Transactions, because the effectiveness of the Scheme requires the approval at the Court Meeting of:

•

a majority in number of the holders of Scheme Shares voting, whether in person or by proxy (after giving effect to any distributions of A ordinary shares underlying ADSs to additional custodians as described under “The Meetings—Purpose of the Court Meeting”, beginning on page 54),

•	representing 75 percent or more in value of the Scheme Shares voting, whether in person or by proxy.

•	In addition to the required approval by the holders of the Scheme Shares, the Scheme requires the sanction of the English High Court at the First Court Hearing.

•

The Independent Committee’s belief that it was fully informed about the extent to which the interests of certain current directors and members of management in the Proposed Transactions differed from those of NDS’s other shareholders.

•

The familiarity of the Independent Committee with the business, operations, properties and assets, financial condition, business strategy, and prospects of NDS (as well as the risks involved in achieving those prospects), the nature of the industries in which NDS competes, industry trends, and economic and market conditions, both on a historical and on a prospective basis.

In the course of reaching its determination, the Independent Committee also considered a variety of substantive risks and other potentially negative factors concerning the Proposed Transactions and the implementation agreement, including the factors set out below.

•

Unaffiliated NDS shareholders will have no ongoing equity participation in NDS following the Effective Date and such holders will cease to participate in NDS’s future earnings or growth, if any, or benefit from increases, if any, in the value of NDS’s equity. In addition, unaffiliated NDS shareholders will not participate in value-creating transactions in which News Corporation and the Bidcos could, at a later date, engage, including an initial public offering of NDS, a restructuring or the sale of some or all of NDS or its assets to one or more purchasers at a valuation higher than that available in the Scheme.

•

Due to the position of News Corporation that it would not consider any other transaction involving a sale of NDS, no attempt was made to contact third parties that might otherwise consider an acquisition of NDS, and the implementation agreement contains restrictions on the ability of NDS to do so post-signing. The Independent Committee recognized that it was possible that a sale process open to all possible bidders might result in a higher sale price than the cash consideration payable in the Proposed Transactions.

•	The possible conflicts of interest of certain of the current directors and executive officers of NDS who will be or will have the opportunity to be equity owners in NDS following the Effective Date.

•	The risk that the Scheme might not be consummated in a timely manner or at all.

•

The risks and costs to NDS if the Scheme does not become effective, including the diversion of management and employee attention, potential employee attrition, the potential effect on business and customer relationships, advisers’ fees and other transaction costs, and the potential that the trading price for ADSs could decline to the pre-announcement price or below.

•	News Corporation’s and the Bidcos’ obligation to consummate the Scheme is subject to certain conditions which are outside of NDS’s control.

The foregoing discussion of the information and factors considered by the Independent Committee is not intended to be exhaustive, but includes the material factors considered by the Independent Committee. In view of the variety of factors considered in connection with its evaluation of the Proposed Transactions, the Independent Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors.

The Independent Committee did not consider liquidation value in determining the fairness of the Proposed Transactions to the unaffiliated NDS shareholders because of its belief, after consultation with its financial advisers, that liquidation value does not present a meaningful valuation for NDS and its business as NDS’s value is derived from the cash flows generated from its continuing operations rather than from the value of assets that might be realized in a liquidation. Accordingly, the valuation analyses presented by Citi to the Independent Committee were based on the operation of NDS as a continuing business, and, to that extent, such analyses could be collectively characterized as forms of going concern valuations.

The Independent Committee also did not consider net book value in determining the fairness of the Proposed Transactions to the unaffiliated NDS shareholders because of its belief, after consultation with its financial advisers, that net book value does not present a meaningful valuation metric for NDS and its business as NDS’s value is derived from the cash flows generated from its continuing operations.

The Independent Committee determined that, in its view, sufficient procedural safeguards were and are present to ensure the fairness of the Proposed Transactions and to permit the Independent Committee to represent effectively the interests of the unaffiliated NDS shareholders, which the Independent Committee believes support its decision and provided assurance of the fairness of the Proposed Transactions to the unaffiliated NDS shareholders. The Independent Committee believes that the process it followed in making its determination and recommendation with respect to the implementation agreement was fair because:

•

The Independent Committee consists solely of directors who are not officers or controlling shareholders of NDS, or affiliated with members of News Corporation or the Bidcos, and who do not otherwise have a conflict of interest or lack independence with respect to the Proposed Transactions.

•

The members of the Independent Committee will be adequately compensated for their services and their compensation is in no way contingent on their approving the implementation agreement or taking any other actions in furtherance of the Proposed Transactions. Equity based awards previously issued to the members of the Independent Committee will, consistent with the treatment of all holders of such awards, be accelerated in connection with the Scheme. Other than the above, the members of the Independent Committee will not personally benefit from the completion of the Scheme in any way different from the unaffiliated NDS shareholders.

•	The Independent Committee retained and was advised by Weil, Gotshal, its legal counsel.

•

The Independent Committee retained and was advised by Citi, its financial adviser, which assisted the Independent Committee in its review and negotiation of the Proposed Transactions and the Independent Committee’s evaluation of the fairness of the $63.00 per share consideration to the unaffiliated NDS shareholders.

•	The unaffiliated NDS shareholders would have in effect a separate class vote on the Proposed Transactions, because the effectiveness of the Scheme requires the approval at the Court Meeting of:

¡

a majority in number of the holders of Scheme Shares voting, whether in person or by proxy (after giving effect to any distributions of A ordinary shares underlying ADSs to additional custodians as described under “The Meetings—Purpose of the Court Meeting”, beginning on page 54),

¡	representing 75 percent or more in value of the Scheme Shares voting, whether in person or by proxy.

•	In addition to the required approval by the holders of the Scheme Shares, the Scheme and the confirmation of the capital reduction involved therein require the sanction of the English High Court.

•

The Independent Committee was involved in extensive deliberations since the time of the submission of the June 2008 proposal until the execution of the implementation agreement and was provided with unrestricted access to NDS’s management and its advisers in connection with the due diligence conducted by its advisers.

•	The Independent Committee, with the assistance of its legal and financial advisers, extensively negotiated with News Corporation, the Bidcos and their respective representatives.

•	The Independent Committee was aware that it was under no obligation to recommend any transaction, including the Proposed Transactions.

Recommendation of the Independent Committee; Fairness of the Proposed Transactions

The Independent Committee received independent legal and financial advice and conducted a vigorous evaluation of, and participated in negotiations with respect to, the implementation agreement and the various other agreements related to the Proposed Transactions.

The Independent Committee, by unanimous vote at a meeting held on August 12, 2008, determined that the Proposed Transactions are substantively and procedurally fair and reasonable to the unaffiliated NDS shareholders.

The Independent Committee, also at the August 12, 2008, meeting, (1) approved the Proposed Transactions and the Company entering into the implementation agreement and certain other agreements in connection with the Proposed Transactions and (2) resolved to recommend that the unaffiliated NDS shareholders vote in favor of approval of the Scheme at the Court Meeting and the additional resolutions necessary to implement the Scheme at the Extraordinary General Meeting. In reaching its determination, the Independent Committee considered the factors described in the section entitled “Reasons for the Independent Committee’s Recommendation; Factors Considered,” beginning on page 33, including the fairness opinion rendered to the Independent Committee by Citi. See the section entitled “—Opinion of Citigroup Global Markets Limited” beginning on page 45 for a discussion of Citi’s fairness opinion.

Purpose and Reasons for the Proposed Transactions of News Corporation, NDS Holdco and the Bidcos

Under the rules governing “going private” transactions, News Corporation, NDS Holdco and the Bidcos could be deemed to be engaged in a “going private” transaction and are required to provide certain information regarding the purposes for the Proposed Transactions and the reasons for the structure of the Proposed Transactions. News Corporation, NDS Holdco and the Bidcos are making the statements included in this sub-section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

For News Corporation and NDS Holdco the primary purposes of the Proposed Transactions are to (1) immediately realize in cash a premium valuation for a portion of their holdings in NDS while maintaining a substantial ongoing equity interest in NDS, which News Corporation views as a valuable strategic asset, (2) eliminate certain tax and legal constraints that result from News Corporation’s indirect majority shareholding in NDS with respect to NDS’s capital structure and NDS’s ability to undertake certain actions and (3) participate in any future earnings or growth of, and the strategic direction of, NDS following the Proposed Transactions, including as a result of eliminating the constraints referred to above, through their ongoing equity interest in NDS.

If the Proposed Transactions are completed the Bidcos will together own 51 percent (pre-dilution by management equity awards) of NDS. For the Bidcos, the purpose of the Proposed Transactions is to effectuate the transactions contemplated by the Transaction Documents and allow them to own equity interests in NDS and to bear the rewards and risks of such ownership after NDS’s shares cease to be publicly traded, including to make a profit and participate in any future earnings or growth of, and the strategic direction of, NDS following the Proposed Transactions through their ongoing equity interest in NDS.

In addition, NDS Holdco, News Corporation and the Bidcos believe that public company status imposes a number of limitations on NDS and its management in conducting NDS’s operations, including restraints associated with meeting the expectations of market analysts. Accordingly, they believe the Proposed Transactions will afford greater operating flexibility to NDS because, as a privately held entity, NDS will have the flexibility to allow management to concentrate on long-term growth and to reduce management’s focus on the quarter-to-quarter performance often emphasized by the public markets. Moreover, the Bidcos believe that NDS’s future business prospects can be improved through their active participation in the strategic direction and operation of NDS. Although NDS Holdco, News Corporation and the Bidcos believe that there will be significant opportunities associated with their investment in NDS, they realize that there are also substantial risks, including the risks and uncertainties relating to NDS’s prospects and the prospects described in management’s projections summarized in the section entitled “Special Factors—Summary Projections” beginning on page 50.

NDS Holdco, News Corporation and the Bidcos believe that structuring the Proposed Transactions by means of the Scheme is preferable to other transaction structures because it will enable all of the outstanding A ordinary shares to be cancelled at the same time, the unaffiliated NDS shareholders to receive a premium valuation for all of their shares upon effectiveness of the Scheme, a portion of the B ordinary shares held by NDS Holdco to be cancelled and NDS Holdco to maintain a significant ongoing equity interest in NDS. In addition, implementation of the Proposed Transactions by way of the Scheme is preferable to NDS Holdco, News Corporation and the Bidcos because the shareholder voting thresholds for approval of a scheme of arrangement are lower than the 90 percent participation of the unaffiliated NDS shareholders that would be required to implement the Proposed Transactions by way of a tender offer.

Position of News Corporation and NDS Holdco as to the Fairness of the Proposed Transactions

Under the rules governing “going private” transactions, each of News Corporation and NDS Holdco is required to express its beliefs as to the substantive and procedural fairness of the Proposed Transactions to the unaffiliated NDS shareholders. News Corporation and NDS Holdco are making the statements included in this sub-section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. News Corporation and NDS Holdco believe that the Proposed Transactions are substantively and procedurally fair to the unaffiliated NDS shareholders on the basis of the factors described below.

News Corporation and NDS Holdco attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the unaffiliated NDS shareholders, and, accordingly, did not negotiate the terms of the Proposed Transactions with a goal of obtaining terms that were fair to such shareholders. Neither News Corporation nor NDS Holdco believes that it has or had any fiduciary duty to NDS or the unaffiliated NDS shareholders, including with respect to the Proposed Transactions and their terms. The unaffiliated NDS shareholders were, as described elsewhere in this proxy statement, represented by the Independent Committee that negotiated with News Corporation, NDS Holdco and Permira Advisers LLP as an advisor to the Bidcos and the funds it advises on their behalf, with the assistance of independent legal and financial advisers.

Neither News Corporation nor NDS Holdco has participated in the deliberations of the Independent Committee regarding, or received advice from NDS’s legal or financial advisers as to, the fairness of the Proposed Transactions to the unaffiliated NDS shareholders. Based on News Corporation’s and NDS Holdco’s knowledge and analysis of available information regarding NDS, as well as discussions with members of NDS’s senior management regarding NDS and its business and the factors considered by, and findings of, the Independent Committee discussed in the section entitled “Special Factors—Recommendation of the Independent Committee; Fairness of the Proposed Transactions” beginning on page 37, News Corporation and NDS Holdco believe that the Scheme is substantively and procedurally fair to the unaffiliated NDS shareholders.

In making their determination that the Proposed Transactions are substantively and procedurally fair to the unaffiliated NDS shareholders, News Corporation and NDS Holdco considered the following material positive factors:

•

The fact that the $63.00 per share represents a 26.8 percent non-cash adjusted premium over the closing price on June 27, 2008, the last trading day before the initial announcement of the Proposed Transactions, and approximately 22.2 percent over the average closing stock price for the 30-day period ending June 27, 2008. Additionally, the cash adjusted one-day, three month and six month premia are 34.9 percent and 31.1 percent and 29.0 percent, respectively.

•	The fact that the Scheme will provide consideration to the unaffiliated NDS shareholders entirely in cash.

•

The fact that the Company has entered into debt facility agreements to provide the debt portion of the financing necessary to effect the Proposed Transactions and that this debt financing is available, subject to the conditions set forth in the facilities agreements; each as described under the caption “The Proposed Transactions—Financing” on page 73.

•

The fact that the relevant funds advised by Permira Advisers LLP have entered into an equity commitment letter pursuant to which, among other things, the relevant funds advised by Permira Advisers LLP have agreed to provide to the Bidcos, subject to the conditions set forth in the equity commitment letter, cash in the amount necessary to make the equity contributions required to be made by the Bidcos to complete the Proposed Transactions, with such equity contributions totaling $917.8 million in the aggregate. For more information, see “The Proposed Transactions—Financing” on page 73.

•

The fact that the relevant funds advised by Permira Advisers LLP have entered into a confirmation letter with News Corporation pursuant to which, among other things, these funds advised by Permira Advisers LLP have agreed to:

•	have available sufficient funds to meet their respective obligations under the equity commitment letter subject to the terms of, and on the conditions set forth in, the equity commitment letter;

•

exercise all rights available to them pursuant to the limited partnership agreements governing the applicable funds advised by Permira Advisers LLP to ensure that the undrawn or uncalled commitments of their limited partners shall, up to the time of satisfaction of the obligations under the equity commitment letter, remain sufficient to meet the commitments of such affiliates under the equity commitment letter, subject to and on the terms set forth in the equity commitment letter; and

•

make available their respective portion of the equity contributions required to be made in connection with the Proposed Transactions, and direct such funds to the applicable Bidco in accordance with the terms of the confirmation letter and the equity commitment letter. For more information, see “The Proposed Transactions—Financing” on page 73.

•	The fact that the Independent Committee determined, by unanimous vote, that the Proposed Transactions are substantively and procedurally fair and reasonable to the unaffiliated NDS shareholders.

•	The fact that the Independent Committee had the authority to reject the transaction proposed by NDS Holdco, News Corporation and the Bidcos.

•

The fact that NDS Holdco, News Corporation and the Bidcos did not participate in or have any influence over the conclusions reached by the Independent Committee or the negotiating positions of the Independent Committee.

•

The fact that the implementation agreement allows the Independent Committee or the Board to entertain unsolicited proposals from third parties and to change or withdraw its recommendation in favor of the Proposed Transactions if a superior proposal is received from a third party and the Independent Committee determines that the failure to so change or withdraw its recommendation would be in breach of its fiduciary duties, the implementation agreement or applicable law.

•

The fact that the Independent Committee received the opinion of Citi, dated August 12, 2008, to the effect that as of that date, the $63.00 consideration is fair, from a financial point of view, to the holders of A ordinary shares, including those in the form of ADSs.

News Corporation and NDS Holdco also considered the following potentially negative factors:

•

The unaffiliated NDS shareholders, with the exception of the Management Investors, will have no ongoing equity participation in the Company following the Scheme; such shareholders will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the Company’s stock owned by them, and will not participate in any future sale of the Company to a third party.

•

It was unlikely that any other transaction between the Company and a third party could be consummated at this time in light of the position of News Corporation that it would not agree to any other transaction involving a sale of its stake in NDS.

•	The cash consideration to be received by the unaffiliated NDS shareholders generally will be taxable to them.

News Corporation and NDS Holdco believe that the Proposed Transactions are procedurally fair to the unaffiliated NDS shareholders based upon the following factors:

•	The Independent Committee consisted entirely of directors who are not NDS officers or controlling shareholders or affiliated with any controlling shareholders of NDS.

•	The members of the Independent Committee will not personally benefit from the consummation of the Proposed Transactions in a manner different from the unaffiliated NDS shareholders.

•	The Independent Committee retained and was advised by independent legal counsel experienced in advising on similar transactions.

•

The Independent Committee retained and was advised by Citi, its financial advisor, which assisted the Independent Committee in its review and negotiation of the Proposed Transactions and the Independent Committee’s evaluation of the fairness of the $63.00 per share consideration to the unaffiliated NDS shareholders.

•	The Proposed Transactions were unanimously approved by the members of the Independent Committee.

•	The unaffiliated NDS shareholders would have in effect a separate class vote on the Proposed Transactions, because the effectiveness of the Scheme requires the approval at the Court Meeting of:

¡

a majority in number of the holders of Scheme Shares voting, whether in person or by proxy (after giving effect to any distributions of A ordinary shares underlying ADSs to additional custodians as described under “The Meetings—Purpose of the Court Meeting”, beginning on page 54),

¡	representing 75 percent or more in value of the Scheme Shares voting, whether in person or by proxy.

•

Because none of News Corporation, NDS Holdco, the funds advised by Permira Advisers LLP or the Bidcos owns any A ordinary shares, and each has agreed not to acquire any A ordinary shares, the required approval at the Court Meeting, by means of a vote in which only holders of A ordinary shares may participate, effectively constitutes an approval of the unaffiliated NDS shareholders.

•

The Scheme must be sanctioned (without modification or with modification as agreed by the Bidcos, News Corporation and NDS), and the capital reduction involved therein must be confirmed, by the English High Court.

Neither News Corporation nor NDS Holdco considered net book value in determining the fairness of the Scheme to the unaffiliated NDS shareholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for the A ordinary shares. They note, however, that the A Share Consideration of $63.00 per A ordinary share is higher than the net book value of an A ordinary share. Neither News Corporation nor NDS Holdco considered liquidation value in determining the fairness of the Scheme to the unaffiliated NDS shareholders because of their belief that liquidation value did not present a meaningful valuation for NDS and its business; rather, it was the belief of News Corporation and NDS Holdco that NDS’s value is derived from the cash flows generated from its continuing operations, rather than from the value of its assets that might be realized in a liquidation. Further, because NDS’s assets include a significant amount of intangible assets, intellectual property and other assets that are not readily transferable or are subject to restrictions on their transfer in a liquidation scenario, News Corporation and NDS Holdco concluded that NDS is not susceptible to a meaningful liquidation valuation. Moreover, it was the belief of News Corporation and NDS Holdco that a large part of NDS’s success is attributable to its market share and market presence associated with a recognizable brand name and reputation for quality, and any liquidation of its assets or break-up or piecemeal sale of its parts would not maximize shareholder value because it would not likely compensate NDS’s shareholders for the value inherent in NDS’s market position or brand identity. Therefore, News Corporation and NDS Holdco believed that the liquidation methodology would result in a lower valuation for NDS than had been proposed in the Scheme negotiations.

Further, neither News Corporation nor NDS Holdco established a pre-Scheme going concern value for NDS, assuming the sale of NDS as an integrated business (that is, a “going concern”). Neither News Corporation nor NDS Holdco believed that there is a single method for determining going concern value and, therefore, did not base their valuation of NDS on a concept that is subject to various interpretations. Further, News Corporation and NDS Holdco believed that, to the extent that NDS’s pre-Scheme going concern value was already reflected in the pre-announcement per share stock price of the A Ordinary shares, such pre-Scheme going concern value undervalued NDS in comparison to the offer prices being discussed in the Scheme negotiations, which from the outset reflected a premium to such pre-announcement stock price. Moreover, since going concern value is often defined as the ability to generate earnings (rather than cash flows) from its assets, News Corporation and NDS Holdco did not believe that NDS’s pre-Scheme going concern value was meaningful in determining the fairness of the Scheme because, following the effectiveness of the Scheme, NDS will have a significantly different capital structure, which will result in different opportunities and risks for the business as a highly leveraged private company. For example, NDS will have a significantly different level of fixed interest costs following the effectiveness of the Scheme, which will affect NDS’s ability to generate earnings from its assets. Thus, neither News Corporation nor NDS Holdco believes that NDS’s pre-Scheme going concern value would be a significant consideration in determining what value potential acquirors were likely to place on NDS, which would be a much more highly leveraged company in the hands of such acquirors.

News Corporation and NDS Holdco believe that these factors provide a reasonable basis for their belief that the Proposed Transactions are substantively and procedurally fair to the unaffiliated NDS shareholders. This belief should not, however, be construed as a recommendation to any NDS shareholder to vote to approve the Scheme. Neither News Corporation nor NDS Holdco makes any recommendation as to how shareholders of NDS should vote their shares relating to the Scheme or any related transaction.

Position of the Bidcos as to the Fairness of the Proposed Transactions

Under the rules governing “going private” transactions, the Bidcos could be deemed to be engaged in a “going private” transaction and are required to provide certain information regarding their position as to the substantive and procedural fairness of the Proposed Transactions to the unaffiliated NDS shareholders. Each of the Bidcos is making the statements included in this sub-section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. Each of the Bidcos’ views as to the fairness of the Proposed Transactions should not be considered as a recommendation to any shareholder as to how that shareholder should vote on the proposal to approve the Proposed Transactions.

The Bidcos attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the unaffiliated NDS shareholders, and, accordingly, did not negotiate the terms of the Proposed Transactions with a goal of obtaining terms that were fair to such shareholders. Neither of the Bidcos believes that it has or had any fiduciary duty to NDS or the unaffiliated NDS shareholders, including with respect to the Proposed

Transactions and their terms. The unaffiliated NDS shareholders were, as described elsewhere in this proxy statement, represented by the Independent Committee that negotiated with News Corporation, NDS Holdco and the Bidcos on their behalf, with the assistance of independent legal and financial advisers.

Accordingly, the Bidcos did not undertake an independent evaluation of the Proposed Transactions or engage a financial advisor, in each case, for the purpose of evaluating the fairness of the Scheme. The Bidcos did not participate in the deliberations of the Independent Committee regarding, and did not receive advice from the Independent Committee’s legal or financial advisers as to, the fairness of the Proposed Transactions to the unaffiliated NDS shareholders. The Bidcos believe that the proposed Scheme Consideration is substantively fair to the unaffiliated NDS shareholders based on the following factors:

•

The Bidcos’ knowledge and analysis of available information regarding NDS, as well as discussions with members of NDS’s senior management regarding NDS and its business and the factors considered by, and findings of, the Independent Committee discussed in the section entitled “Special Factors—Recommendation of the Independent Committee; Fairness of the Proposed Transactions” beginning on page 37.

•

The fact that the $63.00 per share represents a 26.8 percent non-cash adjusted premium over the closing price on June 27, 2008, the last trading day before the initial announcement of the Proposed Transactions, and approximately 22.2 percent over the average closing stock price for the 30-day period ending June 27, 2008. Additionally, the cash adjusted one-day, three month and six month premia are 34.9 percent and 31.1 percent and 29.0 percent, respectively.

•

The consideration to be paid to the unaffiliated NDS shareholders in the Proposed Transactions is all cash, thus eliminating any uncertainty in valuing the consideration to be received by such shareholders.

•	The Proposed Transactions will provide liquidity for the unaffiliated NDS shareholders without incurring brokerage and other costs typically associated with market sales.

•

News Corporation will receive cash and the News Corporation Loan Note (as defined below) in exchange for approximately 67 percent of the Series B ordinary shares held by NDS Holdco at the same per share cash consideration of $63.00 to be received by the unaffiliated NDS shareholders of NDS even though the shares of the unaffiliated NDS shareholders do not confer control.

•

The fact that the debt financing for the transaction is available, subject to the conditions set forth in the facilities agreements each as described under the caption “The Proposed Transactions—Financing” on page 73.

•

The fact that the relevant funds advised by Permira Advisers LLP have entered into an equity commitment letter pursuant to which, among other things, the relevant funds advised by Permira Advisers LLP have agreed to provide to the Bidcos, subject to the conditions set forth in the equity commitment letter, cash in the amount necessary to make the equity contributions required to be made by the Bidcos to complete the Proposed Transactions, with such equity contributions totaling $917.8 million in the aggregate. For more information, see “The Proposed Transactions—Financing” on page 73.

The Bidcos also considered the following potentially negative factors:

•

The unaffiliated NDS shareholders, with the exception of the Management Investors, will have no ongoing equity participation in the Company following the Scheme; such shareholders will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the Company’s stock owned by them, and will not participate in any future sale of the Company to a third party.

•

It was unlikely that any other transaction between the Company and a third party could be consummated at this time in light of the position of News Corporation that it would not agree to any other transaction involving a sale of its stake in NDS.

•	The cash consideration to be received by the unaffiliated NDS shareholders generally will be taxable to them.

The Bidcos believe that the Proposed Transactions are procedurally fair to the unaffiliated NDS shareholders of NDS based on the following factors, including the factors considered by, and the findings of, the Independent Committee with respect to the fairness of the Proposed Transactions, which the Bidcos adopt:

•

The Board established the Independent Committee to negotiate with NDS Holdco, News Corporation and the Bidcos, which consists of directors who are not officers, employees or controlling shareholders of NDS, or affiliated with NDS Holdco, News Corporation or the Bidcos. NDS Holdco, News Corporation and the Bidcos believe that the Independent Committee was therefore able to negotiate the implementation agreement and the terms of the Scheme and the Proposed Transactions, which the Independent Committee believes to be fair to, and in the best interests of the unaffiliated NDS shareholders of NDS without the potential conflicts of interest that the foregoing relationships otherwise would have presented.

•	The members of the Independent Committee will not personally benefit from the consummation of the Proposed Transactions in a manner different from the unaffiliated NDS shareholders.

•	The Independent Committee retained and was advised by Weil, Gotshal, its legal counsel.

•

The Independent Committee retained and was advised by Citi, its financial adviser, which assisted the Independent Committee in its review and negotiation of the Proposed Transactions and the Independent Committee’s evaluation of the fairness of the $63.00 per share consideration to the unaffiliated NDS shareholders.

•	The Independent Committee had the authority to reject the transaction proposed by NDS Holdco, News Corporation and the Bidcos.

•

NDS Holdco, News Corporation and the Bidcos did not participate in or have any influence over the conclusions reached by the Independent Committee or the negotiating positions of the Independent Committee.

•	The Proposed Transactions were unanimously approved by the members of the Independent Committee.

•

The Scheme Consideration and other terms and conditions of the Scheme were the result of extensive negotiations between NDS Holdco, News Corporation and the Bidcos and the Independent Committee and their respective financial and legal advisers.

•

The implementation agreement allows the Independent Committee or the Board to entertain unsolicited proposals from third parties and to change or withdraw its recommendation in favor of the Proposed Transactions if a superior proposal is received from a third party and the Independent Committee determines that the failure to so change or withdraw its recommendation would be in breach of its fiduciary duties, the implementation agreement or applicable law.

•

The Independent Committee was deliberate in its process, taking approximately 14 weeks to analyze and evaluate the NDS Holdco, News Corporation and the Bidcos’ proposal and to negotiate with NDS Holdco, News Corporation and the Bidcos the terms of the proposed Scheme.

The Bidcos believe the Proposed Transactions are procedurally and substantively fair to the unaffiliated NDS shareholders, for the reasons cited above, and in particular:

•	The unaffiliated NDS shareholders would have in effect a separate class vote on the Proposed Transactions, because the effectiveness of the Scheme requires the approval at the Court Meeting of:

¡

a majority in number of the holders of Scheme Shares voting, whether in person or by proxy (after giving effect to any distributions of A ordinary shares underlying ADSs to additional custodians as described under “The Meetings—Purpose of the Court Meeting”, beginning on page 54),

¡	representing 75 percent or more in value of the Scheme Shares voting, whether in person or by proxy.

•

The ability of the Independent Committee to change its recommendation in favor of the Proposed Transactions and for NDS to terminate the implementation agreement under the circumstances described above.

•

Because none of News Corporation, NDS Holdco, the funds advised by Permira Advisers LLP or the Bidcos owns any A ordinary shares, and each has agreed not to acquire any A ordinary shares, the required approval at the Court Meeting, by means of a vote in which only holders of A ordinary shares may participate, effectively constitutes an approval of the unaffiliated NDS shareholders.

•

The Scheme must be sanctioned (without modification or with modification as agreed by the Bidcos, News Corporation and NDS), and the capital reduction involved therein must be confirmed, by the English High Court.

Neither of the Bidcos considered net book value in determining the fairness of the Scheme to the unaffiliated NDS shareholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for the A ordinary shares. They note, however, that the A Share Consideration of $63.00 per A ordinary share is higher than the net book value attributable to an A ordinary share. Neither of the Bidcos considered liquidation value in determining the fairness of the Scheme to the unaffiliated NDS shareholders because of their belief that liquidation value did not present a meaningful valuation for NDS and its business; rather, it was the belief of the Bidcos that NDS’s value is derived from the cash flows generated from its continuing operations, rather than from the value of its assets that might be realized in a liquidation. Further, because NDS’s assets include a significant amount of intangible assets, intellectual property, rented properties and other assets that are not readily transferable or are subject to restrictions on their transfer in a liquidation scenario, the Bidcos concluded that NDS is not susceptible to a meaningful liquidation valuation. Moreover, it was the belief of the Bidcos that a large part of NDS’s success is attributable to its market share and market presence associated with a recognizable brand name and reputation for quality, and any liquidation of its assets or break-up or piecemeal sale of its parts would not maximize shareholder value because it would not likely compensate NDS’s shareholders for the value inherent in NDS’s market position or brand identity. Therefore, the Bidcos believed that the liquidation methodology would result in a lower valuation for NDS than had been proposed in the Scheme negotiations.

Further, neither of the Bidcos established a pre-Scheme going concern value for NDS, assuming the sale of NDS as a “going concern”. Neither of the Bidcos believed that there is a single method for determining going concern value and, therefore, did not base its valuation of NDS on a concept that is subject to various interpretations. Further, the Bidcos believed that, to the extent that NDS’s pre-Scheme going concern value was already reflected in the pre-announcement per share stock price of the A Ordinary shares, such pre-Scheme going concern value undervalued NDS in comparison to the offer prices being discussed in the Scheme negotiations, which from the outset reflected a premium to such pre-announcement stock price. Moreover, since going concern value is often defined as the ability to generate earnings (rather than cash flows) from its assets, the Bidcos did not believe that NDS’s pre-Scheme going concern value was meaningful in determining the fairness of the Scheme because, following the effectiveness of the Scheme, NDS will have a significantly different capital structure, which will result in different opportunities and risks for the business as a highly leveraged private company. For example, NDS will have a significantly different level of fixed interest costs following the effectiveness of the Scheme, which will affect NDS’s ability to generate earnings from its assets. Thus, neither of the Bidcos believes that NDS’s pre-Scheme going concern value would be a significant consideration in determining what value potential acquirors were likely to place on NDS, which would be a much more highly leveraged company in the hands of such acquirors.

The foregoing discussion of the information and factors considered and given weight by the Bidcos in connection with the fairness of the Proposed Transactions and the Scheme is not intended to be exhaustive but is believed to include all material factors considered by the Bidcos. The Bidcos believe that these factors provide a reasonable basis for their belief that the Proposed Transactions are substantively and procedurally fair to the unaffiliated NDS shareholders. This belief should not, however, be construed as a recommendation to any NDS shareholder to vote to approve the Scheme. The Bidcos do not make any recommendation as to how shareholders of NDS should vote their shares relating to the Scheme or any related transaction.

The Bidcos did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching its conclusion as to the fairness of the Proposed Transactions. Rather, their fairness determination was made after consideration of all of the foregoing factors as a whole.

Opinion of Citigroup Global Markets Limited

Citi delivered an oral opinion to the Independent Committee, subsequently confirmed in writing, to the effect that, as of August 12, 2008, and based upon and subject to the factors and assumptions set forth in the opinion, the $63.00 per share in cash to be received by the holders of A ordinary shares, including those in the form of ADSs pursuant to the Proposed Transactions was fair from a financial point of view to those holders. (None of NDS Holdco, the Bidcos or any of their respective affiliates hold A ordinary shares, including those in the form of ADSs.)

The full text of Citi’s written opinion, dated August 12, 2008, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Appendix B. Citi provided its opinion for the information and assistance of the Independent Committee in connection with its consideration of the Proposed Transactions. Neither Citi’s opinion nor the related analyses constituted a recommendation of the Proposed Transactions to the Independent Committee or any holder of NDS’s ordinary shares. The summary of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Citi’s opinion is not a recommendation as to how any holder of NDS’s ordinary shares should vote with respect to the Scheme. We encourage you to read the opinion carefully and in its entirety.

In connection with rendering the opinion described above and performing its related financial analyses, Citi, among other things:

•	reviewed the draft implementation agreement dated August 11, 2008 (the “Draft Agreement”);

•	discussed the business, operations, and prospects of NDS with certain senior officers, directors, and other representatives of NDS;

•

examined certain publicly available business and financial information relating to NDS as well as certain financial forecasts and other information and data relating to NDS which were provided to and/or discussed with Citi by the management of NDS, including the projections that are summarized under the heading “Summary Projections” below;

•

reviewed the financial terms of the Proposed Transactions as a whole as well as of the Scheme as set forth in the press release of NDS Holdco and the Bidcos dated June 27, 2008 and the Draft Agreement in relation to, among other things: current and historical market prices and trading volumes of A ordinary shares, including in the form of ADSs; the historical and projected earnings and other operating data of NDS; and the capitalization and financial condition of NDS;

•	analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of NDS;

•

considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered potentially relevant in evaluating the Proposed Transactions; however found that no such other transactions were ultimately relevant in evaluating the Proposed Transactions; and

•	conducted such other analyses and examinations and considered such other information and financial, economic, and market criteria as Citi deemed appropriate in arriving at its opinion.

Citi relied upon the accuracy and completeness of all of the financial, legal, accounting, tax and other information relating to NDS discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In addition, Citi did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of NDS, nor was any evaluation or appraisal of the assets or liabilities of NDS furnished to Citi. Citi assumed that the Proposed Transactions will be consummated in accordance with the terms of the Draft Agreement reviewed by Citi, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on NDS. Citi’s opinion does not address the underlying business decision of NDS to undertake the Proposed Transactions.

The following is a summary of the material financial analyses presented to the Independent Committee in connection with the delivery of Citi’s opinion. The following summary, however, does not purport to be a complete description of Citi’s financial analyses, nor does the order of analyses described indicate the relative importance or weight given to those analyses by Citi. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Citi’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 12, 2008, and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis

Over the weekend of June 27, 2008, NDS provided Citi with a set of base case projections, which management believes are aggressive (the “Management Case”). Following delivery of the Management Case, NDS management provided Citi with the Enhanced Performance Assumptions. These are a set of assumptions regarding certain aspects of the NDS’s future performance that are more optimistic than the corresponding assumptions that were used to prepare the Management Case and which NDS management believes cannot be realized in their entirety within the same timeframe. These Enhanced Performance Assumptions included the projected effects on projected earnings before interest and income tax margins. Based on the assumption that all of the individual Enhanced Performance Assumptions could be achieved, a revised version of the financial model that was used to create the Management Case was produced (the “Revised Upside Case”). Citi then performed discounted cash flow analyses on both sets of projections in order to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that NDS could generate from September 30, 2008 to the end of fiscal year 2012.

Citi’s calculated discounted cash flow analyses are based on several assumptions, including a weighted average cost of capital (“WACC”) of 9.0% to 10.0% and a perpetuity growth range of 3.0% to 3.5%. Citi also applied these parameters to incremental cash flows related to more favorable card recycling in the Revised Upside Case. Citi assumed different parameters for incremental cash flows relating to assumptions for a business segment called New Technologies. Citi applied a WACC of 10.0% to 15.0% with perpetuity growth range of 4.0% to 5.0% to those incremental cash flows.

Management projections provided to Citi did not include management incentivization costs that would have been incurred in the absence of the Proposed Transactions as the Proposed Transactions contemplate an alternative management incentivization structure. An adjustment was made to incorporate incremental management incentivization costs that would likely exist in the absence of the Proposed Transactions. An adjustment was also made to incorporate incremental cash costs from the differential between the assumed management rate of exchange of the Israeli Shekel incorporated in the projections and the spot rate on July 5,

2008. This analysis indicated the following implied per share equity reference ranges for ADSs, as compared to the $63.00 to be received by holders of A ordinary shares pursuant to the Proposed Transactions:

•	a fully adjusted share price range of $55.70 to $58.60 for the Management Case; and

•	a fully adjusted share price range of $62.40 to $66.10 based on the Revised Upside Case.

Stock Trading History and Implied Premiums

Citi considered the $63.00 per share to be received by the holders of A ordinary shares pursuant to the Proposed Transactions and calculated the implied premiums represented relative to the closing price of NDS stock on June 26, 2008 (the day prior to the initial announcement of the Proposed Transactions), the closing price on June 27, 2008 (the day of the initial announcement of the Proposed Transactions), the closing price on May 1, 2008 (the day of NDS’s fourth quarter earnings announcement), the highest closing stock price for ADSs for the 52-week period ending June 26, 2008, and the average closing stock prices of the ADSs for the one-month, three-month, six-month, one-year and three-year periods ending June 26, 2008 and June 27, 2008. Citi also calculated cash-adjusted premiums, which are based on the fully diluted equity value as of August 12, 2008 less the Company’s latest reported cash position. These calculations identify based on June 27, 2008 as the reference point:

•	on the price one day prior to the initial offer announcement, a premium of 26.8% and a cash-adjusted premium of 34.9%;

•	since May 29, 2008, when Goldman Sachs downgraded NDS stock from buy to neutral, a premium of 22.8% and a cash-adjusted premium of 29.4%;

•	since the May 1, 2008 earnings announcement, a premium of 21.0% and a cash-adjusted premium of 27.0%;

•	based on the 52-week high, a premium of 1.5% and a cash-adjusted premium of 0.2%;

•	based on the one-month average, a premium of 22.2% and a cash-adjusted premium of 28.6%;

•	based on the three-month average, a premium of 24.0% and a cash-adjusted premium of 31.1%;

•	based on the six-month average, a premium of 23.1% and a cash-adjusted premium of 29.0%;

•	based on the one-year average, a premium of 21.8% and a cash-adjusted premium of 25.5%; and

•	based on the three-year average, a premium of 33.1% and a cash-adjusted premium of 29.3%.

Select Publicly Traded Companies Analysis

Citi reviewed financial and stock market information and public market trading multiples of NDS and the following four selected publicly held companies:

•	Macrovision Corporation

•	OpenTV Inc.

•	The Kudelski Group

•	Aladdin Knowledge Systems Limited

As part of its selected comparable company analysis, Citi calculated and analyzed for each company:

•

the ratio of firm value (calculated as equity value plus straight debt, minority interest, straight preferred stock and out-of-the-money convertibles, less cash and long term investments) to revenue in calendar years 2008-09;

•	the ratio of firm value to EBITDA (calculated as earnings before interest, taxes, depreciation and amortization) in calendar years 2008-09;

•	the ratio of firm value to adjusted free cash flow (calculated as EBITDA less capital expenditures) in calendar years 2008-09;

•	the compound annual growth rate (“CAGR”) of each of the above ratios from 2008 to 2010, as well as the CAGR of Net Income during the same period; and

•	the ratio of its current stock price to its estimated earnings per share in calendar years 2008-09.

Estimated financial data of the selected companies was based on research analysts’ estimates, public filings and other publicly available information. Estimated financial data of NDS was based on internal estimates of the Company’s management. The results of this analysis indicated that, despite the absence of truly comparable companies, the $63.00 per share in cash to be received by the holders of A ordinary shares pursuant to the Proposed Transactions is above the implied valuation based on the most comparable companies to NDS.

Research Analyst Price Targets

Citi noted that, in the preceding one-year period, broker recommendations have consistently recommended to buy or hold NDS stock, as the actual price of NDS stock remained below brokers’ average recommended target price throughout the period. Citi reviewed the reports of five research analysts that had published price targets in publicly available equity research. The target share prices both before and after the initial offer announcement on June 27, 2008 are described in the table below:

Analyst	Pre-Initial Offer	Post-Initial Offer
RBC	$66.00	$66.00
Natexis	$70.00	$65.00
Morgan Stanley	$65.00	$61.00
Kaufman	$69.00	$60.00
Goldman Sachs	$60.00	$55.00

Leveraged Buyout Analysis

Citi performed two sets of leveraged buyout analyses. The first estimated the theoretical purchase price that could be paid by a hypothetical financial buyer in an acquisition of NDS based on internal estimates of NDS management. This analysis incorporated the pro forma debt capital structure contemplated by the Proposed Transactions and the management equity incentivization plan as contemplated by the Proposed Transactions. Citi assumed a range of internal rates of returns of 17.5% to 22.5% and certain exit assumptions including a forward EBITDA exit multiple of 12.0x to calculate a range of per share values which satisfied these parameters. This analysis indicated the following implied per share equity reference ranges for NDS common stock:

•	a share price range of $55.40 to $60.10 for the Management Case; and

•	a share price range of $62.10 to $68.70 based on the Revised Upside Case.

In the second analysis, Citi calculated the likely internal rates of return that could be realized by a hypothetical financial buyer based on the per share price of $63.00 as contemplated by the Proposed Transactions. This analysis incorporated the pro forma capital structure based on the proposed debt and equity financings of the Proposed Transactions and the management equity incentivization plan as contemplated by the Proposed Transactions. Citi assumed a range of forward EBITDA exit multiples of 8.0x to 12.0x to calculate an implied range of theoretical internal rates of return of:

•	7.1% to 19.6% for the Management Case; and

•	14.0% to 26.2% for the Revised Upside Case.

Miscellaneous

Citi has acted as financial advisor to the Independent Committee in connection with the Proposed Transactions and will receive a fee of $3 million for its financial advisory services, which is not contingent upon the consummation of the Proposed Transactions. Citi may also receive an additional fee of up to $1 million entirely at NDS’s discretion. Subject to certain limitations, NDS has agreed to reimburse Citi for all reasonable travel and other expenses (plus any applicable value-added tax) incurred by Citi in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Citi and related persons against liabilities, including liabilities under federal securities laws, arising out of its engagement.

Citi and its affiliates in the past have provided services to News Corporation and Permira Advisers LLP and various investment holding entities owned by certain funds advised by Permira Advisers LLP unrelated to the Proposed Transactions, for which services Citi and its affiliates have received and expect to receive compensation, including, without limitation, acting as a lender under News Corporation’s $2.25 billion Revolving Credit Facility and advising on and extending finance to various private equity transactions involving investment holding entities owned by certain funds advised by Permira Advisers LLP. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of NDS and News Corporation for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with NDS, News Corporation, Permira Advisers LLP and the Bidcos and other investment holding entities owned by certain funds advised by Permira Advisers LLP and their respective affiliates.

Summary Projections

In connection with its due diligence investigation of the Company, each of Permira Advisers LLP and Citi requested, and was provided on a confidential basis, with copies of the Management Case. The Management Case was delivered to Permira Advisers LLP on April 29, 2008 and to Citi on June 28, 2008.

Income Statements

	For the fiscal years ended June 30,
(in thousands, except percentages)	2008	2009	2010	2011	2012
Total Revenues	$835,308	$905,822	$1,003,884	$1,113,086	$1,241,787
Growth %
Cost of Sales	(317,196)	(345,916)	(391,681)	(432,845)	(496,884)

Gross Profit	518,113	559,906	612,203	680,241	744,903
Growth %		8.1%	9.3%	11.1%	9.5%
GM %	62.0%	61.8%	61.0%	61.1%	60.0%
S&M	(48,307)	(49,042)	(53,992)	(59,556)	(67,128)
GM %	-5.8%	-5.4%	-5.4%	-5.4%	-5.4%
R&D	(192,916)	(219,588)	(235,994)	(253,330)	(273,641)
GM %	-23.1%	-24.2%	-23.5%	-22.8%	-22.0%
G&A	(67,739)	(65,633)	(69,235)	(72,962)	(75,739)
GM %	-8.1%	-7.2%	-6.9%	-6.6%	-6.1%
Amortization	(13,277)	(13,178)	(13,170)	(8,051)	(3,354)

Operating Profit	195,874	212,465 (1)	239,811	286,342	325,040
Growth %		8.5%	12.9%	19.4%	13.5%
% Margin	23.4%	23.5%	23.9%	25.7%	26.2%

Depreciation	(22,752)	(25,747)	(28,216)	(31,325)	(34,230)
Amortization	(13,277)	(13,178)	(8,051)	(8,051)	(3,354)

Balance Sheet

	For the fiscal years ended June 30,
(in thousands, except percentages)	2008	2009	2010	2011	2012
Assets
Cash	705,079	855,662	1,006,819	1,232,649	1,494,445
Inventory	76,921	85,643	80,887	84,820	83,016
Accounts Receivable and Accrued Income	180,789	197,368	225,381	254,166	288,759
Other Current Assets	26,890	28,319	31,309	34,773	38,339

Total Current Assets	$989,679	$1,166,991	$1,344,396	$1,606,409	$1,904,558
PP&E	53,036	53,028	55,737	54,829	55,012
Intangibles	189,960	176,782	163,612	155,561	152,207
Other Non Current Assets	83,930	92,629	101,914	112,278	123,732

Total Assets	$1,316,605	$1,489,430	$1,665,659	$1,929,076	$2,235,509
Customer Deposits and Deferred Income	109,814	130,427	97,604	102,348	106,541
Accounts Payable	30,486	27,953	30,859	33,645	37,537
Other Current Liabilities	122,877	136,519	145,192	159,623	174,341

Total Current Liabilities	263,177	294,899	273,655	295,616	318,419

Long Term Liabilities	127,969	97,868	100,810	109,807	127,391
Total liabilities	$391,146	$392,767	$374,465	$405,422	$445,809
Shareholders Equity	925,459	1,096,663	1,291,194	1,523,653	1,789,699

Total Liabilities and Shareholders’ Equity	$1,316,605	$1,489,430	$1,665,659	$1,929,076	$2,235,509

(1)	Assumes no stock option expense during the period.

In addition, NDS management also provided to Citi, on a confidential basis, the Enhanced Performance Assumptions, which are listed in the table below. The Enhanced Performance Assumptions are a more optimistic set of assumptions than those assumptions used to prepare the Management Case. Also set forth in the table below are the assumptions used to prepare the Management Case.

	2009	2010	2011	2012
DIRECTV - Recycling of Smart Card
Management Case Assumption	20%	50%	55%	55%
Enhanced Performance Assumption	20%	40%	40%	40%

Synamedia Growth Rates
Management Case Assumption	18%	5%	5%	3%
Enhanced Performance Assumption	18%	5%	5%	10%

Jungo Growth Rates
Management Case Assumption	46%	15%	25%	10%
Enhanced Performance Assumption	46%	15%	25%	25%

Orbis Growth Rates
Management Case Assumption	14%	15%	50%	10%
Enhanced Performance Assumption	14%	22%	46%	37%

New Initiatives Growth Rates
Management Case Assumption	NM	50%	400%	40%
Enhanced Performance Assumption	NM	130%	310%	80%

EBIT Margin
Management Case Assumption	23.5%	23.9%	25.7%	26.2%
Enhanced Performance Assumption	23.5%	24.5%	26.6%	29.3%

Set forth below is the Revised Upside Case:

Income Statements

	For the fiscal years ended June 30,
(in 100,000, except percentages)	2008	2009	2010	2011	2012
Total Revenues	$835	$906	$1,017	$1,133	$1,305
Growth %	17.7%	8.4%	12.2%	11.5%	15.2%
Cost of Sales	(317)	(346)	(395)	(437)	(503)

Gross Profit	518	560	622	696	803
Gross Margin %	62.0%	61.8%	61.2%	61.4%	61.5%

Operating Profit	196	212	250	302	383
% Margin	23.4%	23.5%	24.5%	26.6%	29.3%

The internal projections summarized above were prepared based on estimates and assumptions of the Company’s management that are subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company’s control. Consequently, there can be no assurance that the underlying assumptions will prove to be accurate, that the results reflected therein will be realized or that actual results will not be significantly different than those reflected. In the view of the Company’s management, the internal projections summarized above were prepared on a reasonable basis. However, the internal projections are not statements of fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to rely on these internal projections. None of the internal projections reflects any impact of the Proposed Transactions. For more information, see “Cautionary Statement Concerning Forward-Looking Information” beginning on page 23.

The internal projections summarized above were prepared solely for internal financial planning purposes and not for publication or with a view of complying with the published guidelines of the SEC regarding forecasts and projections or with guidelines established by the American Institute of Certified Public Accountants for

preparation and presentation of prospective financial information. None of the Company, News Corporation, NDS Holdco, the Bidcos, the funds advised by Permira Advisers LLP, Permira Advisers LLP or their respective representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the internal projections. The Company did not update the internal projections prior to their delivery to Permira Advisers LLP or Citi, and the internal projections do not take into account any circumstances or events occurring after the date such projections were prepared.

The internal projections set forth above and the assumptions underlying such information have been prepared by and are the responsibility of, the Company. Neither News Corporation, NDS Holdco, the funds advised by Permira Advisers LLP, Permira Advisers LLP nor any of their affiliates nor either of the Bidcos participated in preparing, expresses any view on, or has any responsibility for, the internal projections set forth above or the assumptions underlying such information. The internal projections are not included in this proxy statement in order to induce any NDS shareholder to vote in favor of the Scheme or the resolutions required to implement the Scheme or impact any investment decision with respect to the ordinary shares.

NONE OF THE COMPANY, NEWS CORPORATION, NDS HOLDCO, THE FUNDS ADVISED BY PERMIRA ADVISERS LLP, PERMIRA ADVISERS LLP NOR THE BIDCOS UNDERTAKES, BY INCLUDING THE INTERNAL PROJECTIONS IN THIS PROXY STATEMENT OR OTHERWISE, ANY OBLIGATION TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THE INTERNAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THE INTERNAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE INTERNAL PROJECTIONS ARE SHOWN TO BE IN ERROR.

Neither the Company’s, News Corporation’s, NDS Holdco’s, the funds advised by Permira Advisers LLP’s, Permira Advisers LLP’s nor any of their affiliates nor either of the Bidcos’ independent registered public accounting firm, nor any other independent accountants, have examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these internal projections nor have they expressed any opinion or given any other form of assurance on this information or its achievability.

Conduct of the Company’s Business if the Scheme is Not Completed

If the Scheme is not completed, the holders of the A ordinary shares, including those in the form of ADSs, will not receive the A Share Consideration and NDS Holdco will not receive the consideration in respect of the B Share Reduction. Instead, NDS will remain an independent public company and the ADSs will continue to be listed and traded on NASDAQ. In addition, if the Scheme is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that the holders of the A ordinary shares, including those in the form of ADSs, will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic, regulatory and market conditions. Accordingly, if the Scheme is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of the A ordinary shares. From time to time, the Board will evaluate and review, among other things, the business operations, properties, dividend policy and capitalization of NDS and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the Scheme is not completed, there can be no assurance that any other transaction acceptable to News Corporation will be offered, or that the business, prospects or results of operations of NDS will not be adversely impacted.

If the Scheme is not completed, NDS will inform its shareholders, by press release or other means determined reasonable by NDS, of the date by which shareholder proposals must be received by NDS for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the SEC then in effect.

Delisting and Deregistration of A ordinary shares

All of the A ordinary shares (which trade in the form of ADSs on NASDAQ) will be cancelled in connection with the Scheme and following consummation of the Scheme the ADSs will be delisted from NASDAQ.

The ADSs are currently registered under the Exchange Act. Upon the Scheme becoming effective, registration of the ADSs under the Exchange Act will be terminated and the Company will be relieved of the obligation to comply with the public reporting requirements of the Exchange Act. In addition, the Company will take the appropriate measures to de-list the ADSs from NASDAQ. Accordingly, the Company will not be subject to the periodic reporting requirements of the Exchange Act.

It is expected that, pursuant to the First Court Order, the Company will be reregistered as a private company in accordance with section 139(3) of the Companies Act 1985 (U.K.) (the “1985 Act”).

The Meetings

General

This proxy statement is furnished in connection with the solicitation of proxies by the Board in connection with the Court Meeting and the Extraordinary General Meeting of our shareholders in each case relating to the Scheme and Proposed Transactions.

The enclosed proxies are solicited on behalf of the Company. The pink form of proxy is for use at the Court Meeting or at any adjournments or postponements of the Court Meeting. At the Court Meeting, which will be held at [insert time] (London time) on [insert date], 2008, at [insert location], you will be asked to consider and vote upon the Scheme. The blue form of proxy is for use at the Extraordinary General Meeting or at any adjournments or postponements of the Extraordinary General Meeting. At the Extraordinary General Meeting, which will be held at [insert time] (London time) on [insert date], 2008, at [insert location], you will be asked to consider and vote upon the additional resolutions required to implement the Scheme.

Outstanding Shares

The Company has two classes of issued and outstanding ordinary shares (the A ordinary shares and the B ordinary shares) and one class of deferred shares (the Deferred Shares). As of the most recent date practicable prior to the date of this proxy statement, there are approximately 16,270,982 A ordinary shares outstanding and 42,001,000 B ordinary shares outstanding. The majority of the A ordinary shares trade in the form of ADSs on NASDAQ. Each ADS represents one A ordinary share. The ADSs are evidenced by ADRs issued by the Depositary under the Deposit Agreement. Substantially all of the A ordinary shares are held of record by the Depositary, as custodian. News Corporation, through NDS Holdco, owns all of the issued and outstanding B ordinary shares and all of the issued and outstanding Deferred Shares. All references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of A ordinary shares.

Purpose of the Court Meeting

The Scheme requires approval by the Scheme Shareholders at the Court Meeting and the subsequent sanction of the Scheme by the English High Court. You will find set out in the notice of the Court Meeting, which has been convened by order of the English High Court for the purpose of considering and, if thought fit, approving the Scheme (with or without modification).

There are no quorum requirements for the Court Meeting and all Scheme Shareholders who send in a proxy, as well as Scheme Shareholders attending the Court Meeting in person, will be counted in the voting.

At the Court Meeting, voting will be by poll whereby Scheme Shareholders, voting in person or by proxy, will be entitled to one vote for each Scheme Share held. The resolution will be passed if a majority in number of the Scheme Shareholders, present and voting either in person or by proxy, representing 75 percent or more in value of the Scheme Shares voted, vote in favor of the Scheme. It is anticipated that prior to the Court Meeting the Depositary may distribute a portion of the A ordinary shares underlying ADSs (in a manner intended, to the extent reasonably practicable, to be reflective of the voting instructions received with respect to such ADSs) to a number of additional custodians such that the Depositary and those additional custodians, taken together, may constitute a majority in number of the Scheme Shareholders voting at the Court Meeting. No A ordinary shares or ADSs held by the Management Investors will be included in the tabulation of votes at the Court Meeting. Rather, the A ordinary shares represented by the ADSs held by the Management Investors will be transferred from the Depositary to another nominee designated by the Management Investors, and the Management Investors will separately undertake to consent to the Scheme and to be bound by its terms.

NDS Holdco, as the sole owner of B ordinary shares, is not entitled to vote at the Court Meeting, but will undertake to the English High Court to consent to the Scheme and to be bound by its terms.

IN ORDER THAT THE ENGLISH HIGH COURT CAN BE SATISFIED THAT VOTES CAST CONSTITUTE A FAIR REPRESENTATION OF THE VIEWS OF THE HOLDERS OF THE SCHEME SHARES, IT IS IMPORTANT THAT AS MANY VOTES AS POSSIBLE ARE CAST AT THE COURT MEETING. YOU ARE THEREFORE URGED TO COMPLETE AND RETURN AS SOON AS POSSIBLE, AND IN ANY EVENT BY NOT LATER THAN [INSERT TIME] ON [INSERT DATE] 2008, THE PINK FORM OF PROXY IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED THEREON, WHETHER OR NOT YOU INTEND TO ATTEND AND VOTE IN PERSON AT THE COURT MEETING. RETURNING THE FORM OF PROXY WILL NOT PRECLUDE YOU FROM ATTENDING AND VOTING IN PERSON AT THE COURT MEETING IF YOU ARE OTHERWISE ENTITLED TO ATTEND AND WISH TO DO SO. THE PINK FORM OF PROXY MAY ALSO BE HANDED TO THE CHAIRMAN OF THE COURT MEETING AT THAT MEETING.

UPON THE SCHEME BECOMING EFFECTIVE, IT WILL BE BINDING ON ALL HOLDERS OF SCHEME SHARES, IRRESPECTIVE OF WHETHER THEY ATTENDED OR VOTED AT THE COURT MEETING.

Purpose of the Extraordinary General Meeting

The Scheme involves (1) the cancellation of the Scheme Shares by way of a reduction of the share capital of the Company, (2) the B Share Reduction, (3) the granting of the requisite authority to the Board to issue and allot new B ordinary shares to the Bidcos and the issuance of B ordinary shares to the Management Investors (such shares to dilute NDS Holdco and the Bidcos pro-rata), (4) the cancellation of the Deferred Shares and (5) the amending of the Company’s Articles of Association. Accordingly, resolutions required to implement the Scheme must be approved by the shareholders of NDS at the Extraordinary General Meeting. You will find set out the notice of the Extraordinary General Meeting convened for the purpose of considering and, if thought fit, passing a special resolution to give effect to the Scheme.

There must be a quorum in order for the Company to conduct the Extraordinary General Meeting. A quorum requires the presence, in person or by proxy, of at least two shareholders entitled to vote at the Extraordinary General Meeting. Abstentions and “broker non-votes” will be counted for purposes of establishing a quorum at the meeting. A “broker non-vote” occurs when you do not give your broker, bank or nominee instructions on how to vote your A ordinary shares. You are urged to vote by proxy so that the Company will know as soon as possible that enough votes will be present for the Extraordinary General Meeting to be held.

At the Extraordinary General Meeting, it is necessary for the additional resolutions, to be approved by not less than 75 percent of votes cast by the Scheme Shareholders and the holders of the B ordinary shares in issue as at the Voting Record Time, voting together as a single class. NDS Holdco, which beneficially owns all of the B ordinary shares (representing approximately 72.2 percent of the issued ordinary shares and approximately 96 percent of the voting power of the ordinary shares) has confirmed that it intends to vote in favor of the resolutions to be proposed at the Extraordinary General Meeting. Consequently, an affirmative vote by NDS Holdco will assure that the additional resolutions are approved at the Extraordinary General Meeting. Voting will be on a show of hands, unless a poll is demanded, in which case those present in person or by proxy will be entitled to one vote for each A ordinary share held and ten votes for each B ordinary share held.

YOU ARE URGED TO COMPLETE AND RETURN THE BLUE FORM OF PROXY IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED THEREON AS SOON AS POSSIBLE, AND IN ANY EVENT BY [INSERT TIME] ON [INSERT DATE]. RETURNING THE BLUE FORM OF PROXY WILL NOT PRECLUDE YOU FROM ATTENDING OR VOTING IN PERSON AT THE EXTRAORDINARY GENERAL MEETING IF YOU ARE OTHERWISE ENTITLED TO ATTEND AND WISH TO DO SO.

Voting Record Time and Voting Information

Entitlement to attend and vote at the Meetings and the number of votes which may be cast at the Meetings will be determined by reference to the register of members of NDS at the Voting Record Time. Changes to entries on the register of members after that time shall be disregarded in determining the rights of any person to attend and vote at the Meetings. At the Extraordinary General Meeting, each A ordinary share is entitled to one vote per share and each B ordinary share is entitled to ten votes per share.

If you hold A ordinary shares that are registered directly in your name with the Company’s registrar, Equiniti Limited, you are a shareholder of record, and these proxy materials are being sent directly to you from the Company. As a shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Meetings. Under the Company’s Articles of Association, you are entitled to appoint one or more proxies (who need not be shareholders of the Company) to attend the Meetings and vote on your behalf. Further, under the Company’s Articles of Association, deposit of an instrument of proxy shall not preclude you from attending and voting in person at the Meetings.

Information for Holders of ADSs and “Street Name” Holders

If you hold ADSs or if your A ordinary shares are held in “street name,” meaning your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of those shares and these proxy materials are being forwarded to you by the Depositary, your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct the Depositary, or your broker, bank or nominee, on how to vote your shares. However, because you are not the shareholder of record of the shares, you may not attend the Meetings, nor may you vote those shares in person at the Meetings. Rather, you will receive instructions from the Depositary, or your broker, bank or other nominee, describing how to vote your shares.

Voting; Revocation

If you complete and properly sign the accompanying proxy cards and return them to the Company, they will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” all of the proposals. If you hold ADSs or if your A ordinary shares are held in “street name,” please check your proxy card or contact the Depositary, or your broker, bank or nominee, to determine whether you will be able to vote by telephone or internet. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers internet and telephone voting options.

A proxy may be revoked by a shareholder at any time before six hours prior to the time fixed for holding the applicable Meeting or adjourned Meeting at which the vote is to be given or, in the case of a poll, before the time appointed for the taking of the poll by: (1) giving notice which is received at the registered office of the Company of (a) revocation in writing of the proxy; (b) revocation in writing of the authority under which the proxy was executed; (c) until entered in the register, the transfer of the share in respect of which the vote is given; or (d) the previous death or insanity of the principal; (2) depositing a differing instrument of proxy at the registered office of the Company (which the Company is able to determine is the last deposited instrument or proxy) provided that such differing instrument of proxy is received by the relevant deadline required for deposit of instruments of proxy; or (3) by attending the Court Meeting or the Extraordinary General Meeting and voting in person. The registered office of the Company for these purposes is: Attention: Company Secretary, NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex UB7 0DQ, England, United Kingdom.

After carefully reading and considering the information contained in this proxy statement, you should complete, date and sign the proxy cards and mail the proxy cards in the enclosed return envelope as soon as possible so that your ordinary shares can be voted at the Meetings, even if you plan to attend the Meetings in person. You can also submit your proxy over the internet by visiting the Web site designated on your proxy card. You must have your control number and proxy card available if you intend to vote using the internet; please follow the on-screen instructions and the instructions on your proxy card.

Please do not send in stock certificates at this time. If the Scheme is completed, you will be sent instructions regarding the procedures for exchanging existing NDS stock certificates for the appropriate per share cash payment.

Attending the Meetings in Person

Only shareholders of record as of the Voting Record Time are entitled to attend the Meetings in person or be represented in person by a duly appointed proxy. If you are planning to attend the Meetings in person, you will be asked to register prior to entering the Meetings. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Meetings. If you are a shareholder of record as of the Voting Record Time, your ownership of ordinary shares will be verified against the list of shareholders of record as of the Voting Record Time prior to you being admitted to the Meetings. If you are a duly appointed proxy of a shareholder of record, you must present a properly executed proxy card and the ownership of the ordinary shares will be verified against the list of shareholders of record as of the Voting Record Time prior to you being admitted to the Meetings. If you are not a shareholder of record or a duly appointed proxy of a shareholder of record, you will not be admitted to the Meetings.

Holders of ADSs will not be entitled to attend the Meetings although the Depositary will be so entitled and will vote in accordance with valid instructions that may be received from holders of ADSs. Holders of ADSs will be entitled to direct the Depositary to vote on the Scheme pursuant to the terms of the Deposit Agreement. The Deposit Agreement provides that upon receipt of notice of any meeting or solicitation of consents or proxies from holders of ADSs, the Depositary will fix a record date in respect of such meeting for the giving of instructions for voting such consent or proxy and will mail the Depositary Notice to the holders of ADSs.

If no instructions are received by the Depositary from a holder of ADSs on or before the date specified by the Depositary for such purpose, the Depositary shall deem that holder to have instructed the Depositary to give a discretionary proxy to the person(s) designated by the Company on the attached proxy cards with respect to such ADSs and the Depositary shall give a discretionary proxy to the person(s) designated by the Company on the attached proxy cards to vote such ADSs.

Holders of ADSs who wish to attend the Court Meeting or the Extraordinary General Meeting should take steps to present their ADSs for cancellation to the Depositary, so that they become registered holders of ordinary shares prior to 6:00 pm (London time) on [insert date], 2008, the day two days immediately prior to the Court Meeting. The Court Meeting and the Extraordinary General Meeting will be held, respectively, at [insert time] (London time) and at [insert time] (London time) on [insert date], 2008, at [insert location].

Prior to your entering the Meetings, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Meetings. The security procedures may require additional time, so please plan accordingly. The Company will be unable to admit anyone who does not comply with these security procedures. If you do not provide government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Meetings.

Expenses of Proxy Solicitation

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited by the Company principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

News Corporation and its proxy solicitation firm, Georgeson, may solicit proxies in person or by telephone, fax or other means. News Corporation and the Bidcos will pay Georgeson a fee of $[            ], plus reasonable expenses, for its services. News Corporation will also pay all other reasonable expenses for solicitation. In addition, proxies may be solicited by officers and directors and other employees of News Corporation, without additional remuneration, in person or by telephone, fax or other means.

Adjournments

The Company’s current articles of association provide that if an annual or Extraordinary General Meeting of shareholders is adjourned without a day specified for a future meeting, notice need not be given of any adjourned meeting so long as the adjourned meeting is less than thirty days after the initial meeting date. Whenever an annual or Extraordinary General Meeting is adjourned for thirty days or more, at least fourteen clear days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting.

Certain Agreements

The Bidcos have received irrevocable undertakings from each of the members of the Independent Committee to vote, or direct the Depositary to vote, their entire beneficial holdings of ADSs amounting, in aggregate, to 10,875 ADSs representing approximately 0.07 percent of the ADSs and A ordinary shares in issue, as set out below.

•	The irrevocable undertakings have been given in respect of all ADSs and underlying A ordinary shares held by each member of the Independent Committee.

•	The irrevocable undertakings have been given to each of the Bidcos, NDS and News Corporation.

•	Each member of the Independent Committee irrevocably undertakes:

•

to vote in favor of the Scheme at the Court Meeting and to vote in favor of the additional resolutions necessary to implement the Scheme to be proposed at the Extraordinary General Meeting (or in the case of the ADSs to direct the Depositary to exercise the corresponding voting rights accordingly); and

•	not to exercise any voting rights at either meeting other than in accordance with the undertakings.

•	The undertakings continue to be binding in the event that the Scheme is modified or amended pursuant to the requirements of, or with the approval of, the English High Court.

•

The members of the Independent Committee also undertake to accept or procure the acceptance of any proposals which the Bidcos and News Corporation may make in respect of any outstanding options and which are recommended by the Independent Committee or allow the options to lapse.

•	The undertakings will lapse if the Scheme lapses, or if the Independent Committee withdraws its recommendation.

Other Matters

The Board is not aware of any business to be brought before the Meetings on matters other than as described in this proxy statement. If any other matters are properly presented at the Meetings for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

Interests of Certain Persons in the Proposed Transactions

In considering the recommendation of the Independent Committee with respect to the Proposed Transactions, the unaffiliated NDS shareholders should be aware that certain executive officers and directors of NDS have interests in the Proposed Transactions that may be different from, or in addition to, the interests of the unaffiliated NDS shareholders generally. The Independent Committee was aware of these interests and considered them, among other matters, in making its recommendation.

Interests of NDS Executive Officers

Effects of the Proposed Transactions on Existing Employment and Benefits Arrangements

Service Agreement with Dr. Peled. Dr. Peled has agreed to enter into a new Service Agreement in connection with the Scheme. Under an employment agreement on substantially the same terms as the current employment agreement between Dr. Abe Peled and the Company, Dr. Peled will be appointed Chief Executive Officer of the Company. The term of the Agreement shall continue indefinitely unless either party provides the other party with twelve months’ prior written notice of such party’s decision to terminate the agreement.

If during the term of the agreement the Company decides to appoint a Chairman, then in addition to his appointment as Chief Executive Officer, Dr. Peled shall be appointed as chairman, without any further entitlement to compensation. In preparation for or in anticipation of any initial public offering of the Company if requested by the Board, Dr. Peled shall resign any such appointment as chairman without compensation or further entitlement and shall continue his role as Chief Executive Officer.

Under the terms of the agreement, Dr. Peled will receive a base salary of £750,000 per annum and he will be awarded a minimum bonus of £375,000 for the financial year ending June 30, 2009. In succeeding financial years, Dr. Peled will participate in the bonus scheme for senior managers to be established by the Compensation Committee. Any increase in the base salary, or any additional bonuses to be paid to Dr. Peled, shall be at the sole discretion of the Compensation Committee.

In accordance with the agreement, Dr. Peled shall continue to participate in the News International Executive Pension Scheme and Life Assurance Plan for Senior Executives. The agreement provides that Dr. Peled shall also be entitled to participate in any group medical, dental, disability and other similar benefit plans in effect as at the Effective Date or subsequently adopted by the Company during the term of the employment agreement, applicable to senior executives of the Company.

Pursuant to the employment agreement, the Company also provides Dr. Peled with the use of an appropriate automobile, an annual housing allowance of up to £100,000 to be paid monthly and the Company shall reimburse all travel and other expenses properly and reasonably incurred by Dr. Peled in the discharge of his duties.

Dr. Peled’s employment agreement contains customary confidentiality, non-competition, non-solicitation, and cooperation provisions.

Should Dr. Peled become incapacitated or disabled, as defined in the employment agreement, the Company shall continue to pay his full base salary and to provide the benefits or payments on account of the benefits, less the amount of any proceeds from disability policies paid for by the Company, until he returns to his duties or his appointment is terminated.

Should Dr. Peled be terminated for cause, the Company shall pay his full base salary and provide the benefits or payments for benefits up to the date of termination, subject to the Company’s right to offset amounts owed to it by Dr. Peled.

If Dr. Peled is terminated for reasons other than mental illness or death, or if he terminates the employment agreement as a result of the Company’s breach, he shall become entitled to a lump sum severance payment equal to his annual base salary as of the date of termination. The aforementioned payments shall discharge the Company’s financial obligations to Dr. Peled.

On the termination of Dr. Peled’s employment with the Company for any reason, whether lawfully or otherwise, Dr. Peled shall immediately resign from any and all positions he holds in the Company’s subsidiaries. If he does not resign from such positions, the Board may appoint someone to act on his behalf.

Effect on Existing Options and LTIP Awards. In connection with the Scheme, all awards and options outstanding under the NDS 1997 Executive Share Option Scheme, NDS 1999 Executive Share Option Scheme, NDS UK Approved Share Option Scheme and NDS 2006 Long-Term Incentive Plan, which we refer to collectively in this proxy statement as the “Share Schemes,” will vest and/or become exercisable as applicable (to the extent they have not already vested/become exercisable as applicable) in order to allow the holders of such awards and options to participate in the Scheme.

To optimize the tax position of participants in the Share Schemes and ensure that they are not disadvantaged from a tax perspective, the implementation agreement provides, in part, that, as an alternative to participating in the Scheme, participants will be given the opportunity but will not be obliged to sell their A ordinary shares acquired on exercise of options or vesting of awards to a special purpose vehicle before the Voting Record Time. The Company will (either directly or indirectly) bear the stamp duty cost on the sale of any A shares by a participant to the special purpose vehicle.

If the arrangements described in the immediately preceding paragraph are implemented, all awards and options under the Share Schemes will vest and/or become exercisable (to the extent they have not already vested/become exercisable) upon the issuance of the First Court Order. This will enable participants in the Share Schemes whose awards vest and/or who exercise their options at that time to participate in the A Share Distribution (as defined on page 87) in respect of the A ordinary shares acquired by them under the Share Schemes. Options will then lapse to the extent not exercised on or around the Effective Date. Participants in the Share Schemes may exercise their options with the benefit of a cashless exercise facility under which the exercise price will be deducted from the consideration due to them on disposal of the A ordinary shares acquired by them on the exercise of their options and will be paid to the Company on their behalf.

The Company will prepare, in a form to be agreed between the Company, News Corporation and the Bidcos, letters to each of the participants in the Share Schemes explaining the effect of the Scheme on their outstanding options and awards and outlining the choices available to them. It is intended that such letters are to be sent to participants in the Share Schemes as soon as practicable after the mailing of this proxy statement and will be accompanied by conditional exercise notices and any other documentation required to enable participants in the Share Schemes to exercise their outstanding options conditionally upon the First Court Hearing to transfer their A ordinary shares to the special purpose vehicle.

Management Equity Holdings Following the Proposed Transactions

In connection with the execution of the Implementation Agreement, the Bidcos, News Corporation, NDS Holdco and two of the Management Investors, Dr. Peled and Mr. Koussios, entered into a Management Investment Agreement governing the terms by which the Management Investors would be able to subscribe for equity interests in the Company following consummation of the Scheme. The Management Investment Agreement provides, among other things, that Dr. Peled and Mr. Koussios will, conditional upon the Scheme becoming effective, subscribe for newly issued Hurdle Shares and newly issued B ordinary shares. Pursuant to the Management Investment Agreement, Dr. Peled has committed to invest $1,740,000 in exchange for 723,361

Hurdle Shares and $2,485,714 in exchange for 39,455 B ordinary shares, and Mr. Koussios has committed to invest $210,000 in exchange for 87,302 Hurdle Shares and $300,000 in exchange for 4,762 B ordinary shares.

The Management Investment Agreement also provides that Dr. Peled and Mr. Koussios may elect to commit to invest in an additional number of B ordinary shares upon consummation of the Scheme and that the remaining Management Investors and an employee benefit trust to be created by the Company (the “employee benefit trust”) may elect to subscribe for B ordinary shares and Hurdle Shares upon consummation of the Scheme. Any such election to subscribe for Company shares must be made on or prior to September 8, 2008, and any party making such an election must agree to be bound by the terms of the Management Investment Agreement. It is expected that there will be 15 Management Investors (including Dr. Peled and Mr. Koussios). Prior to September 8, 2008, Dr. Peled will contact each of the potential Management Investors to determine whether such Management Investor will be investing in Hurdle Shares and B ordinary shares and, if so, the amount of such an investment.

The number of Hurdle Shares and B ordinary shares for which Dr. Peled and Mr. Koussios are expected to invest is set forth in the table below. The maximum aggregate consideration for the Hurdle Shares to be subscribed for by all of the Management Investors (including Dr. Peled, Mr. Koussios and the employee benefit trust) is $6 million and the maximum consideration for the B ordinary shares to be acquired by all of the Management Investors (including Dr. Peled and Mr. Koussios) is $27.5 million, consisting of an aggregate investment amount of $7.5 million for B ordinary shares to be subscribed for on the same day that payments are to be made by the Bidcos to the holders of A ordinary shares in accordance with the Scheme and up to an additional aggregate investment amount of $20 million within 5 days following the Effective Date for an additional number of B ordinary shares which are referred to in this proxy statement as “additional B ordinary shares.”

Name of Management Investor	Number of Hurdle Shares	Aggregate Amount to be Subscribed for in Hurdle Shares	Number of B Ordinary Shares	Aggregate Amount to be Subscribed for in B Ordinary Shares	Aggregate Investment Amount
Abe Peled	723,361	$1,740,000	39,455	$2,485,714	$4,255,714
Pyrros Koussios	87,302	210,000	4,762	300,000	510,000

It is expected that the employee benefit trust will acquire 311,794 Hurdle Shares. The Hurdle Shares held by the employee benefit trust may be allocated among additional senior managers of the Company by the Compensation Committee after taking into account the recommendation of the Chief Executive Officer of the Company. If any Company shares are held by the employee benefit trust immediately prior to an Exit Event (as defined below), such shares will be allocated among senior managers of the Company as determined by the Compensation Committee after consideration of the recommendation of the Chief Executive Officer of the Company.

To the extent that the Management Investors elect to invest the additional B ordinary shares, 51 percent of such additional B ordinary shares will be purchased from the Bidcos (pro rata to the holdings of the Bidcos upon the Scheme becoming effective) and the remaining 49 percent shall be subscribed for by the Management Investors. A number of existing issued B ordinary shares held by NDS Holdco corresponding to the number of additional B ordinary shares subscribed for by the Management Investors will be cancelled by the Company pursuant to the Scheme. The transfer and subscription for additional B ordinary shares will have the effect that the proportionate holdings of the Bidcos and NDS Holdco will remain the same as it is immediately following the effectiveness of the Scheme.

The closing of the acquisition of the Hurdle Shares and the B ordinary shares to be subscribed for by the Management Investors and the employee benefit trust will take place on the same day that payments are to be made by the Bidcos to the holders of A ordinary shares in accordance with the Scheme. The closing of the acquisition and subscription of the additional B ordinary shares by the Management Investors, if any, will take place on the fifth day following effectiveness of the Scheme.

The stockholders agreement also provides that, upon effectiveness of the Scheme, Dr. Peled will grant a call option in favor of the employee benefit trust over 4.16 percent of each of the Hurdle Shares and B ordinary shares (other than any additional B ordinary shares) held by him following the acquisition referred to above. This call option is exercisable by the employee benefit trust in the event that the Compensation Committee determines that some or all of such Hurdle Shares and/or B ordinary shares are to be transferred to other managers of the Company. If the call option is exercised, Dr. Peled will sell the number of Hurdle Shares and/or B ordinary shares determined by the Compensation Committee at fair market value, to be determined by an independent expert.

Set forth below is a description of the Stock Option Plan and the economic entitlements associated with the B ordinary shares, the Hurdles Shares and the Employee Shares.

Stock Option Plan

Following the Scheme becoming effective, the Company will adopt an employee share option plan (the “Stock Option Plan”) on the following terms, which may be adjusted on a fair and reasonable basis, as determined by the Compensation Committee, to take account of any changes in the capital structure of NDS:

•	The Stock Option Plan will be an unapproved share option scheme for U.K. tax purposes.

•

The Compensation Committee of NDS, which is referred to in this proxy statement as the “Compensation Committee,” will grant options over Employee Shares (defined below) exercisable at an exercise price (to be established on the grant of each option) at the greater of (1) $63.00 (being the amount of the Bidcos’ investment cost) per B ordinary share and (2) the market value of an Employee Share at the date of grant (the “Options”).

•

The Options shall be granted over a 3-year period to such employees of the NDS Group, and over such number of Employee Shares, as the Compensation Committee shall determine after taking into consideration the recommendation of the chief executive officer of NDS on the following basis:

•	options over 33 percent of the aggregate Employee Shares will be granted on the Effective Date;

•	options over 25 percent of the aggregate Employee Shares will be granted on the first anniversary of the Effective Date;

•	options over 25 percent of the aggregate Employee Shares will be granted on the second anniversary of the Effective Date; and

•	options over 17 percent of the aggregate Employee Shares will be granted on the third anniversary of the Effective Date.

•

The Options shall be granted subject to vesting and will vest as to 25 percent on each anniversary of the date of grant for a period of four years subject to the Compensation Committee permitting accelerated vesting in such circumstances as it may determine. Any Options that have not vested by the time of an Exit Event (as defined below)(other than a Qualifying IPO (as defined below)) will automatically lapse unless the Compensation Committee exercises its absolute discretion to permit any accelerated vesting.

•

Upon the occurrence of a Qualifying IPO, vested Options will be exercisable and any unvested Options that have not lapsed will be rolled-over into options over the listed ordinary shares of NDS and would, subject to the terms of the Stock Option Plan, be capable of vesting and exercise after the Qualifying IPO. The number of listed ordinary shares of NDS to which such options will relate after the Qualifying IPO will be based on the entitlement of proceeds to which the relevant Employee Shares would have been entitled had such options been vested and exercised at the time of the Qualifying IPO.

•	Subject to certain exceptions, the Options are exercisable on the first to occur of an Exit Event (as defined below) and the tenth anniversary of the Effective Date.

•

A holder of Options who is a Good Leaver (defined in “The Stockholders Agreement—Compulsory Transfer” beginning on page 104) shall, if the Compensation Committee so determines, be entitled to receive a cash payment in cancellation of the number of his/her Options that have vested as at the date of cessation. The Compensation Committee shall have an absolute discretion to make a payment in cash cancellation of any unvested options which will otherwise lapse automatically.

•

In the event that a holder of Options ceases to be employed by the NDS Group and is not a Good Leaver, all options (including any vested options) held by that optionholder will automatically lapse, subject only to the contrary determination of the Compensation Committee.

•	The Compensation Committee shall be entitled to grant further options over Employee Shares comprised in the lapsed Options.

•	The Options are non-transferable.

Economic Entitlement of NDS Shares Upon an Exit Event

After the completion of the Proposed Transaction, upon the occurrence of a Qualifying IPO (as defined below), a third-party sale triggering a Change of Control Event (as defined below) or winding-up of NDS (each an “Exit Event”), and assuming no subsequent issue of any shares after the Effective Date and no dividends or distributions of income or capital prior to the Exit Event, the economic entitlement of the shares will be in accordance with the following order of priority:

•

first, the holders of the B ordinary shares will receive an amount of $63.00 per share, being the initial investment cost in respect of each B ordinary share in issue as at the Effective Date (the “Investor Investment Cost”);

•	second, assuming all Options are exercised, the holders of the Employee Shares will receive an aggregate amount equal to three percent of the Exit Proceeds (as defined below);

•

third, the holders of the B ordinary shares will receive an aggregate amount equal to a 13 percent per annum compounded return on the Investor Investment Cost from the Effective Date to the date of the Exit Event (the “Investor Return Amount”); and

•	fourth, ranking equally:

•

the holders of the B ordinary shares will receive an aggregate amount equal to 92 percent of any further surplus exit proceeds (such percentage, the “B Ordinary Share Percentage,” and the total of such further exit proceeds being the “Equity Surplus Proceeds”), subject to upward adjustment to the extent that Hurdle Shares are redesignated as B ordinary shares pursuant to the terms of the stockholders agreement and the Company’s Articles of Association in effect following the effectiveness of the Scheme; and

•

the holders of the Hurdle Shares will receive an aggregate amount equal to eight percent of any Equity Surplus Proceeds, subject to a downward adjustment to the extent that any Hurdle Shares have been redesignated (the “Hurdle Share Percentage”).

The economic entitlements described above are subject to dilution in the event of any subsequent issue of shares in the capital of the Company (and subject to any applicable pre-emptive rights with respect to such issuances).

For the purposes of this proxy statement:

•

“Change of Control Event” shall mean any transaction or series of related transactions with the effect that one or more persons acting in concert together (other than News Corporation, NDS Holdco or the

Bidcos or their respective Permitted Transferees under the stockholders agreement) will on consummation of such transaction or transactions hold more than 50 percent of the total voting power of the issued NDS shares;

•	“Exit Proceeds” shall mean:

•

in the event of any initial public offering, (A) the price per share at which shares in the Company are sold, offered or placed in connection with the initial public offering (in the case of an underwritten offer for sale, being the underwritten price or, in the case of an offer for sale by tender, the striking price under such offer or, in the case of a placing, the price at which ordinary shares are sold under the placing) multiplied by (B) the total number of shares which would be in issue upon the initial public offering becoming effective (on the assumption that all of Hurdle Shares have been redesignated as B ordinary shares in accordance with the Articles of Association of the Company and Employee Shares shall have been issued upon exercise of options which are exercisable upon the initial public offering) less any shares issued for the purposes of raising additional capital or proceeds for the Company under the initial public offering or to finance redemption or repayment of any financial indebtedness of the Company and its subsidiaries and any costs, prepayment amounts or break costs associated therewith (including the News Corporation Loan pursuant to the Scheme) or to fund payment of any costs associated with the initial public offering;

•	in the event of a sale of all the issued shares in the Company, the aggregate consideration payable by the proposed purchaser for such issued shares; and

•	in the event of a winding-up, the aggregate amount of all sums available for distribution to the holders of shares in the Company,

in each case after deducting all costs and expenses to be borne by the Company in connection with the Exit Event (other than any fee payable to the Bidcos and News Corporation (or their respective affiliates) in connection with such Exit Event and excluding tax payable by any shareholder on such proceeds received in connection with such Exit Event) and which are agreed by the Bidcos and News Corporation as being borne by the NDS shareholders; and

•

“Qualifying IPO” shall mean the consummation of a bona fide initial public offering of B ordinary shares pursuant to which the Company (or its ordinary share capital or depositary receipts representing its ordinary share capital) becomes listed on:

•

a nationally recognized securities exchange in the United States or approved for quotation in the National Association of Securities Dealers, Inc. automated quotation system or listed on a Recognized Investment Exchange (as defined as of the Effective Date in the Financial Services and Markets Act 2000); or

•	a Recognized Investment Exchange (as defined as of the Effective Date in the Financial Services and Markets Act 2000) located in the European Union or Switzerland.

Economic Entitlement of New NDS Shares – Payment of a Dividend or Payment in Respect of Recapitalization Prior to an Exit Event

The payment of a dividend or a return on capital shall be taken into account in determining the economic entitlements of the shares of the Company. Any dividend paid and any amount paid upon a recapitalization prior to an Exit Event will be paid and treated in priority to the rights of the Hurdle Shares as a payment towards the Investor Investment Cost and the Investor Return Amount and shall be treated as follows:

•	firstly, paid to the holders of the B ordinary shares and deemed to be a payment towards the Investor Return Amount until such time as the full amount of the accrued but unpaid Investor Return Amount up to the date of payment has been made. Any dividend or payment made on a recapitalization event in excess of this amount shall then be paid to the holders of the B Ordinary Shares and deemed to be a return towards the Investor Investment Cost; and

•

secondly, at any stage when a payment of dividend or on a recapitalization is made, to the extent the holders of B ordinary shares have received an aggregate amount equal to the accrued but unpaid Investor Return Amount up to the date of the relevant payment and the Investor Investment Cost, any surplus actual proceeds will be distributed, ranking equally, as follows:

•	the holders of the Hurdle Shares will receive the Hurdle Share Percentage of such surplus; and

•	the holders of the B ordinary shares will receive the B Ordinary Share Percentage of such surplus.

The deemed proceeds available for distribution to the NDS shareholders (the “Deemed Exit Proceeds”) on an Exit Event will be adjusted to account for the payment of amounts in respect of dividends and recapitalizations. In such circumstances, the amount available for distribution to the holders of Company shares upon an Exit Event will be equal to the aggregate of:

•	the actual Exit Proceeds; and

•	the aggregate amount (the “Pre-Exit Dividend/Recapitalization Amount”) of any dividends or recapitalizations paid prior to the Exit Event.

The actual proceeds available for distribution will be allocated:

•	firstly, the holders of the B ordinary shares will receive an aggregate amount equal to:

•	the Investor Investment Cost; minus

•	any Pre-Exit Dividend/Recapitalization Amount deemed to have been paid in respect of the Investor Investment Cost;

•	secondly, the holders of the Employee Shares will receive an aggregate amount equal to three percent of the Deemed Exit Proceeds;

•	thirdly, the holders of the B ordinary shares will receive an aggregate amount equal to:

•

the Investor Return Amount (provided that for the purpose of calculating the compounded return, the cash receipt by the holders of the B ordinary shares of the Pre-Exit Dividend/Recapitalization Amount shall be taken into account from the date of its receipt); minus

•	any Pre-Exit Dividend/Recapitalization Amount deemed to have been paid in respect of the Investor Return Amount;

•	fourthly, ranking equally, any surplus actual proceeds will be distributed as follows:

•	the holders of the Hurdle Shares will receive the Hurdle Share Percentage of such surplus; and

•	the holders of the B ordinary shares will receive the B Ordinary Share Percentage of such surplus.

The holders of the Employee Shares shall have no rights to receive dividends.

Interests of NDS Directors

In addition to the interests described above in the section entitled “—Interests of NDS Executive Officers,” certain members of the Board have the following interests in the Proposed Transactions.

Interests of Directors Affiliated with News Corporation

Certain members of the Board, namely Messrs. DeVoe, Jacobs and Siskind and Dr. Peled, have, by virtue of their affiliation with News Corporation, interests in the Proposed Transactions that are different from, and in addition to, the interests of the unaffiliated NDS shareholders generally. The interests of News Corporation in the Proposed Transactions are described in the section entitled “Interests of Certain Persons in the Proposed Transactions—Interests of News Corporation and NDS Holdco” beginning on page 68.

Compensation of Members of the Independent Committee

Each member of the Independent Committee will receive compensation in the form of a single cash payment of $100,000 for his service on the Independent Committee.

Indemnification of Directors and Officers

NDS has executed a deed of indemnity which provides for the indemnification of the directors and officers of the Company. In addition, in a separate agreement, News Corporation has agreed to use its best endeavors to maintain in effect a directors’ and officers’ liability insurance policy with respect to claims arising on or before the effectiveness of the Scheme, until the sixth anniversary of the effectiveness of the Scheme, which has terms with respect to coverage and amount no less favorable than those policies currently maintained by News Corporation on behalf of the directors of the Company.

Equity Based Awards

As described above under the heading “—Effect on Existing Options and LTIP Awards,” in connection with the Scheme, all awards and options outstanding under the Share Schemes, will vest and/or become exercisable as applicable (to the extent they have not already vested/become exercisable) in order to allow the holders of such awards and options to participate in the Scheme. Based on options outstanding as of June 30, 2008 and the value of Long Term Incentive Plan (“LTIP”) awards outstanding as of June 30, 2008, the approximate value of the options to purchase A ordinary shares and LTIP awards held by directors and named executive officers that will be cashed out as a result of the Scheme is set forth in the table below:

Abraham Peled Options:
Grant Date	Option Price	Amount Granted	Amount Vested	Exercised	Balance	Total Value Received
10/4/2001	$21.90	56,000	56,000	0	56,000	$2,301,600.00
11/5/2003	$17.12	60,000	60,000	0	60,000	$2,752,800.00
12/22/2004	$32.96	50,000	37,500	0	50,000	$1,502,000.00
2/1/2006	$43.13	60,000	30,000	0	60,000	$1,192,200.00
					Subtotal:	$7,748,600.00
LTIP Awards:
Grant Date			Amount Granted	Amount Vested	Balance	Total Value Received
4/30/2007			28,065	14,032	14,033	$884,079.00
12/3/2007			28,584	7,146	21,438	$1,350,594.00
					Subtotal:	$2,234,673.00
					Total:	$9,983,273.00

Alexander Gersh Options:
Grant Date	Option Price	Amount Granted	Amount Vested	Exercised	Balance	Total Value Received
1/4/2005	$33.54	80,000	59,999	19,574	60,426	$1,780,149.96
2/1/2006	$43.13	80,000	40,000	0	80,000	$1,589,600.00
					Subtotal:	$3,369,749,96
LTIP Awards:
Grant Date			Amount Granted	Amount Vested	Balance	Total Value Received
4/30/2007			15,788	7,894	7,894	$497,322.00
12/3/2007			11,693	2,293	8,770	$522,510.00
					Subtotal:	$1,049,832.00
					Total:	$4,419,581.96
Raffi Kesten Options:
Grant Date	Option Price	Amount Granted	Amount Vested	Exercised	Balance	Total Value Received
11/5/2003	$17.12	12,500	12,500	10,500	2,000	$91,760.00
12/22/2004	$32.96	5,000	5,000	0	5,000	$150,200.00
2/1/2006	$43.13	20,000	10,000	0	20,000	$397,400.00
					Subtotal:	$639,360.00
LTIP Awards:
Grant Date			Amount Granted	Amount Vested	Balance	Total Value Received
4/30/2007			11,412	5,706	5,706	$359,478.00
12/3/2007			12,244	3,061	9,183	$578,529.00
					Subtotal:	$938,007.00
					Total:	$1,577,367.00
Peter J. Powers Options:
Grant Date	Option Price	Amount Granted	Amount Vested	Exercised	Balance	Total Value Received
11/5/2003	$17.12	5,000	5,000	3,750	1,250	$57,350.00
12/22/2004	$32.96	5,000	3,750	2,500	2,500	$75,100.00
2/1/2006	$43.13	5,000	2,500	0	5,000	$99,350.00
					Subtotal:	$231,800.00
LTIP Awards:
Grant Date			Amount Granted	Amount Vested	Balance	Total Value Received
4/30/2007			2,500	1,250	1,250	$78,750.00
12/3/2007			2,500	625	1,875	$118,125.00
					Subtotal:	$196,875.00
					Total:	$428,675.00
Roger W. Einiger Options:
Grant Date	Option Price	Amount Granted	Amount Vested	Exercised	Balance	Total Value Received
12/22/2004	$32.96	5,000	3,750	0	5,000	$150,200.00
2/1/2006	$43.13	5,000	2,500	0	5,000	$99,350.00
					Subtotal:	$249,550.00
LTIP Awards:
Grant Date			Amount Granted	Amount Vested	Balance	Total Value Received
4/30/2007			2,500	1,250	1,250	$78,750.00
12/3/2007			2,500	625	1,875	$118,125.00
					Subtotal:	$196,875.00
					Total:	$446,425.00
Nathan Gantcher Options:
Grant Date	Option Price	Amount Granted	Amount Vested	Exercised	Balance	Total Value Received
12/22/2004	$32.96	5,000	3,750	0	5,000	$150,200.00
2/1/2006	$43.13	5,000	2,500	0	5,000	$99,350.00
					Subtotal:	$249,550.00

LTIP Awards:
	Amount Granted	Amount Vested	Balance	Total Value Received
Grant Date	2,500	1,250	1,250	$78,750.00
4/30/2007	2,500	625	1,875	$118,125.00
12/3/2007			Subtotal:	$196,875.00
			Total:	$446,425.00

Interests of News Corporation and NDS Holdco

News Corporation, as the ultimate parent company of NDS Holdco (a holder of NDS stock), has various interests in certain arrangements and transactions to be entered into in connection with the Scheme in addition to, and different from, your interests as a shareholder which may present actual or potential conflicts of interests on the part of News Corporation and the members of the Board who are affiliated with News Corporation. These interests, which are described below, were considered by the Independent Committee and the Board in their respective decisions to approve the Scheme.

Continuing Equity Ownership

Unlike other NDS shareholders, News Corporation will hold an interest in the Company through its wholly-owned subsidiary, NDS Holdco, after the Scheme becomes effective and therefore will be able to participate in any future growth of the Company. Pursuant to the Proposed Transactions, NDS Holdco’s ownership percentage of NDS stock shall be reduced to 49 percent.

New Master Intercompany Agreement

Upon consummation of the Proposed Transactions, News Corporation and NDS Finance will enter into a new master intercompany agreement which shall regulate the general basis of dealings between News Corporation and its subsidiaries, other than NDS, (the “News Corporation Group”) and the NDS Group on and after the Effective Date. In particular the new master intercompany agreement will provide that:

•	News Corporation shall, directly or through other members of the News Corporation Group, continue to provide, among other things, the following services on arms length terms:

•	Internal audit services;

•	Global purchasing services;

•	Human resources and personnel development;

•	Legal support;

•	Pension scheme services in the United Kingdom;

•	Benefits (cars, health insurance, life insurance, pension administration, consultancy);

•	VAT advice;

•	Payroll processing;

•	Travel booking in the United States;

•	Nominee and agent services;

•	Continuation of current services in Russia (until News Group sells its business in Russia); and

•	ISDN links/broadband connections;

•	NDS Finance has the unilateral right to terminate any of the services described in the preceding bullet points;

•

members of the NDS Group (1) shall be permitted to continue to occupy the premises that they currently occupy and which are owned or leased by members of the News Corporation Group, and (2) may also be permitted to occupy other premises which are owned or leased by members of the News Corporation Group, subject in each case to the terms of the applicable lease (if any); provided, that, upon reasonable prior or written notice by News Corporation such members of the NDS Group will relocate to other premises owned or leased by members of the News Corporation Group;

•

NDS may permit members of the News Corporation Group to occupy certain other premises which are owned or leased by members of the NDS Group, subject to the terms of the applicable lease (if any); provided, that, upon reasonable prior or written notice by NDS Group such members of the News Corporation will relocate to other premises owned or leased by members of the NDS Group;

•

upon NDS’s request, News Corporation shall grant to the NDS Group, but may terminate at any time, a worldwide royalty-free license to continue to use various trademarks and service marks of the News Corporation Group as are currently used by the NDS Group, and the NDS Group shall take all reasonable precautionary measures to prevent the unauthorized use and dilution of those marks;

•	News Corporation may also grant to the NDS Group licenses to use other marks of the News Corporation Group on terms agreed from time to time between News Corporation and NDS Finance;

•	the consideration payable, for the arrangements described above, by members of the News Corporation Group or the NDS Group (as applicable) will be based upon allocated costs; and

•	the agreement may be terminated:

•	by the mutual consent of News Corporation and NDS;

•	upon 90 days prior written notice at any time when News Corporation and its affiliates own, directly or indirectly, less than 30 percent of the outstanding ordinary shares of NDS; or

•	for cause, by either party giving notice of its intention to terminate to the breaching party.

The Proposed Transactions

This section of this proxy statement describes material aspects of the Proposed Transactions. Although we believe that the description covers the material terms of the Proposed Transactions, this summary may not contain all of the information that is important to you. We encourage you to read this proxy statement, the Scheme Document attached as Appendix A to this proxy statement and the other appendices, each in their entirety. In addition, we incorporate important business and financial information into this proxy statement by reference. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where Shareholders Can Find More Information” beginning on page 117 of this proxy statement.

Scheme Stages

Procedurally, the Scheme can be divided into four stages: (1) applying to the English High Court for an order directing the Court Meeting to be held; (2) holding the Court Meeting to consider and approve the Scheme by the requisite majority and holding the Extraordinary General Meeting (described below) to consider and approve, by the requisite majority, the additional resolutions necessary to implement the Scheme; (3) applying to the English High Court for the Scheme to be sanctioned; and (4) delivering copies of the orders of the English High Court sanctioning the Scheme to the Registrar of Companies in England and Wales and the registration of such court orders and the minutes of reduction of share capital attached thereto by the Registrar of Companies in England and Wales. These stages are discussed in greater detail below.

Order of the English High Court

On [            ], 2008, NDS initiated the Scheme by issue of a claim in the English High Court for an order to allow the Company to convene the Court Meeting and to send out to all holders of A ordinary shares the Scheme Document, which is attached as Appendix A and which comprises the following: (1) an introductory letter from the Chairman of the Independent Committee to holders of A ordinary shares summarizing the material terms of the Scheme; (2) an explanatory statement in compliance with Section 897 of the UK Companies Act; (3) certain information regarding the Company; (4) certain information regarding News Corporation and Permira Advisers LLP; (5) the conditions to the Scheme; (6) certain tax information for UK and U.S. holders of A ordinary shares and ADSs; (7) certain additional information; (8) a formal technical document setting out the proposals embodied in the Scheme; (9) the notice of the Court Meeting to vote on the approval of Scheme and (10) the notice of the Extraordinary General Meeting of the Company. Following a hearing on [            ], 2008, the English High Court has issued an order to convene the Court Meeting at [            ] on [            ], 2008 and has directed that a copy of the Scheme Document be sent to each holder of A ordinary shares at his or her registered or last known address.

Meetings

The second stage in the Scheme process involves holding the Meetings. For more information on the Meetings see the section entitled “The Meetings” beginning on page 54.

Approval of the English High Court

The third stage of the Scheme involves obtaining approval of the Scheme by the English High Court. This is done by filing a petition with the English High Court together with supporting affidavits proving service of the notice of the Court Meeting and verifying the report as to the result of the Court Meeting. Once the relevant court officers have determined that all documentation is in order, the claim will be scheduled for two court hearings (together the “Court Hearings”). Notice of the Court Hearings informing NDS shareholders and creditors of their rights to attend the Court Hearings and to be heard by the English High Court will be published in the UK national press at least eight days prior to the date of the respective Court Hearing.

At the first court hearing, which will take place at [            ] on [            ], 2008, (the “First Court Hearing”) the English High Court will be requested to sanction (1) the re-registration of the Company as a private company in accordance with section 139(3) of the 1985 Act, (2) certain amendments to the Company’s Articles of Association and (3) the cancellation of the Deferred Shares (the “First Court Order”). Each of these elements of the Scheme will only become effective upon the delivery to the Registrar of Companies in England and Wales of a copy of the First Court Order.

The second court hearing (the “Second Court Hearing”) will be held to sanction those elements of the Scheme not already sanctioned by the English High Court pursuant to the First Court Hearing. At the Second Court Hearing, the English High Court will be requested to sanction, among other things, both the A Share Reduction and the B Share Reduction (the “Second Court Order” and, together with the First Court Order, the “Court Orders”).

The English High Court has discretion whether or not to sanction the Scheme. In determining whether to exercise its discretion to sanction the Scheme, the English High Court will adopt an objective test and will assess whether the Scheme is such that an intelligent and honest holder of Scheme Shares, acting in respect of his or her interest, might reasonably approve the Scheme. In a scheme of arrangement involving a reduction of capital (such as the Scheme), the English High Court will also consider the interests of creditors.

Delivery of Court Orders to Registrar of Companies in England and Wales

The Scheme will become effective upon the Second Court Order being delivered to the Registrar of Companies in England and Wales (assuming that the First Court Order has previously been granted and so delivered). Each of the A Share Reduction and the B Share Reduction will become effective upon the registration of the Second Court Order (and the minute of such reductions attached thereto) and the issue by the Registrar of Companies in England and Wales of a certificate under section 138 of the 1985 Act in relation to each of the A Share Reduction and the B Share Reduction.

The Second Court Hearing will be held as soon as reasonably practicable after the First Court Hearing. The Second Court Hearing will not be held unless the English High Court grants the First Court Order and the First Court Order is delivered to the Registrar. In the event that the First Court Order is granted and is delivered to the Registrar, but the Second Court Order is not granted, the Scheme will not become effective. The parties to the implementation agreement have agreed that in those circumstances they shall promptly take such steps as are necessary to procure that the Company is re-registered as a public company and any monies drawn under the Debt Facilities are repaid.

Upon the Scheme becoming effective, each A ordinary share will be cancelled and new B ordinary shares, representing 51 percent of the Company’s then outstanding B ordinary shares, will be issued fully paid to the Bidcos. In consideration for the cancellation of the A ordinary shares, each holder of A ordinary shares will receive consideration of $63.00 in cash in respect of each A ordinary share held. Further, approximately 67 percent of the B ordinary shares held by NDS Holdco will be cancelled, and in connection with which NDS Holdco (or News Corporation in respect of the News Corporation Loan Note) will receive the News Distribution. Upon the Scheme becoming effective, share certificates in respect of the A ordinary shares and B ordinary shares which have been cancelled will cease to be valid.

The Scheme will be binding on all Scheme Shareholders once it has become effective, irrespective of whether or not each Scheme Shareholder attended or voted (either in favor of or against) at the Court Meeting or the Extraordinary General Meeting.

The Scheme will contain a provision for the Company to consent, on behalf of all persons concerned, to any modification of or addition to the Scheme or to any condition that the English High Court may approve or impose.

Effective Date of Scheme

If the Scheme is approved by the requisite vote of shareholders and the other Conditions to the Scheme are satisfied, or waived to the extent permitted pursuant to the implementation agreement, the Scheme will be consummated and become effective upon the Second Court Order being delivered to the Registrar of Companies in England and Wales (assuming that the First Court Order has previously been granted and so delivered). If the Scheme is approved by NDS shareholders and the English High Court, the parties intend to complete the Scheme as soon as practicable thereafter.

Creation of Distributable Profits and Transfer of Surplus Group Cash

The obligations of each of News Corporation, NDS Holdco, NDS and the Bidcos to consummate the Scheme are conditional upon, among other things, NDS having available to it sufficient distributable profits and not less than $724.9 million in cash from internally generated funds to enable it to pay all amounts payable by it in connection with the Scheme. Prior to the date of this proxy statement, NDS undertook certain preparatory steps required to facilitate the availability of such distributable profits and cash. Among other things, NDS established NDS Finance (which is the borrower under the credit facilities referred to in the section entitled “—Financing” beginning on page 73) as a wholly owned subsidiary; certain operating subsidiaries of NDS declared dividends of approximately $407.3 million payable to NDS; NDS transferred all its operating subsidiaries to NDS Finance in exchange for the issuance of shares by NDS Finance to NDS; and NDS Finance completed a capital reduction.

Following the issuance of the First Court Order but prior to the issuance of the Second Court Order, NDS will undertake the following preparatory steps required to facilitate the availability of adequate distributable profits and cash:

•

the dividends described in the immediately preceding paragraph will be cash settled to NDS and held in a blocked bank account charged in favor of the lenders providing the credit facilities referred to in the section entitled “—Financing” beginning on page 73;

•	certain operating subsidiaries of NDS will loan approximately $256.6 million to NDS Finance;

•

NDS Finance will draw down approximately $1.275 billion (less fees of approximately $44 million which are to be drawn down and settled at a later point when the Scheme becomes effective) under the credit facilities referred to in the section entitled “—Financing” beginning on page 73, which amount will be held in a second blocked bank account charged in favor of the lenders providing such credit facilities; and

•	NDS Finance will then pay a divided of $1.344 billion to NDS, which amount will be used to fund a portion of the consideration payable in respect of the Proposed Transactions.

Payment of Consideration and Surrender of Stock Certificates

On the Effective Date, upon the terms and subject to the conditions of the Scheme (1) each holder of A ordinary shares will receive $63.00 in cash for each issued and outstanding A ordinary share held at that time and (2) NDS Holdco, which is the sole holder of the B ordinary shares, will receive in a combination of cash and a note issued by NDS, $63.00 for each issued and outstanding B ordinary share being cancelled in connection with the B Share Reduction. See “Special Factors—Certain Effects of the Proposed Transactions” beginning on page 24.

NDS has designated [            ] as the exchange agent to make the cash payments contemplated by the Scheme. Prior to the Effective Date, NDS will deposit, or cause to be deposited, in trust with the exchange agent funds in an aggregate amount sufficient to make the cash payments to be made by NDS as described above to all shareholders in respect of their shares of NDS stock. The Bidcos shall, subject only to the Scheme becoming fully effective and to the Bidcos being notified in advance of the account details of the exchange agent, give irrevocable instructions to make the cash payments to be made by the Bidcos as described above to all holders of A ordinary shares to the exchange agent for same day value (for onward payment to the holders of A ordinary shares entitled thereto), by no later than one business day following the Effective Date. NDS and the Bidcos will provide that the exchange agent makes payment of the A Share Consideration as soon as reasonably practicable after the Effective Date, and in any event by no later than five business days following the Effective Date.

As soon as reasonably practicable after the Effective Date, NDS will cause the exchange agent to send you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the A Share Consideration. You should not forward your stock certificates to the exchange agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

The exchange agent will pay you the A Share Consideration and your certificates will be cancelled after you have (1) surrendered your certificates to the exchange agent, together with such letter of transmittal and (2) provided to the exchange agent any other items specified by the letter of transmittal. Any shareholder that has not complied with clause (1) and (2) in this paragraph above within nine months of the Effective Date shall thereafter look solely to NDS with respect to A Share Consideration payable upon due surrender of their certificates. Interest will not be paid or accrue in respect of cash payments of the A Share Consideration. The exchange agent shall be entitled to reduce the amount of any Scheme consideration paid to you by any applicable withholding taxes.

In the event of a transfer of ownership of shares of NDS stock that is not registered in the transfer records of NDS, a check for the cash which such holder has the right to receive in respect of such holder’s shares of NDS stock formerly represented by such certificate may be issued to a transferee if the certificate representing such shares is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by NDS, the posting by such person of a bond, in such reasonable amount as NDS may direct, as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed certificate, the Scheme consideration, without any interest thereon.

At the Effective Date, we will close our stock transfer books. After that time, if you present A ordinary share certificates to us, we will exchange them for cash as described in this section.

After the Scheme becomes effective, each holder of A ordinary shares will cease to have any rights as a shareholder of NDS, other than the right to surrender your certificate in exchange for payment of the A Share Consideration.

Financing

NDS estimates that the total amount of funds required to complete the Scheme and related transactions, including any amounts necessary to pay fees and expenses associated with the Scheme is approximately $3.246 billion. NDS expects to obtain the funds required to complete the Scheme and related transactions through the proceeds of:

•	equity contributions by the Bidcos of approximately $917.8 million in the aggregate, pursuant to an equity commitment letter, which is described below under “—Equity Commitments”;

•

senior credit facilities for up to $1.04 billion and a mezzanine secured credit facility for $385 million, which are referred to in this proxy statement as the Debt Facilities, described below under “—Debt Facilities”;

•	a $242 million vendor loan note to be issued to NDS Holdco (the “News Corporation Loan Note”) constituting 13 percent fixed rate guaranteed secured loan notes due 2018 (the “Notes”); and

•

$724.9 million in cash on hand (from internally generated funds) at certain subsidiaries of NDS (see “The Proposed Transactions—Creation of Distributable Profits and Transfer of Surplus Group Cash” beginning on page 71).

Equity Commitments

P4 Sub L.P.1, Permira IV L.P.2, Permira Investments Limited and P4 Co-Investment L.P., each being a fund advised by Permira Advisers LLP, entered into a commitment letter, dated as of August 14, 2008, which we refer to in this proxy statement as the “equity commitment letter”, pursuant to which the above funds advised by Permira Advisers LLP have agreed to provide to the Bidcos, subject to the conditions set forth in the equity commitment letter, cash in the amount necessary to make the equity contributions required to be made by the Bidcos to complete the Proposed Transactions, with such equity contributions totalling $917.8 million in the aggregate.

The obligation under the equity commitment letter of each of the funds advised by Permira Advisers LLP to provide cash to the Bidcos are subject to the satisfaction, or waiver, of the following conditions:

•	the First Court Order having been granted by no later than the Long Stop Date;

•

the conditions precedent to funding under the Debt Facilities having been satisfied or waived and the funds under the Debt Facilities having become and remaining unconditionally available to NDS Finance except for the receipt of the equity investments by the Bidcos under the equity commitment letter and the payment of fees prior to or on first utilization under the Debt Facilities; and

•	NDS Finance having resolved, conditional only on receipt of funds under the Debt Facilities, to pay a dividend to NDS of up to $1,347 million on or before the Effective Date for same day value.

The equity commitment letter was filed as an exhibit to the Company’s Transaction Statement on Schedule 13E-3, filed with the SEC on September 3, 2008, and is incorporated by reference herein. The summary set forth in this section is qualified in its entirety by the actual terms of the equity commitment letter and you are encouraged to read the equity commitment letter for a complete description of the commitments of each of the funds advised by Permira Advisers LLP to provide equity financing for the Proposed Transactions.

Permira Confirmation Letter

P4 Sub L.P.1, Permira IV L.P.2, Permira Investments Limited and P4 Co-Investment L.P., each being a fund advised by Permira Advisers LLP, and two of their affiliates, Permira IV G.P. L.P. and Permira IV Managers L.P. (the “Manager Parties”) entered into a letter agreement with News Corporation, dated as of August 14, 2008, which we refer to in this proxy statement as the “confirmation letter,” pursuant to which the funds advised by Permira Advisers LLP have agreed to certain undertakings and confirmations with respect to the funding of the cash necessary to make the equity contributions required to be made by the Bidcos to complete the Proposed Transactions.

In the confirmation letter, each of the funds advised by Permira Advisers LLP has given various undertakings including that it will:

•

comply with its obligations under the equity commitment letter and procure, to the extent it is lawfully able, that each of the Bidcos and their direct holding companies, (the “Holdcos”) comply with their respective obligations under the equity commitment letter;

•

have available sufficient funds to meets its obligations under the equity commitment letter subject to the terms of, and on the conditions set forth in, the equity commitment letter and will make such funds available to the Bidcos;

•	not take certain actions which could frustrate or restrict the flow of funds to the Bidcos as contemplated in the confirmation letter and the equity commitment letter;

•	not vary, novate, supplement or terminate the equity commitment letter;

•	not deal in any shares or debt or equity securities in the Holdcos or the Bidcos;

•

procure, so far as lawfully able, that each of the Holdcos carry out the required actions so that all amounts subscribed and directed in the confirmation letter are passed to the relevant Bidco for the purpose of enabling the Bidcos to satisfy in part the consideration to be paid by the Bidcos pursuant to and in accordance with the terms of the Scheme;

•

notify News Corporation in writing without delay if any such fund advised by Permira Advisers LLP becomes aware of any circumstance which would be reasonably likely to prejudice the ability of any such fund or of either of the Holdcos or of either of the Bidcos to comply with the terms of the confirmation letter and/or the terms of the equity commitment letter or which would render any of the confirmations given in the confirmation letter inaccurate.

In addition, each of P4 Sub L.P. 1, Permira IV L.P.2 and P4 Co-Investment L.P. undertake to exercise all rights available to it pursuant to the limited partnership agreements governing the applicable fund to ensure that undrawn or uncalled commitments of the limited partners of P4 Sub L.P. 1, Permira IV L.P.2 and P4 Co-Investment L.P. shall, up to the time of satisfaction of their respective obligations under the equity commitment letter, remain sufficient to meet the commitments, subject to and on the terms set forth in the equity commitment letter.

In addition, each of the Manager Parties undertakes to procure (to the extent in its control as general partner or manager, as applicable) the compliance of the relevant funds advised by Permira Advisers LLP with the confirmation letter.

The confirmation letter was filed as an exhibit to the Company’s Transaction Statement on Schedule 13E-3, filed with the SEC on September 3, 2008, and is incorporated by reference herein. The summary set forth in this section is qualified in its entirety by the actual terms of the confirmation letter and you are encouraged to read the confirmation letter for a complete description of the commitments of each of the funds advised by Permira Advisers LLP under the confirmation letter.

Debt Facilities

J.P. Morgan plc and Morgan Stanley Bank International Limited as mandated lead arrangers have each committed to lead arrange and JPMorgan Chase Bank, N.A., London Branch and Morgan Stanley Senior Funding, Inc. as underwriters have each committed to underwrite 50 percent of (a) senior secured credit facilities (the “Senior Facilities”) of up to $1.04 billion comprising $890 million term loan facilities (the “Senior Term Facilities”) and a $150 million revolving facility (the “Revolving Facility”) and (b) a mezzanine secured credit facility (the “Mezzanine Facility,” together with the Senior Term Facilities, the “Term Facilities” and together with the Senior Facilities, the “Debt Facilities”) of up to $385 million. In addition, an uncommitted $75 million senior secured acquisition term loan facility (the “Uncommitted Acquisition Facility”) will be made available once lenders are identified to take up participations in this facility.

The documentation governing these financing arrangements has been finalized. However, changes to the terms of such arrangements may occur as a result of any “market flex” provisions invoked as a result of the syndication of the debt commitments. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described herein is not available as anticipated.

The Debt Facilities, together with cash on hand and cash equivalents of the NDS Group, the proceeds of the equity commitments referred to above and the proceeds of issuance of the News Corporation Loan Note, will be used for the purpose of financing the Proposed Transactions, including any amounts necessary to pay fees and expenses associated with the Proposed Transactions. The revolving facility will also be available for the funding of general corporate purposes of the NDS Group following completion of the Proposed Transactions. An acquisition sub-limit of $50 million of the revolving facility and, once lenders are identified to take participations in it, the Uncommitted Acquisition Facility, will be available for the funding of certain permitted acquisitions, capital expenditure and related costs and expenses following completion of the Proposed Transactions.

•

Availability. The Debt Facilities (other than the Revolving Facility) will be available to NDS Finance for the purpose of financing the Proposed Transactions throughout the period from the date of signing of the facility agreements for the Senior Facilities and the Mezzanine Facility, which, together, we refer to in this proxy statement as the “facilities agreements,” to the earlier of:

•	the date falling 15 days after the date of first drawdown of the Debt Facilities (the “Funding Date”);

•	the date on which the Scheme lapses or is withdrawn; and

•	February 27, 2009.

The Revolving Facility will be available to NDS Finance for the purpose of financing the Proposed Transactions throughout the period from the date of signing of the facilities agreements to the date falling 15 days after the Funding Date. The availability of the Debt Facilities for the purpose of financing the Proposed Transactions during the period described above is subject to:

•

delivery of the documentary conditions precedent described in the facilities agreements in form and substance satisfactory to J.P. Morgan Europe Limited as facility agent, including constitutional documents, corporate authorizations; evidence that the equity contribution by the Bidcos will be made, evidence that NDS has received sufficient cash (in a blocked account) which, when aggregated with the amounts to be drawn down under the Senior Facilities and Mezzanine Facility, are sufficient to satisfy its cash payment obligations under the Scheme; the signed facilities agreements and related finance documents (including the security documents required to be given on or prior to the Funding Date); legal opinions; and certain other documents relevant to the Proposed Transactions, including the base case model, funds flow statement, structure papers, due diligence reports, Scheme documentation and documentation in respect of the News Corporation Loan Note. In respect of each of the Senior Facilities and the Mezzanine Facility, as the case may be, the consent of lenders (which, we refer to in this proxy statement as the “Lenders”) representing 85 percent, rather than the usual 66 2/3 percent, of the total commitments under each of the Senior Facilities and the Mezzanine Facility respectively will be required to waive certain of those conditions precedent;

•

the accession of NDS and certain of its U.K. subsidiaries (NDS Limited, Digi-Media Vision Limited and News Datacom Limited) to the Facilities Agreements as guarantors, and the granting of security by each of those guarantors;

•

certain key representations and warranties in respect of NDS Finance only, including as to status; binding obligations; non-conflict with other obligations; power and authority; validity and admissibility in evidence; holding company activities; and Scheme documents and other documents, in each case being true and accurate (together, the “Certain Funds Representations”);

•

the absence of certain events of default under the facilities agreements (or if any such event of default has occurred, such event of default having been remedied (in certain cases within three business days of receipt by NDS Finance of a notice from J.P. Morgan Europe Limited as facility agent in respect of the Senior Facilities and/or the Mezzanine Facility, as the case may be, stating that such event of default has occurred) or waived by Lenders with commitments representing at least 66 2/3 percent of the total commitments under each of the Senior Facilities and the Mezzanine Facility respectively):

•

insofar as any such event of default relates to NDS Finance (a) non-payment, (b) failure to comply with any of the following undertakings in relation to Nobel Finance: (i) restrictions on mergers, (ii) restrictions on acquisitions, (iii) restrictions on joint ventures, (iv) pari passu ranking, (v) restrictions on the granting of security, (vi) restrictions on the disposal of assets, (vii) restrictions on lending and credit, (viii) restrictions on the granting of guarantees or indemnities, (ix) restrictions on dividends or share redemptions, (x) restrictions on incurring financial indebtedness or (xi) Scheme restrictions, (c) misrepresentation in respect of any of the Certain Funds Representations referred to above, (d) insolvency, insolvency proceedings or creditors’ proceedings, (e) the unlawfulness or invalidity of any finance documents or (f) the repudiation or rescission of any of any finance documents;

•

insofar as any such event of default relates to (a) misrepresentation by NDS in respect of the binding obligations representation in respect of the security documents to which NDS is a party, (b) NDS insolvency, insolvency proceedings or creditors’ proceedings or (c) the repudiation or rescission by NDS of any of any finance documents;

•	no change of control having occurred in respect of NDS or NDS Finance (other than as a result of the Proposed Transactions); and

•	it not being unlawful for any of the Lenders to make advances to NDS Finance.

•

Guarantees. Subject to certain limitations, all obligations under or in respect of the Debt Facilities and under certain interest rate protection, currency exchange or other hedging or swap arrangement entered into with any Lender or any of its affiliates are to be unconditionally guaranteed jointly and severally by:

•	NDS Finance, from the date of signing of the facilities agreements;

•

NDS and certain of its U.K. subsidiaries from the date of their accession to the Facilities Agreements as guarantors, and the granting of security by each of those guarantors (which shall be prior to the Funding Date); and

•

from the date of their accession (which, in respect of NDS Sweden AB, NDS Technologies Israel Limited, NDS Americas Inc., NDS Holdings B.V. and NDS Technologies France SAS, shall be within 90 days after the Funding Date (except that NDS Technologies France SAS gives no guarantee under the Mezzanine Facility)) each borrower and each of the existing and subsequently acquired or organized material direct and indirect, wholly owned subsidiaries of NDS (subject to certain agreed legal, fiscal and cost exceptions and limitations and on the basis that, on an ongoing basis, the aggregate of the EBITDA and gross assets of the guarantors (taking each entity on an unconsolidated basis and excluding all intra-group items) is no less than 80 percent of the consolidated EBITDA and gross assets of the NDS Group).

•

Security. Subject to certain limitations, the obligations of the borrowers and the guarantors under the Debt Facilities and under certain interest rate protection, currency exchange, or other hedging or swap arrangements will be secured by first priority security on the present and after-acquired material assets of each borrower and any guarantor.

•

Representations. The facilities agreements contain customary representations and warranties (subject to certain qualifications, thresholds, materiality, exceptions, reasonableness and references to material adverse effect) as to, among other things, status; binding obligations; non-conflict with other obligations; power and authority; no filing or stamp taxes; validity and admissibility of evidence; governing law and enforcement; no breach of the finance documents or other material contracts; filing of tax returns; no misleading information; financial statements; the structure of the NDS Group; Scheme documents and other documents; no litigation; no breach of laws; compliance with environmental laws; ownership of assets; holding company activities; priority of ranking; and title to assets.

•

Undertakings. The facilities agreements contain customary affirmative and negative covenants (subject to appropriate qualifications, thresholds, materiality, exceptions, reasonableness and references to material adverse effect), including, among other things, provision of financial statements, budgets and other information; authorizations and compliance with laws (including environmental laws); payment of tax; restrictions on mergers; restrictions on change of business; restrictions on acquisitions; restrictions on joint ventures; restrictions on holding company activities; restrictions on the granting of security; restrictions on the disposal of assets; preservation of assets; operating on an arm’s length basis; restrictions on lending and credit; restrictions on the granting of guarantees or indemnities; restrictions on dividends or share redemptions; restrictions on the repayment of subordinated debt; restrictions on incurring financial indebtedness; restrictions on share issues; maintenance of insurance; funding of pension schemes; maintenance of intellectual property; restrictions on transactions involving financial assistance; restrictions on treasury transactions; cash management; change of auditors; maintenance of guarantor coverage; scheme-related undertakings and further assurance.

•	Financial Covenants. The facilities agreements include certain customary financial covenants, including cashflow cover; interest cover; debt cover; and annual capital expenditure.

•

Events of Default. The facilities agreements include certain customary events of default (subject to certain qualifications, thresholds, materiality, exceptions, reasonableness and references to material adverse effect), including non-payment; breach of financial covenants; breach of other obligations under the finance documents; misrepresentation; cross default; insolvency and insolvency or creditors’ proceedings; unlawfulness and invalidity in respect of the finance documents; non-compliance or material misrepresentation in respect of the intercreditor agreement; the cessation of a material part of the business of the NDS Group; an audit qualification in respect of the annual accounts of the NDS Group which has a material adverse effect; the repudiation or rescission of any of the finance documents; material litigation; expropriation of assets; material unsatisfied judgments; material adverse change; the Scheme not becoming effective; and certain ERISA-related breaches. In certain circumstances, during the period of 90 days from the Funding Date, certain events of default will not apply to the extent that such events of default (or any representation or undertaking relating to such events of default) relate only to a member of the NDS Group (other than NDS Finance) provided that certain conditions are met, including that the event of default has not had a material adverse affect, is capable of being remedied and reasonable steps are being taken to do so.

•

Scheme Restrictions. The facilities agreements constrain the ability of NDS Finance and, from the date of its accession to the facilities agreements as a guarantor, will constrain the ability of NDS, to waive or amend the conditions to the Scheme, by requiring, among other things, that NDS and NDS Finance will:

•

not, without the consent of J.P. Morgan Europe Limited as facility agent in respect of the Senior Facilities and separately in respect of the Mezzanine Facility (acting on the instructions of Lenders with commitments representing at least 66 2/3 percent of the total commitments under the Senior Facilities and the Mezzanine Facility respectively) agree to amend, waive, revise, withdraw or agree to decide not to enforce in whole or in part any material term or material condition (including, without limitation, the conditions relating to anti-trust clearances by the European Commission and pursuant to the Israeli Restrictive Business Practices Law 5748-1988) of the Scheme where its agreement is required for such amendment, waiver, revision, withdrawal or decision unless:

•	by failing to so amend, waive, revise, withdraw or agree not to enforce any such term or condition, NDS or NDS Finance would be entitled not to proceed with the Scheme;

•	the U.K. Panel on Takeovers and Mergers does not or would not (in each case were it to exercise jurisdiction over NDS Finance) consent to NDS or NDS Finance not proceeding with the Scheme; or

•	in the case of any material term, it does not materially and adversely affect the interests of the lenders of the relevant Debt Facilities.

•

not increase and ensure that there is no increase in the purchase price payable per share in NDS above that agreed between the mandated lead arrangers and NDS, except (1) with the consent of J.P. Morgan Europe Limited as facility agent in respect of the Senior Facilities and separately in respect of the Mezzanine Facility (acting on the instructions of Lenders with commitments representing at least 66 2/3 percent of the total commitments under the Senior Facilities and the Mezzanine Facility respectively) or (2) if the excess is funded by holding companies of NDS.

The facilities agreements were filed as exhibits to the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2008, and are incorporated by reference herein. The summary set forth in this section is qualified in its entirety by the actual terms of the facilities agreements and you are encouraged to read the facilities agreements for a complete description of the commitments of each of the Lenders to provide debt financing for the Proposed Transactions.

News Corporation Loan Note

Following the issuance, and delivery to the Registrar of Companies in England and Wales of the Second Court Order, the Company will enter into the News Corporation Loan Note on the following terms:

•	The Company will issue Notes in an initial aggregate principal amount of $242 million to NDS Holdco.

•

The scheduled maturity date of the Notes will be 9.5 years after the initial issue date of the Notes. The Notes will also be repaid in the event than an exit or declared default occurs prior to the scheduled maturity date. However, in accordance with the Intercreditor Agreement, if the Debt Facilities remain outstanding, then there can be no acceleration or enforcement of the obligations under the Notes until 14 years after the initial issue date of the Notes.

•

The Notes will benefit from guarantees and security (the “VLN Guarantees and Security”) to be granted by those members of the Group which grant guarantees and security in respect of the Debt Facilities and which are domiciled in England and Wales.

•

Subject as follows, interest under the News Corporation Loan Note in respect of the Notes will accrue in arrears, and be payable semi-annually by way of issuance by the Company of payment in kind notes (the “PIK Notes”) under the News Corporation Loan Note (which shall be in the same form and have the same rights as the Notes). The PIK Notes shall themselves attract interest in accordance with the News Corporation Loan Note. At the election of the Company, and subject to the terms of the Intercreditor Agreement (as defined in the facilities agreements), accrued interest may be paid on each interest payment date in cash.

•

The News Corporation Loan Note will contain certain customary representations (subject to certain qualifications, thresholds, materiality, exceptions, reasonableness and/or references to material adverse effect), among other things, as to: status, power and authority, binding obligations, non-conflict with other obligations and no default. The representations are to be made on the date of the News Corporation Loan Note, on the date of any issuance of Notes (including PIK Notes) and the first day of each interest period thereunder.

•

The News Corporation Loan Note will contain certain customary undertakings (subject to certain qualifications, thresholds, materiality, exceptions, reasonableness and/or references to material adverse effect), which will remain in force and effect for so long as the Notes and PIK Notes are outstanding and any amount is outstanding under the News Corporation Loan Note and the VLN Guarantees and Security, and will include, among others, undertakings as to authorizations; compliance with laws;

merger; change of business; negative pledge; dividends and share redemption; other restricted payments; disposals; further assurance and payments and co-operation.

•

The News Corporation Loan Note will contain certain events of default including, among others: non-payment; other obligations; misrepresentation; cross acceleration; insolvency; insolvency proceedings; creditors’ process; unlawfulness and invalidity, cessation of business and repudiation and rescission of agreements.

•

The Notes will be subordinated to the Debt Facilities pursuant to the terms of the Intercreditor Agreement. Payment of all amounts under the News Corporation Loan Note, including payments of principal, interest or any other amount will, until the repayment in full of all liabilities under the Debt Facilities, be subordinated to the Debt Facilities pursuant to the terms of the Intercreditor Agreement.

•

Until the repayment in full of all liabilities under the Debt Facilities pursuant to the terms of the Intercreditor Agreement, the VLN Guarantees and Security will be subordinated, on a third ranking basis, to the Senior Facilities and Mezzanine Facility. Furthermore, the VLN Guarantees and Security will be capable of being automatically released in certain circumstances.

•

NDS Holdco (or its successor or permitted assignee of the Notes) will assign by way of security its rights under and pursuant to the News Corporation Loan Note, the Notes and the agreements constituting the VLN Guarantees and Security in favor of the security agent appointed under the Intercreditor Agreement relating to each of the Debt Facilities and such assignment will only be enforceable only in certain limited circumstances.

•

To the extent the Debt Facilities remain outstanding, the Notes may only be transferred to News Corporation or any subsidiary of News Corporation or any Noteholder (as defined in the News Corporation Loan Note), subject to the transferee’s accession to the Intercreditor Agreement.

A form of the News Corporation Loan Note was filed as an exhibit to the Company’s Transaction Statement on Schedule 13E-3, filed with the SEC on September 3, 2008, and is incorporated by reference herein. The summary set forth in this section is qualified in its entirety by the actual terms of the News Corporation Loan Note and you are encouraged to read the News Corporation Loan Note for a complete description of the terms of the News Corporation Loan Note.

Conditions

The parties’ consummation of the Proposed Transactions is conditioned upon the Scheme becoming unconditional and becoming effective by not later than the Long Stop Date, or such later date as News Corporation, NDS Holdco, NDS and the Bidcos may agree and the English High Court may approve. The consummation of the Proposed Transactions is subject to the following fundamental conditions (the “Fundamental Conditions”):

•

the approval of the Scheme by a majority in number of the Scheme Shareholders entitled to vote and present and voting, either in person or by proxy, at the Court Meeting or at any adjournment of such meeting and the votes cast at such meeting in favor of the Scheme representing 75 percent or more in value of the total votes cast at such meeting;

•

the approval, by 75 percent or more of votes cast by the Scheme Shareholders and the holders of the B ordinary shares in issue as at the Voting Record Time, voting together as a single class, of all resolutions necessary to implement the Scheme at the Extraordinary General Meeting or at any adjournment of that meeting and not subsequently being revoked;

•

the sanction (without modification or with modification as agreed by the Bidcos, News Corporation and NDS) of the Scheme and the confirmation of the capital reduction involved therein by the English High Court;

•

the capital reduction in relation to the shares of NDS Finance to be implemented in accordance with Section 136 of the 1985 Act (the “NDS Finance Capital Reduction”), having become effective in accordance with its terms prior to the date of the First Court Hearing;

•	the delivery of an office copy of the First Court Order and the attached minute of the capital reduction involved therein to the Registrar of Companies in England and Wales;

•	the delivery of an office copy of the Second Court Order and the attached minute of the capital reduction involved therein to the Registrar of Companies in England and Wales;

•	satisfaction of the following regulatory conditions (the “Regulatory Conditions”):

•

European Commission having issued a decision under Article 6(1)(b) or 8(1) or 8(2) of Council Merger Regulation (EC) 139/2004 (or having been deemed to have done so under Article 10(6) of Council Regulation (EC) 139/2004) declaring the Proposed Transactions, or any matter arising from or relating to the Proposed Transactions, or the involvement of the Bidcos’ group of companies (the “Bidco Group”) in the Proposed Transactions, compatible with the EC Common Market. The Bidcos and News Corporation reserve the right to jointly invoke or waive this Condition in whole or in part; and

•

an unconditional approval of the Proposed Transactions, or an approval with conditions or obligations as are deemed satisfactory to the Bidcos and News Corporation pursuant to the implementation agreement, has been given by the relevant controller pursuant to the Israeli Restrictive Business Practices Law 5748-1988, and such approval is in full force and effect. The Bidcos and News Corporation reserve the right to jointly invoke or waive this Condition in whole or in part;

•

the Internal Revenue Service having issued a letter ruling to News Corporation substantially to the effect that the receipt of cash by News Corporation in the Proposed Transactions is not essentially equivalent to a dividend under Section 302(b)(1) of the Code. This Condition may be invoked or waived by News Corporation only;

•

in the reasonable good faith judgment of News Corporation, there is not a reasonable likelihood that NDS would be a “controlled foreign corporation” within the meaning of Section 957 of the Code, immediately following the Scheme becoming effective, and News Corporation having received, immediately prior to the Second Court Hearing, a certificate, dated as of such date of delivery (collectively the “CFC Certificates”) from each of the Bidcos pursuant to the Bidcos’ obligations in accordance with the implementation agreement confirming that none of Bidco 1, Bidco 2, any shareholder of either of the Bidcos, or any person who, to the best knowledge of Bidco 1 and Bidco 2, would be considered as indirectly or constructively owning under section 958 of the Code, any equity interests in NDS owned by a Bidco will be a “U.S. shareholder” of NDS as defined in Section 951(b) of the Code, immediately following the Scheme becoming effective (the “CFC Condition”). This Condition may be invoked or waived by News Corporation only; and

•

NDS having available to it by no later than the commencement of the Second Court Hearing, as a result of the receipt by NDS of the dividend in the amount of $1,347 million payable by NDS Finance to NDS out of distributable reserves created in NDS Finance as a result of the NDS Finance Capital Reduction (the “NDS Finance Dividend”) and of dividends paid to NDS by other members of the NDS Group:

•	sufficient distributable profits (as defined in section 181 of the 1985 Act) to enable it to lawfully declare and pay, in accordance with the requirements of the Scheme (1) the A Share Distribution

(defined on page 87), and (2) the News Distribution, including the issue of the News Corporation Loan Note; and

•	not less than $724.9 million in freely distributable cash at all times from the granting by the English High Court of the First Court Order to the commencement of the Second Court Hearing.

The Bidcos and News Corporation, each in its absolute discretion, reserves the right to jointly invoke or waive (subject to the consent of NDS) this Condition in whole or in part.

In addition, the Bidcos, News Corporation and NDS have agreed that the Scheme will also be conditional upon the following conditions (the “Additional Conditions”), and, accordingly, the necessary actions to make the Scheme effective including the delivery of an office copy of the Second Court Order and the delivery of the Second Court Order to the Registrar of Companies in England and Wales, will not be taken unless such conditions (as amended if appropriate) have been satisfied (and continue to be satisfied pending the commencement of the Second Court Hearing) or waived:

•

since June 30, 2008 and except as publicly announced by NDS prior to the date of this announcement or as otherwise disclosed prior to the date of this announcement to the Bidcos and News Corporation or their advisers by or on behalf of NDS there having been no adverse change or deterioration in the business, assets, financial or trading position or profits or operational performance of any member of the NDS Group to an extent which is material in the context of the Wider NDS Group taken as a whole. The Bidcos and News Corporation reserve the right to jointly invoke or waive this Condition in whole or in part;

•

no Third Party having intervened in any way or announced, instituted, implemented or threatened any action, proceeding, investigation, enquiry, or enacted, made or proposed any statute, regulation, decision or order which might reasonably be expected to (in any case to an extent which is material in the context of the Wider NDS Group taken as a whole) make the Scheme or its implementation void, unenforceable and/or illegal in any jurisdiction or otherwise directly or indirectly restrain, restrict, prohibit, prevent, delay or otherwise interfere therewith or with the implementation thereof, or impose additional conditions or obligations with respect thereto, or require amendment to the terms of the Scheme or the proposed acquisition of any shares or securities in NDS, or the acquisition of control of NDS by the Bidcos; and all applicable waiting and other time periods during which any such Third Party could institute, implement or threaten any action, proceeding, investigation, enquiry, suit or reference or any other step under the laws of any relevant jurisdiction in respect of the Proposed Transactions or the acquisition or proposed acquisition of any shares or other securities in, or control of, NDS or any other member of the Wider NDS Group by the Bidcos having expired, lapsed or terminated. The Bidcos and News Corporation reserve the right to jointly invoke or waive this Condition in whole or in part; and

•	the implementation agreement not having been terminated by the parties in accordance with the termination rights set out therein.

For the purposes of the Conditions and this proxy statement generally:

•	“publicly announced” means disclosed in (1) NDS’s annual report on Forms 10-K filed with the SEC on August 8, 2008, or (2) otherwise publicly announced on or before August 14, 2008 by NDS;

•

“Third Party” means any government, governmental or quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, court, trade agency, association, institution, body corporate, or any other body, entity or person whatsoever in any jurisdiction; and

•	“the Wider NDS Group” means NDS and its subsidiary undertakings, associated undertakings and any other undertakings in which NDS and such undertakings (aggregating their interests) have a substantial interest, the “NDS Group” means NDS and its subsidiaries, subsidiary undertakings and holding companies and the subsidiaries and subsidiary undertakings of any such holding company. For these purposes, “subsidiary undertaking,” “associated undertaking” and “undertaking” have the meanings given by the 1985 Act (but for this purpose ignoring paragraph 20(1)(b) of Schedule 4A to the 1985 Companies Act) and “substantial interest” means a direct or indirect interest in 20 percent or more of the equity capital of an undertaking.

The Debt Facilities constrain the ability of NDS or NDS Finance to waive or amend the conditions to the Scheme. For more information, see “The Proposed Transactions—Financing—Debt Facilities” beginning on page 75.

The Proposed Transactions will lapse and the Scheme will not proceed unless all the above conditions are fulfilled or (if capable of waiver) waived or, where appropriate, determined by the Bidcos and/or News Corporation to have been satisfied or to remain satisfied prior to the commencement of the Second Court Hearing. Neither the Bidcos nor News Corporation shall be under any obligation to waive or treat as fulfilled any Additional Conditions (as relevant) by a date earlier than the Long Stop Date notwithstanding that the other conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfillment.

Neither the Bidcos nor News Corporation (where relevant) shall invoke any of the Additional Conditions so as to cause the Scheme not to proceed or to lapse or be withdrawn where in analogous circumstances if the U.K. Panel on Takeovers and Mergers had jurisdiction in respect of, and the City Code applied to, the Proposed Transactions and the Scheme they would not be permitted to do so by the City Code as implemented by the U.K. Panel on Takeovers and Mergers , in particular, but without limitation, by reference to the U.K. Panel on Takeovers and Mergers’s application of Rule 13.4 of the City Code and statements and rulings of the U.K. Panel on Takeovers and Mergers in respect of that Rule. To the extent necessary to give effect to the immediately preceding sentence the Bidcos and News Corporation will waive or agree to waive the relevant Additional Condition.

The Scheme will not proceed if the European Commission initiates proceedings under Article 6(1)(c) of Council Regulation (EC) 139/2004 or the Proposed Transactions are referred to the Competition Commission before the date of the Court Meeting.

Estimated Fees and Expenses

The liability for out-of-pocket expenses incurred by the parties to the implementation agreement will depend on whether or not the Scheme is consummated. If the Scheme becomes fully effective, NDS will bear certain agreed legal, accounting and other costs and expenses incurred by News Corporation, the Bidcos and the Independent Committee in connection with the Proposed Transactions. If the Scheme fails to become fully effective, each of News Corporation, the Bidcos and NDS will bear its own legal, accountancy and other costs in connection with the Proposed Transactions (except that News Corporation and the Bidcos will equally bear the cost of counsel to the lenders for preparation of documents for the Debt Facilities). For more information, see “The Implementation Agreement—Fees and Costs” beginning on page 99 and “The Stockholders Agreement—Fees and Expenses” beginning on page 105. Fees and expenses incurred or to be incurred by the Company in connection with the Scheme are estimated at this time to be as follows:

Description	Amount
Printing, proxy solicitation and mailing costs	$
Filing fees	$
Financial, commercial, legal, accounting and tax advisory fees and expenses	$
Independent Committee fees	$
Transaction Fee (payable $15,455,550 to the Bidcos and $14,849,450 to News Corporation upon effectiveness of the Scheme)		$30,305,000
Miscellaneous	$
Total	$

These expenses will not reduce the consideration to be received by either of NDS Holdco or the unaffiliated NDS shareholders pursuant to the Scheme.

Regulatory Matters

EC No. 139/2004 requires notification to and prior approval by the European Commission of mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding specified thresholds. NDS, News Corporation and the Bidcos have determined that the Proposed Transactions are subject to filing requirements under Council Regulation EC No. 139/2004. Once a complete notification is filed, the European Commission has an initial (Phase I) period of 25 working days from the day following the date of notification, which period may be extended under certain circumstances, in which to consider whether the Proposed Transactions would significantly impede effective competition in the common market or a substantial part of it, in particular as a result of the creating or strengthening of a dominant position. By the end of this Phase I period, the European Commission must issue a decision either clearing the Proposed Transactions or opening an in-depth Phase II investigation. A Phase II investigation can extend the investigation period up to an additional 125 working days.

The Proposed Transactions are also subject to an unconditional approval, or an approval with conditions or obligations as are deemed satisfactory to the Bidcos and News Corporation pursuant to the implementation agreement, being given by the relevant controller pursuant to the Israeli Restrictive Business Practices Law 5748-1988, and such approval being in full force and effect.

Other than Council Regulation EC No. 139/2004 and the Israeli Restrictive Business Practices Law 5748-1988, we are unaware of any other material federal, state or foreign regulatory requirements or approvals that may be required to consummate the Proposed Transactions.

Certain Material U.S. Federal Income Tax Consequences to U.S. Holders

The following is a discussion of certain material U.S. federal income tax consequences of the Scheme to U.S. Holders (as defined herein) of A ordinary shares. This discussion is based upon the Code, the Treasury Regulations promulgated thereunder, and judicial and administrative rulings and decisions in effect on the date hereof. These authorities may change at any time, possibly retroactively, and any such change could affect the continuing validity of this discussion. No ruling from the Internal Revenue Service (the “IRS”) has been requested with respect to the U.S. federal income tax consequences described herein and accordingly, there can be no assurance that the IRS will agree with the discussion herein. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction, and accordingly, is not a comprehensive description of all of the tax consequences that may be relevant to any particular holder of A ordinary shares.

As used herein, the term “U.S. Holder” means a beneficial owner of A ordinary shares (including A ordinary shares represented by ADSs) that for U.S. federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia, or (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source. A trust is a U.S. Holder if it is (1) subject to the primary supervision of a United States court and the control of one of more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person. The term “U.S. Holder” also includes certain former citizens and residents of the United States.

If a partnership (including for this purpose any entity, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of A ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership.

This discussion assumes that U.S. Holders hold their A ordinary shares as capital assets and does not address the tax consequences that may be relevant to a particular shareholder subject to special treatment under U.S. federal income tax law, including but not limited to:

•	financial institutions;

•	tax-exempt organizations;

•	insurance companies;

•	traders in securities that elect mark-to-market;

•	dealers in securities or foreign currencies;

•	persons who received their stock of the Company through the exercise of employee stock options or otherwise as compensation; and

•	persons who hold shares of stock of the Company as part of a hedge, straddle or conversion transaction.

Characterization of the Scheme

For U.S. Holders, the receipt of cash pursuant to the Scheme generally should be treated, for U.S. federal income tax purposes, as a taxable disposition by such U.S. Holders of their A ordinary shares. Accordingly, a U.S. Holder generally should recognize capital gain or loss equal to the difference between the amount of cash received in the Scheme and such U.S. Holder’s adjusted basis in its A ordinary shares. Such gain or loss will be long-term capital gain or loss if at the time of the Scheme the U.S. Holder had a holding period in its A ordinary shares of more than one year. Gain or loss must be determined separately for each block of stock (i.e., stock acquired at the same cost in a single transaction).

Information Reporting and Backup Withholding

Certain noncorporate U.S. Holders may be subject to information reporting and backup withholding, at applicable rates (currently 28 percent), on cash payments received pursuant to the Scheme. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and certifies that the U.S. Holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form or is otherwise exempt from backup withholding. If a U.S. Holder does not provide its correct taxpayer identification number or fails to provide the certification described above, the IRS may impose a penalty on the U.S. Holder, and amounts received by the U.S. Holder pursuant to the Scheme may be subject to backup withholding. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the U.S. Holder furnishes the required information to the IRS.

ALTHOUGH THE FOREGOING ARE CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES GENERALLY APPLICABLE TO THE SCHEME, THE DISCUSSION DOES NOT ADDRESS EVERY U.S. FEDERAL INCOME TAX ISSUE WHICH MAY BE APPLICABLE TO A PARTICULAR U.S. HOLDER. EACH U.S. HOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH U.S. HOLDER, IN LIGHT OF HIS PARTICULAR CIRCUMSTANCES, OF THE SCHEME.

Certain Material U.K. Tax Consequences

The comments below are of a general nature and are based on current UK tax law and published HM Revenue and Customs practice, as of the date hereof and which is subject to change, possibly with retrospective effect. The comments below only relate to the UK tax position of absolute beneficial owners of A ordinary shares (including A ordinary shares represented by ADSs) (1) who are either (a) individuals resident, ordinarily resident and domiciled in the UK for UK tax purposes, (b) individuals who, although not resident, ordinarily resident and domiciled in the UK for UK tax purposes, carry on a trade profession or vocation in the UK through a branch or agency in the UK for the purpose of which such ordinary shares are held, (c) corporate bodies resident in the UK for UK tax purposes or (d) corporate bodies who, although not so resident, carry on a trade, profession or vocation through a permanent establishment in the UK for the purposes of which such ordinary shares are held; (2) who are not treated as resident in any jurisdiction other than the UK for any tax purposes; (3) who do not have a branch, agency, permanent establishment or other fixed base in any jurisdiction other than the UK with which the holding of such ordinary shares is connected; and (4) whose investments in such ordinary shares (including any operations associated with such investments) are bona fide commercial transactions the purpose or one of the purposes of which is not the avoidance of a liability to taxation (“UK Holders”).

In addition, the comments below (1) only address the tax consequences for UK Holders who hold the ordinary shares as capital assets, and does not address the tax consequences which may be relevant to certain other categories of UK Holders, for example, brokers or dealers; (2) do not address the tax consequences for UK Holders which are banks, financial institutions, insurance companies, collective investment schemes, persons connected with the Company or with depositary arrangements or clearance services, intermediaries, persons who benefit from special exemptions from UK taxation or persons regarded as having obtained their ordinary shares by reason of employment; (3) assume that the UK Holder does not either alone or together with one or more associated or connected persons, directly or indirectly, control 10 percent or more of the ordinary share capital of the Company or any class thereof; and (4) assume that HM Revenue and Customs will not invoke any UK tax anti-avoidance rules that may affect the comments below.

The following is intended only as a general guide and is not intended to be, nor should it be considered to be, legal or tax advice to any particular UK Holder. These comments do not purport to cover all UK tax matters that may be important to any particular UK Holder. Potential investors should therefore satisfy themselves as to the overall tax consequences in their own particular circumstances, by consulting their own tax advisers.

Characterization of the Scheme

For UK tax purposes, the A Share Consideration comprises two elements, each of which is subject to a different UK tax treatment: a cash dividend of $15.58 per A ordinary share to be paid by the Company to the holders of A ordinary shares (the “A Share Distribution”) and an amount of $47.42 paid to holders of A ordinary shares by the Bidcos in consideration of the disposal of the A ordinary shares on their cancellation.

The cash dividend of $15.58 per ordinary share paid to holders of A ordinary shares is not subject to any UK withholding at source. An individual holder of A ordinary shares who is resident in the UK for UK tax purposes and who receives the cash dividend from the Company will be entitled to a tax credit equal to one-ninth of the dividend. The individual will be taxable on the total of the dividend and the related tax credit (the “gross dividend”), which will be regarded as the top slice of the individual’s income at his or her marginal rate. The tax credit will, however, be treated as discharging the individual’s liability to income tax in respect of the gross dividend, unless and except to the extent that the gross dividend falls above the threshold for the higher rate of income tax, in which case the individual will, to that extent, pay tax on the gross dividend calculated as 32.5 percent of the aggregate of the gross dividend less the related tax credit. So, for example, a dividend of £80 will carry a tax credit of £8.89 (one-ninth of £80) and the income tax payable on the dividend by an individual liable to income tax at the higher rate will be 32.5 percent of £88.89 (i.e., dividend of £80 plus tax credit of £8.89), namely £28.89, less the tax credit of £8.89, leaving a net charge of £20 (or 25 percent of the cash dividend).

Subject to certain exceptions, a holder of A ordinary shares which is a company resident for tax purposes in the UK and which receives a dividend paid by the Company will not be subject to corporation tax on the receipt of the dividend.

Whether a holder of A ordinary shares who is resident for tax purposes in a country other than the UK is entitled to a tax credit in respect of dividends received from the Company and to claim payment of any part of that tax credit will depend, in general, on the existence and terms of any double taxation convention or agreement which may exist between such holder’s country of residence and the UK.

Persons who are not resident in the UK should consult their own tax advisers concerning their tax liabilities on dividends received, whether they are entitled to claim any part of the tax credit and, if so, the procedure for doing so.

The cancellation of A ordinary shares and the payment of $47.42 per A ordinary share will constitute a disposal of A ordinary shares for the purposes of UK capital gains tax (where the holder of A ordinary shares is an individual) (“CGT”) or UK corporation tax (where the holder of A ordinary shares is within the charge to UK corporation tax). This may give rise to a chargeable gain or an allowable loss, depending on the circumstances of the holder of A ordinary shares, including such holder’s base cost in the A ordinary shares or the availability of any exemption or other relief. Tax on such chargeable gains is charged at a flat rate of 18 percent for UK Holders who are individuals.

For individual UK Holders, the principal factors that will determine the extent to which any such gain will be subject to CGT are: (a) the extent to which they realize any other chargeable gains in the tax year in which the disposal takes place; (b) the extent to which they have incurred and not previously utilized allowable losses in that or any earlier tax year; and (c) the quantum and availability of the annual allowance of tax-free gains in the tax year in which the disposal takes place (the “Annual Exempt Amount”).

The Annual Exempt Amount for individual UK Holders is £9,600 for the 2008-2009 tax year.

A UK Holder which is a company is entitled to an indexation allowance which applies to reduce the amount of a chargeable gain to the extent that (broadly speaking) it would otherwise have been increased due to inflation. Indexation allowance may reduce a chargeable gain but may not create any allowable loss.

Individual holders who dispose of ordinary shares while they are temporarily non-UK resident may, subject to certain conditions, be required to bring any gains or losses in respect of such disposal or receipt into account for CGT purposes in a subsequent tax year in which they again become resident or ordinarily resident in the UK.

No stamp duty or stamp duty reserve tax will be payable by holders of A ordinary shares as a result of the disposal of their A ordinary shares under the Scheme.

Anticipated Accounting Treatment

The amounts paid to current shareholders, option holders and holders of unvested equity awards by way of dividends and share purchases by the Company will be recorded in the Company’s consolidated financial statements as a reduction in shareholders’ equity equal to the net cash payments made. The cash proceeds from bank debt, net of fees, will be recorded as a liability in the Company’s consolidated balance sheet, as will the vendor loan note.

The Implementation Agreement

This section of the proxy statement summarizes the material provisions of the implementation agreement. The following summary is qualified in its entirety by reference to the complete text of the implementation agreement, a copy of which is attached as Appendix C to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to read the implementation agreement carefully and in its entirety.

General; Implementation

Generally, the implementation agreement provides for (1) the cancellation of 2.3 billion ordinary shares, par value $1.00, in the capital of NDS Finance (the “NDS Finance Shares”) and the declaration and payment by NDS Finance to NDS of the NDS Finance Dividend, (2) the cancellation of all of the Deferred Shares for no consideration and the re-registration of NDS as a private company, (3) the cancellation of the A ordinary shares in consideration of the payment of the A Share Consideration to the Scheme Shareholders (4) the cancellation of approximately 67 percent of the B ordinary shares in consideration for the payment to NDS Holdco of the News Distribution, being a combination of cash and a note issued by NDS, of $63.00 per B ordinary share, and (5) the issuance of new B ordinary shares representing approximately 51 percent of the Company’s then outstanding B ordinary shares to the Bidcos.

As a result of the Proposed Transactions, the remaining B ordinary shares (including the new B ordinary shares) will be held by the Bidcos and NDS Holdco with the Bidcos holding, in the aggregate, B ordinary shares representing 51 percent of NDS’s issued share capital and NDS Holdco holding B ordinary shares representing 49 percent of NDS’s issued share capital (such percentages to be diluted by the issue of shares in the capital of NDS (including the issue of B ordinary shares, Hurdle Shares and Employee Shares (defined in “The Stockholders Agreement—Capital Structure” beginning on page 100) to the Management Investors).

Cash Consideration and News Distribution

The Bidcos and NDS shall each procure that the paying agent pays the A Share Consideration to the Scheme Shareholders as soon as reasonably practicable after the Effective Date, and in any event, no later than five business days following the Effective Date. NDS shall pay the News Distribution (including by issuing the News Corporation Loan Note to NDS Holdco) in accordance with the Scheme no later than one business day following the Effective Date.

Applicability of City Code on Takeovers and Mergers

The U.K. Panel on Takeovers and Mergers has confirmed that the City Code will not apply to any transaction involving NDS, as a result of the place of central management and control of NDS for the purposes of the City Code. Notwithstanding this ruling, News Corporation, NDS, NDS Holdco and the Bidcos have agreed to implement the Scheme in accordance with an agreed exhaustive list of certain of the provisions of the City Code which the parties have agreed are to apply in the manner described in the implementation agreement.

Warranties of all Parties

Each of the parties has made customary warranties with respect to, among other matters:

•	corporate power and authority;

•	the enforceability of its obligations of that party under the implementation agreement; and

•

the absence of conflicts between its obligations under the implementation agreement and laws, organizational documents, contracts and other instruments to which that party is a party or by which it is bound.

Warranties of NDS

NDS has made customary warranties with respect to, among other matters, documents required to be filed by NDS with the SEC since January 1, 2005, the accuracy of information contained in all documents (other than any information provided to NDS by the Bidcos, News Corporation or NDS Holdco or their respective Affiliates (as defined in the implementation agreement)) required to be filed by NDS with the SEC in connection with the Proposed Transactions, transactions or proposed transactions requiring disclosure under the Exchange Act, absence of undisclosed liabilities, accuracy of financial statements and compliance with certain laws and financial reporting requirements.

Warranties of News Corporation

News Corporation has also made warranties to the Bidcos with respect to, among other things, NDS Holdco’s legal and beneficial ownership of all of the B ordinary shares, the capital structure of NDS, the absence of any misleading or untrue statements of material fact contained in the information supplied by News Corporation for inclusion in this proxy statement and the accompanying Schedule 13E-3 and disclosure of all material agreements in place between it or its subsidiaries and NDS or its subsidiaries.

Warranties of NDS Holdco

NDS Holdco has also made customary warranties with respect to the absence of any misleading or untrue statements of material fact contained in the information supplied by NDS Holdco for inclusion in this proxy statement and the accompanying Schedule 13E-3 and disclosure of all material agreements in place between it or its subsidiaries and NDS or its subsidiaries.

Warranties of the Bidcos

The Bidcos have also made customary warranties with respect to, among other matters, the absence of any misleading or untrue statements of material fact contained in the information supplied by the Bidcos for inclusion in this proxy statement and the accompanying Schedule 13E-3. Each of the Bidcos also warrants that as at the date of the implementation agreement, none of its officers are actually aware of any fact, matter or circumstance which could be reasonably expected to occur, which if it did occur, would prevent it from delivering its CFC Certificate in satisfaction of the CFC Condition.

Undertakings of NDS

Under the implementation agreement NDS has agreed, during the period between the date of the implementation agreement and the earliest to occur of (1) the Effective Date, and (2) the date of termination of the implementation agreement, (the “Exclusivity Period”), as follows:

•	NDS will conduct its business only in the ordinary and usual course consistent with past practice;

•	subject to certain exceptions, NDS will not, and will not permit any of its subsidiaries to, without the prior written consent of each of News Corporation, NDS Holdco and the Bidcos:

•	materially alter the nature or scope of its business;

•

vary, create, increase, reorganize, consolidate, subdivide, convert, reduce, redeem, repurchase, redesignate or otherwise alter (1) the authorized or issued share or loan capital of the NDS Group, or (2) any rights attaching to any such share or loan capital;

•	convene any general meeting of NDS or any other member of the NDS Group other than in connection with the Proposed Transaction;

•

enter into or incur any agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the creation, allotment, issue, transfer, redemption or repayment of, any shares in the capital of NDS or any other member of the NDS Group (except where required by the NDS share schemes or the insertion of NDS Finance into the NDS Group);

•

reduce, capitalize, repay or distribute any amount standing to the credit of the share capital, share premium account, capital redemption reserve or any other reserve of NDS or any other member of the NDS Group, or the reduction of any uncalled liability in respect of partly paid shares of NDS or any other member of the NDS Group (except where required by the NDS share schemes or the insertion of NDS Finance into the NDS Group);

•

alter, in any material respect, the organizational documents of NDS or any other member of the NDS Group (except where required by the NDS share schemes or the insertion of NDS Finance into the NDS Group or where required pursuant to the Debt Facilities);

•	alter the fiscal year, or materially alter the accounting policies or practices of NDS or any other member of the NDS Group;

•

enter into, amend, vary or supplement in any manner materially adverse to NDS or any member of the NDS Group terminate, any agreement or arrangement which is material in the context of either (1) the business of the NDS Group as a whole or (2) the implementation of any of the Proposed Transactions;

•	amend, vary or terminate the implementation agreement, the stockholders agreement, the management investment agreement or the Debt Facilities;

•

commence or settle any litigation or arbitration proceedings which are material in the context of either the business of the NDS Group as a whole or the implementation of any of the Proposed Transactions, other than claims by certain shareholders of NDS;

•	create any mortgage, lien, encumbrance, trust arrangement or any other security interest over any uncalled capital of, or any other asset of, NDS or any other material member of the NDS Group,

give any guarantee, indemnity or security, or enter into any agreement or arrangement having a similar effect assume any liability, whether actual or contingent, in respect of any obligation of any person;

•

discontinue, amend, dispose of or grant an exclusive license of any intellectual property rights or fail to maintain any registrations or fail to continue any pending applications for material intellectual property rights in any such case to an extent which is material in the context of the business of the NDS Group as a whole or the implementation of any of the Proposed Transactions;

•	enter into any agreement or facility to obtain any borrowing, advance, credit or finance or any other indebtedness or liability in the nature of borrowing in excess of U.S.$10 million;

•	take any action that would require the approval of the holders of A ordinary shares under Rule 21 of the City Code;

•

enter into any transaction, agreement, arrangement or understanding with any of News Corporation or its subsidiaries (collectively, the “News Corporation Group”), that would require disclosure under Item 404 of Regulation S-K;

•	take any step which is reasonably likely to have the effect of preventing or materially delaying the satisfaction of any of the Conditions;

•	enter into any agreement or binding commitment to do any of the actions described in the preceding bullet points;

•

make, by or on behalf of NDS or any other member of the NDS Group, an announcement in relation to any of the actions described in the preceding bullet points or in relation to a proposal to take any such action; and

•	NDS will, and will procure that the other members of the NDS Group will:

•

furnish the Bidcos, News Corporation and NDS Holdco and their respective directors, employees, agents, consultants and seconded individuals (“Representatives”) with such financial and operating data and other information as the Bidcos, News Corporation and NDS Holdco may from time to time reasonably request and as may be consistent with the information provided by NDS to News Corporation as of the date of the implementation agreement; and

•

give the Bidcos, News Corporation and NDS Holdco and their respective Representatives such reasonable access to the books, records and personnel of each member of the NDS Group as shall be necessary or desirable to enable the Bidcos, News Corporation and NDS Holdco to prepare for the implementation of the Proposed Transactions.

Under the implementation agreement NDS has further agreed that it will:

•	convene and hold the Extraordinary General Meeting;

•	seek leave of the English High Court to convene and hold the Court Meeting in accordance with the U.K. Companies Act and the directions of the English High Court;

•

submit the resolutions to be proposed at the Extraordinary General Meeting and the resolution of NDS to be proposed at the Court Meeting in connection with the Scheme (the “Scheme Resolution”) for consideration and approval of its shareholders at the Extraordinary General Meeting and the Court

Meeting, respectively, in each case regardless of the recommendation or any change in the recommendation of the Independent Committee with respect thereto;

•

not finalize, or seek to amend, the documents required in connection with the Scheme (the “Scheme Documentation”), after the dispatch by NDS to the NDS shareholders of the document, prepared in accordance with practice in the United Kingdom, containing an explanatory statement of the Scheme (the “Circular”);

•

use reasonable endeavors to ensure that the quorum requirements of the U.K. Companies Act and its articles of association are satisfied with respect to the Extraordinary General Meeting and the Court Meeting;

•	if necessary to implement the Scheme, reconvene the Extraordinary General Meeting, the Court Meeting or any other necessary meeting of its shareholders or of any class of its shareholding;

•	execute the written resolution as the sole member of NDS Finance in favor of the NDS Finance Capital Reduction;

•	make all necessary applications to the English High Court in connection with the implementation of the Scheme;

•	procure the publication of the requisite advertisements in relation to the Scheme and publish such other documents and information as the English High Court may direct;

•

keep the Bidcos and News Corporation regularly informed of the number of proxy votes received in respect of each of the Scheme, and the resolutions required to implement the Scheme, and the identity of relevant shareholders;

•

following each of the Court Meetings and the Extraordinary General Meeting, provided the Scheme, and the resolutions required to implement the Scheme, have been approved, seek the sanction of the English High Court to the Scheme (subject to the satisfaction or waiver of certain Conditions) by petitioning the English High Court to grant the First Court Order and the Second Court Order; provided that:

•

the obligation on NDS to petition the English High Court to grant the Second Court Order shall be subject to the Bidcos and News Corporation having first each confirmed in writing that each has waived (to the extent permitted) or treated as satisfied each of the Conditions other than the conditions relating to:

•	the sanction, by the English High Court, of the Scheme and the confirmation of the related capital reductions; and

•	the delivery, to the Registrar of Companies in England and Wales, of an office copy of the Second Court Order and the attached minute of the related capital reductions; and

•	provide to the Bidcos and News Corporation a copy of each of the resolutions passed at the Meetings and the First Court Order and the Second Court Order once obtained;

•	cause an office copy of each of the First Court Order and the Second Court Order, once obtained, to be filed with the Registrar of Companies in England and Wales;

•	following its re-registration as a private company:

•	distribute and pay the A Share Distribution and the cash portion of the News Distribution (and issue the News Corporation Loan Note to NDS Holdco pursuant to the News Distribution);

•	vote in favor of all necessary resolutions to allow NDS Finance and the relevant NDS Group operating companies to carry out their respective obligations under the Debt Facilities;

•	grant security and guarantees as required under the Debt Facilities;

•	cooperate and provide such assistance as NDS Finance may reasonably require to support a syndication a portion of the lending commitments under the Debt Facilities;

•	not knowingly take any action, or omit to take any action, which would, or is reasonably likely to cause, any of the Conditions not to be satisfied;

•	deliver on the Effective Date resignations from the directors constituting the Independent Committee conditional on the Scheme becoming effective;

•	establish an employee benefit trust with a wholly owned special purpose vehicle to acquire A ordinary shares from participants in the NDS share schemes;

•

request of the English High Court, or agree to, any variation of, or amendment to, the Scheme, after receiving the express prior written consent of the Bidcos and News Corporation (which consent shall not be unreasonably withheld, conditioned or delayed);

•

not allot or issue any shares in its capital after 6.00 p.m. (London time) on the business day immediately preceding the day upon which the Second Court Order becomes effective in accordance with its terms (the “Scheme Record Time”) and the Effective Date;

•

procure that the directors of NDS accept responsibility for all of the information in the Circular other than information for which responsibility is accepted by (1) the directors of the Bidcos; (2) the directors of News Corporation; or (3) the members of the Independent Committee; and

•	procure that the members of the Independent Committee accept responsibility for their views set out in the Circular.

Undertakings of the Bidcos

The Bidcos have agreed to certain additional obligations and responsibilities under the implementation agreement including, but not limited to, the covenants described below:

•	Circular. The Bidcos shall procure that the directors of the Bidcos accept responsibility for all of the information in the Circular relating to the Bidcos;

•	Conditions. The Bidcos shall not take any step which, to their knowledge, is reasonably likely to prevent or materially delay the satisfaction of any of the Conditions;

•

Regulatory Conditions. The Bidcos shall use all reasonable endeavors to fulfill or procure the fulfillment of the Regulatory Conditions as soon as reasonably practicable and in any event on or before the First Court Hearing Date including by means of:

•	submitting, as soon as reasonably practicable and no later than 21 business days after the Announcement, all filings and notifications necessary for obtaining any approval from any government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, court, trade or regulatory agency, association or institution or any competition, antitrust or supervisory body, in each case in any jurisdiction required in connection with the Proposed Transactions, and requesting that NDS, News Corporation and NDS Holdco receive copies of all correspondence;

•	providing sufficient information to each relevant authority to reach its conclusions on the Proposed Transactions;

•

giving NDS, News Corporation and NDS Holdco reasonable notice of all material meetings and telephone calls with each relevant authority and giving NDS, News Corporation and NDS Holdco and their respective Representatives and advisers reasonable opportunity to participate;

•	disclosing to NDS, News Corporation and NDS Holdco material correspondence with any relevant authority (subject to redaction of confidential business information);

•

accepting any conditions or fulfilling or undertaking to fulfill any obligations subject to which all consents, clearances, permissions, waivers, filings and waiting periods as may be necessary, from or under the laws, regulations or practices applied by the relevant authorities are granted, including if required by any relevant authority accepting, cooperating with and entering into undertakings to comply with the conditions and obligations to which News Corporation is subject under the commitments offered by News Corporation to the European Commission in relation to its acquisition of a controlling stake in Premiere AG, as accepted by the European Commission on June 25, 2008, and any amendments to those commitments required by any relevant authority insofar as such conditions and obligations relate to NDS, provided that:

•

to the extent that such conditions or obligations relate to the disposal (or procuring the disposal) of any assets of, or any subsidiary or subsidiary undertaking in, the NDS Group, News Corporation consents to and cooperates with such conditions or obligations and enters into any undertakings required by the relevant authority in order to allow the Bidcos to comply with such conditions or obligations; and

•

the parties recognize that the Bidcos cannot accept any conditions or fulfill or undertake to fulfill any obligations with respect to the behavior of any portfolio company of any of the funds advised by Permira Advisers LLP or to the disposal of any assets of, or any subsidiary undertaking in, or any interest in, any portfolio company of any funds advised by Permira Advisers LLP; and

•	fulfilling or procuring the fulfillment of any conditions or obligations attached by a relevant authority.

•

Regulatory Proceedings. In the event that the Bidcos become aware that the European Commission is proposing to initiate proceedings in connection with the Regulatory Conditions, it shall provide immediate written notice thereof to News Corporation and use its best endeavors to avoid or prevent the initiation of such proceedings.

•

No Termination. The Bidcos shall not seek to rely on any of the Conditions (other than the Fundamental Conditions) or exercise its rights to terminate the implementation agreement where in analogous circumstances it would not be permitted to do so by the City Code as implemented by the U.K. Panel on Takeovers and Mergers.

•

Conditions. Undertake that they will, prior to the Second Court Hearing, provide such confirmations if, at that time, they are not aware of any fact, matter or circumstance indicating that any of the relevant Conditions are not satisfied or capable of being satisfied.

•	SEC Filings. The Bidcos shall use its reasonable endeavors (in consultation with NDS, News Corporation and NDS Holdco) to resolve all SEC comments with respect to the SEC Filings.

•	Correct Misleading Information. The Bidcos shall correct any information provided by it for use or incorporated by reference in the SEC Filings which shall have become false or misleading.

•

Equity Commitment. If the subscribers breach their respective obligations under the equity commitment letter each of the Bidcos shall enforce its rights under such equity commitment letter to procure such subscriptions.

•	Other Agreements. On the Effective Date, take all steps as a shareholder of NDS to procure that NDS executes the stockholders agreement.

Undertakings of News Corporation

News Corporation has undertaken certain additional obligations and responsibilities under the implementation agreement including, but not limited to, the covenants described below:

•

SEC Filings. News Corporation shall procure that certain of the directors and/or officers of News Corporation accept responsibility for all of the information in the Circular relating to News Corporation and its Affiliates (as defined in the implementation agreement).

•

Cash Pooling Arrangements. Terminate with effect from the Effective Date the cash pooling arrangements which are in place between the News Corporation Group and the NDS Group and release any guarantees which have been given in respect of such arrangements.

•	Conditions. News Corporation shall:

•

undertake that it will, prior to the Second Court Hearing, provide such confirmations if, at that time, they are not aware of any fact, matter or circumstance indicating that any of the relevant Conditions are not satisfied or capable of being satisfied;

•	not take any step which, to its knowledge, is reasonably likely to prevent or materially delay the satisfaction of any of the Conditions; and

•	use its reasonable best endeavors to cause the CFC Condition to be fulfilled.

•

Costs. News Corporation shall pay on demand to the Bidcos certain agreed costs in the event they arise under U.K. pensions legislation and to NDS certain agreed costs in connection with liability in relation to the News International Pension and Life Assurance Plan for Senior Executives.

•

Master Intercompany Agreement. News Corporation shall use its best endeavors to replace the current Master Intercompany Agreement by and among News Corporation and NDS dated November 22, 1999 with a new Master Intercompany Agreement between News Corporation and NDS Finance.

•

Default by funds advised by Permira Advisers LLP. Enforce its rights under the confirmation letter against the funds advised by Permira Advisers LLP in the event that (1) the funds advised by Permira Advisers LLP default under their respective obligations under the equity commitment letter or (2) News Corporation receives a written request from NDS requesting it to take such action.

•

No acquisition or transfer. Not acquire any interest in NDS which it does not already hold as at the date of the implementation agreement or, prior to the Effective Date, transfer any such interest other than within the News Corporation Group.

•	Other Agreements. On the Effective Date, take all steps as a shareholder of NDS to procure that NDS executes the stockholders agreement.

Undertakings of NDS Holdco

NDS Holdco has undertaken certain additional obligations and responsibilities under the implementation agreement including, amongst other things, the covenants described below:

•

Voting at the Extraordinary General Meeting and Agreeing to Certain Undertakings. NDS Holdco shall vote in favor of the resolutions required to implement the Scheme at the Extraordinary General Meeting and shall give undertakings to be bound by the Scheme as the English High Court may require. An affirmative vote by NDS Holdco will assure that the additional resolutions are approved at the Extraordinary General Meeting.

•

Cash Pooling Arrangements. Terminate with effect from the Effective Date the cash pooling arrangements which are in place between the News Corporation Group and the NDS Group and release any guarantees which have been given in respect of such arrangements.

•

No acquisition or transfer. Not acquire any interest in NDS which it does not already hold as at the date of the implementation agreement or, prior to the Effective Date, transfer any such interest other than within the News Corporation Group.

•	Other Agreements. On the Effective Date, take all steps to procure that NDS executes the stockholders agreement.

•

Costs. NDS Holdco shall pay on demand to the Bidcos certain agreed costs in the event they arise under U.K. pensions legislation and to NDS certain agreed costs in connection with liability in relation to the News International Pension and Life Assurance Plan for Senior Executives.

Undertakings of NDS Finance

NDS Finance has undertaken certain additional obligations and responsibilities under the implementation agreement including, amongst other things, the covenants described below:

•

Debt Facilities. Enter into the documents relating to the Debt Facilities immediately after execution of the implementation agreement and following the re-registration of NDS as a private company (and in any event no earlier than October 1, 2008) use reasonable endeavors to satisfy the conditions precedent to the availability of the funds under the Debt Facilities.

•	NDS Finance Capital Reduction. Make all necessary applications to the English High Court in connection with the implementation of the NDS Finance Capital Reduction.

•	Documentation. Not finalize any documentation relating to the NDS Finance Capital Reduction without obtaining the prior written approval of the Bidcos, News Corporation and NDS Holdco.

•	NDS Finance Written Resolution. Submit the written resolution in favor of the NDS Finance Capital Reduction (the “NDS Finance Written Resolution”) to NDS for approval.

•	Advertisements. Procure the publication of advertisements in relation to the NDS Finance Capital Reduction and publish such documents and information as the English High Court may approve.

•

Capital Reduction. Provide the Bidcos, News Corporation and NDS Holdco with a copy of the NDS Finance Written Resolution once passed and the relevant court order once obtained (the “NDS Finance Capital Reduction Court Order”).

•

Master Intercompany Agreement. NDS Finance shall use its best endeavors to replace the current Master Intercompany Agreement by and among News Corporation and NDS dated November 22, 1999 with a new Master Intercompany Agreement between News Corporation and NDS Finance.

•	Registrar. Cause an office copy of each of the NDS Finance Capital Reduction Court Order to be filed with the Registrar of Companies in England and Wales.

•

Dividends. Procure that any companies within the NDS Group which have declared dividends in favor of NDS and not yet paid such dividends, do not cancel/withdraw them prior to such dividends being paid.

•

Draw Downs. Following the re-registration of NDS as a private company, and in any event no earlier than October 1, 2008, and subject to the First Court Order having become effective, make the necessary draw downs under the Debt Facilities and declare and pay to NDS the NDS Finance Dividend.

Undertakings of all parties

In addition to the covenants of NDS, the Bidcos, News Corporation, NDS Holdco and NDS Finance described above, the parties have also undertaken certain additional obligations and responsibilities under the implementation agreement including, but not limited to, the covenants described below:

•

Meetings. With the express written consent of the Bidcos and News Corporation, NDS is entitled to adjourn the Court Meeting and/or the Extraordinary General Meeting if it reasonably considers an adjournment would assist in obtaining the requisite approval in respect of the Scheme and/or the resolutions required to implement the Scheme (as applicable).

•

Clearances. Use all reasonable endeavors to cooperate with and assist each of the other parties with a view to the Regulatory Conditions being satisfied and all other regulatory consents, clearances, permissions and waivers as may be necessary, and all filings and waiting periods as may be necessary, from or under the laws, regulations or practices applied by any relevant authority in connection with the implementation of the Proposed Transactions having been obtained or having expired (as applicable).

•

Transaction Steps. Use all reasonable endeavors to ensure that the steps referred to in the implementation agreement and otherwise required to implement the Proposed Transactions in the manner contemplated by the implementation agreement are undertaken in accordance with a process agreed with each of the other parties.

•

Filings with Relevant Authority. Cooperate with and assist each of the other parties by providing such other party or parties and any relevant authority any necessary information and documents for the purpose of making any submissions, filings and notifications to such relevant authority in relation to the Proposed Transactions.

•

Information. Keep each of the other parties informed of developments which are, or could reasonably be expected to be, material or potentially material to the fulfillment of the conditions to the effectiveness of the Scheme.

•	Share Option Schemes. Take the steps and other actions provided for in the implementation agreement in relation to the share schemes of NDS.

•

Documentation. The parties shall provide reasonable assistance and information and consult with each other in the preparation and publication of the scheme document attached as Appendix A hereto and any other document or filing which is required, or considered by the parties to be reasonably necessary or appropriate for the purposes of implementing the Proposed Transactions.

Furthermore, NDS, the Bidcos, News Corporation and NDS Holdco each agree to enter into the Shareholders Agreement on the Effective Date.

Exclusivity

Each of News Corporation and NDS has agreed that neither it nor any of its affiliates, nor any of its or its affiliates, respective advisers or Representatives, will, during the Exclusivity Period, directly or indirectly through any other person:

•	solicit, initiate, authorize, recommend, facilitate or encourage, participate in, continue or enter into discussions or negotiations or any agreement or arrangement (“Competing Proposal”) regarding:

•	any proposal or offer by any third party for 30 percent or more of the A ordinary shares and/or 30 percent or more of the B ordinary shares;

•	any proposal or offer by any third party for disposal or purchase of 50 percent or more of the assets, businesses, revenues or undertaking of NDS or the NDS Group; or

•	any other similar transaction that is inconsistent with the implementation of the Proposed Transactions;

•	provide information to any person (other than the Bidcos, News Corporation and their respective advisers and Representatives) in relation to any Competing Proposal; or

•	cooperate, assist, participate in, facilitate or encourage any effort or attempt by any other person to do any of the foregoing.

Each of News Corporation and NDS Holdco has agreed that, during the Exclusivity Period:

•	it will vote against any Competing Proposal proposed at shareholder meetings of NDS Holdco or NDS respectively and will not accept or support any competing proposal; and

•

they will not, and shall procure that none of their affiliates shall, exercise any of the change of control rights which are exercisable under any agreements or arrangements between News Corporation and/or any of its affiliates, on the one hand, and NDS and/or the NDS Group as a result of the Proposed Transactions.

The implementation agreement provides that notwithstanding NDS’s exclusivity obligations described above, NDS may engage in discussions or negotiations with, and furnish information concerning the NDS Group and its businesses, properties or assets, to a third party which has indicated that it may make an unsolicited

Competing Proposal, or recommend a Competing Proposal, if, and only to the extent that, the members of the Independent Committee conclude, in good faith, after consultation with, and taking into account the advice of the Independent Committee’s legal and financial advisers at a meeting of the Independent Committee, that the failure to take such action would be in breach of their fiduciary duties or would violate their obligations under the implementation agreement, the City Code (as implemented by the implementation agreement), the U.K. Companies Act or the 1985 Act.

The implementation agreement further provides that, if requested by the Bidcos or News Corporation, subject to the members of the Independent Committee concluding, in good faith, and after consultation with, and taking into account the advice of the Independent Committee’s legal and financial advisers that to take such action would not be in breach of their fiduciary duties, NDS shall disclose to the Bidcos and News Corporation the price, form of consideration and identity of the offeror under any Competing Proposal, the fact that the Board (or any committee thereof, including the Independent Committee) is considering such Competing Proposal and any changes in the price, form of consideration and identity of the offeror.

Announcement

None of the parties will make any announcement about the implementation of the Proposed Transactions without the prior consent of the relevant other parties specified in the implementation agreement.

Termination

The implementation agreement may be terminated:

•	by the mutual written consent (in writing) of the Bidcos, News Corporation, NDS Holdco and NDS at any time prior to the granting of the Second Court Order;

•

by either of the Bidcos or by News Corporation acting in their absolute discretion if there is a failure or breach of certain of the Fundamental Conditions and by News Corporation acting in its absolute discretion if there is a failure or breach of certain of the other Fundamental Conditions; or

•	by the Bidcos, News Corporation, NDS Holdco or NDS upon written notice to the other parties if the Effective Date shall not have occurred on or before the Long Stop Date.

Fees and Costs

The implementation agreement provides that if the Scheme:

•	becomes fully effective, the associated costs shall be borne in the manner separately agreed between the Bidcos, News Corporation and NDS Holdco; and

•

fails to become fully effective, each party will bear its own legal, accountancy and other costs and expenses incurred in connection with the negotiation, preparation and implementation of the implementation agreement and any other agreement incidental to or referred to therein and the implementation of the Proposed Transactions, except that News Corporation and the Bidcos will equally bear the cost of counsel to the lenders for preparation of the documents for the Debt Facilities.

Waiver/Amendment

The implementation agreement may be amended with the prior written consent of all parties thereto and any party may waive compliance by the other party of any agreements or conditions contained therein provided such waiver is in writing and signed by the waiving party.

Directors’ and Officers’ Insurance

The implementation agreement provides that for an agreed period following the Effective Date, neither the Bidcos nor News Corporation shall vote in favor or approve any proposal to amend, modify or repeal the provisions for indemnification of directors or officer contained in the articles of association of NDS or any member (as of the date of the implementation agreement) of the NDS Group.

Governing Law

The implementation agreement is governed by, construed and takes effect in accordance with, English law.

The Stockholders Agreement

This section of the proxy statement summarizes the material provisions of the stockholders agreement. The following summary is qualified in its entirety by reference to the complete text of the stockholders agreement, a copy of which is attached as Exhibit (d)(9) to the Schedule 13E-3 filed with the SEC in connection with this proxy statement and incorporated into this proxy statement by reference. We encourage you to read the stockholders agreement carefully and in its entirety.

Capital Structure

On the Effective Date, the Company’s share capital will consist of 3 classes:

•

B Ordinary Shares – B ordinary shares will be held by NDS Holdco and the Bidcos in the proportions of 49 percent and 51 percent respectively (prior to any dilution resulting from the acquisition of B ordinary shares by the Management Investors) as described in the section entitled “Special Factors— Certain Effects of the Proposed Transactions—Effect on Ownership Structure of the Company” beginning on page 24. The investment by the Management Investors will reduce each of NDS Holdco’s and the Bidcos’ holdings of B ordinary shares pro rata. The B ordinary shares will carry voting rights, except that any B ordinary shares held by any member of management or any employee of the Company will not be entitled to any voting rights. Pursuant to the terms of the stockholders agreement and the New Articles of Association of the Company that will be adopted upon the effectiveness of the Scheme, the Bidcos’ combined voting power of the B ordinary shares shall be equal to the voting power of NDS Holdco, and consequently, NDS Holdco and the Bidcos will exercise 50 percent of the aggregate voting power of the B ordinary shares.

•

Hurdle Shares – The Management Investors will subscribe for Hurdle Shares on the Effective Date. The Hurdle Shares shall be initially owned 100 percent by the Management Investors and the employee benefit trust that will be established by the Company prior to the effectiveness of the Scheme. The Hurdle Shares will be non-voting shares.

•	Employee Shares – The Employee Shares will be issued only on exercise of the Stock Options. The Employee Shares will be non-voting shares.

The Board of Directors

The stockholders agreement will provide that the business and affairs of NDS will be managed by a board of directors. The board of directors shall initially be composed of seven (7) directors: three (3) Class A Directors; three (3) Class B Directors, and one (1) Class C Director. The Class A Directors and the Class B Directors may be removed, at any time with or without cause, only by the party that designated such director. The Class C Director may be removed at any time, with or without cause, by the mutual consent of News Corporation and

Investor. If the Chief Executive Officer is removed in his capacity as a director, then he shall automatically be removed in his capacity as Chief Executive Officer of NDS.

Actions by the Board of Directors

Generally, the board of directors will act by majority resolution. However, the stockholders agreement will provide that, subject to certain exceptions, the following actions may be only be taken following approval of a resolution by a majority of the board of directors and by one Class A Director and one Class B Director:

•	amend the stockholders agreement, the Management Investment Agreement or any organizational documents of NDS;

•

issue, deliver, grant, sell or exchange or agree to issue, deliver, grant, sell or exchange, any shares, equity interests, warrants, rights, options or other securities of NDS or any of its subsidiaries (the “Securities”), except for issuances pursuant to the Management Investment Agreement or in accordance with the Stock Option Plan or to effect any reorganization or debt capitalization within the NDS Group (provided that such reorganization or recapitalization only includes the issuing of shares or interests to other members of the Group);

•

repurchase, redeem or otherwise acquire for any consideration any Securities or declare, set-aside or pay any dividends, distributions or other payments (whether in cash, stock or other non-stock property) of earnings or capital in respect of any Securities;

•	acquire or exchange with any third party any stock, assets, properties or business of any third party for a gross consideration in excess of $20 million in the aggregate in any given year;

•

sell, assign, transfer, lease, license or otherwise dispose of, in any single transaction or related series of transactions, any of its assets, properties or businesses whose market value is in excess of $20 million in the aggregate in any given year;

•

incur or guarantee any indebtedness in excess of $10 million (in the aggregate in any given year) over the amounts available under the agreements relating to the Debt Facilities or refinance any indebtedness incurred pursuant such agreements or mortgage, pledge or otherwise voluntarily encumber any of its assets, other than in connection with any incurrence of indebtedness operating in the ordinary and normal course of trading;

•	approve the NDS Group annual operating plan or annual budget or any material modification thereto;

•	cause any material change in the nature NDS’s business;

•

enter into or amend any material transaction with (1) any person who is or was an executive officer or director of NDS, (2) any person or group of persons that beneficially owns more than 5 percent of the B ordinary shares or any Affiliate of any such person (excluding limited partners or investors in the funds advised by Permira Advisers LLP, (3) any family member of any of the foregoing, or (4) any firm, corporation or other entity in which any of the foregoing is employed or which is owned or controlled in substantial part by any of the foregoing (each a “Related Party”);

•

commence, compromise, settle or dismiss a judicial action, suit or claim or legal, administrative or arbitration proceeding, investigation or review, including any settlement or compromise thereof or judgment or award therein, except for any such action, suit, claim, proceeding, investigation or review brought in the ordinary course where the amount of potential damages would not reasonably be expected to exceed $5 million in the aggregate in any given year or in respect of any material intellectual property of the NDS Group;

•	modify the terms of employment of the Chief Executive Officer of NDS;

•	adopt or modify any equity-based or cash incentive plan for management of the NDS Group or adopt (or modify the terms of) any share option plan;

•	enter into or modify any licensing arrangement with respect to the material intellectual property of NDS and its subsidiaries or dispose of any such material intellectual property;

•

authorize, commit or make any capital expenditures, capital additions or capital improvements in the aggregate in excess of $5 million more than the amount authorized in the annual operating plan of the NDS Group or the annual budget of the NDS Group;

•	modify any of NDS’s accounting principles and practices or replace NDS’s auditors or independent public accountants; and

•

pass any resolution for its winding up or present any petition for its administration or vary, create, increase, reorganize, consolidate, subdivide, convert, reduce, redeem, repurchase, redesignate or otherwise alter its authorized or issued share capital or vary, modify, abrogate or grant any rights attaching to any such share capital.

The stockholders agreement will provide that, if, from time to time, any proposed annual operating plan or budget of the NDS Group is not approved in accordance with the seventh bullet point in the immediately preceding paragraph, then the Company will continue to be managed in accordance with the last duly approved annual operating plan or budget, as adjusted only to reflect (1) the impact of consumer price index in each country where the NDS Group operates on the operating costs of the NDS Group, (2) increases in costs pursuant to contractual obligations and (3) an increase in research and development expense consistent with achieving an increase of an additional 1 percent in the EBITDA margin over the EBITDA margin of the previous year. The foregoing adjustments to the annual operating plan or budget will be applied to the maximum extent possible (unless otherwise agreed by the board of directors of the Company with the approval of one Class A Director and one Class B Director) without causing the relevant operating plan or annual budget to result in the budgeted EBITDA during the relevant financial year being such that if the actual EBITDA for that financial year were to be at or below 90 percent of the budgeted EBITDA, any of the financial covenants set out in the Debt Facilities and related documents then in effect would be or might reasonably be expected to be breached when tested during the next six quarterly testing periods in accordance with the terms of the Debt Facilities and related documents.

Call Option

The stockholders agreement will provide that the Company may at any time on or after the Effective Date require Dr. Peled to sell up to a maximum aggregate number of 103,765 Hurdle Shares and 4,952 B ordinary shares to existing and future managers and employees as determined by the Compensation Committee at a price to be agreed between Dr. Peled and the Compensation Committee or, in the absence of such an agreement, as determined by the board of directors or, if no agreement is reached, then an independent expert in accordance with the terms of the stockholders agreement.

Rights to Compel a Qualifying IPO

The stockholders agreement will provide that at any time after the third anniversary of the Effective Date, the Bidcos (and their permitted transferees under the stockholders agreement) may cause the Company to effect a Qualifying IPO, provided that if, in the opinion of the managing underwriter(s) or coordinator(s) appointed by the Company in respect of the Qualifying IPO, the number of B ordinary shares which the Company intends to offer for subscription is greater than the largest number of securities which can be offered for subscription or sold without materially affecting the price at which such securities can be offered or sold, the News Corporation Group and the Bidco Group shall be entitled to sell securities in such proportions as will be determined by including, in such Qualifying IPO:

•	first, all B ordinary shares the Company proposes to sell in such Qualifying IPO;

•

second, to the extent that the number or dollar amount of the B ordinary shares to be offered for sale by the Company is less than the number of B ordinary shares which the Company has been advised can be offered for subscription or sold in such offering without having the adverse effect referred to above, the number of B ordinary shares requested to be sold by the Bidcos and their permitted transferees under the stockholders agreement up to the number of B ordinary shares which the Company has been advised can be offered for subscription or sold in such offering without having the effect referred to above;

•

third, to the extent that the number of B ordinary shares offered to be sold by the Company and the Bidcos pursuant to the two preceding bullet points is less than the number of B ordinary shares which the Company has been advised can be offered for subscription or sold in such offering without having the effect referred to above, the equity securities requested to be offered for subscription for the account of the News Corporation Group up to the numbers of B ordinary shares which the Company has been advised can be offered for subscription or sold in such offering without having the effect referred to above; and

•

fourth, to the extent that the number of B ordinary shares offered to be sold by the Company, the Bidcos and their permitted transferees under the stockholders agreement and the members of the News Corporation Group pursuant to the three preceding bullet points is less than the number of B ordinary shares which the Company has been advised can be offered for subscription or sold in such offering without having the effect referred to above, the equity securities requested to be offered for subscription for the account of the Management Investors, provided that the Management Investors may only sell (1) with respect to B ordinary shares that the Management Investors are required to purchase as described on page 60 under the heading “Interests of Certain Persons in the Proposed Transactions—Interests of NDS Executive Officers—Management Equity Holdings Following the Proposed Transactions,” a number of B ordinary shares equal to the proportion that the aggregate number of B ordinary shares which the Bidcos and their permitted transferees under the stockholders agreement with to sell in such Qualifying IPO bears to the number of all B ordinary shares held by the Bidcos and such permitted transferees at such time and (2) with respect to the additional B ordinary shares, a number of B ordinary shares equal to 10 percent in number of the B ordinary shares which the Bidcos and their permitted transferees under the stockholders agreement wish to sell in the Qualifying IPO; provided that no Management Investor may sell in any Qualifying IPO more than 25 percent of the number of his or her entire aggregate holding of B ordinary shares immediately prior to such Qualifying IPO.

Post-IPO Sales of NDS Shares

The stockholders agreement will provide that at any time following a Qualifying IPO, when both the News Corporation Group and the Bidco Group hold at least 10 percent of the issued equity share capital of the Company, if any member of the News Corporation Group or the Bidco Group wishes to dispose of any interest in NDS shares (the “Disposing Party”), such Disposing Party must provide notice of its intention to dispose to the members of the non-disposing group and may be required by the non-disposing group to ensure that:

•	the number of NDS shares which the Bidco Group member had notified a desire to sell in the Qualifying IPO but was unable to sell due to the limitation on the number of NDS shares sold or subscribed at the time of the Qualifying IPO, shall be sold in priority to the sale of NDS shares by members of the News Corporation Group after the Qualifying IPO; and

•

the News Corporation Group or Bidco Group shall be entitled to participate in any disposals of NDS shares by a Disposing Party by selling up to 50 percent of the NDS shares to be included in the disposal.

Compulsory Transfer

For a period of one year following the date upon which a Management Investor ceases to be employed, or engaged as a consultant, by the NDS Group, the Compensation Committee may require such Management Investor to transfer a pre-agreed number of B ordinary shares and Hurdle Shares (the “Compulsory Transfer Shares”) to any of the following persons:

•	any person replacing the Management Investor;

•	another director, officer or employee of the NDS Group;

•	the employee benefit trust to be established by the Company prior to the effectiveness of the Scheme; or

•	a custodian or nominee pending the nomination of a transferee listed above.

The Management Investors and the Compensation Committee shall attempt to agree the price for the Compulsory Transfer Shares, but failing an agreement being reached, the price shall be:

•

their Fair Market Value (as defined in the stockholders agreement), if the Management Investor ceases to be employed or engaged by a member of the NDS Group, among other things, by reason of death, redundancy, retirement, permanent ill health or disability, his employing company or business ceasing to be a part of the NDS Group or being otherwise designated as a “Good Leaver” by the Compensation Committee (in each case a “Good Leaver”); and

•

the lesser of (1) the price paid by the Management Investor in respect of any such Compulsory Transfer Share less the amount of any dividends paid to such Management Investor in respect of any such Compulsory Transfer Share and (2) their Fair Market Value, if the Management Investor is not a Good Leaver.

Termination

The stockholders agreement may be terminated, subject to certain limitations, on the occurrence of any of the following events:

•	a Qualifying IPO;

•	sale of all of the assets or equity interests of NDS to a third party;

•	with respect to any shareholder in the Company, at the time such person ceases to hold any shares in the Company; and

•	the mutual written consent of News Corporation and the Bidcos.

Agreements of the Management Investors

In the stockholders agreement, the Management Investors will undertake, among other things and subject to certain limitations, not to (1) engage in any business which competes with the business of the NDS Group, (2) solicit an employee or former employee of the NDS Group, or (3) use or disclose confidential information of the NDS Group to any person.

Fees and Expenses

The stockholders agreement will provide that the Company shall pay:

•	on the Effective Date, fees of $15,455,550 to the Bidcos and $14,849,450 to News Corporation in connection with the consummation of Proposed Transactions;

•

an annual monitoring fee of $1,000,000 to each of Permira IV Managers L.P. (which is an affiliate of the Bidcos) and News Corporation (or, in each case, their respective designee), payable half-yearly in arrears and paid pro rata in respect of the period from the Effective Date to the date of the first scheduled payment; and

•

if at the time of a Qualifying IPO or a Change of Control Event, the board of directors so determines, an exit fee in an amount to be determined by the board of directors, to be paid equally to each of the Bidcos and News Corporation.; provided that the amounts payable shall not exceed in the aggregate two percent of the Deemed Exit Proceeds (before deduction of the costs of such Qualifying IPO or Change of Control Event).

Transactions In Ordinary Shares

NDS Holdco, the funds advised by Permira Advisers LLP, the Bidcos and the Management Investors

None of NDS Holdco, the funds advised by Permira Advisers LLP, the Bidcos or the Management Investors has engaged in any transactions in ordinary shares in the 60 day period prior to the date of this proxy statement.

NDS

During the two year period prior to the date of this proxy statement, NDS has made no purchases of its common stock.

NDS Directors and Executive Officers

No NDS director or officer has engaged in any transaction in ordinary shares in the 60 day period prior to the date of this proxy statement.

Selected Historical Financial and Operating Data

The following selected historical consolidated financial data of NDS for each of the years in the five-year period ended June 30, 2007 have been derived from NDS’s historical audited consolidated financial statements incorporated by reference into this proxy statement. Those financial statements have been audited by Ernst & Young, LLP, an independent registered public accounting firm. The following selected historical consolidated financial data of NDS as of and for the nine months ended March 31, 2008 and 2007 have been derived from

NDS’s unaudited interim consolidated financial statements. In the opinion of NDS’s management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations as of these dates and for these periods. Results for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year. This information is only a summary, and should be read together with NDS’s audited consolidated financial statements and related notes which are incorporated by reference into this proxy statement.

Statement of operations data(1)

	For the fiscal years ended June 30,
(in thousands, except per share amounts)	2008(2)	2007(2)	2006(2)	2005	2004(3,4,5)
Revenue	$850,148	$709,492	$600,123	$556,330	$356,663
Cost of goods and services sold	(318540)	(268,484)	(242,622)	(218,938)	(84,387)
Gross margin	531,608	441,008	357,501	337,392	272,276
Operating expenses	(336,224)	(280,652)	(226,772)	(245,201)	(223,851)
Operating income	195,384	160,356	130,729	92,191	48,425
Other income	27,103	25,296	15,446	9,160	6,848
Other expenses	(2,498)	—	—	—	—
Income tax expense	(59,894)	(49,925)	(45,225)	(27,353)	(19,061)
Minority interests in subsidiaries, net of tax	—	—	—	—	843
Net income	$160,095	$135,727	$100,950	$73,998	$37,055
Basic net income per share	$2.76	$2.37	$1.80	$1.35	$0.69
Diluted net income per share	$2.72	$2.33	$1.74	$1.29	$0.67

Balance sheet data(1)

	As of June 30,
(in thousands, except per share amounts)	2008(2)	2007(2)	2006(2)	2005	2004(3)
Cash, cash equivalents and short-term investments	$734,992	$592,750	$505,037	$339,791	$228,620
Other current assets	281,845	252,703	196,198	159,877	164,791
Non-current assets	359,312	299,400	195,886	172,230	183,748
Total assets	$1,376,149	$1,144,853	$897,121	$671,898	$577,159
Current loans	$—	$—	$—	$—	$—
Other current liabilities	294,230	202,526	161,151	129,245	176,138
Non-current loans	—	—	—	—	—
Other non-current liabilities	151,514	204,054	168,276	115,900	67,677
Minority interests	—	—	—	—	—
Shareholders’ equity	930,405	738,273	567,694	426,753	333,344
Total liabilities and shareholders’ equity	$1,376,149	$1,144,853	$897,121	$671,898	$577,159
Book value per share	$15.97	$12.79	$9.98	$7.71	$6.15

(1)	All income, expenses, assets and liabilities are derived from continuing operations.

(2)	See Note 4 to NDS’s consolidated financial statements for information with respect to acquisitions during the fiscal years ended June 30, 2008, 2007 and 2006.

(3)	The results of the MediaHighway business have been consolidated from the date of acquisition on December 16, 2003.

(4)

Effective November 12, 2004, News Corporation changed its corporate domicile from Australia to the United States and as a result, NDS ceased to qualify as a foreign private issuer under U.S. securities laws. Accordingly, these selected historical financial and operating data are stated in U.S. dollars, and have been prepared in accordance with GAAP. Prior to November 12, 2004, NDS published its financial information in accordance with U.K. generally accepted accounting practice (“UK GAAP”) in pounds sterling. Financial information for periods ending on, and as of, dates prior to the beginning of the fiscal year ended June 30, 2005, has been derived from previously audited UK GAAP financial information by adjusting for differences between UK GAAP and GAAP and then translating that information into U.S. dollars. The foreign exchange rates used for translation were as follows:

•	Statement of operations data for fiscal year ended June 30, 2004: £1=$1.7449

•	Balance sheet data as of June 30, 2004: £1 = $1.8277

(5)	Operating expenses for the fiscal year ended June 30, 2004 include a goodwill impairment charge of $11.4 million.

Ratio of Earnings to Fixed Charges

	For the fiscal years ended June 30,
(in thousands, except per share amounts)	2008	2007	2006	2005	2004
Consolidated pre-tax income from continuing operations	$219,989	$185,652	$146,175	$101,351	$55,273
Interest portion of rental expense	7,552	6,167	5,373	5,089	4,375
Minority interest	—	—	—	—	843
Earnings	$227,541	$191,819	$151,548	$106,440	$60,491
Fixed charges, being interest portion of rental expense	$7,552	$6,167	$5,373	$5,089	$4,375
Ratio of earnings to fixed charges	30.1	31.1	28.2	20.9	13.8

Common Stock, Market Price and Dividend Information

ADSs, each representing one Series A ordinary share are traded on the NASDAQ Stock Market. The ADSs are evidenced by American Depositary Receipts (“ADRs”) issued by The Bank of New York Mellon as Depositary, under a Deposit Agreement, dated November 26, 1999, by and among us, The Bank of New York and the owners and beneficial owners of the ADRs.

On October 31, 2006, we voluntarily de-listed our ADSs from the First Market—Continuous of the Euronext Brussels exchange in Belgium (“Euronext”). The volume of ADSs traded on Euronext had been negligible.

The high and low closing prices for our ADSs for each quarterly period within the two most recent fiscal years are as follows:

	High	Low
Year Ended June 30, 2009
First Quarter until September 2, 2008	$60.80	$57.35
Year Ended June 30, 2008
First Quarter	$50.00	$41.71
Second Quarter	$62.04	$51.78
Third Quarter	$57.44	$44.01
Fourth Quarter	$59.20	$46.51
Year Ended June 30, 2007
First Quarter	$48.15	$41.64
Second Quarter	$49.77	$42.33
Third Quarter	$51.29	$44.86
Fourth Quarter	$53.70	$46.95

The above table shows only historical comparisons. Because the market prices of ADSs likely will fluctuate prior to the consummation of the Scheme, these comparisons may not provide meaningful information to NDS shareholders in determining whether to approve and adopt the Scheme. NDS shareholders are encouraged to obtain current market quotations for ADSs, before making a decision with respect to the Scheme and to review carefully the other information contained in this proxy statement or incorporated by reference into this proxy statement in considering their respective proposals. See the section entitled “Where Shareholders Can Find More Information” beginning on page 117.

It has been NDS’s policy to retain profits for the future development of the business and, accordingly, no dividends have been paid since our initial public offering in November 1999. Other than in connection with the Scheme, there are no plans to pay any dividends to shareholders.

Security Ownership of Certain Beneficial Owners and Management

The following table sets out the beneficial ownership of both Series A ordinary shares and Series B ordinary shares as of August 15, 2008 for the following: (1) each person who is known by the Company to own beneficially more than 5 percent of the outstanding ordinary shares; (2) each member of the Board; (3) each executive officer; (4) all directors and executive officers of the Company as a group; and (5) each of the Bidcos and each person controlling such Bidco, together with each associate and majority-owned subsidiary thereof. None of the shares reported in this table for directors and executive officers has been pledged as security for any obligation.

Beneficial owner	Number of Shares Beneficially Owned(1)		Percent of Class(1)		Option Shares(2)
	Series A	Series B	Series A	Series B
Nuclobel Lux 1 S.àr.l. and Nuclobel Lux 2 S.àr.l. and each of their controlling persons, together with each associate and majority-owned subsidiary thereof	—	—	—	—	—
News Corporation(3)	—	42,001,000	—	100%	—
Janus Capital Management LLC(4)	1,775,180	—	10.9%	—	—
AKO Capital LLP(5)	1,560,671	—	9.6%	—	—
Egerton Capital Limited Partnership(6)	1,456,708	—	9.0%	—	—
FMR Corp(7)	1,494,834	—	9.2%	—	—
Renaissance Technologies Corp.(8)	1,280,949	—	7.9%	—	—
Morgan Stanley(9)	1,024,115	—	6.3%	—	—
David F. DeVoe	—	—	—	—	—
Roger W. Einiger	10,875	—	*	—	6,250
Nathan Gantcher	1,875	—	*	—	6,250
Alexander Gersh	6,383	—	*	—	80,425
Lawrence A. Jacobs	—	—	—	—	—
Raffi Kesten	8,767	—	*	—	17,000
Abe Peled	12,496	—	1.2%	—	183,500
Peter J. Powers	1,875	—	*	—	6,000
Arthur M. Siskind	—	—	—	—	—
All current directors and executive officers as a group (9 members)	42,271	—	2.1%	—	299,425

*	Represents beneficial ownership of less than one percent of the issued and outstanding Series A ordinary shares on August 25, 2008.

(1)	Applicable percentage of ownership is based on 16,270,982 Series A ordinary shares and 42,001,000 Series B Ordinary Shares outstanding as of August 25, 2008. Beneficial ownership is determined in accordance with SEC rules. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to stock options held by that person that are currently exercisable or that become exercisable within 60 days following August 25, 2008 are deemed outstanding for that particular person. However, such ordinary shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the shareholder(s) named in this table has sole voting and dispositive power with respect to the ordinary shares shown as beneficially owned by such shareholder. The address for all Directors and executive officers of the Company is c/o NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex, UB7 0DQ, England.

(2)	The number of option shares reported reflects the number of Series A ordinary shares subject to stock options currently exercisable or that become exercisable within 60 days following August 6, 2008.

(3)	According to a Schedule 13G/A filed with the SEC on August 22, 2008, 42,001,000 Series B ordinary shares are owned of record by NDS Holdco. Accordingly, News Corporation may be deemed to be the indirect beneficial owner of such Series B Ordinary Shares. The principal executive office of NDS Holdco is c/o News Corporation, 1211 Avenue of Americas, New York, NY 10036.

(4)	According to a Schedule 13G/A filed with the SEC on February 14, 2008, 1,775,180 Series A ordinary shares are owned by Janus Capital Management LLC, 965,304 shares of which are beneficially owned by Janus Overseas Fund. The principal executive office of each of the reporting persons is 151 Detroit Street, Denver, Colorado 80206.

(5)	According to a Schedule 13D filed with the SEC on July 9, 2008, 1,560,571 Series A ordinary shares are owned by AKO Capital LLP, AKO Master Fund Limited and Nicolai Tangen, each of whom may be deemed to be the beneficial owner of 1,560,571 Series A ordinary shares. The principal executive office of AKO Capital LLP and Nicolai Tangen is 61 Conduit Street, London, W1S 2GB, United Kingdom. The principal executive office of AKO Master Fund Limited is P.O. Box 309, George Town, Cayman Islands.

(6)	According to a Schedule 13D filed with the SEC on July 16, 2008, 1,456,708 Series A ordinary shares are owned by Egerton Capital Limited Partnership, Egerton Capital Limited and John Armitage, each of whom may be deemed to be the beneficial owner of the 1,456,708 Series A ordinary shares. The principal executive office of the reporting persons is 2 George Yard, Lombard Street, London, EC3V 9DH, United Kingdom.

(7)	According to a Schedule 13G/A filed with the SEC on February 14, 2008, 1,494,834 Series A ordinary shares are owned by FMR Corp., of which FMR Corp. has sole power to vote or to direct the vote of 1,109,734 Series A ordinary shares. The principal executive office of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts, 02109.

(8)	According to a Schedule 13G/A filed with the SEC on February 13, 2008, 1,280,949 Series A ordinary shares are owned by Renaissance Technologies Corp. and James H. Simons, each of whom may be deemed to be the beneficial owner of the 1,280,949 Series A ordinary shares. The principal executive office of the reporting persons is 800 Third Avenue, New York, New York 10022.

(9)	According to a Schedule 13G filed with the SEC on February 14, 2008, 1,024,115 Series A ordinary shares are owned by Morgan Stanley, 1,021,315 of which are beneficially owned by Morgan Stanley & Co. Incorporated The principal executive office of the reporting persons is 1585 Broadway, New York, New York 10036.

Future Shareholder Proposals

If the Scheme is completed, there will be no public participation in any future meetings of shareholders of NDS. If the Scheme is not completed, however, NDS shareholders will continue to be entitled to attend and participate in NDS shareholders’ meetings. If the Scheme is not completed, NDS will inform its shareholders, by press release or other means determined reasonable by NDS, of the date by which shareholder proposals must be received by NDS for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the Commission then in effect.

Information Concerning NDS, News Corporation, NDS Holdco and the Bidcos

NDS Group plc

NDS is currently a majority owned subsidiary of NDS Holdco, a wholly-owned subsidiary of News Corporation. NDS to its knowledge has not, during the past five years, been convicted in a criminal proceeding, nor has it been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting the activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Set forth below for each director and executive officer of NDS is his respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. During the last five years, none of NDS or any of the persons listed below has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise noted, each person identified below is a United States citizen. The business address of each of the directors and officers listed below is c/o NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex UB7 0DQ, England, United Kingdom; +44 20 8476-8000.

In addition to NDS, the executive officers and directors of NDS may also be deemed to be participants in the solicitation of proxies from the NDS shareholders in connection with the Meetings. Set forth below are the names of each executive officer and director of NDS.

David F. DeVoe has been a Director of the Company since 1996. Mr. DeVoe has been a Director of News Corporation and its Chief Financial Officer since 1990, and has served as a Senior Executive Vice President of News Corporation since 1996. Mr. DeVoe has been a Director of British Sky Broadcasting Group plc since 1994.

Alexander Gersh joined the Company in 2005 as Chief Financial Officer. Mr. Gersh was Chief Financial Officer at FLAG telecom, a global network service provider, from 2003 to 2005 and was Executive Vice President and Chief Financial Officer at NextiraOne North America from 2002 to 2003. Mr. Gersh has also held senior international finance roles at British Telecommunications and Motorola in the United Kingdom and Russia. Mr. Gersh has been the Chairman of the Audit Commission of Vimpel Com Inc. since 2003.

Roger W. Einiger has been a Director of the Company since 2004 and is a member of the Audit Committee. Mr. Einiger has been a private investor since 2001. Mr. Einiger has been a Director of Avatar Holdings Inc. since 2006 and a Director of BPW Acquisition Corp. since 2008.

Nathan Gantcher has been a Director of the Company since 2004 and is a member of the Audit Committee. Mr. Gantcher has been a managing member of EXOP Capital LLC, a private investment firm, since 2005. He has been a Director of Mack-Cali Realty Corporation since 1999 a Trustee of Centerline Capital Group since 2007, Director of Liberty Acquisition Holdings Corp. since 2007 and a Director of Liquidect Holdings since 2007, Mr. Gantcher was the Chief Executive Officer and Co-Chairman of Alpha Investment Management LLC from 2002 to 2004.

Lawrence A. Jacobs has been a Director of the Company since 2005. Mr. Jacobs has been Senior Executive Vice President and Group General Counsel of News Corporation since 2005. Mr. Jacobs served as News Corporation Deputy General Counsel from 1996 to 2004, as Executive Vice President from 2001 to 2004 and as Senior Vice President from 1996 to 2001. Mr. Jacobs has been a member of the Bar of the State of New York since 1982.

Raffi Kesten has been the Chief Operating Officer of the Company since 2006. Mr. Kesten joined the Company in 1996 as Vice President and General Manager of NDS Technologies Israel Limited, an indirect subsidiary of the Company and subsequently assumed responsibilities for the Company’s smart card procurement and production. Prior to joining the Company, Mr. Kesten held senior operating positions at various companies in Israel, including Indigo, Intel and Tadiran. Mr. Kesten is a citizen of Israel.

Abe Peled is the Company’s Chairman and Chief Executive Officer. Dr. Peled has been a Director of the Company and its Chief Executive Officer since 1995. In 2006, Dr. Peled was appointed as Chairman of the Board. In addition, Dr. Peled advises News Corporation with respect to various technology matters. Dr. Peled is a citizen of the United States and Israel.

Peter J. Powers has been a Director of the Company since 2000 and is chairman of its Audit Committee. Mr. Powers founded Powers Global Strategies, LLC in 1998 and currently serves as its Chairman and Chief Executive Officer. Mr. Powers was the First Deputy Mayor of the City of New York from 1994 to 1996. Mr. Powers has been a Director of Mutual of America Life Insurance Company since 2006.

Arthur M. Siskind has been a Director of the Company since 1996. Mr. Siskind has served as a Director of News Corporation since 1991 and as Senior Advisor to the Chairman of News Corporation since 2005. At News Corporation, Mr. Siskind also served as Group General Counsel from 1991 to 2005 and as Senior Executive Vice President from 1996 to 2005. Mr. Siskind has served as a Director of British Sky Broadcasting Group since 1992. Mr. Siskind has been an Adjunct Professor of Law at the Cornell Law School since August 2007 and was an Adjunct Professor of Law at Georgetown University Law Center from 2005 to 2007. Mr. Siskind has been a Member of the Bar of the State of New York since 1962.

News Corporation

News Corporation, to its knowledge, has not, during the past five years, been convicted in a criminal proceeding, nor has it been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting the activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Set forth below for each director and executive officer of News Corporation is his or her respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. During the last five years, none of the persons listed below has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise noted, each person identified below, to News Corporation’s knowledge, is a United States citizen. The business address of each of the directors and officers listed below is c/o News Corporation, 1211 Avenue of the Americas, New York, New York 10036; (212) 852-7000.

José María Aznar has been a Director of News Corporation since 2006. Mr. Aznar has been the President of the Foundation for Social Studies and Analysis since 1989. Mr. Aznar has been a Distinguished Scholar at the Edmund A. Walsh School of Georgetown University since 2004. Mr. Aznar is the Honorific President of the Partido Popular of Spain and served as its Executive President from 1990 to 2004. Mr. Aznar was a member of The State Council of Spain from 2005 to 2006. Mr. Aznar served as the President of Spain from the 1996 to 2004. To News Corporation’s knowledge, Mr. Aznar is a citizen of Spain.

Natalie Bancroft has been a Director of News Corporation since December 2007. Ms. Bancroft is a professionally trained opera singer and is a graduate of the L’Institut de Ribaupierre in Lausanne, Switzerland.

Peter L. Barnes has been a Director of News Corporation since 2004. Mr. Barnes has been a Director of Ansell Limited since 2001 and its Chairman since 2005. Mr. Barnes has been a Director of Metcash Limited since 1999 and its Deputy Chairman since 2007. Mr. Barnes has been a Director of Samuel Smith & Sons Pty Ltd. since 1999 and has served as its Chairman since 2002. Mr. Barnes is a member of the Audit Committee of the Board of Directors of News Corporation. To News Corporation’s knowledge, Mr. Barnes is a citizen of Australia.

Peter Chernin has been a Director and the President and Chief Operating Officer of News Corporation since 1996. Mr. Chernin has served as a Director of American Express Company since 2006.

Kenneth E. Cowley AO has been a Director of News Corporation since 1979. Mr. Cowley has been the Chairman of RM Williams Holdings Limited since 1994. Mr. Cowley is a member of the Nominating and Corporate Governance Committee of the Board of Directors of News Corporation. To News Corporation’s knowledge, Mr. Cowley is a citizen of Australia.

David F. DeVoe. See information for Mr. DeVoe above.

Viet Dinh has been a Director of News Corporation since 2004. Mr. Dinh has been a Professor of Law at Georgetown University Law Center since 1996. Mr. Dinh has served as Principal of Bancroft Associates PLLC since 2003 and as Principal of Bancroft Capital Management since 2006. Mr. Dinh served as an Assistant Attorney General for Legal Policy in the U.S. Department of Justice from 2001 to 2003. Mr. Dinh has served as a Director of M&F Worldwide Corp. since 2007 and a Director of The Orchard, Inc. since 2007. Mr. Dinh is the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors of News Corporation and has been a member of the Compensation Committee of the Board of Directors of News Corporation since August 2007.

Sir Roderick I. Eddington has been a Director of News Corporation since 1999. Sir Roderick Eddington has served as Chairman, Australia and New Zealand of JPMorgan Chase Bank N.A. since 2006. Sir Roderick Eddington served as a Director and the Chief Executive of British Airways Plc from 2000 to 2005. Sir Roderick Eddington has been a Director of John Swire & Sons Pty Ltd since 1997, a Director of Rio Tinto plc since 2005, a Director of CLP Holdings Limited since 2006 and a Director of Allco Finance Group since 2006. Sir Roderick Eddington is the Chairman of the Audit Committee of the Board of Directors of News Corporation and a member of the Compensation Committee of the Board of Directors of News Corporation. To News Corporation’s knowledge, Sir Roderick Eddington is a citizen of Australia.

Mark Hurd has been a Director of News Corporation since February 2008. Mr. Hurd has served as Chairman of Hewlett-Packard Company (“HP”) since 2006 and as Chief Executive Officer, President and a member of HP’s Board of Directors since 2005. Prior to joining HP, Mr. Hurd spent 25 years at NCR Corporation, where he held a variety of management, operations and sales and marketing roles, including as Chief Executive Officer from 2003 to 2005 and as President from 2001 to 2005. Mr. Hurd is a member of the Nominating and Corporate Governance Committee of the Board of Directors of News Corporation.

Andrew S. B. Knight has been a Director of News Corporation since 1991. Mr. Knight has been appointed the Chairman of J. Rothschild Capital Management Limited, effective September 2008. Mr. Knight was a Director of Rothschild Investment Trust Capital Partners plc from 1997 to July 2008. Mr. Knight was the Chief Executive Officer of Daily Telegraph plc from 1986 to 1989 and Editor of The Economist from 1974 to 1986. Mr. Knight is Chairman of the Compensation Committee of the Board of Directors of News Corporation and a member of the Audit Committee of the Board of Directors of News Corporation. To News Corporation’s knowledge, Mr. Knight is a citizen of the United Kingdom.

James R. Murdoch has been a Director of News Corporation and the Chairman and Chief Executive Officer, Europe and Asia of News Corporation since December 2007. Mr. J.R. Murdoch was the Chief Executive Officer of British Sky Broadcasting Group plc from 2003 to December 2007. Mr. J.R. Murdoch has served as a Director of British Sky Broadcasting Group plc since 2003 and as its Non-Executive Chairman since December 2007. Prior to joining British Sky Broadcasting Group plc, Mr. J.R. Murdoch was the Chairman and Chief Executive Officer of STAR Group Limited, a wholly-owned subsidiary of the Company, from 2000 to 2003. Mr. J.R. Murdoch previously served as an Executive Vice President of News Corporation and served as a member of the Board of Directors of News Corporation from 2000 to 2003.

K. Rupert Murdoch AC has been Chief Executive Officer of News Corporation since 1979 and its Chairman since 1991. Mr. K.R. Murdoch has served as a Director of The Associated Press since April 2008.

Lachlan K. Murdoch has been a Director of News Corporation since 1996. Mr. L.K. Murdoch has served as the Chief Executive of Illyria Pty Ltd, a private investment company, since 2005. Mr. L.K. Murdoch served as an advisor to News Corporation from 2005 to August 2007, and served as its Deputy Chief Operating Officer from 2000 to 2005.

Thomas J. Perkins has been a Director of News Corporation since 1996. Mr. Perkins has been partner of Kleiner Perkins Caufield & Byers, a venture capital company, since 1972. Mr. Perkins is a member of the Audit and Compensation Committees of the Board of Directors of News Corporation and has been a member of the Nominating and Corporate Governance Committee of the Board of Directors of News Corporation since August 2007.

Arthur M. Siskind. See information for Mr. Siskind above.

John L. Thornton has been a Director of News Corporation since 2004. Mr. Thornton has been a Professor and Director of Global Leadership at Tsinghua University in Beijing since 2003. Mr. Thornton served as President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. from 1999 until 2003 and as a Senior Advisor to The Goldman Sachs Group, Inc. from 2003 to 2004. Mr. Thornton has been a Director of the Ford Motor Company since 1996, a Director of Intel Corporation since 2003, a Director of China Netcom Group Corporation (Hong Kong) Limited since 2004 and a Director of The Industrial and Commercial Bank of China Ltd. since 2005. Mr. Thornton is a member of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors of News Corporation.

Information Regarding Bidco 1 and Topco 1

Nuclobel Lux 1 S.àr.l. (“Bidco 1”), a limited liability company (société à responsabilité limitée) incorporated in Luxembourg is a direct, wholly owned subsidiary of Nuclobel Topco 1 S.àr.l. (“Topco 1”), a limited liability company (société à responsabilité limitée) incorporated in Luxembourg. Both Bidco 1 and Topco 1 were formed solely for the purpose of facilitating the Proposed Transactions. Neither Bidco 1 nor Topco 1 has carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the implementation agreement. Upon the Scheme becoming fully effective, NDS will be owned approximately 9.9 percent by Bidco 1. The principal office of each of Bidco 1 and Topco 1 is 282, route de Longwy L-1940 Luxembourg. The telephone number of this principal office is +352 (26) 86811.

Set forth below for each director and executive officer of each of Bidco 1 and Topco 1 is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer and the address of any organization where the employment was carried on. Each person identified below is a citizen of France unless otherwise stated. The principal business address of each director and executive officer listed below is 282, route de Longwy L-1940 Luxembourg unless otherwise stated.

Séverine Michel – Manager. Ms. Michel serves as a Manager of Permira Luxembourg S.àr.l. and has held that position since January 2004. From January 2001 to January 2004 she was a legal officer at Halsey Group S.àr.l., a trust company located at 174, route de Longwy, L-1940 Luxembourg.

Cédric Pedoni – Manager. Mr. Pedoni has been employed by Permira Luxembourg S.àr.l. since July 2007. From December 2003 to June 2007 he was a legal officer at Halsey Group S.àr.l., a trust company located at 174, route de Longwy, L-1940 Luxembourg. Prior to December 2003 he worked as an attorney for the law firm Wildgen & Partners, located at 69, boulevard de la Pétrusse, L-2320 Luxembourg.

Paul Guilbert – Manager. Mr. Guilbert serves as a Director of Northern Trust International Fund Administration Services (Guernsey) Limited (NTIFASGL), (formerly Guernsey International Fund Managers Limited until it was acquired by Northern Trust on March 31, 2005), and has held this position since 1997. Mr Guilbert is a citizen of the United Kingdom. His principal business address is Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3QL, the Channel Islands.

During the last five years, no person or entity described above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Information Regarding P4 Sub L.P.1

Topco 1 is wholly owned subsidiary of P4 Sub L.P.1, a Guernsey limited partnership, which is an international private equity fund whose investors comprise principally pension funds and other institutions. The manager of P4 Sub L.P.1 is Permira IV Managers, L.P., a Guernsey limited partnership, the principal business of which is acting as the manager of P4 Sub L.P.1., Permira IV L.P.1 and Permira IV L.P.2. The general partner of Permira IV Managers L.P. is Permira IV Managers Limited, a Guernsey limited liability company, the principal business of which is acting as the general partner of Permira IV Managers, L.P. The principal office of each of P4 Sub L.P.1, Permira IV Managers L.P. and Permira IV Managers Limited is Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3QL, the Channel Islands.

Set forth below for each director of Permira IV Managers Limited is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and the address of any organization where the employment was carried on. Each person identified below is a citizen of the United Kingdom unless otherwise stated. The principal business address of each director and executive officer listed below is Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3QL, the Channel Islands unless otherwise stated.

Victor Holmes – Director. Mr. Holmes serves as managing director of Northern Trust International Fund Administration Services (Guernsey) Limited (NTIFASGL), and Head of Northern Trust’s Channel Island’s businesses. From April 2005 to May 2007 Mr. Holmes was managing director of Northern Trust International Fund Administration Services (Ireland) Limited (NTIFASIL) and Country Head of Northern Trust in Ireland. From July 2003 to March 31, 2005 Mr. Holmes was head of Fund Administration for the Financial Services Group of Baring Asset Management which was acquired by Northern Trust on March 31, 2005. From June 1990 to June 2003 Mr. Holmes served as managing director of International Fund Managers Ireland limited (which was subsequently renamed NTIFASIL). From June 1986 to June 1990 Mr. Holmes was based in Guernsey as a director of Guernsey International Fund Managers Limited (now NTIFASGL). His principal business address is Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3QL, the Channel Islands.

Paul Guilbert – Director. See information for Mr. Guilbert above.

Nigel Carey – Director. Mr. Carey serves as a consultant to Carey Olsen having previously been a partner from 1977 to June 2008. His principal business address is 7 New Street, St Peter Port, Guernsey GY1 4BZ, the Channel Islands.

Veronica Eng – Director. Ms. Eng is a Member of Permira Advisers LLP and has held that position since 2001 when it was established. Ms. Eng is a citizen of Singapore. Her principal business address is 20 Southampton Street, London WC2E 7QH, United Kingdom.

During the last five years, no person or entity described above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Information Regarding Bidco 2 and Topco 2

Nuclobel Lux 2 S.àr.l. (“Bidco 2”), a limited liability company (société à responsabilité limitée) incorporated in Luxembourg is a direct, wholly owned subsidiary of Nuclobel Topco 2 S.àr.l. (“Topco 2”), a limited liability company (société à responsabilité limitée) incorporated in Luxembourg. Both Bidco 2 and Topco 2 were formed solely for the purpose of facilitating the Proposed Transactions. Neither Bidco 2 nor Topco 2 has carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the implementation agreement. Upon the Scheme becoming fully effective, NDS will be owned approximately 41.1 percent by Bidco 2. The principal office of each of Bidco 2 and Topco 2 is 282, route de Longwy L-1940 Luxembourg. The telephone number of this principal office is +352 (26) 86811.

Set forth below for each director and executive officer of each of Bidco 2 and Topco 2 is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer and the address of any organization where the employment was carried on.

Séverine Michel – Manager. See information for Ms. Michel above.

Cédric Pedoni – Manager. See information for Mr. Pedoni above.

Paul Guilbert – Manager. See information for Mr. Guilbert above.

During the last five years, no person or entity described above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Information Regarding Permira IV L.P.2, Permira Investments Limited and P4 Co-Investment L.P.

Topco 2 is wholly owned by Permira IV L.P.2, a Guernsey limited partnership, Permira Investments Limited, a Guernsey limited liability company and P4 Co-Investment L.P., a Guernsey limited partnership. Permira IV L.P.2 is a partnership which forms part of Permira IV, a private equity fund whose investors comprise principally pension funds and other institutions. Permira Investments Limited and P4 Co-Investment L.P are co-investment schemes that invest alongside the private equity fund Permira IV. The manager of Permira IV L.P.2 is Permira IV Managers, L.P., a Guernsey limited partnership, the principal business of which is acting as the manager of P4 Sub L.P.1., Permira IV L.P.1 and Permira IV L.P.2. The general partner of Permira IV Managers, L.P. is Permira IV Managers Limited, a Guernsey limited liability company, the principal business of which is acting as the general partner of Permira IV Managers, L.P. Permira Investments Limited acts through its nominee, Permira Nominees Limited, a Guernsey limited liability company, the principal business of which is acting as the nominee of Permira Investments Limited. Permira Nominees Limited is wholly owned by Permira Investments Limited. The general partner of P4 Co-Investment L.P. is Permira IV G.P. L.P., a Guernsey limited partnership, the principal business of which is acting as the general partner of P4 Co-Investment L.P., Permira IV L.P.1 and Permira IV L.P.2. The general partner of Permira IV G.P. L.P. is Permira IV GP Limited, a Guernsey limited liability company, the principal business of which is acting as the general partner of Permira IV G.P. L.P. The principal office of each of Permira IV L.P.2, P4 Co-Investment L.P., Permira IV Managers, L.P., Permira IV Managers Limited, Permira Nominees Limited, Permira IV G.P. L.P. and Permira IV GP Limited is Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3QL, the Channel Islands.

Set forth below for each director of each of Permira Investments Limited and Permira Nominees Limited is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and the address of any organization where the employment was carried on. These details are set forth above for each director and executive officer of Permira IV Managers Limited and Permira IV GP Limited.

Victor Holmes – Director. See information for Mr. Holmes above.

Paul Guilbert – Director. See information for Mr. Guilbert above.

Nigel Carey – Director. See information for Mr. Carey above.

Jonathan Lowe – Director. Mr. Lowe is Finance Director of Permira Advisers LLP and has held that position since 2001. His principal business address is 20 Southampton Street, London WC2E 7QH, United Kingdom. Mr. Lowe is a citizen of the United Kingdom.

During the last five years, no person or entity described above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Information Regarding Permira Holdings Limited

Each of Permira IV Managers Limited, Permira Investments Limited and Permira IV GP Limited are wholly owned subsidiaries of Permira Holdings Limited, a Guernsey limited liability company, the principal business of which is being the holding company of these entities. The principal office of Permira Holdings Limited is Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 6DJ, the Channel Islands.

Set forth below for each director of Permira Holdings Limited is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and the address of any organization where the employment was carried on. Each person identified below is a citizen of the United Kingdom unless otherwise stated.

Thomas Krenz – Director. Mr. Krenz serves as a Director of Permira Beteiligungsberatung GmbH and has held that position since 1988. He was Head of the Frankfurt office from 1997 to 2008 and became Chairman of the Frankfurt office in 2008. Mr. Krenz is a citizen of Germany. His principal business address is Clemensstraße 9 / Falkstraße 5, 60487 Frankfurt am Main, Germany.

Damon Buffini – Director. Mr. Buffini is a Member of Permira Advisers LLP and has held that position since 2001 when it was established. He was Managing Partner of Permira from 2000 to 2007 and became Chairman in 2008. His principal business address is 20 Southampton Street, London WC2E 7QH, United Kingdom.

Guido Paolo Gamucci – Director. Mr. Gamucci serves as a Director of Permira Advisers Limited and has held that position since 2008. Mr. Gamucci is a citizen of Italy. Mr. Gamucci is head of the Permira office in Hong Kong and his principal business address is Unit 2806-2807, 28F One Exchange Square, Central Hong Kong, Hong Kong.

Charles Sherwood – Director. Mr. Sherwood is a Member of Permira Advisers LLP and has held that position since 2001 when it was established. His principal business address is 20 Southampton Street, London WC2E 7QH, United Kingdom.

Victor Holmes – Director. See information for Mr. Holmes above.

Veronica Eng – Director. See information for Ms. Eng above.

Kurt Björklund – Director. Mr. Björklund is a Member of Permira Advisers LLP; he was based at Permira Advisers AB, Birger Jarlsgatan 12, 114 34 Stockholm, Sweden from 2003 and moved to the London office in 2008. Mr. Björklund is also the Co-Managing Partner of Permira. Mr. Björklund is a citizen of Finland. His principal business address is 20 Southampton Street, London WC2E 7QH, United Kingdom.

Tom Lister – Director. Mr. Lister serves as a Director of Permira Advisers LLC and has held that position since 2005. Mr. Lister is also the Co-Managing Partner of Permira. Prior to 2005, Mr. Lister was a partner for 13 years at Forstmann Little & Co located at 767 5th Avenue, New York, New York 10019, United States. Mr. Lister is a citizen of the United States. His principal business address is 320 Park Avenue, 33rd Floor, New York, New York 10022, United States.

Paul Guilbert – Director. See information for Mr. Guilbert above.

Nigel Carey – Director. See information for Mr. Carey above.

During the last five years, no person or entity described above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Information Regarding Permira Holdings LLP

Permira Holdings LLP is an English limited liability partnership, which holds all of the issued voting shares in Permira Holdings Limited. The principal business of Permira Holdings LLP is being the ultimate holding entity controlling Permira Holdings Limited. The principal office of Permira Holdings LLP is 20 Southampton Street, London WC2E 7QH, United Kingdom.

Set forth below for each member of the Partner Committee of Permira Holdings LLP is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such member and the address of any organization where the employment was carried on.

Thomas Krenz – Member. See information for Mr. Krenz above.

Damon Buffini – Member. See information for Mr. Buffini above.

Guido Paolo Gamucci – Member. See information for Mr. Gamucci above.

Charles Sherwood – Member. See information for Mr. Sherwood above.

Veronica Eng – Member. See information for Ms. Eng above.

Kurt Björklund – Member. See information for Mr. Björklund above.

Tom Lister – Member. See information for Mr. Lister above.

During the last five years, no person or entity described above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Where Shareholders Can Find More Information

NDS files annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, because the Scheme is a “going private” transaction, NDS, News Corporation and the Bidcos have filed a Transaction Statement on Schedule 13E-3 related to the Proposed Transaction which we refer to as the Schedule 13E-3. The Schedule 13E-3, the exhibits to the Schedule 13E-3 and these reports, proxy statements and other information contain additional information about NDS and will be made available for inspection and copying at NDS’s executive offices during regular business hours by any NDS shareholder or a representative of a shareholder as so designated in writing.

We make available on our website (www.nds.com) under “Investor Relations—Financial Information—SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on 10-Q, current reports on 8-K and amendments to those reports as soon as reasonably practicable after we file such material with the SEC.

NDS shareholders may also read and copy the Schedule 13E-3 and any reports, statements or other information filed by NDS at the SEC public reference room at 100 Fifth Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. NDS’s filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: “http://www.sec.gov”.

The SEC allows NDS to “incorporate by reference” information into this proxy statement. This means that NDS can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that NDS files later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that NDS later files with the SEC may update and supersede the information in this proxy statement. NDS incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the Extraordinary General Meeting and will amend the Schedule 13E-3 upon the filing of such documents to the extent necessary to comply with NDS’s disclosure obligations under applicable law. NDS also incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:

•	NDS’s Annual Report on Form 10-K for the year ended June 30, 2008; and

•	NDS’s Current Reports on Form 8-K filed with the SEC on August 14, 2008 and August 20, 2008.

NDS undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. Requests for copies should be directed to NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex UB7 0DQ, England U.K., Attention: Investor Relations (telephone number: +44 20 8476-8000). Document requests from NDS should be made by [insert date], 2008 in order to receive them before the Extraordinary General Meeting.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of NDS since the date of this proxy statement or that the information herein is correct as of any later date.

Shareholders should not rely on information other than that contained or incorporated by reference in this proxy statement. NDS has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [insert date], 2008. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, we will, where relevant and if required by applicable law, (1) update such information through a supplement to this proxy statement and (2) amend the Schedule 13E-3 filed in connection with the Proposed Transactions, in each case, to the extent necessary.

APPENDIX A

[To be filed by amendment]

APPENDIX B

August 12, 2008

The Committee of Independent Directors

NDS Group plc

One Heathrow Boulevard

286 Bath Road

West Drayton

Middlesex, UB7 0DQ

United Kingdom

Members of the Committee of Independent Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Series A ordinary shares of NDS Group plc (“NDS”), including Series A ordinary shares in the form of American Depositary Shares, of the Consideration (defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in the Draft Agreement dated August 11, 2008 of the Implementation Agreement, among others, the Company, Nuclobel Lux 1 S.ár.l and Nuclobel Lux 2, S.ár.l (companies formed by funds advised by Permira Advisers LLP (“Permira”) and collectively referred to as the “Bidcos”) and News Corporation (the “Draft Agreement”). As more fully described in the Draft Agreement, as part of a series of steps pursuant to which the Bidcos will acquire an approximately 51% stake in NDS and News Corporation will retain an approximately 49% stake (collectively, the “Transaction”). The NDS Series A ordinary shares, including those in the form of American Depositary Shares, will be acquired from holders thereof (the “Purchase”) by NDS at a purchase price of $63.00 per NDS Series A ordinary share (the “Consideration”) and subsequently cancelled.

In arriving at our opinion, we reviewed the Draft Agreement and held discussions with certain senior officers, directors and other representatives and advisors of NDS concerning the business, operations and prospects of NDS. We examined certain publicly available business and financial information relating to NDS as well as certain financial forecasts and other information and data relating to NDS which were provided to or discussed with us by the management of NDS. We reviewed the financial terms of the Transaction as a whole as well as of the Purchase as set forth in the Announcement (as defined in Draft Agreement) in relation to, among other things: current and historical market prices and trading volumes of NDS Series A ordinary shares, including in the form of American Depositary Shares; the historical and projected earnings and other operating data of NDS; and the capitalization and financial condition of NDS. We conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. In addition to the foregoing, we considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Purchase and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of NDS. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of NDS that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to NDS provided to or otherwise reviewed by or discussed with us, we have been advised by the management of NDS that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of NDS as to the future financial performance of NDS.

We have assumed, with your consent, that the Transaction described in the Draft Agreement, including the Purchase will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on NDS or the Transaction. Representatives of NDS have advised us, and we further have assumed, that the final terms of the Implementation Agreement will not vary materially from the draft reviewed by us. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of NDS nor have we made any physical inspection of the properties or assets of NDS. We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of NDS, nor were we requested to consider, and our opinion does not address, the underlying business decision of NDS to effect the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for NDS or the effect of any other transaction in which NDS might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Transaction or any class of such persons, relative to the Consideration. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

Citigroup Global Markets Limited has acted as financial advisor to the Committee of Independent Directors of NDS in connection with the proposed Transaction and will receive a fee for such services. We and our affiliates in the past have provided services to News Corporation and Permira and various entities owned by certain funds advised by Permira unrelated to the proposed Transaction, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, acting as a lender under News Corporation’s U.S.$2.25 billion Revolving Credit Facility and advising on and extending finance to various private-equity transactions involving entities owned by certain funds owned by Permira. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of NDS and News Corporation for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with NDS, News Corporation, Permira, the Bidcos and other entities owned by funds advised by Permira, and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Committee of Independent Directors of NDS in its evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the proposed Transaction.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of NDS Series A ordinary shares, including those in the form of American Depositary Shares.

Very truly yours,

/S/    DANIEL BAILEY

CITIGROUP GLOBAL MARKETS LIMITED

B-2

APPENDIX C

Dated 14 August 2008

NUCLOBEL LUX 1 S.ÀR.L

-and-

NUCLOBEL LUX 2 S.ÀR.L

-and-

NDS GROUP PLC

-and-

NDS FINANCE LIMITED

-and-

NEWS CORPORATION

-and-

NDS HOLDCO INC.

IMPLEMENTATION AGREEMENT

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

Canary Wharf

London E14 5DS

THIS AGREEMENT is made the 14th day of August 2008

BETWEEN:

(1)	Nuclobel Lux 1 S.àr.l. a company incorporated in Luxembourg and whose registered office is at 282, route de Longwy L-1940 Luxembourg registered with the Luxembourg Register of Trade and Companies with company number B139764 (“Bidco 1”);

(2)	Nuclobel Lux 2 S.àr.l. a company incorporated in Luxembourg and whose registered office is at 282, route de Longwy L-1940 Luxembourg registered with the Luxembourg Register of Trade and Companies with company number B139747 (“Bidco 2” and together with Bidco 1, the “Bidcos”);

(3)	NDS Group Plc, a public limited company registered in England and Wales with company number 01950497 and whose registered office is at 1 Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex UB7 0DQ (“Target”);

(4)	NDS Finance Limited, a private limited company registered in England and Wales with company number 6617193 and whose registered office is at 1 Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex UB7 0DQ (“NDS Finance”);

(5)	News Corporation, a Delaware corporation (“News Corporation”); and

(6)	NDS Holdco Inc., a Delaware corporation (“NDS Holdco”).

WHEREAS:

(A)	As at the date of this Agreement, the entire issued share capital of each of the Bidcos is held directly or indirectly by the Permira Entities.

(B)	As at the date of this Agreement, News Corporation indirectly owns the entire issued share capital of NDS Holdco, and NDS Holdco holds all of the B Shares and the Deferred Shares. As at the date of this Agreement, the majority of the A Shares are represented by the ADSs and the ADSs are listed on Nasdaq.

(C)	Prior to the entry into of this Agreement, the NDS Finance Insertion has been substantially completed, Target legally and beneficially owns the entire issued share capital of NDS Finance and, upon the NDS Finance Insertion being completed, NDS Finance will legally and beneficially own the entire issued share capital of each of the Target Operating Companies. Immediately after the entry into of this Agreement, NDS Finance will enter into the Debt Facilities.

(D)	The parties intend to implement the Transactions, subject, in the case of the Scheme Proposal, to satisfaction or waiver (if applicable) of the Conditions, in accordance with the provisions of this Agreement, the Steps Paper and the Announcement so that upon the Transactions having been consummated on the Effective Date:

(1)	pursuant to the NDS Finance Capital Reduction, 2.3 billion NDS Finance Shares shall have been cancelled and NDS Finance shall have declared and paid the NDS Finance Dividend to Target;

(2)	pursuant to the Scheme, all of the Deferred Shares shall have been cancelled for nil consideration and Target shall have been re-registered as a private company. The A Shares shall have been cancelled pursuant to the Scheme in consideration of the payment of the Cash Consideration (in respect of which the Bidco Cash Consideration shall be payable by the Bidcos and the A Share Distribution shall be payable by Target) to the Scheme Shareholders, and New Target Shares shall have been issued to the Bidcos;

(3)	further pursuant to the Scheme, the Target Capital Reduction shall have taken place pursuant to which approximately 67 percent of the B Shares shall have been cancelled in consideration of the News Distribution;

(4)	pursuant to the Management Investment Agreement, the New Hurdle Shares and the Manager B Shares shall have been subscribed for by, and issued to or bought by, the Manager Investors;

(5)	the remaining B Shares (including the New Target Shares) shall be held by the Bidcos and NDS Holdco, with the Bidcos holding in aggregate series B ordinary shares of $0.01 each in the capital of the Target representing approximately 51 per cent. of Target’s issued share capital and NDS Holdco holding series B ordinary shares of $0.01 each in the capital of the Target representing approximately 49 per cent. of Target’s issued series share capital (such percentages to be diluted by the issue to or acquisition by managers and employees of members of the Target Group of shares in the capital of Target, either through options or direct equity participation (including the issue of the New Hurdle Shares and Manager B Shares to the Manager Investors pursuant to the Management Investment Agreement)); and

(6)	the Stockholders Agreement shall be entered into by the Bidcos, News Corporation, NDS Holdco and the Manager Investors and shall be considered, and if thought appropriate, approved by the board of Target immediately after the Scheme becomes fully effective, and immediately thereafter entered into by Target.

(E)	The Panel has ruled that it does not consider that it has jurisdiction with respect to the Scheme Proposal. Notwithstanding this ruling, the parties have agreed to comply with certain specified provisions of the City Code in implementing the Scheme Proposal. The parties have also been cognisant of the fact that the Court has a duty to ensure the terms of the Scheme are fair and equitable, of the scope of the applicable SEC disclosure obligations and of the particular circumstances.

(F)	The parties intend that upon the First Court Order being registered with the Registrar, the elements of the Scheme providing for the re-registration of Target as a private company in accordance with section 139(3) of the 1985 Act, certain amendments to Target’s articles of association and the cancellation of the Deferred Shares shall become effective. The parties further intend that upon the Second Court Order being registered with the Registrar, the Scheme, including those elements providing for the Target Capital Reduction, shall become fully effective. In the event that the Second Court Order is not granted or registered with the Registrar and the Scheme does not become fully effective, the parties shall take the actions provided for in sub-clause 5.2.

IT IS AGREED:

1.	Interpretation

1.1	In this Agreement, its Recitals and Schedules, unless the context requires otherwise, each of the following expressions shall have the meaning set opposite it:

“1985 Act”	the Companies Act 1985, as amended;

“1997 Scheme”	the NDS 1997 Executive Share Option Scheme;

“1999 Scheme”	the NDS 1999 Executive Share Option Scheme;

“Act”	the Companies Act 2006;

“Acts”	the Act and the 1985 Act;

“ADS”	an American Depositary Share representing one A Share;

“Advisers”	in relation to the Bidcos means Goldman Sachs International, Fried, Frank, Harris, Shriver & Jacobson LLP, Fried, Frank, Harris, Shriver & Jacobson (London) LLP, Clifford Chance LLP, PricewaterhouseCoopers LLP, Spectrum I Value Partners and Farncombe Technology, in relation to Target (but not the Independent Committee) means Morgan Stanley & Co. Limited, Allen & Overy LLP and Weil, Gotshal & Manges LLP, in relation to News Corporation and NDS Holdco means JP Morgan, Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom (UK) LLP, and in relation to the Independent Committee, means the Independent Committee Advisers, including (unless the context requires otherwise) partners in and directors and employees of such advisers;

“Affiliate”	in respect of each Bidco, each Permira Entity and any person controlled by or controlling one or more of the Bidcos, and in relation to News Corporation, NDS Holdco, NDS Finance or Target, any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the party, and for these purposes a party shall be deemed to control a person only if such party possesses, directly or indirectly, the power to control the direction of the management and policies of the person, whether through the ownership of over 50% of the voting securities or the right to appoint over 50% of the relevant board of directors by contract or otherwise, but, in relation to News Corporation and NDS Holdco, specifically excluding Target, NDS Finance and each other member of the Target Group;

“Agreed Form”	such documents in the terms agreed between the parties as at the date of this Agreement (or as expressly set out herein), subject to any further changes as the parties may agree and initialled for the purposes of identification by any of the Advisers to each of the relevant parties;

“Agreed Form Documents”	each of: the Discount Notes, NDS Finance Written Resolution, News Loan Note, Steps Paper, Stockholders Agreement and Upstream Loan Agreement;

“Announcement”	the joint press announcement relating to the Transactions in the form agreed between the parties as set out in Schedule I;

“Approved Scheme”	the NDS UK Approved Share Option Scheme;

“A Shares”	the series A ordinary shares of $0.01 each in the capital of Target;

“A Shareholders”	holders of A Shares;

“A Share Distribution”	the distribution to be declared and paid by Target to the Scheme Shareholders pursuant to the Scheme, being the sum of approximately $301.5 million in aggregate, assuming that all A Shares to be issued pursuant to the Target Share Schemes have been issued, being an amount of $15.58 per Scheme Share;

“Bidco Cash Consideration”	the portion of the Cash Consideration, being the sum of approximately $917.8 million in aggregate, assuming that all A Shares to be issued pursuant to the Target Share Schemes have been issued, to be paid by the Bidcos (with approximately 19.44 per cent. paid by Bidco 1 and approximately 80.56 per cent. paid by Bidco 2), being an amount of $47.42 per Scheme Share;

“Board”	the board of directors of Target;

“B Shares”	the 42,001,000 issued series B ordinary shares of $0.01 each in the capital of Target, all of which are held by NDS Holdco as at the date of this Agreement;

“Business Day”	a day (other than Saturday, Sunday or a public holiday), on which banks in the City of London, New York City and Luxembourg are open for business generally;

“Capital Reductions”	the Target Capital Reduction and the NDS Finance Capital Reduction;

“Cash Confirmation Undertaking”	the letter from (i) Permira IV Managers Limited as general partner of Permira IV Managers L.P. as manager of P4 Sub L.P. 1; (ii) Permira IV Managers Limited as general partner of Permira IV Managers L.P. as manager of Permira IV L.P. 2; (iii) Permira Nominees Limited as nominee for Permira Investments Limited; (iv) Permira IV G.P. Limited as general partner of Permira IV G.P. L.P. as general partner of P4 Co-Investment L.P.; (v) Permira IV G.P. Limited as general partner of Permira IV G.P. L.P.; and (vi) Permira IV Managers Limited as general partner of Permira IV Managers L.P. to News Corporation, delivered on the date of this Agreement;

“Cash Consideration”	the sum of $63.00 for each Scheme Share held by Scheme Shareholders in cash (comprising the Bidco Cash Consideration and the A Share Distribution);

“CFC Certificates”	has the meaning ascribed to it in Schedule V;

“Circular”	the circular to be issued by Target to its shareholders containing an explanatory statement of the Scheme including, inter alia, the cancellation of the Deferred Shares, cancellation of the Scheme Shares, the Target Capital Reduction, the allotment of the New Target Shares to the Bidcos, the payment of the Cash Consideration, the declaration and payment of the News Distribution and the allotment of the New Hurdle Shares and Manager B Shares to the Manager Investors;

“City Code”	the City Code on Takeovers and Mergers;

“Commitments”	the commitments offered by News Corporation to the European Commission in relation to its acquisition of a controlling stake in Premiere AG, as accepted by the European Commission on 25 June 2008;

“Competing Proposal”	any proposal or offer by any third party (other than a proposal or offer by or on behalf of the Bidcos or any Affiliate thereof) for 30 per cent. or more of the A Shares and/or for 30 per cent. or more of the B Shares whether by offer, merger, scheme of arrangement or other means and any partnership, joint venture or other business combination involving a change of control of Target, or contribution, disposal or purchase of 50 per cent. or more of the assets, businesses, revenues or undertaking of Target or of the Target Group or other similar transaction that is inconsistent with the implementation of the Scheme Proposal;

“Conditions”	the conditions to the Scheme set out in Schedule V;

“Confirmations”	has the meaning set out in sub-clause 3.7(e);

“Court”	the High Court of Justice in England and Wales;

“Court Meeting”	the meeting or meetings of Scheme Shareholders as may be convened pursuant to an order of the Court under Part 26 of the Act for the purposes of considering and, if thought fit, approving the Scheme (with any amendment approved or imposed by the Court and agreed by Target, News Corporation, NDS Holdco and the Bidcos) including any adjournment or postponement of any such meeting, notice of which shall be contained in the Circular;

“Court Orders”	the First Court Order and the Second Court Order;

“Debt Facilities”	the senior facilities made available under the Senior Facilities Agreement and the mezzanine facility made available under the Mezzanine Facility Agreement;

“Deferred Shares”	the 42,000,002 deferred shares of £1.00 per share in the capital of Target, all of which are held by NDS Holdco as at the date of this Agreement;

“Discount Notes”	the discount notes in the Agreed Form to be issued by NDS Technologies Israel Limited and Jungo Limited to NDS Finance, following the First Court Order;

“Effective Date”	the date upon which the Scheme (including the Target Capital Reduction) becomes fully effective in accordance with its terms;

“EGM Resolutions”	the resolutions to be proposed at the Extraordinary General Meeting in connection with the Scheme and the Target Capital Reduction, including, without limitation, to amend Target’s articles of association and such other matters as may be agreed between Target, News Corporation, NDS Holdco and the Bidcos as necessary or desirable for the purposes of implementing the Scheme, and as may be agreed between Target, News Corporation and NDS Holdco for the purposes of implementing the Target Capital Reduction;

“Encumbrance”	any charge, mortgage, lien, hypothecation, judgment, encumbrance, easement, security, title retention, preferential right, trust arrangement, or any other security interest or any other agreement or arrangement having a commercial effect analogous to the conferring of security or similar right in favour of any person;

“Employer Debt Regulations”	means The Occupational Pension Schemes (Employer Debt) Regulations 2005;

“Equity Commitment Letter”	the letter from certain Permira Entities to the Bidcos, delivered on the date of this Agreement;

“Exchange Act”	the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Exclusivity Period”	the period between the date hereof and the earliest to occur of: (i) the Effective Date and (ii) the date of termination of this Agreement in accordance with clause 13;

“Extraordinary General Meeting”	the extraordinary general meeting of Target, notice of which will be contained in the Circular, or any adjournment or postponement thereof;

“First Court Hearing”	the hearing by the Court to sanction the Scheme and confirm the cancellation of the Deferred Shares, pursuant to which Target will be re-registered as a private company in accordance with section 139(3) of the 1985 Act, and certain amendments to Target’s articles of association will take effect;

“First Court Hearing Date”	the date of commencement of the First Court Hearing;

“First Court Order”	the order of the Court under Section 899 of the Act sanctioning the Scheme and confirming the cancellation of the Deferred Shares, pursuant to which Target will be re-registered as a private company in accordance with section 139(3) of the 1985 Act, and certain amendments to Target’s articles of association will take effect;

“FSA”	the Financial Services Authority;

“Fundamental Conditions”	the Conditions listed in paragraphs Conditions 1-8, 10, 11 and 13 in Schedule V;

“Government Authority”	any nation or government or any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or government or political subdivision thereof, in each case, whether foreign or domestic and whether national, supranational, federal, provincial, state, regional, local or municipal;

“Group”	in relation to any person, its subsidiaries, subsidiary undertakings and holding companies and the subsidiaries and subsidiary undertakings of any such holding company;

“Independent Committee”	the committee of independent directors of Target established for the purposes of considering the Transactions comprising Nathan Gantcher, Peter Powers and Roger Einiger;

“Independent Committee Advisers”	Weil Gotshal & Manges LLP and Citigroup Global Markets Limited;

“Law”	applicable, statutes, common laws, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of law or bylaws, in each case, of a Government Authority;

“Long Stop Date”	25 February 2009 (or such later date as News Corporation, NDS Holdco, the Bidcos, Target and the Court may agree);

“LTIP”	the NDS 2006 Long-Term Incentive Plan;

“Management Election or Adherence”	the additional amount (if any) to be invested by Manager Investors in being up to $27 million in Manager B Shares as notified by the Managers to the Bidcos and Target pursuant to the Management Investment Agreement or pursuant to their adherence to the Management Investment Agreement by no later than 25 days after the date of this Agreement;

“Management Investment Agreement”	the investment agreement to be entered into on or before the date of this Agreement by, inter alia, the Manager Investors, the Bidcos, News Corporation and NDS Holdco and, subject to the approval by the board of Target upon the Scheme becoming fully effective, Target, in respect of the acquisition by the Manager Investors of New Hurdle Shares and Manager B Shares;

“Manager B Shares”	between 119,000 and 436,000 new series B ordinary shares of $0.01 each in the capital of Target to be issued or sold to the Manager Investors pursuant to the Management Investment Agreement;

“Manager Investors”	the persons who are investing in Target pursuant to the Management Investment Agreement;

“Meetings”	the Court Meeting and the Extraordinary General Meeting;

“Mezzanine Facility Agreement”	the mezzanine facility agreement dated on or about the date of this Agreement between, amongst others, NDS Finance as borrower and original guarantor, Target and certain of its subsidiaries as guarantors, the mezzanine arrangers, the mezzanine facility agent, the security trustee and certain financial institutions as lenders;

“Moral Hazard Costs”	has the meaning given to it in clause 7.12;

“Nasdaq”	the Nasdaq Stock Market;

“NDS Finance Capital Reduction”	the capital reduction in relation to NDS Finance Shares to be implemented in accordance with Section 136 of the 1985 Act, the principal terms of which are set out in the Announcement;

“NDS Finance Capital Reduction Court Hearing”	the hearing by the Court of the claim to sanction the NDS Finance Capital Reduction;

“NDS Finance Capital Reduction Court Order”	the order of the Court sanctioning the NDS Finance Capital Reduction under Section 137 of the 1985 Act;

“NDS Finance Dividend”	the dividend in the amount of up to approximately $1,347 million in aggregate to be paid by NDS Finance to Target out of distributable reserves created in NDS Finance as a result of the NDS Finance Capital Reduction;

“NDS Finance Insertion”	the transfer by Target of the entire issued share capital of each of the Target Operating Companies to NDS Finance in exchange for the issue by NDS Finance of approximately 2.47 billion NDS Finance Shares to Target fully paid up, with the effect that the Target Operating Companies became, or are to become, wholly-owned subsidiaries of NDS Finance;

“NDS Finance Shares”	ordinary shares of $1.00 each in the capital of NDS Finance including, where the context requires, those ordinary shares issued pursuant to the NDS Finance Insertion;

“NDS Finance Written Resolution”	the written resolution in the Agreed Form to be approved by Target as sole shareholder of NDS Finance in favour of the NDS Finance Capital Reduction;

“New Hurdle Shares”	the new hurdle shares of $0.01 each in the capital of Target to be issued credited as fully paid up to the Manager Investors pursuant to the Management Investment Agreement;

“New Target Shares”	the new series B ordinary shares of $0.01 each in the capital of Target to be issued credited as fully paid up to the Bidcos pursuant to the Scheme;

“News Distribution”	the distribution to be declared and paid by Target pursuant to the Scheme, comprising, by way of a cash distribution and a return of capital, an aggregate cash payment of the sum of approximately $1,522.2 million (subject to adjustment arising as a result of investment in shares in the capital of Target pursuant to the Management Investment Agreement) to News Corporation (as designee of NDS Holdco) and the issue to NDS Holdco by Target of the News Loan Note;

“News Executive Plan”	the News International Pension and Life Assurance Plan for Senior Executives;

“News Group”	News Corporation and each member of its Group;

“News Loan Note”	the loan note in the principal amount of $242 million in the Agreed Form to be issued by Target to NDS Holdco as part of the News Distribution;

“Other Filings”	has the meaning set out in sub-clause 7.4;

“Outstanding Condition”	has the meaning set out in sub-clause 3.7(e);

“Panel”	the Panel on Takeovers and Mergers;

“Pension Costs”	has the meaning given to it in clause 7.13;

“Permira Entity”	has the meaning set out in the Stockholders Agreement;

“Personnel”	in relation to any person, its board of directors, members of their immediate families, related trusts and persons connected with them, as such expressions are construed in accordance with the City Code;

“Proceedings”	has the meaning set out in sub-clause 21.2;

“Proxy Statement”	has the meaning set out in sub-clause 7.4;

“Registrar”	the registrar of companies for England and Wales;

“Regulatory Conditions”	the Conditions listed in paragraphs 7 and 8 of Schedule V;

“Regulatory Clearances”	all consents, clearances, permissions and waivers as may be necessary, and all filings and waiting periods as may be necessary, from or under the laws, regulations or practices applied by the Relevant Authorities, including without limitation, the European Commission and the Israel Antitrust Authority, in each case in connection with the implementation of the Transactions and references to Regulatory Clearances having been satisfied shall be construed as meaning that the foregoing have been obtained or, where appropriate, made or expired;

“Relevant Authority”	any government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, court, trade or regulatory agency, association or institution or any competition, antitrust or supervisory body, in each case in any jurisdiction;

“Relevant Proportion”	49% in relation to News Corporation and 51% in relation to the Bidcos;

“Replacement Executive”	has the meaning set out in clause 3.3(b);

“Representatives”	in relation to each party, the directors, employees, agents, consultants of, and any individuals seconded to work for, such party (including persons who, at the relevant time, occupied such position);

“Rules”	the rules of the City Code;

“Sarbanes-Oxley Act”	has the meaning set out in sub-clause 7.6(a)(i);

“Schedule 13E-3”	the Rule 13e-3 Transaction Statement on Schedule 13E-3, pursuant to the requirements of Rule 13e-3 promulgated under the Exchange Act, relating to the Transactions to be filed with the SEC in connection with the Transactions;

“Scheme”	the scheme of arrangement under Part 26 of the Act to be described in the Circular, the principal terms of which are set out in the Announcement;

“Scheme Documentation”	the Circular, the Scheme Resolution, the EGM Resolutions, the SEC Filings, the proxy forms for use at the Meetings and any other document required in connection with the Scheme;

“Scheme Proposal”	the proposed cancellation of the Scheme Shares, the cancellation of the Deferred Shares, and the Target Capital Reduction, to be effected by means of the Scheme and subject to the terms and conditions of this Agreement;

“Scheme Record Time”	6.00 p.m. (London time) on the Business Day immediately preceding the day upon which the Second Court Order becomes effective in accordance with its terms;

“Scheme Resolution”	the resolution of Target to be proposed at the Court Meeting in connection with the Scheme;

“Scheme Shareholders”	holders of Scheme Shares;

“Scheme Shares”	the A Shares in issue on the date of the Circular together with any further A Shares (if any):

(a)	issued after the date of the Circular and prior to the Voting Record Time; and

(b)	issued on or after the Voting Record Time and prior to the Scheme Record Time either on terms that the original or any subsequent holder thereof shall be bound by the Scheme or, in respect of which the holder thereof shall have agreed in writing to be bound by the Scheme;

“SEC”	the United States Securities and Exchange Commission;

“SEC Filings”	means collectively and together with any amendments or supplements thereto, the proxy statement (which will include the Circular) relating to the Transactions to be filed with the SEC in connection with seeking the approval of Target’s shareholders, and the Schedule 13E-3, as well as any other documents required to be filed with the SEC in connection with the Transactions;

“Second Court Hearing”	the hearing by the Court to confirm those elements of the Scheme not already confirmed by the Court pursuant to the First Court Order, namely confirming the Target Capital Reduction under Section 137 of the 1985 Act;

“Second Court Hearing Date”	the date of commencement of the Second Court Hearing;

“Second Court Order”	the order of the Court under Section 899 of the Act confirming those elements of the Scheme not already confirmed by the Court pursuant to the First Court Order, namely confirming the Target Capital Reduction under Section 137 of the 1985 Act;

“Securities Act”	the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Senior Facilities Agreement”	the senior facilities agreement dated on or about the date of this Agreement between, amongst others, NDS Finance as original borrower and original guarantor, Target and certain of its subsidiaries as guarantors, the senior arrangers, the senior facility agent, the security trustee and certain financial institutions as lenders;

“Steps Paper”	the timing and responsibilities table in the Agreed Form setting out the various steps which are to be taken by or on behalf of each of the parties to this Agreement in order to implement the Transactions;

“Stockholders Agreement”	the Stockholders Agreement in the Agreed Form (which, for the purposes of this definition, means in the terms agreed between News Corporation, NDS Holdco and the Bidcos) to be entered into on the Effective Date by the Bidcos, News Corporation, NDS Holdco, the Manager Investors and, subject to approval by the board of Target upon the Scheme becoming fully effective, Target;

“Supplemental Document”	has the meaning set out in sub-clause 3.9;

“Target Capital Reduction”	the capital reduction described in the Announcement, in relation to all of the A Shares, approximately 28 million B Shares and such additional number of B Shares as equals News Corporation’s Relevant Proportion of the Management Election or Adherence divided by $63.00, to be implemented as part of the Scheme and in accordance with Section 136 of the 1985 Act;

“Target Directors”	the directors of Target from time to time;

“Target Group”	Target and its subsidiaries and subsidiary undertakings;

“Target Operating Companies”	Target’s subsidiaries listed in Schedule III;

“Target SEC Documents”	has the meaning set out in sub-clause 7.3;

“Target Share Schemes”	the 1997 Scheme, the 1999 Scheme, the Approved Scheme and the LTIP;

“Transaction Documents”	this Agreement, the Stockholders Agreement, the Management Investment Agreement and documents relating thereto, the documents relating to the Debt Facilities, the new articles of association of Target and the Agreed Form Documents;

“Transactions”	the Scheme (including the Target Capital Reduction) and the NDS Finance Capital Reduction;

“Upstream Loan Agreement”	the loan agreement in the Agreed Form to be entered into on or about the date of this Agreement between NDS Limited and NDS Finance;

“Upstream Loans”	the loans in the sum of approximately $173 million, approximately $71 million and approximately $13 million to be made by NDS Limited, NDS Technologies Israel Limited and Jungo Limited, respectively, to NDS Finance following the First Court Order becoming effective pursuant to the Upstream Loan Agreement and the Discount Notes;

“US GAAP”	United States generally accepted accounting principles;

“Voting Record Time”	6.00 p.m. (London time) on the day prior to the day immediately preceding the Meetings or any adjournment thereof; and

“$”	United States dollars.

1.2	In this Agreement:

(a)	the Recitals and Schedules form an integral part of this Agreement;

(b)	the headings are for convenience only and shall not affect its interpretation;

(c)	expressions used in this Agreement shall have the same meanings as in the Act (excluding its Schedules), unless the context requires otherwise or they are otherwise defined in this Agreement;

(d)	a reference to the provisions of law includes a reference to any provisions which from time to time amends, extends, consolidates or replaces that provision (other than any such provision with retrospective effect, to the extent that it is retrospective) and any subordinate legislation made under any such provisions;

(e)	words denoting the singular number shall include the plural, the masculine gender shall include the feminine gender and neuter, and vice versa;

(f)	references to sub-clauses, Clauses and Schedules are, unless otherwise stated, to sub-clauses, Clauses of and Schedules to this Agreement;

(g)	references to persons shall include individuals, corporations (wherever incorporated), unincorporated associations (including joint ventures and partnerships), trusts, any form of governmental body, agency or authority, and any other organisation of any nature (in each case, whether or not having separate legal personality); and

(h)	a reference to any English legal term for any action, remedy, method or form of judicial proceeding, legal document, court or any other legal concept or matter will be deemed to include a reference to the corresponding or most similar legal term in any jurisdiction other than England, to the extent that such jurisdiction is relevant to the transactions contemplated by this Agreement or the terms of this Agreement.

1.3	In construing this Agreement, the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced or followed by the word “other” or “including” or “in particular” shall not be given a restrictive meaning because they are followed or preceded (as the case may be) by particular examples intended to fall within the meaning of the general words.

2.	Conditions

2.1	Each party agrees that the Scheme Proposal is conditional upon the Conditions being satisfied and continuing to be satisfied (or, in each case, waived in accordance with this Agreement).

2.2	The parties agree that, (i) the Bidcos and News Corporation, each in their absolute discretion, reserve the right to jointly waive all or any of the Conditions set out in paragraphs 7, 8, 9 and 12 of Schedule V in whole or in part, (ii) the Bidcos and News Corporation, each in its absolute discretion, reserve the right to jointly waive Condition 13 of Schedule V in whole or in part, subject only to the consent of Target, such consent not to be unreasonably withheld, rendered subject to conditions, or delayed, and (iii) that News Corporation shall have the right to waive the Conditions set out in paragraphs 10 and 11 of Schedule V, in whole or in part, in its absolute discretion, and the Conditions set out in paragraphs 10 and 11 of Schedule V are for the benefit of News Corporation only and may only be waived by News Corporation. For the avoidance of doubt, the Conditions set out in paragraphs 1 to 6 (inclusive) of Schedule V cannot be waived by any party.

2.3	The Bidcos shall subject to the other parties’ compliance with sub-clause 2.5, use all reasonable endeavours to fulfil or procure the fulfilment of the Regulatory Conditions as soon as reasonably practicable and in any event on or before the First Court Hearing Date including by means of:

(a)	as soon as reasonably practicable and, in any other event, no later than twenty-one Business Days after the date of this Agreement, ensuring the submission of all filings and notifications necessary for satisfying the Regulatory Conditions and obtaining any other approval from each Relevant Authority required in connection with the Scheme (other than those pertaining to the administration of the Scheme), requesting that all correspondence is copied to Target, News Corporation and NDS Holdco;

(b)	promptly providing sufficient information to each Relevant Authority to reach its conclusions on the Scheme and as far as reasonably practicable without needing to request further information from the Bidcos or, as the case may be, Target and/or News Corporation and/or NDS Holdco;

(c)	provided that the Relevant Authority does not object to this course of action, giving Target, News Corporation and NDS Holdco reasonable notice of all material meetings and telephone calls with each Relevant Authority, giving Target, News Corporation and NDS Holdco and their respective Representatives and advisers reasonable opportunity to participate thereat (save to the extent that a Relevant Authority requests that Target, News Corporation or NDS Holdco should not be present at the meeting or telephone call or part or parts of the meeting or telephone call or to the extent that such meeting or telephone call is administrative or procedural in nature);

(d)	providing, as soon as reasonably practicable, Target, News Corporation and NDS Holdco (and advisers nominated by them) with draft copies of all notifications and communications (other than non-material communications) (subject to redaction of confidential business information) to the Relevant Authorities in relation to obtaining any Regulatory Clearance, where reasonably possible at such time as will allow Target, News Corporation and NDS Holdco a reasonable opportunity to provide comments on such notifications and communications before they are submitted or sent to such Relevant Authorities and taking into account any such comments as are reasonable and providing Target, News Corporation and NDS Holdco (or their nominated advisers) with copies of all such notifications and communications in the form submitted or sent;

(e)	notifying Target, News Corporation and NDS Holdco, and providing copies in a timely fashion of any material communications (subject to redaction of confidential business information) from any Relevant Authority in relation to obtaining any Regulatory Clearance;

(f)	accepting any conditions or fulfilling or undertaking to fulfil any obligations subject to which any Regulatory Clearances are granted, including if required by any Relevant Authority accepting, cooperating with and entering into undertakings to comply with the conditions and obligations to which News Corporation is subject under the Commitments and any amendments to the Commitments required by any Relevant Authority insofar as such conditions and obligations relate to Target, provided that:

(1)	to the extent that such conditions or obligations relate to the disposal (or procuring the disposal) of any assets of, or any subsidiary or subsidiary undertaking in, the Target Group, News Corporation consents to and cooperates with such conditions or obligations and enters into any undertakings required by the Relevant Authority in order to allow the Bidcos to comply with such conditions or obligations; and

(2)	the parties agree that the Bidcos are not required to accept any conditions or fulfil or undertake to fulfil any obligations with respect to the behaviour of any portfolio company of any Permira Entity or to the disposal of any assets of, or any subsidiary undertaking of, or any interest in, any portfolio company of any Permira Entity; and

(g)	fulfilling or procuring the fulfilment of any conditions or obligations attached to any Regulatory Clearances, provided that such conditions or obligations are consistent with sub clause 2.3(f).

2.4	Without prejudice to the foregoing provisions of this Clause 2, in the event that either of the Bidcos becomes aware that the European Commission is proposing to initiate proceedings under Article 6(1)(c) of Council Regulation (EC) 139/2004 in relation to the Scheme Proposal, they shall as soon as practicable provide written notice thereof to News Corporation. In such circumstances, the Bidcos shall use their best endeavours to avoid or prevent the initiation of such proceedings and to procure satisfaction of the Regulatory Conditions, including by way of the making of proposals to the Relevant Authority in relation to the making of any undertaking(s) to accept any conditions or fulfil or undertake to fulfil any obligations consistent with sub clause 2.3(f).

2.5	Each party shall use all reasonable endeavours to cooperate with and assist each of the other parties and shall procure that each of its relevant Affiliates and its directors and professional advisers use reasonable endeavours to assist each of the other parties in each case to ensure the satisfaction by the Bidcos of the Regulatory Conditions in accordance with sub-clauses 2.3 and 2.4, including by providing such other party or parties and each Relevant Authority promptly, properly and accurately upon request and in good faith any information, documents and comments necessary or desirable for the purpose of making (or responding to any requests for further information consequent upon) any submissions, filings and notifications (including draft versions) to such Relevant Authority in relation to the Transactions in accordance with sub-clause 2.3(a), including making any joint filings with any other party where required by any such Relevant Authority, and, in the case of each of the Bidcos, News Corporation and NDS Holdco, by consenting to and cooperating with and entering into undertakings to comply with, and procuring that Target consents to and cooperates with or enters into undertakings to comply with, any conditions or obligations required by a Relevant Authority in relation to the future conduct of Target, but solely insofar as such conditions and obligations require Target and/or any of its subsidiaries and subsidiary undertakings to remain independent of all portfolio companies of any Permira Entity and to conduct business with any such portfolio company only on arm’s length terms and not to discriminate against any competitor of any such portfolio company.

2.6	Each Bidco shall use its reasonable best endeavours to cause the representations contained in Section 10.2(a) of the Stockholders Agreement to be true, correct and complete in all respects immediately following the Effective Date and each Bidco and News Corporation shall use its reasonable best endeavours to cause the Condition set out in paragraph 11 of Schedule V to be fulfilled.

3.	Implementation of the Transactions

3.1	Each party will use all reasonable endeavours:

(a)	to procure the release of the Announcement by no later than 9.00 a.m. (New York time) on Thursday 14 August 2008 (or by such other time or such other date as may be agreed between the Bidcos, News Corporation, NDS Holdco and Target);

(b)	to finalise (i) the Circular by the time that the Proxy Statement is filed with the SEC, and (ii) all other Scheme Documentation by the time the Proxy Statement is circulated to the Scheme Shareholders, and provide promptly such cooperation and information (including such information as is necessary for the Scheme Documentation to comply with all applicable legal and regulatory provisions) in respect of itself and its Affiliates as the other parties may reasonably request at least three Business Days before such time; and

(c)	to ensure that the Second Court Hearing occurs as soon as practicably possible after the First Court Hearing, having regard to the relevant steps set out in the Steps Paper.

3.2	Target agrees to co ordinate the preparation of the Scheme Documentation with the Bidcos, News Corporation and NDS Holdco and agrees to despatch the Circular, Proxy Statement and Schedule 13E 3, together with appropriate forms of proxy for use at the Meetings, only with the prior written consent of the Bidcos, News Corporation and NDS Holdco (which in each case shall not be unreasonably withheld, rendered subject to conditions or delayed) and in accordance with sub-clause 3.14. Each of the Bidcos, News Corporation and NDS Holdco severally undertakes to provide to Target for the purposes of inclusion in the Circular all such information as may reasonably be required by Target for inclusion in the Circular and to provide promptly all such other assistance as Target may reasonably require in connection with the preparation of the Circular.

3.3	In relation to the information in the Circular, and subject at all times to the relevant directors acting in accordance with their fiduciary duties,:

(a)	the Bidcos will procure that the directors of the Bidcos accept responsibility for all of the information in the Circular relating to the Bidcos, their respective Affiliates and the directors of the Bidcos, by the inclusion of a statement in the Circular in substantially the following form;

“The directors of the Bidcos accept responsibility for all information in this document relating to the Bidcos, their respective Affiliates and the directors of Bidco (and any person whose interest in NDS Shares such directors are taken to be interested in pursuant to Part 22 of the Act). To the best of the knowledge and belief of the directors of the Bidcos, the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.”

(b)	News Corporation will procure that each of Lon Jacobs, John Nallen and David DeVoe (unless any such person is unable to act as required due to incapacity, professional conflict or cessation of employment with News Corporation at the time of the Circular, in which case News Corporation will procure that a replacement person accepts responsibility, that person being in an equivalent or more senior position within News Corporation (a “Replacement Executive”)), accept responsibility for all of the information in the Circular relating to News Corporation, its Affiliates and the directors of News Corporation, by the inclusion of a statement in the Circular in substantially the following form;

“Each of Lon Jacobs, John Nallen and David DeVoe (or any Replacement Executive), accept responsibility for all information in this document relating to News Corporation, its respective Affiliates and the directors of News Corporation (and any person whose interest in NDS Shares such directors are taken to be interested in pursuant to Part 22 of the Act). To the best of the knowledge and belief of each of Lon Jacobs, John Nallen and David DeVoe (or any Replacement Executive), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.”

(c)	Target will procure that the members of the Independent Committee accept responsibility for their views set out in the Circular, by the inclusion of a statement in the Circular in substantially the following form:

“The members of the Independent Committee accept responsibility for the statements, information and opinions contained in this document which are expressed to be statements, information or opinions given by them as the Independent Committee. To the best of the knowledge and belief of the members of the Independent Committee, the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.”; and

(d)	Target will procure that the Target Directors accept responsibility for all of the information in the Circular, other than information for which the directors of the Bidcos, the directors of News Corporation or the members of the Independent Committee accept responsibility, by the inclusion of a statement in the Circular in substantially the following form:

“The Target Directors accept responsibility for all information in this document except for information for which the directors of the Bidcos, each of Lon Jacobs, John Nallen and David DeVoe (or any Replacement Executive), or the members of the Independent Committee, accept responsibility. To the best of the knowledge and belief of the Target Directors, the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.”

3.4	Each of the parties undertakes to use all reasonable endeavours to:

(a)	do and execute, or procure the doing and executing of, each necessary act, document and thing reasonably within its powers to implement the Transactions in accordance with, and subject to the terms and conditions of, the Announcement and to give effect to the matters specified in, and to act in accordance with, the Announcement and the Scheme Documentation;

(b)	ensure that the steps referred to in this Agreement, the Steps Paper, and otherwise required to implement the Transactions in the manner contemplated by this Agreement to be taken by it, its shareholders or Representatives between the date of this Agreement and the Effective Date are undertaken in accordance with a process agreed with each of the other parties and always in accordance with sub-clause 3.4(c);

(c)	procure that each of its Affiliates and its and their respective directors assist it to prepare all such documents and take all such steps as are necessary or desirable in order to complete the Transactions, and in particular, with respect to those actions, steps and/or events set out in the Steps Paper in relation to each of the Transactions, each party shall, and shall procure that its relevant Affiliates and its and their Representatives and its and their respective relevant professional advisers assist it to, prepare all such documents and take all such steps and/or actions as are necessary or desirable in order to take, perform or implement the steps, actions or events in respect of which responsibility is ascribed to such party as indicated in the columns of the Steps Paper headed “Primary Responsibility” and “Parties”, strictly in accordance with the timing provided for in the Steps Paper, subject to such variations thereto as the parties may agree or as the Court may require. The parties will have due regard to, and take due account of, all reasonable requests from time to time of the other parties in relation to the Transactions and their implementation; and

(d)	(other than Target and NDS Finance) immediately upon the Effective Date, take all steps in their capacities as shareholders in Target to procure that Target executes the Stockholders Agreement and the Management Investment Agreement (subject in each case, to approval by the Board of Target).

3.5	Without limitation to the generality of the foregoing, NDS Finance shall:

(a)	enter into the documents relating to the Debt Facilities immediately after execution of this Agreement, and, following the re-registration of Target as a private company, and in any event no earlier that 1 October 2008, use all reasonable endeavours to: (i) satisfy all conditions precedent to the draw down pursuant to the Debt Facilities within its or its controlled Affiliates’ control; and (ii) ensure that all other requirements for draw down within its or its controlled Affiliates’ control are met (including, without limitation, representations being true, covenants being complied with, no event of default being caused which could prevent NDS Finance drawing under the Debt Facilities and satisfying all conditions subsequent);

(b)	make all necessary applications to the Court in connection with the implementation of the NDS Finance Capital Reduction;

(c)	not finalise the documentation relating to the NDS Finance Capital Reduction without obtaining the prior written approval of the Bidcos, News Corporation and NDS Holdco, as to the form and content of such documentation (such approval not to be unreasonably withheld, rendered subject to conditions or delayed);

(d)	submit the NDS Finance Written Resolution to Target for approval;

(e)	procure the publication of the requisite advertisements in relation to the NDS Finance Capital Reduction, and thereafter publish and/or post such other documents and information as the Court may approve or direct from time to time;

(f)	promptly provide the Bidcos, News Corporation and NDS Holdco with a copy (certified as a true copy by any of NDS Finance’s directors or its secretary) of the NDS Finance Written Resolution once passed and the NDS Finance Capital Reduction Court Order once obtained;

(g)	as soon as practicable following the NDS Finance Capital Reduction Hearing (and in any event by no later than the Business Day after that hearing or at such later time as the Bidcos, News Corporation and NDS Finance may agree), cause an office copy of the NDS Finance Capital Reduction Court Order to be filed with the Registrar;

(h)	procure that any Target Operating Companies which have declared dividends in favour of Target and not yet paid such dividends, do not cancel/withdraw them prior to such dividends being paid; and

(i)	following the re-registration of Target as a private company, and in any event no earlier than 1 October 2008, and subject to the First Court Order having become effective, make the necessary draw downs under the Debt Facilities and upon receipt of funds drawn under the Debt Facilities and received pursuant to the Upstream Loans to declare and pay the NDS Finance Dividend to Target for same day value.

3.6	Without limitation to the generality of the foregoing, Target shall: (i) convene and hold the Extraordinary General Meeting in accordance with its memorandum and articles of association and the Acts; (ii) seek leave of the Court to convene and hold the Court Meeting in accordance with the Act and the directions of the Court; and (iii) in particular, but without limitation, save with the consent of the Bidcos, News Corporation and NDS Holdco (such consent not to be unreasonably withheld, rendered subject to conditions or delayed):

(a)	submit the EGM Resolutions and Scheme Resolution for consideration and, if thought fit, approval of its shareholders at the Extraordinary General Meeting and the Court Meeting respectively in each case regardless of the recommendations or any change in the recommendations of the Independent Committee with respect thereto (provided that where any submissions are not recommended by the Independent Committee at the time of submission, all such submissions shall make it clear on the face of the documents that they have been considered but not recommended by the Independent Committee);

(b)	not finalise the Scheme Documentation or seek to amend the Scheme Documentation after the despatch of the Circular;

(c)	use reasonable endeavours to ensure that the quorum requirements of the Act and its articles of association are satisfied with respect to the Extraordinary General Meeting and the Court Meeting; and

(d)	if necessary to implement the Scheme reconvene the Court Meeting, the Extraordinary General Meeting and any other necessary meeting of its shareholders or of any class of its shareholders.

3.7	Target further undertakes:

(a)	to execute the NDS Finance Written Resolution;

(b)	to make all necessary applications to the Court in connection with the implementation of the Scheme;

(c)	to procure the publication of the requisite advertisements in relation to the Scheme, and thereafter publish and/or post such other documents and information as the Court may approve or direct from time to time;

(d)	to keep the Bidcos and News Corporation informed, on a regular basis or as soon as practicable following a request from the Bidcos or News Corporation respectively, of the number of proxy votes received in respect of each of the Scheme Resolution and the EGM Resolutions and the identity of the relevant shareholders;

(e)	following each of the Court Meeting and the Extraordinary General Meeting, subject to the Scheme Resolution and EGM Resolutions having been approved by the requisite majorities at the Court Meeting and the Extraordinary General Meeting respectively, to seek the sanction of the Court to the Scheme by petitioning the Court to grant the First Court Order and the Second Court Order in accordance with the Steps Paper, provided that the obligation on Target to petition the Court to grant the Second Court Order shall be subject to the Bidcos and News Corporation having first each confirmed in writing (the “Confirmations”) (so that such Confirmations are available at the Second Court Hearing) that each has waived (to the extent permitted) or treated as satisfied each of the Conditions other than the Conditions set forth in paragraphs 3 and 6 of Schedule V (an “Outstanding Condition”) (and each of the Bidcos and News Corporation undertake that they will, prior to the Second Court Hearing, provide such Confirmations if, at that time, they are not aware of any fact, matter or circumstance indicating that any of the relevant Conditions are not satisfied or capable of being satisfied);

(f)	promptly to provide the Bidcos and News Corporation with a copy (certified as a true copy by any of Target’s directors or secretary) of each of the Scheme Resolution and the EGM Resolutions once passed and the First Court Order and the Second Court Order once obtained;

(g)	as soon as practicable following each of the First Court Hearing and the Second Court Hearing (and in any event by no later than the Business Day after the relevant hearing or at such later time as Target, News Corporation and the Bidcos may agree), to cause an office copy of each of the First Court Order and the Second Court Order, respectively, to be filed with the Registrar;

(h)	following its re-registration as a private company, and in any event no earlier than 1 October 2008, to distribute and pay the A Share Distribution and the cash portion of the News Distribution (and to issue the News Loan Note to News Corporation pursuant to the News Distribution);

(i)	following its re-registration as a private company, and in any event no earlier than 1 October 2008, to vote in favour of all necessary resolutions to allow NDS Finance and the Target Operating Companies to carry out their obligations under the Debt Facilities including granting guarantees and security as required under the Debt Facilities;

(j)	following its re-registration as a private company, and in any event no earlier than 1 October 2008, to grant security and guarantees as required under the Debt Facilities;

(k)	following its re-registration as a private company, and in any event no earlier than 1 October 2008, to cooperate and provide such assistance as NDS Finance may reasonably require to support the syndication by the lenders of part of the Debt Facilities after the date of this Agreement to other banks, financial institutions or other third parties which hold participations in syndicated loans (such support including the preparation of an information memorandum, providing and using reasonable efforts to cause NDS Finance to provide financial and other information and subject to advice from outside legal counsel, projections to the book runner of the syndication relating to NDS Finance and the Target Group and reasonably deemed necessary by the book runner to enhance the prospects of a successful syndication (subject to any confidentiality restrictions in relation to the provision of such information), making the relevant employees of the Target Group available to participate in presentations to and meetings and telephone calls with potential lenders and arranging, attending and participating in agreed site visits for potential lenders);

(l)	not knowingly do any act, matter or thing or knowingly omit to do any act, matter or thing, which would or is reasonably likely to cause any of the Conditions to not be satisfied; and

(m)	deliver on the Effective Date resignations from the directors constituting the Independent Committee conditional on the Scheme becoming effective in accordance with its terms.

3.8	Without limitation to the generality of the foregoing, NDS Holdco shall (and News Corporation shall exercise its rights as a shareholder of NDS Holdco to procure that NDS Holdco shall):

(a)	vote in favour of the EGM Resolutions at the Extraordinary General Meeting; and

(b)	give such undertakings to be bound by the Scheme as the Court may require.

3.9	Should any supplemental circular or announcement be required to be published or submitted to the Court in connection with any variation or amendment to the Scheme (in each case, a “Supplemental Document”) the parties will provide promptly such co-operation and information (including such information as is necessary for the Supplemental Document to comply with all applicable legal and regulatory provisions) as any other party may reasonably request and is reasonably necessary to finalise and publish promptly such Supplemental Document. Where applicable, the parties will procure that the party which took responsibility for the original document to which the Supplemental Document relates shall also take responsibility for such Supplemental Document.

3.10	The parties agree that Target will be entitled, with the express prior written consent of the Bidcos and News Corporation, to adjourn the Court Meeting and/or the Extraordinary General Meeting if it reasonably considers that such an adjournment would assist the obtaining of the requisite majorities in respect of the Scheme Resolution and/or the EGM Resolutions, as applicable, in which case Target will promptly notify News Corporation, NDS Holdco and the Bidcos of any such proposal and will meet with the Bidcos, News Corporation and NDS Holdco to discuss in good faith an appropriate alternative date.

3.11	Target agrees that the Circular and Proxy Statement shall incorporate a unanimous and unqualified recommendation of the Independent Committee to Scheme Shareholders to vote in favour of the Scheme and the EGM Resolutions, except if, and only to the extent that, the Independent Committee concludes, in good faith, after consultation with, and taking into account the advice of, the Independent Committee Advisers at a meeting of the Independent Committee, that such recommendation should not be given or should be withdrawn, modified or qualified in order to comply with the fiduciary duties of the members of the Independent Committee and on the basis that an extract from the minutes of the relevant meeting of the Independent Committee (certified as a true extract by the Company Secretary of Target) evidencing the conclusion of the Independent Committee and referring to the substance of the legal and financial advice provided to the Independent Committee shall be promptly delivered to the Bidcos, News Corporation and NDS Holdco by Target.

3.12	Target agrees that the Circular and any other documents to be approved and/or executed by Target in connection with the Transaction shall be considered and approved by Target Directors and each Target Director (including those Target Directors who are not members of the Independent Committee) shall be eligible to vote and approve these documents on behalf of Target (subject to any declaration of interest, as applicable, under article 90(7) of the articles of association of Target).

3.13	Without prejudice to its obligations under sub-clause 7.8 if Target wishes to request of the Court, or agree to, any variation of, or amendment to, the Scheme or if NDS Finance wishes to do so in respect of the NDS Finance Capital Reduction, they will only do so after receiving the express prior written consent of the Bidcos and News Corporation (such consent not to be unreasonably withheld, rendered subject to conditions or delayed).

3.14	SEC Filings

(a)	As promptly as reasonably practicable after the SEC indicates that it has no further comments on the Proxy Statement and Schedule 13E-3, Target, acting through the Board will give notice of, convene and hold the Extraordinary General Meeting in accordance with sub-clause 3.6 and the Exchange Act.

(b)

As promptly as reasonably practicable following the date of this Agreement Target shall (i) prepare and file (after the Bidcos, News Corporation and NDS Holdco have had a reasonable opportunity to review and comment on) with the SEC the Proxy Statement and all Other Filings, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings, (iii) as promptly as reasonably practicable prepare and file (after Bidcos, News Corporation and NDS Holdco have had a reasonable opportunity to review and comment on) any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use its reasonable endeavours to have cleared by the SEC and will thereafter mail to its stockholders as promptly as reasonably practicable, the Proxy Statement and all other customary proxy or other materials for meetings such as the Extraordinary General Meeting, (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the shareholders of Target any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Extraordinary General Meeting, and (vi) otherwise use commercially reasonable efforts to comply with all requirements of Law applicable to the Extraordinary General Meeting and the Scheme. In connection with the filing of the Proxy Statement, Target, Bidcos, News Corporation and NDS Holdco will, (a) cooperate in connection with preparation and filing of the Proxy Statement including any appendices thereto, and (b) to (i) concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC the Schedule 13E-3 relating to the Transactions and furnish to each other all information concerning such party as may be reasonably requested in connection with the preparation of the Schedule 13E-3, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will consult with each other prior to providing such response, (iii) as promptly as reasonably practicable after consulting with each other, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) have cleared by the SEC the Schedule 13E-3 and (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the shareholders of Target any supplement or amendment to the Schedule 13E-3 if any event shall occur which requires such action at any time prior to the Extraordinary General Meeting.

(c)	If, at any time prior to the Effective Time, any information relating to Target, the Bidcos, News Corporation or NDS Holdco should be discovered by Target, the Bidcos, News Corporation or NDS Holdco, respectively, which should be set forth in an amendment or supplement to the Proxy Statement, Schedule 13E-3 or the Other Filings, as applicable, so that the Proxy Statement, Schedule 13E-3 and the Other Filings, as applicable, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable Law, Target shall file with the SEC (and, if and to the extent required by applicable Law or the SEC, shall disseminate to the shareholders of Target) an appropriate amendment thereof or supplement thereto describing such information to Target’s shareholders.

(d)	Each of Target, the Bidcos, News Corporation and NDS Holdco shall as soon as reasonably practicable notify the other parties of the receipt of any comments from or other correspondence with the SEC staff with respect to the Proxy Statement, Schedule 13E-3 or the Other Filings and any request by the SEC for any amendment or supplement to the Proxy Statement, Schedule 13E-3 or the Other Filings or for additional information (and promptly deliver a copy of such comments, correspondence or request to the other party).

(e)	Without limiting the generality of the foregoing, each of the Bidcos, News Corporation and NDS Holdco will furnish to Target upon request, any and all information as may be reasonably required to be set forth in the Proxy Statement under the Exchange Act.

3.15	Target shall not allot or issue any shares in its capital between the Scheme Record Time and the time at which the Scheme becomes fully effective.

3.16	Each party shall keep each of the other parties informed reasonably promptly of developments which are, or could reasonably be expected to be, material or potentially material to the fulfillment of the Conditions.

3.17	Each of the parties acknowledges that the Panel has ruled that it does not have jurisdiction in respect of the Scheme Proposal. Notwithstanding this ruling, each of the parties undertakes to each of the other parties to comply with those provisions of the City Code that are set out in Schedule IV as if they applied, subject to such interpretation thereof as the parties may agree from time to time, with such agreement to be absolute, final and binding upon the parties and for all purposes in connection with the Scheme Proposal. Schedule IV sets out an exhaustive list of certain of the provisions of the City Code which the parties have agreed are to apply in the manner described in that Schedule in the conduct and execution of the Scheme Proposal. References in this Agreement to the City Code are to be construed accordingly.

3.18	In particular, but without limitation, each party agrees that it will not seek to rely on any of the Conditions (other than the Fundamental Conditions) or exercise their rights under Clause 13 to terminate this Agreement (other than if there is a failure or breach of any of the Fundamental Conditions), where in analogous circumstances they would not be permitted to do so by the City Code as implemented by the Panel, in particular, but without limitation, by reference to the Panel’s application of Rule 13.4 and statements and rulings of the Panel in respect of that Rule. To the extent necessary to give effect to this sub-clause 3.18, News Corporation and the Bidcos will waive or agree to waive any relevant Condition excluding the Fundamental Conditions.

3.19	News Corporation and NDS Holdco severally undertake to:

(a)	terminate with effect from the Effective Date the cash pooling arrangements which are in place between the News Group and the Target Group and release the guarantees which have been given by certain members of the Target Group to the News Group in respect of such cash pooling arrangements; and

(b)	not acquire any interest in Target which it does not already hold as at the date of this Agreement, or, prior to the Effective Date, transfer any such interest save within the News Group subject to (i) any transferee of the interest assuming the obligations of NDS Holdco in this Agreement as if it were a party to this Agreement in place of or as well as NDS Holdco; and (ii) News Corporation ensuring that NDS Holdco and the transferee remain part of the News Group up to and including the Effective Date.

3.20	Each of the Bidcos severally undertake to:

(a)	provide all deliverables required to be delivered by it or its Affiliates for the purposes of satisfying any conditions precedent to drawdown of the Debt Facilities;

(b)	to the extent that each of them is able to do so, deliver its respective CFC Certificates to News Corporation immediately prior to the Second Court Hearing;

(c)	at any time after satisfaction of the conditions set out in paragraph 2 of the Equity Commitment Letter and upon receipt of written notice from Target, enforce its rights under the Equity Commitment Letter by taking such steps as it deems to be appropriate and are reasonably within its control;

(d)	not materially to vary or amend the terms of the Equity Commitment Letter without the prior written consent of the Target (not to be unreasonably withheld); and

(e)	not acquire any A Shares or ADSs prior to the Effective Date.

3.21	The parties shall respectively take the steps and other actions provided for in Schedule II in relation to the Target Share Schemes. Target undertakes, prior to the distribution of the Circular to the shareholders of Target, to establish an employee benefit trust with a wholly owned special purpose vehicle, for the purposes of acquiring A Shares in accordance with paragraph 3 of Schedule II and to procure that the special purpose vehicle acquires the A Shares as outlined in paragraph 3 of Schedule II. Such special purpose vehicle and Target will become parties to the Management Investment Agreement immediately following the Effective Date by executing deeds of adherence thereto.

3.22	News Corporation undertakes to Target that, in the event that: (i) there is a default by any of the Equity Investors, the Pythagoras HoldCos (as defined in the Equity Commitment Letter) or the Bidcos under their respective obligations under the Equity Commitment Letter; and (ii) News Corporation receives a written request from Target requesting it to take such action, News Corporation shall, enforce its rights against the Equity Investors (as defined in the Cash Confirmation Undertaking) by taking such steps as it deems to be appropriate and are reasonably within its control, under the terms of the Cash Confirmation Undertaking, including, without limitation, under paragraph 2.4 of the Cash Confirmation Undertaking.

4.	Cash Consideration and News Distribution

4.1

The Bidcos shall, subject only to the Scheme becoming fully effective and to the Bidcos being notified in advance of the account details of the relevant paying agent, give irrevocable instructions to make payment of the Bidco Cash Consideration to an appropriate paying agent for same day value (for onward payment to the Scheme Shareholders entitled thereto), by no later than one Business Day following the Effective Date.

Target and the Bidcos shall, in each case subject only to the Scheme becoming fully effective and Target having received the dividends from the Target Operating Companies as referred to in sub-clause 3.5(h) and the NDS Finance Dividend, procure that the relevant paying agent makes payment of the Bidco Cash Consideration and the A Share Distribution (Target having already paid an amount equal to the A Share Distribution to the relevant paying agent) to the Scheme Shareholders entitled thereto in accordance with the Scheme as soon as reasonably practicable after the Effective Date, and in any event by no later than five Business Days following the Effective Date. Target shall pay the News Distribution (including, without limitation, by issuing the News Loan Note to NDS Holdco) in accordance with the Scheme by no later than one Business Day following the Effective Date. The Parties agree that in respect of the portion of the Cash Consideration to be paid to each Manager Investor, amounts may be deducted therefrom in accordance with the provisions of the Management Investment Agreement. The obligations of the Bidcos to pay the Bidco Cash Consideration shall be several.

4.2	If the Equity Investors, as defined in, the Equity Commitment Letter, fail to subscribe for their relevant equity, equity-related instruments or shareholder loan instruments pursuant to the Equity Commitment Letter on or in advance of the Effective Date, the Bidcos undertake to News Corporation and NDS Holdco and Target to jointly enforce their rights under the Equity Commitment Letter to procure such subscriptions, including, without limitation, the delivery of any drawdown requests, and the delivery of any documents (including by way of deed) required to effect such drawdown.

5.	Court Orders

5.1	Notwithstanding any other provision of this Agreement, Target shall not, and shall be under no obligation to, petition the Court to sanction the Scheme and to grant the First Court Order prior to 1 October 2008.

5.2	In the event that the First Court Order is granted but the Second Court Order is not granted or is not registered by the Registrar and the Scheme does not become fully effective, the parties (insofar as they are able to do so) shall promptly take such steps as are necessary to procure that:

(a)	Target is re-registered as a public company in accordance with the applicable requirements of the Acts; and

(b)	any amounts drawn under the Debt Facilities are repaid to the lenders thereof.

6.	Documentation and Stockholders Agreement

6.1	Each of the parties shall promptly provide such reasonable assistance and information and shall co-operate and consult with each other in the preparation and publication of the Circular and any other document or filing which is required or which Target, News Corporation, NDS Holdco or the Bidcos reasonably considers to be necessary or appropriate in accordance with the requirements of the Acts, the Securities Act and the Exchange Act for the purposes of implementing the Transactions in accordance with the provisions of this Agreement and the Announcement.

6.2	News Corporation, NDS Holdco and the Bidcos each agree to enter into the Stockholders Agreement on the Effective Date.

7.	Warranties, Undertakings and Indemnities

7.1	Each of the parties severally warrants to each of the other parties on the date hereof that:

(a)	it has the requisite power and authority to enter into and perform this Agreement;

(b)	this Agreement constitutes the binding obligations of that party in accordance with its terms;

(c)	the execution and delivery of, and performance of that party’s obligations under, this Agreement will not:

(i)	result in a breach of any provision of that party’s constitutional documents;

(ii)	result in a breach of, or constitute a default under, any instrument to which that party is a party or by which it is bound, to an extent that is material in the context of the Transactions; or

(iii)	result in a breach of any order, judgment or decree of any court or governmental agency or any applicable Law or regulation to which that party is a party or by which it is bound.

7.2	News Corporation warrants to the Bidcos on the date hereof that:

(a)	NDS Holdco is the legal and beneficial owner of all of the B Shares and that the entire issued share capital of Target is comprised of 16,187,253 A Shares, the B Shares and the Deferred Shares; and

(b)	the material agreements set out in Schedule VI to this Agreement, each of which are or were once (should that agreement have since elapsed or been terminated) in place between News Corporation (and/or members of its Group) and Target (and/or another member of the Target Group), have been disclosed to the Bidcos.

7.3	Target confirms and undertakes that it has timely filed all reports, proxy statements, registrations statements, forms, schedules and other documents (including all exhibits, schedules and annexes thereto) required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, with the SEC from 1 January 2005 to the date hereof (as amended to date, the “Target SEC Documents”). Target warrants to each of the other parties that, on the date hereof:

(a)	as of their respective dates, or, if amended, as of the date of the last such amendment, the Target SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be. None of the Target SEC Documents at the time they were filed or, if amended, as of the date of such amendment contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, so far as Target is aware, there are no outstanding or unresolved comments from the SEC staff with respect to any of the Target SEC Documents;

(b)	each of the consolidated financial statements (including all related notes) of Target included (or incorporated by reference) in the Target SEC Documents fairly presents in all material respects the consolidated financial position of Target and its consolidated subsidiaries as at the respective dates thereof and their consolidated results of operations and consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to the absence of information or notes not required by US GAAP to be included in interim financial statements, to normal year-end audit adjustments and to any other adjustments described therein including the notes thereto, which are not expected to be material to Target and its subsidiaries taken as a whole) in conformity with US GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC or indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto); and

(c)

except (i) as reflected or reserved against on the consolidated balance sheet of Target (including the notes thereto) included in Target’s Annual Report on Form 10-K for the 12 months ended 30 June 2008, (ii) for liabilities or obligations incurred in the ordinary course of business since 1 July 2008, (iii) liabilities and obligations arising under this Agreement and in relation to the Transaction, (iv) liabilities or obligations which have been discharged or paid in full in the ordinary course of business or which have arisen as a result of the steps set out in the Steps Paper, and (v) liabilities and obligations that would not cause an adverse change or deterioration in the business, assets, financial or trading position or profits or operational performance of the any member of Target Group to an extent which is material in the context of the Wider Target Group (as that term is defined in the Conditions) taken as a whole, neither Target nor any of the Target Group have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by US GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of Target and the Target Group.

7.4	The proxy statement (to which the Circular will be attached as an appendix) (the “Proxy Statement”) relating to the Transactions to be filed by Target with the SEC in connection with seeking the approval of Target’s shareholders to the Transactions and the Schedule 13E-3, as well as any other documents required to be filed by Target with the SEC in connection with the Transactions (collectively, the “Other Filings”), will not, at the time each is filed with the SEC, or, in the case of the Proxy Statement and Schedule 13E-3, at the time it is first mailed to Target’s shareholders or at the time of the Extraordinary General Meeting or at the time of the Court Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Target will cause the Proxy Statement, Schedule 13E-3 and all Other Filings to comply as to form in all material respects with the requirements of the Exchange Act applicable thereto as of the date of such filing. No representation is made by Target with respect to statements made in the Proxy Statement, Schedule 13E-3 or any Other Filings based on information supplied, or required to be supplied, by the Bidcos, News Corporation or NDS Holdco or any of their respective directors, officers, employees, Affiliates, agents or other representatives specifically for inclusion or incorporation by reference therein.

7.5	Except as disclosed in the documents filed with or furnished to the SEC by Target prior to the date of this Agreement, Target warrants to each of the other parties that on the date hereof, except for this Agreement and the Transactions, there are no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, between Target or any member of the Target Group, on the one hand, and Target’s Affiliates (other than members of the Target Group), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

7.6	Reporting Requirements.

(a)	Target warrants to each of the other parties that:

(i)	since 1 January 2005, subject to any applicable grace periods, Target has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

(ii)	Target has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to comply with Rule 13a–15 of the Exchange Act; and

(iii)	Target has disclosed, based on its most recent evaluation prior to the date hereof, to Target’s auditors and the audit committee of the Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect Target’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Target’s internal controls over financial reporting.

(b)	No member of the Target Group other than Target is, or has at any time since 1 January 2005 been, subject to the reporting requirements of Sections 13(a) or 15(d) under the Exchange Act.

7.7	Each of the Bidcos, News Corporation, and NDS Holdco severally but not jointly, warrants to Target that none of the information supplied by it or any of its directors, officers, employees, Affiliates, agents or other representatives expressly for inclusion in (a) the Proxy Statement or Schedule 13E-3 will, on the date the Proxy Statement or Schedule 13E-3 is first sent to Target’s shareholders, at the time of the Extraordinary General Meeting or at the time of the Court Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (b) any of the Other Filings will, on the date any such Other Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

7.8	Target shall conduct its business in the ordinary and usual course consistent with past practice during the Exclusivity Period. Without limitation to the generality of the foregoing and except as contemplated or as reasonably required in connection with the implementation of the Transactions or the performance of this Agreement, or as required or provided by applicable Law, during the Exclusivity Period, Target shall not and shall procure that no other member of the Target Group shall, carry out any of the following actions without having obtained the prior written consent of each of the Bidcos, News Corporation and NDS Holdco (not to be unreasonably withheld, rendered subject to conditions or delayed):

(a)	the alteration of the nature or scope of its business in any way that is material in the context of either the business of the Target Group taken as a whole or the implementation of any of the Transactions;

(b)	save where required by the Target Share Schemes, the variation, creation, increase, reorganisation, consolidation, subdivision, conversion, reduction, redemption, repurchase, redesignation or other alteration of the authorised or issued share or loan capital of Target or any other member of the Target Group or the variation, modification, abrogation or grant of any rights attaching to any such share or loan capital;

(c)	the convening of any general meeting of Target or any other member of the Target Group other than the Meetings or a meeting convened in accordance with sub-clause 3.6;

(d)	save where required by the Target Share Schemes and the NDS Finance Insertion, the entry into or creation by Target or any other member of the Target Group of any agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the creation, allotment, issue, transfer, redemption or repayment of, any shares in the capital of Target or any other member of the Target Group (including, without limitation, an option or right of pre-emption or conversion);

(e)	save where required by the Target Share Schemes and the NDS Finance Insertion, the reduction, capitalisation, repayment or distribution of any amount standing to the credit of the share capital, share premium account, capital redemption reserve or any other reserve of Target or any other member of the Target Group, or the reduction of any uncalled liability in respect of partly paid shares of Target or any other member of the Target Group;

(f)	save where required by the Target Share Schemes, the NDS Finance Insertion or in connection with the Debt Facilities, the alteration, in any material respect, of the memorandum or articles of association or other applicable constitutional document of Target or any other member of the Target Group;

(g)	the alteration of the accounting reference date of Target or any other member of the Target Group or the alteration, in any material respect, of the accounting policies or practices of Target or any other member of the Target Group except as required by Law, to bring in line with the rest of the Target Group or to comply with a new applicable accounting standard;

(h)	except in the ordinary course of business consistent with past practice (including, without limitation, the proposed acquisition of Electracade Limited which has been approved by the board of Target), the entering into, amendment, variation or supplement in any manner materially adverse to Target or any other member of the Target Group or termination of any agreement or arrangement (including, without limitation, any contract or arrangement with any member of the News Group), in any such case which is material in the context of the business of the Target Group as a whole or the implementation of any of the Transactions, including, without limitation, any agreement or arrangement which (i) confers exclusive rights or obligations of any nature whatsoever on any party (ii) involves expenditure on the part of Target or any other member of the Target Group of $10,000,000 or more or has a term of twelve months or more, or (iii) is not terminable by Target or any other relevant member of the Target Group on 90 days’ notice or less without the payment of any penalty;

(i)	the amendment or variation to or termination of any of the Transaction Documents;

(j)	the commencement or settlement of any litigation or arbitration proceedings, in any such case which is material in the context of the business of the Target Group as a whole or the implementation of any of the Transactions, other than any claims by current or former shareholders of Target;

(k)	the creation of any Encumbrance over any uncalled capital of, or any other asset of, Target or any material member of the Target Group or the giving of any guarantee, indemnity or security, or the entry into of any agreement or arrangement having a similar effect by Target or any other material member of the Target Group or the assumption, otherwise than (a) by operation of Law, or (b) in the ordinary course of business as currently conducted by Target or any other material member of the Target Group of any liability, whether actual or contingent, in respect of any obligation of any person, in any such case to an extent which is material in the context of the business of the Target Group as a whole or the implementation of any of the Transactions;

(l)	except in the ordinary course of business, discontinue, amend, dispose of or grant an exclusive licence of any intellectual property rights or fail to maintain any registrations or fail to continue any pending applications for material intellectual property rights, in any such case to an extent which is material in the context of the business of the Target Group as a whole or the implementation of any of the Transactions;

(m)	the entry into of any agreement or facility to obtain any borrowing, advance, credit or finance or any other indebtedness or liability in the nature of borrowing in excess of $10,000,000;

(n)	the taking of any action that would require the approval of the holders of A Shares under Rule 21 of the City Code;

(o)	the entry into of any transaction, agreement, arrangement or understanding between (i) Target or any other member of the Target Group, on the one hand, and (ii) any member of the News Group, on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K;

(p)	the taking by Target or any other member of the Target Group of any step which, to the knowledge of Target, is reasonably likely to have the effect of preventing or materially delaying the satisfying of any of the Conditions;

(q)	the entry into of any Agreement or binding commitment to do any of the actions described in this sub-clause 7.8; and

(r)	the making by or on behalf of Target or any other member of the Target Group of an announcement in relation to any of the actions described in this sub-clause 7.8 or in relation to a proposal to take any such action.

Nothing set forth in this sub-clause 7.8 shall give the Bidcos, directly or indirectly, the right to control or direct the business or operations of Target or any other member of the Target Group prior to the Effective Date. Prior to the Effective Date, Target shall exercise, consistent and subject to with the terms and conditions of this Agreement, complete control and supervision over the business and operations of Target and each of the other members of the Target Group.

7.9	During the Exclusivity Period, Target shall and shall procure that the other members of the Target Group shall:

(a)	furnish the Bidcos, News Corporation and NDS Holdco and their respective Representatives with such financial and operating data and other information with respect to each member of the Target Group as the Bidcos, News Corporation and NDS Holdco may from time to time reasonably request and consistent with the nature and scope of the financial and operating data and other information provided by Target to News Corporation in the ordinary course as at the date of this Agreement; and

(b)	give the Bidcos, News Corporation and NDS Holdco and their respective Representatives reasonable access to such of the books, records and personnel of each member of the Target Group as shall be necessary or desirable to enable the Bidcos, News Corporation and NDS Holdco to prepare for the implementation of the Transactions, in each case without giving rise to any obligation of Target to any third party or which would cause Target to be in breach of any obligation to any third party (other than any immaterial obligation).

7.10	Each of the Bidcos warrants to Target and News Corporation that, as of the date hereof, none of its officers are actually aware of any fact, matter or circumstance which could reasonably be expected to occur, which if it did occur, would prevent it from delivering its CFC Certificate in satisfaction of the Condition set out in paragraph 11 of Schedule V.

7.11	Each of the Bidcos and News Corporation shall not take any step which, to the knowledge of the Bidcos or News Corporation respectively, is reasonably likely to have the effect of preventing or materially delaying the satisfaction of any of the Conditions.

7.12	News Corporation and NDS Holdco undertake to the Bidcos to pay on demand to the Bidcos or as the Bidcos shall otherwise direct a sum equal to each and any Moral Hazard Costs as and when they arise. “Moral Hazard Costs” for this purpose mean each loss, liability, contribution, cost and expense (including, without limitation, each loss, liability, contribution, cost and expense incurred as a result of defending or settling a claim alleging such liability) of any person connected with or an associate of (as defined in section 249 or 435 of the Insolvency Act 1986) Target, other than a member of the News Group or the Target Group, arising in relation to the News Executive Plan pursuant to the issue by the Pensions Regulator of a contribution notice and/or a financial support direction under sections 38 to 51 of the Pensions Act 2004. The Pensions Regulator for these purposes means the Pensions Regulator established under the Pensions Act 2004.

7.13	News Corporation and NDS Holdco undertake to Target to pay on demand to Target a sum equal to each and any Pension Costs as and when they arise. “Pension Costs” for this purpose means each loss, liability, contribution, cost and expense (including, without limitation, each loss, liability, contribution, cost and expense incurred as a result of defending or settling a claim alleging such liability) of Target or the Target Group arising or which may arise, out of or in connection with any liability to make any payment on or after the Effective Date to the News Executive Plan:

(a)	pursuant to the operation of section 75 and/or section 75A of the Pensions Act 1995, but only if and to the extent that (A) is greater than (B) where:

(i)	“(A)” is Target’s “liability share” (as defined in the Employer Debt Regulations);

(ii)	“(B)” is C/D multiplied by the total difference between the value of the assets of the News Executive Plan and the amount of the liabilities of the News Executive Plan (calculated in accordance with Regulation 5(11) of the Employer Debt Regulations) where C is the News Executive Plan liabilities (calculated in accordance with Regulation 5(11) of the Employer Debt Regulations) attributable to Mr Peled and Ms Joan Hendry (also known as Ms Joan Johnson, but herein referred to as Ms Joan Hendry) and D are the News Executive Plan liabilities (calculated in accordance with Regulation 5(11) of the Employer Debt Regulations) attributable to Target and News International Limited; and

(iii)	for the avoidance of doubt, in determining the “liability share” for the purpose of (A) and in determining “D” for the purpose of (B), the liabilities attributed to employers shall include any liabilities attributed under Regulation 6 of the Employer Debt Regulations.

(b)	pursuant to the issue by the Pensions Regulator of a contribution notice and/or a financial support direction under sections 38 to 51 of the Pensions Act 2004; and

(c)	under the trust deed and rules of the News Executive Plan or under any other documentation relevant to the operation of the News Executive Plan but only if and to the extent such liability exceeds ongoing contributions payable by Target in respect of future accrual of benefits in relation to Mr Peled and Ms Joan Hendry pursuant to the current schedule of contributions or any revised rate provided that the revised rate, expressed as a percentage of Mr Peled’s or Ms Joan Hendry’s respective pensionable salary, is no more than the rate applicable to the pensionable salaries of other active members in the News Executive Plan.

7.14	Each of News Corporation and NDS Finance undertake to use their reasonable endeavours to replace the current Master Intercompany Agreement dated 22 November 1999 and entered into between News Corporation and NDS, with a new Master Intercompany Agreement (that is, between News Corporation and NDS Finance) on terms to be agreed between News Corporation and NDS Finance.

8.	Exclusivity

8.1	Subject to sub-clause 8.4, in consideration of the commitment of time, cost, expense and personnel by the Bidcos, News Corporation and their respective Affiliates and of the Bidcos, News Corporation and their respective Affiliates incurring the expense of instructing advisers, in each case for the purpose of investigating, finalising and documenting the Transactions and the financing thereof:

8.1.1	Target warrants and undertakes that, during the Exclusivity Period, neither it nor any other member of the Target Group, or any of their respective Advisers or Representatives, will, directly or indirectly through any other person:

(a)	solicit, initiate, authorise, recommend, facilitate or encourage, participate in, continue or enter into discussions or negotiations or any agreement or arrangement regarding, any Competing Proposal;

(b)	provide or cause to be provided information to any person (other than the Bidcos, News Corporation and their respective Advisers and Representatives) in relation to any Competing Proposal; or

(c)	otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

8.1.2	News Corporation warrants and undertakes that, during the Exclusivity Period, neither it nor any of its Affiliates, or any of their respective Advisers or Representatives, will, directly or indirectly through any other person:

(a)	solicit, initiate, authorise, facilitate or encourage, participate in, continue or enter into discussions or negotiations or any agreement or arrangement regarding, any Competing Proposal;

(b)	provide or cause to be provided information to any person (other than the Bidcos and their Advisers and Representatives) in relation to any Competing Proposal; or

(c)	otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

8.2	During the Exclusivity Period, News Corporation and NDS Holdco as shareholders in NDS Holdco and Target respectively, will vote against any Competing Proposal proposed at shareholder meetings or in proposed shareholder written resolutions of NDS Holdco or Target respectively and not accept or support any Competing Proposal.

8.3	News Corporation and NDS Holdco undertake that they will not, and shall procure that none of their Affiliates shall, exercise any of the change of control rights which are exercisable under any agreements or arrangements between News Corporation and/or any of its Affiliates and Target and/or the Target Group as a result of the Transactions.

8.4	Notwithstanding sub-clause 8.1, Target may engage in discussions or negotiations with, and furnish information concerning the Target Group and its businesses, properties or assets, to a third party which has indicated that it may make an unsolicited Competing Proposal, or recommend a Competing Proposal, if, and only to the extent that, the members of the Independent Committee concludes, in good faith, after consultation with, and taking into account the advice of the Independent Committee Advisers their legal and financial advisers at a meeting of the Independent Committee, that the failure to take such action would be in breach of their fiduciary duties or would violate their obligations under this Agreement, the Act or the 1985 Act.

8.5	Target agrees, if requested by the Bidcos or News Corporation and to the extent requested, subject to the members of the Independent Committee concluding, in good faith, and after consultation with, and taking into account the advice of the Independent Committee Advisers that to take such action would not be in breach of their fiduciary duties, to disclose to the Bidcos and News Corporation as soon as practicable:

(a)	the price, form of consideration and identity of the offeror, in relation to any approach made relating to a Competing Proposal;

(b)	the fact that the Board (or any committee thereof including the Independent Committee) is considering such Competing Proposal with details of the price, form of consideration and identity of offeror; and

(c)	any changes in the price, form of consideration and identity of offeror in relation to any Competing Proposal details of which have already been notified to the Bidcos and News Corporation.

9.	Employees

The parties have agreed the arrangements set out in Schedule II with respect to certain employee related matters.

10.	Announcement

10.1	Without prejudice to the provisions of Clause 8, during the Exclusivity Period, the parties shall, subject to the requirements of applicable Law or any Relevant Authority, consult together as to the terms of, the timetable for and manner of publication of, any announcement, circular or publication to shareholders, employees, customers, suppliers, distributors and sub-contractors and to any Relevant Authority or to the media or otherwise which any party may desire or be obliged to make regarding the Transactions, except in connection with any dispute between the parties regarding this Agreement or the Transactions.

10.2	Except where required by any applicable Law, none of the parties will make any announcement about the implementation of the Transactions or any matters arising in relation to or in connection with the Transactions or about any discussions between the parties concerning any of the foregoing, without the prior consent of (in the case of an announcement by Target, News Corporation or NDS Holdco) the Bidcos and (in the case of an announcement by the Bidcos, News Corporation or NDS Holdco) Target and (in the case of an announcement by the Bidcos or Target) News Corporation and NDS Holdco acting jointly (such consent in each case not to be unreasonably withheld, rendered subject to conditions or delayed), except in connection with any dispute between the parties regarding this Agreement or the Transactions.

11.	Assignment

This Agreement is personal to the parties to it and may not be assigned (nor may a party purport to assign it) in whole or in part, nor may any party transfer or create any trust in respect of, or purport to transfer or create any trust in respect of, a right or obligation under this Agreement.

12.	Time of the Essence

Any time, date or period referred to in any provision of this Agreement may be extended by mutual agreement between Target, News Corporation and the Bidcos but as regards any time, date or period originally fixed or any time, date or period so extended, time shall be of the essence.

13.	Termination

13.1	Subject to sub-clause 13.3 and notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated as follows:

(a)	by the mutual consent (in writing) of the Bidcos, News Corporation, NDS Holdco and Target at any time prior to the granting of the Second Court Order;

(b)	by either of the Bidcos or News Corporation acting in their absolute discretion if there is a failure or breach of any of the Fundamental Conditions set out in paragraphs 1 to 8 or 13 of Schedule V, and by News Corporation acting in its absolute discretion if there is a failure or breach of either of the Fundamental Conditions set out in paragraphs 10 and 11 of Schedule V; or

(c)	by any of the Bidcos, News Corporation, NDS Holdco or Target upon written notice to the other parties if the Effective Date shall not have occurred on or before the Long Stop Date.

13.2	Except for the provisions of this Agreement which are expressly provided to survive termination and without prejudice to any liability of any party in respect of any antecedent wilful and material breach hereof or to any accrued rights of any party hereto, if this Agreement is terminated pursuant to this Clause 13 this Agreement shall terminate (save for Clauses 10, 14, 15, 17, 18, 19, 20 and 21 which will survive termination) and there shall be no other liability on the part of any of the parties hereto to any of the other parties. No representation or warranty contained in this Agreement shall survive the time, if any, at which the Scheme becomes fully effective.

13.3	Termination of this Agreement shall be without prejudice to any rights any party may have in respect of any prior breach hereof.

14.	Fees and Costs

14.1	If the Scheme becomes fully effective, the costs associated therewith shall be borne in the manner separately agreed between the Bidcos, News Corporation and NDS Holdco.

14.2	If the Scheme fails to become fully effective, each party will bear its own legal, accountancy and other costs and expenses incurred in connection with the negotiation, preparation and implementation of this Agreement and any other agreement incidental to or referred to in this Agreement and the implementation of the Transactions, except that News Corporation and the Bidcos will equally bear the cost of counsel to the lenders for preparation of the documents for the Debt Facilities.

15.	Waiver/Amendment

15.1	There shall be no waiver of any term, provision or condition of this Agreement unless such waiver is in writing and signed by the waiving party.

15.2	No relaxation, forbearance, indulgence or delay (together “indulgence”) of any party in exercising any right, power or privilege hereunder shall be construed as a waiver thereof and shall not effect the ability of that party subsequently to exercise that right, power or privilege or to pursue any remedy, nor shall any indulgence constitute a waiver of any other right, power or privilege, nor will any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

15.3	No amendment, change or addition to this Agreement shall be effective or binding on any party unless reduced to writing and executed by all of the parties to this Agreement.

16.	Directors’ and Officers’ Insurance

Until the sixth anniversary of the Effective Date, the Bidcos and News Corporation shall not vote in favour of or approve any proposal to amend, modify or repeal the provisions for indemnification of directors or officers contained in the articles of association of Target or any other member of the Target Group as of the date of this Agreement or otherwise in such a manner as would adversely affect the rights of any individual who shall have served as a director or officer of Target or any other member of the Target Group before the Effective Date to be indemnified by Target or such other member of the Target Group (as the case may be) in respect of their serving in such capacities before the Effective Date, save to the extent that such amendment is required by applicable Law.

17.	Invalidity

If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

18.	Notices

18.1	Any notice or other communication to be given under this Agreement shall be in writing, shall be deemed to have been duly served on, given to or made in relation to a party if it is left at the authorised address of that party, posted by first class mail (or airmail if abroad) addressed to that party at such address, or sent by electronic mail to the email address set out in sub-clause 18.3 (or such other number as may be notified to the parties) and shall if:

(a)	personally delivered, be deemed to have been received at the time of delivery;

(b)	posted to an inland address in the United Kingdom, be deemed to have been received on the second Business Day after the date of posting and if posted to an overseas address, be deemed to have been received on the fifth Business Day after the date of posting; or

(c)	sent by electronic mail, be deemed to have been received upon verbal confirmation of receipt by the recipient (to the sender) of the electronic mail,

provided that where, in the case of delivery by hand or electronic mail, delivery or transmission occurs after 6.00 pm on a Business Day or on a day which is not a Business Day, receipt shall be deemed to occur at 9.00 am on the next following Business Day.

18.2	For the purposes of this Clause 18 the authorised address of each party shall be the address set out at the head of this Agreement or such other address (and details) as that party may notify to the others in writing from time to time in accordance with the requirements of this Clause 18.

18.3	Any notice or other communication will, in the case of service by electronic mail, be sent to the recipient using the following electronic mail addresses (or such other electronic mail address as may from time to time be notified in writing to the recipient to the sender as being the recipient’s electronic mail address for service):

Bidco 1:	282, route de Longwy L-1940 Luxembourg severine.michel@permira.com Attention: Séverine Michel with a copy to: Permira Advisers LLP 20 Southampton Street London WC2E7QH ian.sellars@permira.com Attention: Ian Sellars

Bidco 2:	282, route de Longwy L-1940 Luxembourg severine.michel@permira.com Attention: Séverine Michel with a copy to: Permira Advisers LLP 20 Southampton Street London WC2E7QH ian.sellars@permira.com Attention: Ian Sellars

Target:	NDS Group plc One Heathrow Boulevard 286 Bath Road West Drayton Middlesex UB7 0DQ ilevin@nds.com Attention: Ismat Levin with a copy to: Weil, Gotshal & Manges One South Place London EC2M 2WG michael.francies@weil.com Attention: Michael Francies and to:

Weil, Gotshal & Manges 767 Fifth Avenue New York, NY 10153 danielle.do@weil.com frederick.green@weil.com Attention: Frederick Green, and Danielle Do

NDS Finance:	NDS Finance Limited One Heathrow Boulevard 286 Bath Road West Drayton Middlesex UB7 0DQ pkoussios@nds.com Attention: Pyrros Koussios with a copy to: Weil, Gotshal & Manges One South Place London EC2M 2WG michael.francies@weil.com Attention: Michael Francies and to:

Weil, Gotshal & Manges 767 Fifth Avenue New York, NY 10153 danielle.do@weil.com frederick.green@weil.com Attention: Frederick Green, and Danielle Do

News Corporation:	News Corporation 1211 Avenue of Americas New York, NY 10036 United States JNova@newscorp.com LJacobs@newscorp.com Attention: Group General Counsel with a copy to:
Skadden, Arps, Slate, Meagher and Flom LLP Four Times Square New York, NY 10036 United States Lou.Kling@skadden.com Howard.Ellin@skadden.com Attention: Lou R. Kling and Howard L. Ellin and to:

Skadden, Arps, Slate, Meagher and Flom (UK) LLP

40 Bank Street

Canary Wharf, London

E14 5DS, United Kingdom

United States

michael.hatchard@skadden.com

john.adebiyi@skadden.com

Attention: Michael Hatchard and John Adebiyi

NDS Holdco:	NDS Holdco Inc c/o News Corporation 1211 Avenue of Americas New York, NY 10036 United States JNova@newscorp.com LJacobs@newscorp.com Attention: Group General Counsel with a copy to:
Skadden, Arps, Slate, Meagher and Flom LLP Four Times Square New York, NY 10036 United States Lou.Kling@skadden.com Howard.Ellin@skadden.com Attention: Lou R. Kling and Howard L. Ellin and to:

Skadden, Arps, Slate, Meagher and Flom (UK) LLP

40 Bank Street

Canary Wharf, London

E14 5DS, United Kingdom

United States

michael.hatchard@skadden.com

john.adebiyi@skadden.com

Attention: Michael Hatchard and John Adebiyi

19.	General

19.1	Save where expressly provided, the obligations of each party are several in respect of itself only and not joint and several. Each of the parties shall, and shall use all reasonable efforts to procure that any other person shall, do and execute and perform all such further deeds, documents, assurances, acts and things as may reasonably be required to give effect to such party’s obligations under this Agreement.

19.2	No person who is not a party to this Agreement shall have any rights under the Contracts (Right of Third Parties) Act 1999 to enforce any term of this Agreement.

19.3	This Agreement may be executed in any number of counterparts but shall not be effective until each party has executed at least one counterpart. Each counterpart when executed and delivered shall be an original, but all of which when taken together shall constitute a single instrument.

19.4	No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by Law or under this Agreement shall affect that right, power or remedy or operate as a waiver of it. The single or partial exercise of any right, power or remedy provided by Law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

19.5	Nothing in this Agreement and no action taken by the parties under this Agreement shall constitute a partnership, association, joint venture or other co-operative entity between the parties.

19.6	A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

19.7	The invalidity, illegality or unenforceability of a provision of this Agreement does not affect or impair the continuation in force of the remainder of this Agreement.

19.8	If any provision of this Agreement (or party of any provision) is found by any court or other authority of competent jurisdiction to be invalid, illegal or unenforceable, that provision or part-provision shall, to the extent required, be deemed not to form part of this Agreement, and the validity and enforceability of the other provisions of this Agreement shall not be affected.

19.9	Each party acknowledges that in entering into this Agreement it is not relying upon any pre-contractual statement that is not set out in this Agreement.

19.10	No party shall have any right of action against any other party to this Agreement arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in this Agreement. Nothing in this Clause 19 shall limit the liability of any party in respect of fraud.

19.11	For the purposes of this Clause 19, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any person at any time before the date of this Agreement and this Agreement shall be deemed to refer to this Agreement any other agreement or arrangement entered into in connection with this Agreement and the confidentiality agreement entered into between Permira Advisers LLP, News Corporation and Target.

19.12	For the avoidance of doubt, solely for US federal income tax purposes, the parties agree that (i) the transactions contemplated by sub-clause 4.1 shall be treated as a part-sale (to the extent of the Bidco Cash Consideration) and a part-cancellation (to the extent of the A Share Distribution) such that taken together the Scheme Shares are completely cancelled and (ii) the News Distribution shall be treated as a payment by Target in redemption of certain B Shares held by NDS Holdco.

20.	Service of process

20.1	Each of the Bidcos irrevocably appoints Clifford Chance Secretaries Limited of 10 Upper Bank Street, London, E14 5JJ United Kingdom, as its agent under this Agreement for service of process in any proceedings before the English courts in connection with the Transactions.

20.2	Each of News Corporation and NDS Holdco irrevocably appoints News International Limited of 1 Virginia Street, London, E98 1XY United Kingdom, as its agent under this Agreement for service of process in any proceedings before the English courts in connection with the Transactions.

20.3	If any person appointed as process agent under this clause 20 is unable for any reason to so act, the appointer of that process agent must, within 10 Business Days of such event taking place, appoint another agent on terms acceptable to the other parties to this Agreement (acting reasonably).

20.4	The parties agree that failure by a process agent to notify its principal of any process will not invalidate the relevant proceedings.

20.5	This clause 20 does not affect any other method of service allowed by law.

21.	Governing Law

21.1	This Agreement (together with all documents to be entered into pursuant to it which are not expressed to be governed by another law) shall be governed by, construed and take effect in accordance with English law.

21.2	The courts of England shall have exclusive jurisdiction to settle any claim, legal action proceedings, dispute or matter of difference which may arise out of or in connection with this Agreement (including without limitation claims for set-off or counterclaim) or the legal relationships established by this Agreement (“Proceedings”), and each of the parties irrevocably submits to such jurisdiction and waives any objection to any Proceedings in such courts or on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

AS WITNESS WHEREOF the hands of the parties or their duly authorised representatives the day and year first above written.

SIGNED by                                       )

Nuclobel Lux 1 S.àr.l                         )

SIGNED by                                       )

Nuclobel Lux 2 S.àr.l                         )

SIGNED by                                       )

NDS Group Plc                                  )

SIGNED by                                       )

NDS Finance Limited                        )

SIGNED by                                       )

News Corporation                              )

SIGNED by                                       )

NDS Holdco Inc.                               )

APPENDIX D

/*\ FOLD AND DETACH HERE AND READ THE REVERSE SIDE /*\

PROXY

NDS GROUP PLC

ONE HEATHROW BOULEVARD, 286 BATH ROAD

WEST DRAYTON, MIDDLESEX UB7 0DQ, ENGLAND, U.K.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [    ] and [    ], jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the ordinary shares of NDS Group plc which the undersigned is entitled to vote at the Court Meeting to be held on [insert date], 2008 and at any adjournments thereof.

(Continued and to be signed on the reverse side)

NDS GROUP PLC

PROXY FOR COURT MEETING

NDS GROUP PLC encourages you to vote your shares electronically through the internet. This will eliminate the need to return your proxy card. If you wish to vote by internet, have your proxy card in hand. You will be asked to enter a proxy control number which is located in the lower right hand corner of your proxy card.

TO VOTE BY INTERNET:

Log on to the internet and go to the website [http://www.eproxyvote.com/nds] and follow the instructions on the screen.

Shares may be voted by internet 24 hours a day, 7 days a week until 5:30 p.m. (London time) 2008, the day before the Court Meeting.

If you vote by internet, there is no need to return your proxy card by mail.

TO VOTE BY MAIL:

Mark, sign and date the proxy card below. Detach the card and return it in the envelope provided.

IF YOU ARE NOT VOTING BY INTERNET, DETACH PROXY CARD AND RETURN.

/*\ FOLD AND DETACH HERE AND READ THE REVERSE SIDE /*\

PROXY

Please mark : your votes like this

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted “FOR” the proposal to adopt the Scheme. The Board of Directors recommends a vote FOR the following Proposal:

	FOR	AGAINST	ABSTAIN
1. PROPOSAL TO approve the Scheme, dated as of [insert date], 2008.	☐	☐	☐	Please date and sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Date , 200
Signature
Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

FORM OF PROXY CARD FOR SERIES A ORDINARY SHARES

NDS GROUP PLC

ONE HEATHROW BOULEVARD, 286 BATH ROAD

WEST DRAYTON, MIDDLESEX UB7 0DQ, ENGLAND, U.K.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Messrs. [    ] and [    ], jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the series A ordinary shares of NDS Group plc which the undersigned is entitled to vote on an as converted basis at the Extraordinary General Meeting to be held on [insert date], 2008 and at any adjournments thereof.

The Board of Directors recommends a vote FOR the following Proposal:

1.	PROPOSAL TO approve the Scheme, dated as of [insert date], 2008

FOR ☐	AGAINST	☐	ABSTAIN	☐
(Continued and to be signed on the reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted “FOR” the proposal to adopt the Scheme.

Please date and sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date , 2008

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

APPENDIX E

/*\ FOLD AND DETACH HERE AND READ THE REVERSE SIDE /*\

PROXY

NDS GROUP PLC

ONE HEATHROW BOULEVARD, 286 BATH ROAD

WEST DRAYTON, MIDDLESEX UB7 0DQ, ENGLAND, U.K.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [    ] and [    ], jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the ordinary shares of NDS Group plc which the undersigned is entitled to vote at the Extraordinary General Meeting of Stockholders to be held on [insert date], 2008 and at any adjournments thereof.

(Continued and to be signed on the reverse side)

NDS GROUP PLC

PROXY FOR EXTRAORDINARY GENERAL MEETING

NDS GROUP PLC encourages you to vote your shares electronically through the internet. This will eliminate the need to return your proxy card. If you wish to vote by internet, have your proxy card in hand. You will be asked to enter a proxy control number which is located in the lower right hand corner of your proxy card.

TO VOTE BY INTERNET:

Log on to the internet and go to the website [http://www.eproxyvote.com/nds] and follow the instructions on the screen.

Shares may be voted by internet 24 hours a day, 7 days a week until 5:30 p.m. (London time) 2008,

the day before the Extraordinary General Meeting.

If you vote by internet, there is no need to return your proxy card by mail.

TO VOTE BY MAIL:

Mark, sign and date the proxy card below. Detach the card and return it in the envelope provided.

IF YOU ARE NOT VOTING BY INTERNET, DETACH PROXY CARD AND RETURN.

/*\ FOLD AND DETACH HERE AND READ THE REVERSE SIDE /*\

PROXY

Please mark : your votes like this

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted “FOR” the proposal to approve Scheme. The Board of Directors recommends a vote FOR the following Proposal:

	FOR	AGAINST	ABSTAIN
1. PROPOSAL TO approve the additional resolutions required to implement the Scheme, dated as of [insert date], 2008.	☐	☐	☐	Please date and sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Date , 200
Signature
Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

E-2

FORM OF PROXY CARD FOR ORDINARY SHARES

NDS GROUP PLC

ONE HEATHROW BOULEVARD, 286 BATH ROAD

WEST DRAYTON, MIDDLESEX UB7 0DQ, ENGLAND, U.K.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Messrs. [    ] and [    ], jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the series A ordinary shares of NDS Group plc which the undersigned is entitled to vote on an as converted basis at the Extraordinary General Meeting to be held on [insert date], 2008 and at any adjournments thereof.

The Board of Directors recommends a vote FOR the following Proposal:

1.	PROPOSAL TO approve the Scheme, dated as of [insert date], 2008

FOR ☐	AGAINST	☐	ABSTAIN	☐
(Continued and to be signed on the reverse side)

E-3

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted “FOR” the proposal to adopt the Scheme.

Please date and sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date , 2008

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

E-4